Exhibit 4

EXECUTION VERSION

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.,
Depositor

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,
Master Servicer

TORCHLIGHT LOAN SERVICES, LLC,
Special Servicer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
Trustee and Paying Agent

and

PENTALPHA SURVEILLANCE LLC,
Senior Trust Advisor

POOLING AND SERVICING AGREEMENT

Dated as of
September 1, 2011

J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5
Commercial Mortgage Pass-Through Certificates

Series 2011-C5

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

Section 1.01	Defined Terms	4
Section 1.02	Certain Calculations	74

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01	Conveyance of Mortgage Loans	75
Section 2.02	Acceptance by Trustee	80
Section 2.03	Representations, Warranties and Covenants of the Depositor; Mortgage Loan Seller’s Repurchase or Substitution of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties	84
Section 2.04	Execution of Certificates; Issuance of Uncertificated Lower Tier Interests	90
Section 2.05	Creation of the Grantor Trust	91

ARTICLE III

ADMINISTRATION AND
SERVICING OF THE TRUST FUND

Section 3.01	Master Servicer To Act as Master Servicer; Special Servicer To Act as Special Servicer; Administration of the Mortgage Loans	91
Section 3.02	Collection of Mortgage Loan Payments	95
Section 3.03	Collection of Taxes, Assessments and Similar Items; Servicing Accounts	98
Section 3.04	The Certificate Account, the Lower Tier REMIC Distribution Account, the Upper Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain on Sale Reserve Account	101
Section 3.05	Permitted Withdrawals from the Certificate Account and the Distribution Accounts	106
Section 3.06	Investment of Funds in the Certificate Account and the REO Account	111
Section 3.07	Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage	113
Section 3.08	Enforcement of Due on Sale Clauses; Assumption Agreements	118

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-ii-

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EXHIBITS

Exhibit A-1	Form of Class A-1 Certificate
Exhibit A-2	Form of Class A-2 Certificate
Exhibit A-3	Form of Class A-3 Certificate
Exhibit A-4	Form of Class A-SB Certificate
Exhibit A-5	Form of Class X-A Certificate
Exhibit A-6	Form of Class X-B Certificate
Exhibit A-7	Form of Class A-S Certificate
Exhibit A-8	Form of Class B Certificate
Exhibit A-9	Form of Class C Certificate
Exhibit A-10	Form of Class D Certificate
Exhibit A-11	Form of Class E Certificate
Exhibit A-12	Form of Class F Certificate
Exhibit A-13	Form of Class G Certificate
Exhibit A-14	Form of Class NR Certificate
Exhibit A-15	Form of Class R Certificate
Exhibit A-16	Form of Class Z Certificate
Exhibit B	Mortgage Loan Schedule
Exhibit C	Form of Investment Representation Letter
Exhibit D-1	Form of Transferee Affidavit
Exhibit D-2	Form of Transferor Letter
Exhibit E	Form of Request for Release

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Exhibit F-1	Form of ERISA Representation Letter regarding ERISA Restricted Certificates
Exhibit F-2	Form of ERISA Representation Letter regarding Class R and Class Z Certificates
Exhibit G	Form of Statement to Certificateholders
Exhibit H	Form of Omnibus Assignment
Exhibit I	Form of Transfer Certificate for Rule 144A Book-Entry Certificate to Temporary Regulation S Book-Entry Certificate during Restricted Period
Exhibit J	Form of Transfer Certificate for Rule 144A Book-Entry Certificate to Regulation S Book-Entry Certificate after Restricted Period
Exhibit K	Form of Transfer Certificate for Temporary Regulation S Book-Entry Certificate to Rule 144A Book-Entry Certificate during Restricted Period
Exhibit L	Form of Transfer Certificate for Temporary Regulation S Book-Entry Certificate to Regulation S Book-Entry Certificate after Restricted Period
Exhibit M	Form of Transfer Certificate for Non-Book Entry Certificate to Temporary Regulation S Book-Entry Certificate
Exhibit N	Form of Transfer Certificate for Non-Book Entry Certificate to Regulation S Book-Entry Certificate
Exhibit O	Form of Transfer Certificate for Non-Book Entry Certificate to Rule 144A Book-Entry Certificate
Exhibit P-1	Form of Investor Certification
Exhibit P-2	Form of Certification for NRSROs
Exhibit P-3	Online Market Data Provider Certification
Exhibit Q	Trustee Certification/Exception Report
Exhibit R	[Reserved.]
Exhibit S	[Reserved.]
Exhibit T	[Reserved.]
Exhibit U	Form of Notice and Certification Regarding Defeasance of Mortgage Loan
Exhibit V	Form of Senior Trust Advisor Annual Report
Exhibit W	Form of Notice from Senior Trust Advisor Recommending Replacement of Special Servicer
Exhibit X	Form of Confidentiality Agreement
Exhibit Y	Form Certification to be Provided with Form 10-K
Exhibit Z-1	Form of Certification to be Provided to Depositor by Paying Agent
Exhibit Z-2	Form of Certification to be Provided to Depositor by Master Servicer
Exhibit Z-3	Form of Certification to be Provided to Depositor by Special Servicer
Exhibit Z-4	Form of Certification to be Provided to Depositor by Trustee
Exhibit Z-5	Form of Certification to be Provided to Depositor by Senior Trust Advisor
Exhibit Z-6	Form of Certification to be Provided to Depositor by Custodian
Exhibit AA	Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit BB	Additional Form 10-D Disclosure
Exhibit CC	Additional Form 10-K Disclosure
Exhibit DD	Form 8-K Disclosure Information
Exhibit EE	Additional Disclosure Notification
Exhibit FF	Servicing and Subservicing Agreements
Exhibit GG	Servicing Function Participants

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Exhibit HH	Form of Annual Compliance Statement
Exhibit II	Form of Report on Assessment of Compliance with Servicing Criteria

SCHEDULES

Schedule 1	Mortgage Loans With Additional Debt
Schedule 2	Class A-SB Planned Principal Balance Schedule

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This Pooling and Servicing Agreement is dated and effective as of September 1, 2011, among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and as Paying Agent, and Pentalpha Surveillance LLC, as Senior Trust Advisor.

PRELIMINARY STATEMENT:

The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple classes (each, a “Class”), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the “Trust Fund”) to be created hereunder, the primary assets of which will be a pool of commercial mortgage loans.  As provided herein, the Paying Agent shall elect or shall cause an election to be made to treat designated portions of the Trust Fund (exclusive of the Excess Interest, the Excess Interest Distribution Account and the proceeds thereof) for federal income tax purposes as two separate real estate mortgage investment conduits (the “Upper-Tier REMIC” and the “Lower-Tier REMIC” as described herein).

In addition, the parties intend that the portion of the Trust Fund consisting of the Excess Interest, the Excess Interest Distribution Account and the proceeds thereof shall be treated as a grantor trust under subpart E, part I of subchapter J of the Code for federal income tax purposes.  As provided herein, the Trustee shall take all actions expressly required hereunder to ensure that the portion of the Trust Fund consisting of the Grantor Trust maintains its status as a grantor trust under federal income tax law and not be treated as part of the Lower-Tier REMIC or Upper-Tier REMIC.  The Class Z Certificates shall represent undivided beneficial interests in the Grantor Trust.

LOWER-TIER REMIC

The Class LA1, Class LA2, Class LA3, Class LASB, Class LAS, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG and Class LNR Uncertificated Interests will evidence “regular interests” in the Lower-Tier REMIC created hereunder.  The Lower-Tier REMIC also will issue the uncertificated Class LR Interest, which is the sole Class of “residual interest” in the Lower-Tier REMIC for purposes of the REMIC Provisions and is represented by the Class R Certificates.

The following table sets forth the Original Lower-Tier Principal Amounts and per annum rates of interest for the Uncertificated Lower-Tier Interests, the Original Certificate Balance and the Class LR Interest:

Class Designation	Interest Rate or Initial Pass-Through Rate	Original Lower-Tier Principal Amount or Certificate Balance
Class LA1	(1)	$49,765,000
Class LA2	(1)	$199,727,000
Class LA3	(1)	$405,850,000
Class LASB	(1)	$65,448,000
Class LAS	(1)	$86,237,000
Class LB	(1)	$51,485,000
Class LC	(1)	$39,901,000
Class LD	(1)	$65,644,000
Class LE	(1)	$12,871,000
Class LF	(1)	$9,010,000
Class LG	(1)	$16,732,000
Class LNR	(1)	$27,029,910
Class LR	None(2)	None

(1)	The interest rate for such Class of Uncertificated Lower-Tier Interests on any Distribution Date shall be the Weighted Average Net Mortgage Rate for such Distribution Date.

(2)
The Class LR Interest (evidenced by the Class R Certificates) will not have a Certificate Balance or Notional Amount, will not bear interest and will not be entitled to distributions of Yield Maintenance Charges.  Any Available Distribution Amount remaining in the Lower-Tier REMIC Distribution Account after distributing the Lower-Tier Distribution Amount will be deemed distributed to the Class LR Interest and shall be payable to the Holders of the Class R Certificates.

UPPER-TIER REMIC

The Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates will evidence “regular interests” in the Upper-Tier REMIC created hereunder.  The Upper-Tier REMIC also will issue the uncertificated Class UR Interest, which is the sole Class of “residual interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions and is represented by the Class R Certificates.

THE CERTIFICATES

The following table sets forth the designation, the pass-through rate (the “Pass-Through Rate”) and the aggregate initial principal amount (the “Original Certificate Balance”) or Notional Amount (the “Original Notional Amount”), as applicable, for each Class of Certificates, all of which comprise interests in the Lower-Tier REMIC, the Upper-Tier REMIC and the Grantor Trust as set forth in this Agreement:

Class Designation	Initial Pass-Through Rate	Original Certificate Balance or Notional Amount
Class A-1 Certificates	1.6001%	$49,765,000
Class A-2 Certificates	3.1491%	$199,727,000
Class A-3 Certificates	4.1712%	$405,850,000
Class A-SB Certificates	3.6775%	$65,448,000
Class X-A Certificates	1.4721%(1)	$807,027,000	(2)
Class X-B Certificates	0.3873%(1)	$222,672,910	(2)
Class A-S Certificates	5.3139%	$86,237,000
Class B Certificates	5.3139%	$51,485,000
Class C Certificates	5.3139%	$39,901,000
Class D Certificates	5.3139%	$65,644,000
Class E Certificates	4.0000%	$12,871,000
Class F Certificates	4.0000%	$9,010,000
Class G Certificates	4.0000%	$16,732,000
Class NR Certificates	4.0000%	$27,029,910
Class R Certificates	None(3)	N/A
Class Z Certificates(4)	None(3)	N/A

(1)
The Pass-Through Rate for the Class X-A Certificates will be calculated in accordance with the definition of “Class X-A Pass-Through Rate” and the Pass-Through Rate for the Class X-B Certificates will be calculated in accordance with the definition of “Class X-B Pass-Through Rate”.

(2)
Neither the Class X-A Certificates nor the Class X-B Certificates will have a Certificate Balance; rather, such Classes of Certificates will accrue interest as provided herein on the Class X-A Notional Amount or Class X-B Notional Amount, as applicable.

(3)
Neither the Class R nor the Class Z Certificates will have a Certificate Balance or a Notional Amount, will bear interest or will be entitled to distributions of Yield Maintenance Charges.  Any Available Distribution Amount remaining in the Upper-Tier REMIC Distribution Account, after all required distributions under this Agreement have been made to each Class of Regular Certificates, will be deemed distributed to the Class UR Interest and shall be payable to the Holders of the Class R Certificates.

(4)	The Class Z Certificates are issued by the Grantor Trust.

As of the close of business on the Cut-off Date, the Mortgage Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $1,029,699,910.

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01                      Defined Terms.  Whenever used in this Agreement, including in the Preliminary Statement, the following capitalized terms, unless the context otherwise requires, shall have the meanings specified in this Article.

“10-K Filing Deadline”:  As defined in Section 11.05(a).

“15Ga-1 Notice”:  As defined in Section 2.02(g).

“17g-5 Information Provider”:  The Trustee.

“17g-5 Information Provider’s Website”:  The 17g-5 Information Provider’s internet website, which shall initially be located within the Trustee’s Website (www.ctslink.com), under the “NRSRO” tab on the page relating to this transaction.

“30/360 Mortgage Loans”:  The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

“Acceptable Insurance Default”:  With respect to any Mortgage Loan (other than a Mortgage Loan that expressly requires the Mortgagor to maintain insurance coverage for acts of terrorism (or that expressly requires the Mortgagor to maintain insurance coverage for acts of terrorism but limits the amount that must be spent by the Mortgagor for the related premium)), a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related Mortgagor to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related Mortgagor to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case as to which default the Master Servicer and the Special Servicer may forbear taking any enforcement action, provided that the Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standard and, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided, however, that the Directing Certificateholder will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder, the Special Servicer is not required to do so.  Each of the Master Servicer (at its own expense) and the Special Servicer (at the expense of the Trust Fund) shall be entitled to rely on insurance consultants in making the determinations described above.

“Accrued Certificate Interest”:  With respect to each Distribution Date and each Class of Regular Certificates, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate of such Class of Certificates for such Distribution Date, accrued on the related Certificate Balance (or with respect to the Class X-A Certificates and Class X-B Certificates, the related Notional Amount of such Class) outstanding immediately prior to such Distribution Date (provided, that for interest accrual purposes any distributions in reduction of Certificate Balance or Notional Amount or reductions in Certificate Balance or Notional Amount as a result of allocations of Collateral Support Deficit on the Distribution Date occurring in an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period).  Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Accrued Interest From Recoveries”:  With respect to each Distribution Date and any Class of Principal Balance Certificates that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable Advances that were previously reimbursed to the Master Servicer or Trustee, as applicable, from the general principal collections, an amount equal to interest at the Pass-Through Rate applicable to that Class for the applicable Interest Accrual Periods on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support Deficit was allocated to such Class as a result of the reimbursement of Nonrecoverable Advances from the Trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

“Act”:  The Securities Act of 1933, as it may be amended from time to time.

“Actual/360 Mortgage Loans”:  The Mortgage Loans to the extent indicated as such in the Mortgage Loan Schedule.

“Additional Debt”:  With respect to any Mortgage Loan, any debt owed by the related Mortgagor to a party other than the lender under such Mortgage Loan that is secured by the related Mortgaged Property as of the Closing Date as set forth on Schedule 1 hereto, as increased or decreased from time to time pursuant to the terms of the related subordinate loan documents (including any Intercreditor Agreement or subordination agreement).

“Additional Disclosure Notification”:  The form of notification to be included with any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information which is attached hereto as Exhibit EE.

“Additional Exclusions”:  Exclusions in addition to those customarily found in the insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001.

“Additional Form 10-D Disclosure”:  As defined in Section 11.04.

“Additional Form 10-K Disclosure”:  As defined in Section 11.05.

“Additional Servicer”:  Each Affiliate of the Master Servicer, the Special Servicer or the Mortgage Loan Seller that services any of the Mortgage Loans and each Person who is not an Affiliate of the Master Servicer, other than the Special Servicer, who services 10% or more of the Mortgage Loans by unpaid principal balance as of any date of determination pursuant to Article XI.  As of the Closing Date, KeyCorp Real Estate Capital Markets, Inc. is an Additional Servicer.

“Administrative Cost Rate”:  As of any date of determination and with respect to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate, the Trustee Fee Rate and the Senior Trust Advisor Fee Rate, in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan and in the same manner as interest is calculated on such Mortgage Loan.

“Advance”:  Any P&I Advance or Servicing Advance.

“Adverse REMIC Event”:  As defined in Section 10.01(f).

“Affiliate”:  With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement”:  This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“Anticipated Repayment Date”:  With respect to each Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

“Applicable State and Local Tax Law”:  For purposes hereof, the Applicable State and Local Tax Law shall be (a) the tax laws of the State of New York; and (b) such other state or local tax laws whose applicability shall have been brought to the attention of the Trustee and the Paying Agent by either (i) an Opinion of Counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state or local tax laws.

“Appraisal”:  An appraisal prepared by an Independent MAI appraiser with at least five years experience in properties of like kind and in the same area, prepared in accordance with 12 C.F.R. 225.64, or, in connection with an Appraisal Reduction, a valuation meeting the requirements of clause (b)(i)(A)(2) in the definition of Appraisal Reduction.

“Appraisal Reduced Interest”:  With respect to any Mortgage Loan, accrued and unpaid interest at the related Mortgage Rate that is not advanced by the Master Servicer or Trustee solely due to the reduction of the interest portion of the related P&I Advance pursuant to Section 4.03(e) hereof.

“Appraisal Reduction”:  For any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the Special Servicer, based upon the value determined by the Special Servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing

Certificateholder), as of the first Determination Date that is at least 10 Business Days following the date on which the Special Servicer receives an Appraisal or conducts a valuation described below, equal to the excess of (a) the Stated Principal Balance of that Mortgage Loan over (b) the excess of (i) the sum of (A) 90% of the Appraised Value of the related Mortgaged Property as determined (1) by one or more Appraisals with respect to any Mortgage Loan, with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Master Servicer as an Advance) or (2) by an internal valuation performed by the Special Servicer with respect to any Mortgage Loan, with an outstanding principal balance less than $2,000,000, minus, with respect to any Appraisals, such downward adjustments as the Special Servicer may make (without implying any obligation to do so) based upon its review of the Appraisal and any other information it deems relevant and (B) all escrows, letters of credit and reserves in respect of such Mortgage Loan, as of the date of calculation over (ii) the sum of, as of the Due Date occurring in the month of the date of determination, (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest due on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (B) all Advances on the related Mortgage Loan not reimbursed from proceeds of such Mortgage Loan and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan, and (C) all currently due and unpaid real estate taxes, assessments, insurance premiums, ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that Mortgage Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, Special Servicer or the Trustee, as applicable); provided, however, without limiting the Special Servicer’s obligation to order and obtain such Appraisal or perform such valuation, if the Special Servicer has not obtained an Appraisal or performed such valuation, as applicable, referred to above within 60 days of the Appraisal Reduction Event (or with respect to the Appraisal Reduction Events set forth in clauses (i) and (vi) of the definition of Appraisal Reduction Event, within 120 days (in the case of clause (i)) or 90 days or 120 days, as applicable (in case of clause (vi)) after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction shall be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until such time as such appraisal or valuation referred to above is received and the Appraisal Reduction is calculated.  Within 60 days after the Appraisal Reduction Event, the Special Servicer shall order and use reasonable best efforts to receive an Appraisal (the cost of which shall be paid by the Master Servicer as a Servicing Advance); provided, further, however, that with respect to an Appraisal Reduction Event as set forth in clause (i) of the definition of Appraisal Reduction Event, the Special Servicer shall order and use reasonable best efforts to receive such Appraisal within the 120-day period set forth in such clause (i), and with respect to an Appraisal Reduction Event as set forth in clause (vi) of the definition of Appraisal Reduction Event, the Special Servicer shall order and use reasonable best efforts to receive such Appraisal within the 90-day period or 120-day period, as applicable, set forth in such clause (vi), provided, however, that in no event shall the Special Servicer be required to order any such Appraisal prior to the conclusion of such 60-, 90-, or 120-day period, as applicable, and in each case, the related Appraisal shall be delivered in electronic format by the Special Servicer to the Master Servicer, the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination Event) and the Trustee.

With respect to any Appraisal Reduction calculated for purposes of determining the existence and identity of the Controlling Class pursuant to Section 4.05(a) hereof, the Appraised Value for the related Mortgaged Property determined in connection with clause (b)(i)(A)(1) or clause (b)(i)(A)(2) of the immediately preceding paragraph of this definition shall be determined on an “as-is” basis.

Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction related to a Mortgage Loan or the related REO Property will be reduced to zero as of the date on which the related Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

“Appraisal Reduction Event”:  With respect to any Mortgage Loan, the earliest of (i) 120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a Balloon Payment, occurs in respect of such Mortgage Loan, (ii) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan or a change in any other material economic term of such Mortgage Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iii) the date on which a receiver has been appointed, (iv) 60 days after a Mortgagor declares bankruptcy, (v) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to a Mortgagor if not dismissed within such time, (vi) 90 days after an uncured delinquency occurs in respect of a Balloon Payment with respect to such Mortgage Loan except where a refinancing is anticipated within 120 days after the Maturity Date of the Mortgage Loan in which case 120 days after such uncured delinquency, and (vii) immediately after such Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates) have been reduced to zero.  The Special Servicer shall notify the Master Servicer, or the Master Servicer shall notify the Special Servicer, as applicable, promptly upon such Person having notice or knowledge of the occurrence of any of the foregoing events.  The obligation to obtain an Appraisal following the occurrence of an Appraisal Reduction Event shall be subject to the provisions of Section 4.05 hereof.

“Appraisal Review Period”:  As defined in Section 4.05(b).

“Appraised Value”:  With respect to any Mortgaged Property, the appraised value thereof as determined by an Appraisal of the Mortgaged Property securing the related Mortgage Loan.

“Appraised-Out Class”:  As defined in Section 4.05(b)(i).

“ARD Loan”:  Any Mortgage Loan that is identified on the Mortgage Loan Schedule as having an Anticipated Repayment Date and Revised Rate.

“Asset Status Report”:  As defined in Section 3.21(d).

“Assignment” and “Assignments”:  Each as defined in Section 2.01(c).

“Assignment of Leases”:  With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

“Assumed Scheduled Payment”:  For any Due Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on the related Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due, after giving effect to any reduction in the principal balance thereof occurring in connection with a modification of the related Mortgage Loan in connection with a default or bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Mortgage Rate (net of interest at the Servicing Fee Rate).

“Authenticating Agent”:  The Paying Agent or any agent of the Trustee appointed to act as Authenticating Agent pursuant to Section 5.02(a).

“Available Distribution Amount”:  With respect to any Distribution Date, an amount equal to the sum of (without duplication):

(a)           the aggregate amount of all cash received on the Mortgage Loans and any REO Property (including Compensating Interest Payments required to be deposited by the Master Servicer pursuant to Section 3.19(a)) on deposit in the Certificate Account, the Lower-Tier REMIC Distribution Account and the REO Account, as of the close of business on the related P&I Advance Date, exclusive of (without duplication):

(i)       all Monthly Payments paid by the Mortgagors that are due on a Due Date following the end of the related Due Period, excluding interest relating to payments prior to, but due after, the Cut-off Date;

(ii)       all unscheduled Principal Prepayments (together with any related payments of interest allocable to the period following the related Due Date for the related Mortgage Loan), Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries, in each case, received subsequent to the related Determination Date (or, with respect to voluntary Principal Prepayments for each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

(iii)       (A) all amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) through (xix), inclusive, and clause (xxi) of Section 3.05(a); (B) all amounts payable or reimbursable to any Person from the Lower-Tier REMIC Distribution Account pursuant to clauses (ii) through (vii), inclusive, of Section 3.05(b); and (C) any Net Investment Earnings contained therein;

(iv)       with respect to the Interest Reserve Loans and any Distribution Date relating to each Interest Accrual Period occurring in (1) each February or (2) any January in a year immediately preceding a year which is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), an amount equal to one day of interest on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are Withheld Amounts;

(v)       all Excess Interest allocable to the Mortgage Loans;

(vi)       all Yield Maintenance Charges allocable to the Mortgage Loans;

(vii)       all amounts deposited in the Certificate Account, the Lower-Tier REMIC Distribution Account and, without duplication, the REO Account in error; and

(viii)      any Default Interest allocable to the Mortgage Loans.

(b)           if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from the REO Account allocable to the Mortgage Loans to the Certificate Account for such Distribution Date pursuant to Section 3.16(c);

(c)           the aggregate amount of any P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of the related Trustee Fee with respect to the Mortgage Loans for which such P&I Advances are made) pursuant to Section 4.03 or Section 7.05;

(d)           for the Distribution Date occurring in each March (or February, if the related Distribution Date is the final Distribution Date), the Withheld Amounts remitted to the Lower-Tier REMIC Distribution Account pursuant to Section 3.25(b); and

(e)           for the Distribution Date occurring in October 2011, the Closing Date Interest Amount.

Notwithstanding the investment of funds held in the Certificate Account pursuant to Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

“Balloon Mortgage Loan”:  Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule for such Mortgage Loan extending beyond its Maturity Date.

“Balloon Payment”:  With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such Mortgage Loan.

“Bankruptcy Code”:  The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

“Base Interest Fraction”:  With respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificate, a fraction (a) whose numerator is the greater of (x) zero and (y) the difference between (i) Pass-Through Rate on such Class of Certificates and (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (b) whose denominator is the greater of zero and the difference between (i) the Mortgage Rate on such Mortgage Loan, and (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment.  However, (1) under no circumstances shall the Base Interest Fraction be greater than one or less than zero, (2) if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan and is greater than or equal to the Pass-Through Rate on such Class of Certificates, then the Base Interest Fraction will equal zero and (3) if the discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan and is less than the Pass-Through Rate on such Class of Certificates, then the Base Interest Fraction will be one (1).  The Master Servicer shall provide to the Paying Agent the discount rate referenced above for purposes of calculating the Base Interest Fraction.

“Bid Allocation”:  With respect to the Master Servicer and each Sub-Servicer therefor and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and the transfer of servicing), multiplied by a fraction equal to (a) the Servicing Fee Amount for the Master Servicer or such Sub-Servicer therefor, as the case may be, as of such date of determination, over (b) the aggregate of the Servicing Fee Amounts for the Master Servicer and all Sub-Servicers therefor as of such date of determination.

“Book-Entry Certificate”:  Any Certificate registered in the name of the Depository or its nominee.

“Breach”:  As defined in Section 2.03(b).

“Business Day”:  Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Cleveland, Ohio, Pittsburgh, Pennsylvania, Stamford, Connecticut, Minneapolis, Minnesota, Columbia, Maryland or the city and state in which the Corporate Trust Office of the Trustee, or the principal place of business or principal commercial mortgage loan servicing office of the Master Servicer, the Paying Agent or the Special Servicer is located, or the New York Stock Exchange or the Federal Reserve System of the United States of America are authorized or obligated by law or executive order to remain closed.

“CERCLA”:  The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Certificate”:  Any one of the Depositor’s Commercial Mortgage Pass-Through Certificates, Series 2011-C5, as executed and delivered by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

“Certificate Account”:  A segregated custodial account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled “Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Wells Fargo Bank, National Association, as Trustee, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5, Certificate Account”.  Any such account or accounts shall be an Eligible Account or solely for purposes of the Sub-Servicer Agreement with KeyCorp Real Estate Capital Markets, Inc., a Sub-Servicer Eligible Account.

“Certificate Balance”:  With respect to any Class of Principal Balance Certificates (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary Statement hereto and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class of Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)).

“Certificate Deferred Interest”:  For any Distribution Date, with respect to any Class of Principal Balance Certificates, an amount equal to the Mortgage Deferred Interest allocated to such Class of Principal Balance Certificates pursuant to Section 4.06(a).

“Certificate Factor”:  With respect to any Class of Certificates, as of any date of determination, a fraction, expressed as a decimal carried to at least eight (8) places, the numerator of which is the then related Certificate Balance or Notional Amount, and the denominator of which is the related Original Certificate Balance.

“Certificate Owner”:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

“Certificate Register” and “Certificate Registrar”:  The register maintained and registrar appointed pursuant to Section 5.03(a).

“Certificateholder” or “Holder”:  The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Depositor, the Mortgage Loan Seller or any Affiliate thereof shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, if such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations as Master Servicer, Special Servicer, Depositor or Trustee, as applicable, hereunder; provided, however, that so long as there is no Event of Default with respect to the Master Servicer or the Special Servicer, the Master Servicer and the Special Servicer or such Affiliate of either shall be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities hereunder; and provided, further, however, that such restrictions shall not apply to the exercise of the Special Servicer’s rights (or the Master Servicer’s or the Mortgage Loan Seller’s, if any) or any of their Affiliates as a member of the Controlling Class.  The Trustee and the Paying Agent shall each be entitled to request and rely upon a certificate of the Master Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person.  All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

“Certificateholder Quorum”: In connection with any solicitation of votes in connection with the replacement of the Special Servicer pursuant to Section 7.01(d) hereof, the Holders of Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates.

“Certification Parties”:  As defined in Section 11.06.

“Certifying Person”:  As defined in Section 11.06.

“Certifying Servicer”:  As defined in Section 11.09.

“Class”:  With respect to any Certificates or Uncertificated Lower-Tier Interests, all of the Certificates bearing the same alphabetical (and, if applicable, numerical) Class designation and each designated Uncertificated Lower-Tier Interest.

“Class A Certificate”:  Any Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S Certificate.

“Class A-1 Certificate”:  A Certificate designated as “Class A-1” on the face thereof, in the form of Exhibit A-1 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class A-1 Pass-Through Rate”:  As set forth in “Description of the Certificates—Distributions—Pass-Through Rates” in the Prospectus Supplement; provided that such Pass-Through Rate for the initial Distribution Date shall be as set forth in the Preliminary Statement hereto.

“Class A-2 Certificate”:  A Certificate designated as “Class A-2” on the face thereof, in the form of Exhibit A-2 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class A-2 Pass-Through Rate”:  As set forth in “Description of the Certificates—Distributions—Pass-Through Rates” in the Prospectus Supplement; provided that such Pass-Through Rate for the initial Distribution Date shall be as set forth in the Preliminary Statement hereto.

“Class A-3 Certificate”:  A Certificate designated as “Class A-3” on the face thereof, in the form of Exhibit A-3 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class A-3 Pass-Through Rate”:  As set forth in “Description of the Certificates—Distributions—Pass-Through Rates” in the Prospectus Supplement; provided that such Pass-Through Rate for the initial Distribution Date shall be as set forth in the Preliminary Statement hereto.

“Class A-S Certificate”:  A Certificate designated as “Class A-S” on the face thereof, in the form of Exhibit A-7 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class A-S Pass-Through Rate”:  As set forth in “Description of the Certificates—Distributions—Pass-Through Rates” in the Prospectus Supplement; provided that such Pass-Through Rate for the initial Distribution Date shall be as set forth in the Preliminary Statement hereto.

“Class A-SB Certificate”:  A Certificate designated as “Class A-SB” on the face thereof, in the form of Exhibit A-4 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class A-SB Pass-Through Rate”:  As set forth in “Description of the Certificates—Distributions—Pass-Through Rates” in the Prospectus Supplement; provided that such Pass-Through Rate for the initial Distribution Date shall be as set forth in the Preliminary Statement hereto.

“Class A-SB Planned Principal Balance”:  With respect to any Distribution Date, the planned principal amount for such Distribution Date specified in Schedule 2 hereto relating to the Class A-SB Certificates.

“Class B Certificate”:  A Certificate designated as “Class B” on the face thereof, in the form of Exhibit A-8 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class B Pass-Through Rate”:  As set forth in “Description of the Certificates—Distributions—Pass-Through Rates” in the Prospectus Supplement; provided that such Pass-Through Rate for the initial Distribution Date shall be as set forth in the Preliminary Statement hereto.

“Class C Certificate”:  A Certificate designated as “Class C” on the face thereof, in the form of Exhibit A-9 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class C Pass-Through Rate”:  As set forth in “Description of the Certificates—Distributions—Pass-Through Rates” in the Prospectus Supplement; provided that such Pass-Through Rate for the initial Distribution Date shall be as set forth in the Preliminary Statement hereto.

“Class D Certificate”:  A Certificate designated as “Class D” on the face thereof, in the form of Exhibit A-10 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class D Pass-Through Rate”:  As set forth in “Description of the Certificates—Distributions—Pass-Through Rates” in the Prospectus Supplement; provided that such Pass-Through Rate for the initial Distribution Date shall be as set forth in the Preliminary Statement hereto.

“Class E Certificate”:  A Certificate designated as “Class E” on the face thereof, in the form of Exhibit A-11 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class E Pass-Through Rate”:  As set forth in “Description of the Certificates—Distributions—Pass-Through Rates” in the Prospectus Supplement; provided that such Pass-Through Rate for the initial Distribution Date shall be as set forth in the Preliminary Statement hereto.

“Class F Certificate”:  A Certificate designated as “Class F” on the face thereof, in the form of Exhibit A-12 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class F Pass-Through Rate”:  As set forth in “Description of the Certificates—Distributions—Pass-Through Rates” in the Prospectus Supplement; provided that such Pass-Through Rate for the initial Distribution Date shall be as set forth in the Preliminary Statement hereto.

“Class G Certificate”:  A Certificate designated as “Class G” on the face thereof, in the form of Exhibit A-13 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class G Pass-Through Rate”:  As set forth in “Description of the Certificates—Distributions—Pass-Through Rates” in the Prospectus Supplement; provided that such Pass-Through Rate for the initial Distribution Date shall be as set forth in the Preliminary Statement hereto.

“Class LA1 Uncertificated Interest”:  An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LA2 Uncertificated Interest”:  An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LA3 Uncertificated Interest”:  An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original

Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LAS Uncertificated Interest”:  An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LASB Uncertificated Interest”:  An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LB Uncertificated Interest”:  An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LC Uncertificated Interest”:  An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LD Uncertificated Interest”:  An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LE Uncertificated Interest”:  An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LF Uncertificated Interest”:  An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LG Uncertificated Interest”:  An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LNR Uncertificated Interest”:  An uncertificated regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and having the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

“Class LR Interest”:  The uncertificated residual interest in the Lower-Tier REMIC, represented by the Class R Certificates.

“Class NR Certificate”:  A Certificate designated as “Class NR” on the face thereof, in the form of Exhibit A-14 hereto, and evidencing a “regular interest” in the Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class NR Pass-Through Rate”:  As set forth in “Description of the Certificates—Distributions—Pass-Through Rates” in the Prospectus Supplement; provided that such Pass-Through Rate for the initial Distribution Date shall be as set forth in the Preliminary Statement hereto.

“Class R Certificate”:  A Certificate designated as “Class R” on the face thereof in the form of Exhibit A-15 hereto, and evidencing the sole class of “residual interest” in the Lower-Tier REMIC and Upper-Tier REMIC for purposes of the REMIC Provisions.

“Class Unpaid Interest Shortfall”:  As to any Distribution Date and any Class of Regular Certificates, the excess, if any, of (a) the sum of (i) the Distributable Certificate Interest in respect of such Class of Certificates for the immediately preceding Distribution Date and (ii) any outstanding Class Unpaid Interest Shortfall payable to such Class of Certificates on such preceding Distribution Date over (b) the aggregate amount in respect of interest actually distributed to such Class of Certificates on such immediately preceding Distribution Date.  The Class Unpaid Interest Shortfall with respect to any Class of Certificates as of the initial Distribution Date is zero.  No interest shall accrue on Class Unpaid Interest Shortfalls.

“Class UR Interest”:  The uncertificated residual interest in the Upper-Tier REMIC, represented by the Class R Certificates.

“Class X Certificates”:  The Class X-A Certificates and Class X-B Certificates, or either the Class X-A Certificates or Class X-B Certificates, as the context may require.

“Class X-A Certificates”:  Each of the Certificates executed and authenticated by the Trustee in substantially the form set forth in Exhibit A-5 and designated as a Class X-A Certificate.

“Class X-A Notional Amount”:  As set forth in the Prospectus Supplement.

“Class X-A Pass-Through Rate”:  As set forth in “Description of the Certificates—Distributions—Pass-Through Rates” in the Prospectus Supplement; provided that such Pass-Through Rate for the initial Distribution Date shall be as set forth in the Preliminary Statement hereto.

“Class X-B Certificates”:  Each of the Certificates executed and authenticated by the Trustee in substantially the form set forth in Exhibit A-6 and designated as a Class X-B Certificate.

“Class X-B Notional Amount”:  As set forth in the Prospectus Supplement.

“Class X-B Pass-Through Rate”:  As set forth in “Description of the Certificates—Distributions—Pass-Through Rates” in the Prospectus Supplement; provided that such Pass-Through Rate for the initial Distribution Date shall be as set forth in the Preliminary Statement hereto.

“Class Z Certificate”:  Each of the Certificates executed and authenticated by the Trustee in substantially the form set forth in Exhibit A-16 and designated as a Class Z Certificate, and evidencing an undivided beneficial interest in the Grantor Trust that is described in Section 2.05.

“Clearing Agency”:  An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.  The initial Clearing Agency shall be The Depository Trust Company.

“Clearstream”:  Clearstream Banking, société anonyme or any successor thereto.

“CMBS”:  Commercial mortgage-backed securities.

“Closing Date”:  September 29, 2011.

“Closing Date Interest Amount”:  $120,837.60.

“Code”:  The Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S. Department of the Treasury issued pursuant thereto.

“Collateral Support Deficit”:  As defined in Section 4.04.

“Commission”:  The Securities and Exchange Commission.

“Compensating Interest Payments”:  With respect to each Mortgage Loan (or REO Loan), an amount as of any Distribution Date equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Specially Serviced Mortgage Loan or a Mortgage Loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date and (ii) the aggregate of (A) that portion of the Master Servicer’s Servicing Fees for such Distribution Date that is, in the case of each Mortgage Loan and REO Loan for which such Servicing Fees are being paid for such Due Period, calculated at 0.01% per annum, and (B) all Prepayment Interest Excesses received by the Master Servicer during such Due Period with respect to the related Mortgage Loans subject to such prepayment.  However, if a Prepayment Interest Shortfall occurs as a result of the Master Servicer’s allowing the related Mortgagor to deviate from the terms of the related Mortgage Loan documents regarding Principal Prepayments (other than (X) subsequent to a default under the related Mortgage Loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Special Servicer or, so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause  (ii) above shall be the aggregate of (A) all Servicing Fees earned and received by the Master

Servicer for such Due Period, (B) all Prepayment Interest Excesses with respect to the Master Servicer and (C) to the extent earned on Principal Prepayments, Net Investment Earnings payable to the Master Servicer for such Due Period received by the Master Servicer during such Due Period with respect to the Mortgage Loan subject to such prepayment.  In no event will the rights of the Certificateholders to offset the aggregate Prepayment Interest Shortfalls be cumulative.

“Consultation Termination Event”:  At any date at which no Class of Control Eligible Certificates exists where such Class’s aggregate Certificate Balance is at least equal to 25% of the Original Certificate Balance of that Class.

“Control Eligible Certificates”:  Any of the Class E, Class F, Class G and Class NR Certificates.

“Control Event”:  The occurrence of the Certificate Balance of the Class E Certificates (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of such Class in accordance with Section 4.05(a) hereof) being reduced to less than 25% of the Original Certificate Balance of such Class.

“Controlling Class”:  As of any date of determination, the most subordinate Class of Control Eligible Certificates then outstanding that has a then aggregate Certificate Balance as notionally reduced by any Appraisal Reductions allocable to such Class in accordance with Section 4.05(a), at least equal to 25% of the Original Certificate Balance of that Class.  The Controlling Class as of the Closing Date will be the Class NR Certificates.

“Controlling Class Certificateholders”:  Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified by the Certificate Registrar to the Trustee from time to time by such Holder (or Certificate Owner).  The Master Servicer or Special Servicer may from time to time request (the cost of which being an expense of the Trust) that the Trustee provide a list of the Holders (or Certificate Owners, if applicable) of the Controlling Class and the Trustee shall promptly provide such list without charge to such Master Servicer or Special Servicer, as applicable.  The Master Servicer and the Special Servicer shall be entitled to rely on any such list so provided.

“Corporate Trust Office”:  The principal corporate trust office of the Trustee and the Paying Agent at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located (i) with respect to Certificate transfers and surrenders, at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113 and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:  Corporate Trust Services (CMBS), J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5.

“Corrected Mortgage Loan”:  Any Specially Serviced Mortgage Loan that has become current and remained current for three consecutive Monthly Payments (for such purposes taking into account any modification or amendment of the related Mortgage Loan, whether by a consensual modification or in connection with a bankruptcy, insolvency or similar proceeding involving the Mortgagor), and (provided that no additional default is foreseeable in the reasonable judgment of the Special Servicer and no other event or circumstance exists that causes such Mortgage Loan to otherwise constitute a Specially Serviced Mortgage Loan) the servicing of which the Special Servicer has returned to the Master Servicer pursuant to Section 3.21(a).

“CREFC”:  The CRE Finance Council, or any successor organization reasonably acceptable to the Trustee, the Paying Agent, the Master Servicer, the Special Servicer and, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder.

“CREFC Advance Recovery Report”:  The report substantially in the form of, and containing the information called for in, the downloadable form of the “Advance Recovery Report” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information as may from time to time be approved by the CREFC for commercial mortgage securities transactions generally.

“CREFC Bond Level File”:  The data file in the “CREFC Bond Level File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Collateral Summary File”:  The data file in the “CREFC Collateral Summary File” format substantially in the form of and containing the information called for therein, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Comparative Financial Status Report”:  The monthly report in “Comparative Financial Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Delinquent Loan Status Report”:  The monthly report in the “Delinquent Loan Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Financial File”:  The data file in the “CREFC Financial File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Historical Loan Modification and Corrected Mortgage Loan Report”:  The monthly report in the “Historical Loan Modification and Corrected Mortgage Loan Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Investor Reporting Package”:  The collection of reports specified by the CREFC from time to time as the “CREFC Investor Reporting Package.”  As of the Closing Date, the CREFC Investor Reporting Package contains seven electronic files ((1) CREFC Loan Setup File, (2) CREFC Loan Periodic Update File, (3) CREFC Property File, (4) CREFC Bond Level File, (5) CREFC Collateral Summary File, (6) CREFC Financial File and (7) CREFC Special Servicer Loan File) and nine surveillance reports ((1) CREFC Servicer Watch List, (2) CREFC Delinquent Loan Status Report, (3) CREFC REO Status Report, (4) CREFC Comparative Financial Status Report, (5) CREFC Historical Loan Modification and Corrected Mortgage Loan Report, (6) CREFC Operating Statement Analysis Report, (7) CREFC NOI Adjustment Worksheet, (8) CREFC Loan Level Reserve/LOC Report and (9) CREFC Reconciliation of Funds Report).  In addition, the CREFC Investor Reporting Package shall include the CREFC Advance Recovery Report.  The CREFC Investor Reporting Package shall be substantially in the form of, and containing the information called for in, the downloadable forms of the “CREFC IRP” available as of the Closing Date on the CREFC Website, or such other form for the presentation of such information and containing such additional information or reports as may from time to time be approved by the CREFC for commercial mortgage backed securities transactions generally.  For the purposes of the production of the CREFC Comparative Financial Status Report by the Master Servicer or the Special Servicer of any such report that is required to state information for any period prior to the Cut-off Date, the Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Mortgage Loan Seller or by the related Mortgagor or (x) in the case of such a report produced by the Master Servicer, by the Special Servicer (if other than the Master Servicer or an Affiliate thereof) and (y) in the case of such a report produced by the Special Servicer, by the Master Servicer (if other than the Special Servicer or an Affiliate thereof).

“CREFC Loan Level Reserve/LOC Report”:  The monthly report in the “CREFC Loan Level Reserve/LOC Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Loan Periodic Update File”:  The data file in the “CREFC Loan Periodic Update File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Loan Setup File”:  The data file in the “CREFC Loan Setup File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC NOI Adjustment Worksheet”:  The worksheet in the “NOI Adjustment Worksheet” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Operating Statement Analysis Report”:  The monthly report in the “Operating Statement Analysis Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Property File”:  The data file in the “CREFC Property File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Reconciliation of Funds Report”:  The monthly report in the “Reconciliation of Funds” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC REO Status Report”:  The report in the “REO Status Report” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Servicer Watch List”:  As of each Determination Date a report, including and identifying each Non-Specially Serviced Mortgage Loan satisfying the “CREFC Portfolio Review Guidelines” approved from time to time by the CREFC in the “CREFC Servicer Watch List” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form (including other portfolio review guidelines) for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Special Servicer Loan File”:  The data file in the “CREFC Special Servicer Loan File” format substantially in the form of and containing the information called for therein for the Mortgage Loans, or such other form for the presentation of such information as may be approved from time to time by the CREFC for commercial mortgage securities transactions generally.

“CREFC Website”:  The CREFC’s Website located at “www.crefc.org” or such other primary website as the CREFC may establish for dissemination of its report forms.

“Cross-Over Date”:  The Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero as a result of the allocation of Collateral Support Deficits to those Certificates.

“Crossed Mortgage Loan Group”:  With respect to (i) any Mortgage Loan that consists of more than one commercial mortgage loan, the underlying group of loans that are cross-collateralized and cross-defaulted with each other and (ii) any two or more individual Mortgage Loans that are cross-collateralized and cross-defaulted with each other, such cross-collateralized and cross-defaulted Mortgage Loans.  There are no Crossed Mortgage Loan Groups as of the Closing Date.

“Crossed Underlying Loan”:  With respect to any Crossed Mortgage Loan Group, (i) a mortgage loan that is cross-collateralized and cross-defaulted with one or more other mortgage loans within such Crossed Mortgage Loan Group or (ii) a Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans within such Crossed Mortgage Loan Group.

“Crossed Underlying Loan Repurchase Criteria”:  With respect to any Crossed Mortgage Loan Group as to which one or more (but not all) of the Crossed Underlying Loans therein are affected by a Defect or a Breach (the Crossed Underlying Loan(s) in such Crossed Mortgage Loan Group affected by such Defect or Breach, for purposes of this definition, the “affected Crossed Underlying Loans” and the other Crossed Underlying Loan(s) in such Crossed Mortgage Loan Group, for purposes of this definition, the “remaining Crossed Underlying Loans”) (i) the weighted average Debt Service Coverage Ratio for all the remaining Crossed Underlying Loans for the four most recently reported calendar quarters preceding the repurchase or substitution shall not be less than the greater of (a) the weighted average Debt Service Coverage Ratio for the entire such Crossed Mortgage Loan Group, including the affected Crossed Underlying Loan(s), for the four most recently reported calendar quarters preceding the repurchase or substitution, and (b) 1.25x, (ii) the weighted average LTV Ratio for all the remaining Crossed Underlying Loans determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the Mortgage Loan Seller shall not be greater than the lesser of (a) the weighted average LTV Ratio for the entire such Crossed Mortgage Loan Group, including the affected Crossed Underlying Loan(s), determined at the time of repurchase or substitution based upon an Appraisal obtained by the Special Servicer at the expense of the Mortgage Loan Seller, (b) the weighted average LTV Ratio for the entire such Crossed Mortgage Loan Group, including the affected Crossed Underlying Loan(s), as of the Cut-off Date and (c) 75%, (iii) the Mortgage Loan Seller, at its expense, shall have furnished the Trustee with an Opinion of Counsel that any modification relating to the repurchase or substitution of a Crossed Underlying Loan shall not cause an Adverse REMIC Event, (iv) the Mortgage Loan Seller causes the affected Crossed Underlying Loan to become not cross-collateralized and cross-defaulted with the remaining related Crossed Underlying Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the primary collateral for any Crossed Underlying Loan(s) remaining in the Trust Fund (while the Trust forbears from exercising enforcement rights against the primary collateral for the Mortgage Loan removed from the Trust Fund) and (v) unless a Control Event has occurred and is continuing, the Directing Certificateholder shall have consented to the repurchase or substitution of the affected Crossed Underlying Loan, which consent shall not be unreasonably withheld, conditioned or delayed.

“Custodian”:  A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, the Mortgage Loan Seller or an Affiliate of any of them.  The Trustee shall be the initial Custodian.

“Cut-off Date”:  With respect to each Mortgage Loan, the related Due Date of such Mortgage Loan in September 2011, or with respect to any Mortgage Loan that was originated in August 2011 and has its first due date in October 2011, September 1, 2011, or with respect to any Mortgage Loan that was originated in September 2011 and has its first due date in November 2011, the origination date of the related Mortgage Loan.

“Cut-off Date Principal Balance”:  With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

“Debt Service Coverage Ratio”:  With respect to any Mortgage Loan, for any twelve-month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Mortgage Loan during such period; provided that with respect to the Mortgage Loans identified on Annex A-1 to the Prospectus Supplement as paying interest only for a specified period of time set forth in the related Mortgage Loan documents and then paying principal and interest, the related Monthly Payment will be calculated (for purposes of this definition only) to include interest and principal (based on the remaining amortization term indicated in the Mortgage Loan Schedule).

“Default Interest”:  With respect to any Mortgage Loan, all interest accrued in respect of such Mortgage Loan during such Due Period provided for in the related Mortgage Note or Mortgage as a result of a default (exclusive of late payment charges) that is in excess of interest at the related Mortgage Rate accrued on the unpaid principal balance of such Mortgage Loan outstanding from time to time.

“Defaulted Mortgage Loan”:  A Mortgage Loan (i) that is delinquent at least sixty (60) days in respect of its Monthly Payments or more than thirty (30) days (or sixty (60) days with respect to the circumstances described in clause (ii) of the definition of Servicing Transfer Event) delinquent in respect of its Balloon Payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

“Defaulting Party”:  As defined in Section 7.01(b).

“Defeasance Accounts”:  As defined in Section 3.20(k).

“Defect”:  As defined in Section 2.02(f).

“Deficient Valuation”:  With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificate”:  Any Certificate in definitive, fully registered form without interest coupons.  Initially, the Class R and the Class Z Certificates and any Certificate issued pursuant to Sections 5.02(c) and (d) shall be Definitive Certificates.

“Denomination”:  With respect to any Certificate or any beneficial interest in a Certificate the amount (i) (a) set forth on the face thereof, (b) set forth on a schedule attached thereto or (c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as reflected on the books and records of the Depository or related Depository Participant, as applicable, (ii) expressed in terms of initial Certificate Balance or initial Notional Amount, as applicable, and (iii) in an authorized denomination, as set forth in Section 5.01(a).

“Depositor”:  J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

“Depository”:  The Depository Trust Company, or any successor Depository hereafter named.  The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the UCC of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

“Depository Participant”:  A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”:  With respect to any Distribution Date, the 11th day of each calendar month (or, if the 11th calendar day of that month is not a Business Day, then the Business Day immediately succeeding such 11th calendar day).

“Directing Certificateholder”:  The initial Directing Certificateholder shall be Torchlight Investors LLC on behalf of one or more managed accounts.  Thereafter, the Directing Certificateholder shall be the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the Certificate Registrar from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.  After the occurrence and during the continuance of a Control Event, (i) the Directing Certificateholder shall only retain its consultation rights to the extent specifically provided for herein and (ii) the Holders of more than 50%, by Certificate Balance, of the most senior Class of Control Eligible Certificates then outstanding shall have the right to select the Directing Certificateholder.  After the occurrence of a Consultation Termination Event, there will be no Directing Certificateholder.

“Directly Operate”:  With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, that are not customarily provided to tenants in connection with the rental of space “for occupancy only” within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the use of such REO Property in a trade or business conducted by the Trust Fund or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that an REO Property shall not be considered to be Directly Operated solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

“Disclosure Parties”:  As defined in Section 3.15(e).

“Disqualified Organization”:  Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Code Section 521) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to the Class R Certificates (except certain farmers’ cooperatives described in Code Section 521), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel as provided to the Trustee (at no expense to the Trustee) that the holding of an Ownership Interest in a Class R Certificate by such Person may cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person.  The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distributable Certificate Interest”:  With respect to any Distribution Date, as to any Class of Regular Certificates, the Accrued Certificate Interest in respect of such Class of Regular Certificates for such Distribution Date, reduced (to not less than zero) by (i) any allocations to such Class of Regular Certificates (other than the Class X Certificates) of the product of (a) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (b) a fraction, expressed as a decimal, the numerator of which is the Interest Distribution Amount (without regard to the allocation of Prepayment Interest Shortfalls for such Distribution Date) in respect of such Class of Certificates for such Distribution Date, and the denominator of which is the aggregate Interest Distribution Amount (without regard to the allocation of Prepayment Interest Shortfalls for such Distribution Date) in respect of all the Classes of Regular Certificates (other than the Class X Certificates) for such Distribution Date and (ii) any Certificate Deferred Interest for such Distribution Date allocated to such Class of Regular Certificates pursuant to Section 4.06(a).

“Distribution Accounts”:  Collectively, the Upper-Tier REMIC Distribution Account, the Lower-Tier REMIC Distribution Account and the Excess Interest Distribution Account (and any subaccount thereof), all of which may be subaccounts of a single Eligible Account.

“Distribution Date”:  The 4th Business Day following each Determination Date, beginning in October 2011.  The initial Distribution Date shall be October 17, 2011.

“DTC”:  The Depository Trust Company, a New York corporation.

“Due Date”:  With respect to (i) any Mortgage Loan, on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be first due, (ii) any Mortgage Loan after the Maturity Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due, and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

“Due Period”:  With respect to any Distribution Date and any Mortgage Loan, the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan occurring in the month preceding the month in which such Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan in the month in which such Distribution Date occurs.  Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a Business Day, any Monthly Payments received with respect to the Mortgage Loans relating to such Due Period on the Business Day immediately following such day shall be deemed to have been received during such Due Period and not during any other Due Period.

“EDGAR”:  As defined in Section 11.03.

“Eligible Account”:  Either (i) a segregated account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee), (A) the long-term unsecured debt obligations of which are rated at least “Aa3” by Moody’s, if the deposits are to be held in such account for 30 days or more, and the short-term debt obligations of which have a short-term rating of not less than “P-1” from Moody’s, if the deposits are to be held in such account for less than 30 days, (B) the long term unsecured debt obligations of which are rated at least “AA-” by Fitch, if the deposits are to be held in such account for 30 days or more, and the short-term debt obligations of which have a short-term rating of not less than “F-1” from Fitch, if the deposits are to be held in such account for less than 30 days, (C) an account or accounts maintained with PNC Bank, National Association so long as PNC Bank, National Association’s long term unsecured debt rating shall be at least “A” from Fitch and

“A-2” from Moody’s (if the deposits are to be held in the account for more than 30 days) or PNC Bank, National Association’s short term deposit or short term unsecured debt rating shall be at least “F1” from Fitch and “P-1” from Moody’s (if the deposits are to be held in the account for 30 days or less), and (D) such other account or accounts with respect to which a Rating Agency Confirmation has been obtained or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that, in either case, has corporate trust powers, acting in its fiduciary capacity, provided that any state chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. § 9.10(b).  Eligible Accounts may bear interest.  No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

“Environmental Assessment”:  An “environmental site assessment” as such term is defined in, and meeting the criteria of, the American Society of Testing Materials Standard Section E 1527-00, or any successor thereto.

“Environmental Indemnity Agreement”:  With respect to any Mortgage Loan, any agreement between the Mortgagor (or a guarantor thereof) and the originator of such Mortgage Loan relating to the Mortgagor’s obligation to remediate or monitor or indemnify for any environmental problems relating to the related Mortgaged Property.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended.

“ERISA Restricted Certificate”:  Each of the Class E, Class F, Class G and Class NR Certificates; provided that any such Certificate:  (a) will cease to be considered an ERISA Restricted Certificate and (b) will cease to be subject to the transfer restrictions contained in Section 5.03(m) if, as of the date of a proposed transfer of such Certificate, either (i) it is rated in one of the four highest generic ratings categories by a rating agency permitted by the U.S. Department of Labor or (ii) relevant provisions of ERISA would permit the transfer of such Certificate to a Plan.

“Escrow Payment”:  Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground lease rents and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

“Euroclear”:  The Euroclear System or any successor thereto.

“Event of Default”:  One or more of the events described in Section 7.01(a).

“Excess Interest”:  With respect to each ARD Loan, interest accrued on such Mortgage Loan after the Anticipated Repayment Date allocable to the Excess Rate, including all interest accrued thereon.  The Excess Interest shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC, but rather shall be an asset of the Grantor Trust.

“Excess Interest Distribution Account”:  The trust account or accounts created and maintained as a separate account or accounts (or as a subaccount of the Distribution Account) by the Trustee pursuant to Section 3.04(c), which shall be entitled “Wells Fargo Bank,

National Association, as Trustee, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5 Commercial Mortgage Pass-Through Certificates, Series 2011-C5, Class Z, Excess Interest Distribution Account”, and which must be an Eligible Account (or a subaccount of an Eligible Account).  The Excess Interest Distribution Account shall be held solely for the benefit of the Holders of the Class Z Certificates.  The Excess Interest Distribution Account shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC, but rather shall be an asset of the Grantor Trust.

“Excess Modification Fee Amount”:  With respect to either the Master Servicer or the Special Servicer, any Corrected Mortgage Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Mortgage Loan that gives rise to the payment of a Workout Fee, an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan or REO Loan and received and retained by the Master Servicer or the Special Servicer, as applicable, as compensation within the prior twelve (12) months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

“Excess Modification Fees”:  With respect to any Mortgage Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Mortgage Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Trust with respect to the related Mortgage Loan and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Excess Rate”:  With respect to each ARD Loan, the excess of (i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended from time to time and the rules and regulations of the Commission thereunder.

“Extended Cure Period”:  As defined in Section 2.03(b).

“Fannie Mae”:  Federal National Mortgage Association or any successor thereto.

“FDIC”:  Federal Deposit Insurance Corporation or any successor thereto.

“Final Asset Status Report”:  With respect to any Specially Serviced Mortgage Loan, each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Directing Certificateholder, in each case, which does not include any communication (other than the related Asset Status Report) between the Special Servicer and Directing Certificateholder with respect to such Specially Serviced Mortgage Loan; provided that, prior to a Control Event, no Asset Status Report shall be considered to be a Final

Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent pursuant to Section 3.21 in respect of such workout or liquidation, or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with this Agreement.

“Final Recovery Determination”:  A reasonable determination by the Special Servicer, in consultation with the Directing Certificateholder if made prior to the occurrence of a Consultation Termination Event, with respect to any Defaulted Mortgage Loan or Corrected Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by (i) the Mortgage Loan Seller pursuant to Section 6 of the Mortgage Loan Purchase Agreement, (ii) the Special Servicer, the Directing Certificateholder or any mezzanine lender pursuant to Section 3.18 or (iii) the Master Servicer, Special Servicer, the Holders of the Controlling Class, or the Holders of the Class R Certificates pursuant to Section 9.01) that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenue and other payments or recoveries that, in the Special Servicer’s judgment, which judgment was exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.  Prior to the occurrence and continuance of any Control Event, the Directing Certificateholder shall have ten (10) Business Days to review and approve each such recovery determination by the Special Servicer; provided, however, that if the Directing Certificateholder fails to approve or disapprove any recovery determination within ten (10) Business Days of receipt of the initial recovery determination, such consent shall be deemed given.

“Fitch”:  Fitch, Inc., and its successors in interest.  If neither Fitch nor any successor remains in existence, “Fitch” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Paying Agent, the Master Servicer, the Directing Certificateholder and the Special Servicer, and specific ratings of Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Form 8-K Disclosure Information”:  As defined in Section 11.07.

“Freddie Mac”:  Federal Home Loan Mortgage Corporation or any successor thereto.

“Gain-on-Sale Proceeds”:  With respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds net of any related Liquidation Expenses (or the portion of such net Liquidation Proceeds payable to the related Mortgage Loan pursuant to the related Intercreditor Agreement) over (ii) the Purchase Price for such Mortgage Loan on the date on which such Liquidation Proceeds were received.

“Gain-on-Sale Reserve Account”:  A custodial account or accounts (or subaccount of the Distribution Account) created and maintained by the Paying Agent, pursuant to Section 3.04(e) on behalf of the Trustee in trust for the Certificateholders, which shall initially be entitled “Wells Fargo Bank, National Association, as Paying Agent, in trust for the registered

Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5, Gain-on-Sale Reserve Account.”  Any such account shall be an Eligible Account or a subaccount of an Eligible Account.

“Grantor Trust”:  A segregated asset pool within the Trust Fund consisting of the Excess Interest and amounts held from time to time in the Excess Interest Distribution Account, beneficial ownership of which is represented by the Class Z Certificates, as further described in Section 4.07.

“Ground Lease”:  The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property and any estoppels or other agreements executed and delivered by the ground lessor in favor of the lender under the Mortgage Loan.

“Hazardous Materials”:  Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory,” “usable work in process” or similar classification which would, if classified as unusable, be included in the foregoing definition.

“Independent”:  When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Commission’s Regulation S-X.  When used with respect to any specified Person, any such Person who (i) is in fact independent of the Trustee, the Paying Agent, the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder, the Senior Trust Advisor and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Trustee, the Paying Agent, the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder, the Senior Trust Advisor or any Affiliate thereof and (iii) is not connected with the Trustee, the Paying Agent, the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder, the Senior Trust Advisor or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Trustee, the Paying Agent, the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder, the Senior Trust Advisor or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Trustee, the Paying Agent, the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder or any Affiliate thereof, as the case may be, provided such ownership constitutes less than 1% of the total assets of such Person.

“Independent Contractor”:  Either (i) any Person that would be an “independent contractor” with respect to the Trust within the meaning of Section 856(d)(3) of the Code if the Trust were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Paying Agent, the Master Servicer or the Trust, delivered to the Trustee, the Paying Agent and the Master Servicer), so

long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm’s length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except that the Master Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel has been delivered to the Trustee to that effect) or (ii) any other Person (including the Master Servicer and the Special Servicer) upon receipt by the Trustee, the Paying Agent and the Master Servicer of an Opinion of Counsel, which shall be at no expense to the Trustee, the Paying Agent, the Master Servicer or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Initial Cure Period”:  As defined in Section 2.03(b).

“Initial Purchaser”:  J.P. Morgan Securities LLC.

“Initial Sub-Servicer”:  With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement with the Master Servicer as of the Closing Date, the Sub-Servicer under any such Sub-Servicing Agreement.  As of the Closing Date, each of KeyCorp Real Estate Capital Markets, Inc., Holliday Fenoglio Fowler, L.P. and Goedecke & Co., LLC is an Initial Sub-Servicer.

“Initial Sub-Servicing Agreement”:  Any Sub-Servicing Agreement in effect as of the Closing Date.

“Inquiry” and “Inquiries”:  As each is defined in Section 4.08(a).

“Institutional Accredited Investor”:  An entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Act.

“Insurance and Condemnation Proceeds”:  All proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor or any tenants or ground lessors, in either case, in accordance with the Servicing Standard and the REMIC Provisions.

“Insurance Policy”:  With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

“Intercreditor Agreement”:  Any intercreditor agreement entered into in connection with the issuance to the direct or indirect equity holders in the Mortgagor of any future mezzanine indebtedness permitted under the related Mortgage Loan documents.

“Interest Accrual Period”:  With respect to any Class of Regular Certificates or the Uncertificated Lower-Tier Interests and any Distribution Date, the period beginning on the first day of the calendar month preceding the calendar month in which the related Distribution Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs, and calculated assuming that each month has 30 days and each year has 360 days.

“Interest Distribution Amount”:  With respect to any Class of Regular Certificates for any Distribution Date, an amount equal to the sum of (a) the Distributable Certificate Interest and the Class Unpaid Interest Shortfall with respect to such Class of Certificates for such Distribution Date, and (b) any Accrued Interest From Recoveries allocated to such Class of Certificates to the extent not previously paid for all prior Distribution Dates.

“Interest Reserve Account”:  The trust account or subaccount of the Distribution Account created and maintained by the Paying Agent pursuant to Section 3.04(b) initially in the name of “Wells Fargo Bank, National Association, as Paying Agent, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5, Interest Reserve Account”, into which the amounts set forth in Section 3.25 shall be deposited directly and which must be an Eligible Account or subaccount of an Eligible Account.

“Interest Reserve Loan”:  Each Actual/360 Mortgage Loan.

“Interested Person”:  As of the date of any determination, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any Independent Contractor engaged by the Special Servicer, any Mortgagor under the related Mortgage Loan documents, any related property manager or any Affiliate of any such Person.

“Investment Account”:  As defined in Section 3.06(a).

“Investment Representation Letter”:  As defined in Section 5.03(e), a form of which is attached hereto as Exhibit C.

“Investor Certification”:  A certificate, substantially in the form included hereto as Exhibit P-1, representing (i) that such Person executing the certificate is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate, (ii) that such Person is not a borrower, a manager of a Mortgaged Property, an Affiliate of any of the foregoing or an agent of any Mortgagor and (iii) that such Person has received a copy of the final Prospectus Supplement and Prospectus.

“Investor Q&A Forum”:  As defined in Section 4.08(a).

“Investor Registry”:  As defined in Section 4.08(b).

“Late Collections”:  With respect to any Mortgage Loan, all amounts received thereon prior to the related Determination Date, whether as payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan (without regard to any acceleration of amounts due thereunder by reason of default), on a Due Date prior to the immediately preceding Determination Date and not previously recovered.  With respect to any

REO Loan, all amounts received in connection with the related REO Property prior to the related Determination Date, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan by reason of default), on a Due Date prior to the immediately preceding Determination Date and not previously recovered.  The term “Late Collections” shall specifically exclude Penalty Charges.

“Liquidation Event”:  With respect to any Mortgage Loan or with respect to any REO Property (and the related REO Loan), any of the following events:  (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the Mortgage Loan Seller pursuant to Section 6 of the Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Directing Certificateholder, the Special Servicer or any mezzanine lender pursuant to Section 3.18 (and the related Intercreditor Agreement, as applicable); (v) such Mortgage Loan is purchased by the Special Servicer, the Master Servicer, the Holders of the majority of the Controlling Class or the Holders of the Class R Certificates pursuant to Section 9.01 or acquired by the Sole Certificateholder in exchange for its Certificates pursuant to Section 9.01; or (vi) such Mortgage Loan is sold by the Special Servicer pursuant to the terms of this Agreement.

“Liquidation Expenses”:  All customary, reasonable and necessary “out of pocket” costs and expenses incurred by the Special Servicer in connection with a liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

“Liquidation Fee”:  A fee payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives (i) a full or discounted payoff with respect thereto from the related Mortgagor or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds with respect to the related Mortgage Loan, or REO Property (in any case, other than amounts for which a Workout Fee has been paid, or will be payable), equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or other partial payment or the Liquidation Proceeds or Insurance and Condemnation Proceeds (net of the related costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Mortgage Loan or REO Property, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to the purchase of any Specially Serviced Mortgage Loan by the Special Servicer or any Affiliate thereof (except if such Affiliate is the Directing Certificateholder or any Affiliate thereof; provided, however, prior to a Control Event, if the Directing Certificateholder or an Affiliate thereof, purchases any Specially Serviced Mortgage Loan within 90 days after the Special Servicer delivers to the Directing Certificateholder for its approval the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will not be entitled to a Liquidation Fee in connection with such purchase by the Directing Certificateholder or its affiliates), any event described in clause (iv) of the definition of “Liquidation Proceeds” so long as such repurchase occurs prior to the termination of the Extended Cure Period or any event described in clause (v) and clause (vi) of the definition of “Liquidation Proceeds”, as long as, with respect to a purchase pursuant to clause (vi), the purchase occurs within 90 days after such option first becomes exercisable by the related mezzanine lender.

“Liquidation Fee Rate”:  A rate equal to 1.00%; provided that the Liquidation Fee with respect to any Specially Serviced Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan or REO Property and received by the Special Servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, no Liquidation Fee will be less than $25,000.

“Liquidation Proceeds”:  Cash amounts received by or paid to the Master Servicer or the Special Servicer in connection with:  (i) the liquidation (including a payment in full) of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan through a trustee’s sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) any sale of (A) a Specially Serviced Mortgage Loan pursuant to Section 3.18(a) or (B) any REO Property pursuant to Section 3.18(b); (iv) the repurchase of a Mortgage Loan by the Mortgage Loan Seller pursuant to Section 6 of the Mortgage Loan Purchase Agreement; (v) the purchase of a Mortgage Loan or REO Property by the Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates pursuant to Section 9.01; or (vi) the purchase of a Mortgage Loan or an REO Property by the related mezzanine lender pursuant to Section 3.18 and the related Intercreditor Agreement.

“Lower-Tier Distribution Amount”:  As defined in Section 4.01(b).

“Lower-Tier Principal Amount”:  With respect to any Class of Uncertificated Lower-Tier Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iii)), and as set forth in Section 4.01(b)).

“Lower-Tier REMIC”:  One of two separate REMICs comprising a portion of the Trust Fund, the assets of which consist of the Mortgage Loans (exclusive of the Excess Interest and the proceeds thereof), any REO Property with respect thereto, such amounts as shall from time to time be held in the Certificate Account, the REO Account, if any, the Interest Reserve Account, the Gain-on-Sale Reserve Account, the Lower-Tier REMIC Distribution Account and all other property included in the Trust Fund that is not in the Upper-Tier REMIC or the Grantor Trust.

“Lower-Tier REMIC Distribution Account”:  The segregated account, accounts or sub-accounts created and maintained by the Paying Agent (on behalf of the Trustee) pursuant to Section 3.04(b) in trust for the Certificateholders, which shall initially be entitled “Wells Fargo

Bank, National Association, as Paying Agent, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5, Lower-Tier REMIC Distribution Account”.  Any such account, accounts or sub-accounts shall be an Eligible Account.

“LTV Ratio”:  With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Mortgage Loan, as of such date (assuming no defaults or prepayments on such Mortgage Loan prior to that date), and the denominator of which is the Appraised Value of the related Mortgaged Property.

“MAI”:  Member of the Appraisal Institute.

“Major Decision”:  As defined in Section 6.07(a).

“Master Servicer”:  With respect to each of the Mortgage Loans, Midland Loan Services, a Division of PNC Bank, National Association, and its successors in interest and assigns, or any successor appointed as allowed herein.

“Master Servicer Remittance Date”:  The Business Day immediately preceding each Distribution Date.

“Maturity Date”:  With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan by reason of default thereunder or (ii) any grace period permitted by the related Mortgage Note.

“Merger Notice”:  As defined in Section 6.02(b).

“Modification Fees”:  With respect to any Mortgage Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).  With respect to each of the Master Servicer and the Special Servicer, the Modification Fees collected and earned by such Person from the related borrower (taken in the aggregate with any other Modification Fees collected and earned by such Person from the related borrower within the prior twelve (12) months of the collection of the current Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan.

“Monthly Payment”:  With respect to any Mortgage Loan the scheduled monthly payment of principal and/or interest (other than Excess Interest) on such Mortgage Loan, including any Balloon Payment, which is payable (as the terms of the applicable Mortgage Loan may be changed or modified in connection with a bankruptcy or similar proceedings involving the related Mortgagor or by reason of a modification, extension, waiver or amendment granted or agreed to pursuant to the terms hereof) by a Mortgagor from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan by reason of default thereunder and without regard to any Excess Interest.

“Moody’s”:  Moody’s Investors Service, Inc.  If neither Moody’s nor any successor remains in existence, “Moody’s” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Paying Agent, each Master Servicer and the Special Servicer, and specific ratings of Moody’s herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Morningstar”:  Morningstar Credit Ratings, LLC, and its successors in interest.  If neither Morningstar nor any successor remains in existence, “Morningstar” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Paying Agent, the Master Servicer, the Directing Certificateholder and the Special Servicer, and specific ratings of Morningstar herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Mortgage”:  With respect to any Mortgage Loan, the mortgage(s), deed(s) of trust or other instrument(s) securing the related Mortgage Note and creating a first mortgage lien on the fee and/or leasehold interest in the related Mortgaged Property.

“Mortgage Deferred Interest”:  With respect to any Mortgage Loan, as of any Due Date that has been modified to (i) reduce the rate at which interest is paid currently below the Mortgage Rate and (ii) capitalize the amount of such interest reduction, the excess, if any, of (a) interest accrued on the Stated Principal Balance of the related Mortgage Loan during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Monthly Payment, as so modified or reduced, or, if applicable, Assumed Scheduled Payment due on such Due Date.

“Mortgage File”:  With respect to each Mortgage Loan, but subject to Section 2.01, collectively the following documents:

(i)       the original executed Mortgage Note bearing, or accompanied by, all prior and intervening endorsements, assignments or allonges showing a complete chain of endorsement or assignment from the originator of the related Mortgage Loan to the most recent endorsee, and further endorsed (at the direction of the Depositor given pursuant to the Mortgage Loan Purchase Agreement), on its face or by allonge attached thereto, without recourse, representation or warranty, express or implied to the order of the Trustee in the following form:  “Pay to the order of Wells Fargo Bank, National Association, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5” or in blank; provided that the requirements of this clause (i) will be satisfied by delivery of a signed lost note affidavit and indemnity properly assigned or endorsed to the Trustee as described above, with a copy of the Mortgage Note attached to it;

(ii)       the original Mortgage (or a copy thereof certified from the applicable recording office) and originals (or copies thereof certified from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the originator of the related Mortgage Loan to the most recent mortgagee of record, in each case with evidence of recording indicated thereon (except for recording information not yet available if the Mortgage or an assignment thereof has not been returned from the applicable recording office);

(iii)       an original assignment of the Mortgage, in complete and recordable form (except for the name of the assignee, if delivered in blank, and except for recording information not yet available, if the Mortgage or an assignment thereof has not been returned from the applicable recording office), executed by the most recent assignee of record thereof prior to the Trustee, or if none, by the originator to “Wells Fargo Bank, National Association, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5” or in blank;

(iv)       an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the related Mortgage Loan to the most recent assignee of record, in each case with evidence of recording thereon (except for recording information not yet available, if the Assignment of Leases or an assignment thereof has not been returned from the applicable recording office);

(v)       an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to preceding clause (iv)), in recordable form (except for the name of the assignee, if delivered in blank, and except for recording information not yet available, if the instrument being assigned has not been returned from the applicable recording office), executed by the applicable assignee of record to “Wells Fargo Bank, National Association, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5” or in blank;

(vi)       an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the related Mortgage Loan to the Mortgage Loan Seller;

(vii)       an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), in complete form (except for the name of the assignee, if delivered in blank, and except for recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), executed by the Mortgage Loan Seller to “Wells Fargo Bank, National Association, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5” or in blank;

(viii)      originals or copies of all consolidation, assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been consolidated or modified or the Mortgage Loan has been assumed;

(ix)       the original lender’s title insurance policy issued on the date of the origination of the Mortgage Loan or a copy thereof, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor’s fee or leasehold interest in the Mortgaged Property, subject to the exceptions set forth therein, or if the policy has not yet been issued, an original or copy of a “marked-up” written commitment (marked as binding and in all cases countersigned by the title insurer or its authorized agent) or the pro forma or specimen title insurance policy (accepted or approved in writing by the title insurer or its authorized agent) or an agreement to provide the same pursuant to lender’s escrow trust instructions executed by an authorized representative of the title insurance company, provided the policy is issued within eighteen (18) months from the Closing Date, in connection with the related Mortgage Loan;

(x)       the original or copy of any guaranty of the obligations of the Mortgagor under the related Mortgage Loan and any intervening assignments;

(xi)       all UCC Financing Statements, assignments and continuation statements or copies thereof, as filed or recorded, or in form that is complete and suitable for filing or recording, as appropriate, or other evidence of filing or recording sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the related Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing or recording thereon, with the exception of filing or recording information not yet available because the UCC Financing Statement, assignment or continuation statement, as the case may be, has not yet been returned from the applicable filing or recording office), and to transfer such security interest to the Trustee;

(xii)       the original power of attorney or a copy thereof (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

(xiii)      with respect to any Mortgage Loan with Additional Debt secured by a lien on the related Mortgaged Property, a co-lender agreement, a subordination agreement or other intercreditor agreement, pursuant to which such Additional Debt will be subordinated to such Mortgage Loan as set forth in such intercreditor agreement;

(xiv)      any additional documents required to be added to the Mortgage File pursuant to this Agreement;

(xv)       with respect to any Mortgage Loan secured by a ground lease, the related ground lease or a copy thereof and any related ground lessor estoppels;

(xvi)      an original of any letter of credit securing such Mortgage Loan and, within sixty (60) days of the Closing Date or such earlier date as required by the issuer of the letter of credit, a copy of the appropriate transfer or assignment documents (which may be in the form of an amendment) for such letter of credit;

(xvii)     a copy of any Environmental Indemnity Agreement, together with a copy of any environmental insurance policy;

(xviii)    a copy of any loan agreement(s);

(xix)       a copy of any escrow agreement(s);

(xx)       a copy of any property management agreement(s);

(xxi)       a copy of any franchise agreements and comfort letters related thereto and assignments thereof;

(xxii)      a copy of any lock-box or cash management agreement(s);

(xxiii)     a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File (the “Mortgage Loan Checklist”);

(xxiv)     a copy of all environmental reports that were received by the Mortgage Loan Seller relating to the relevant Mortgaged Property; and

(xxv)      an original assignment of all unrecorded documents relating to the Mortgage Loan if not already otherwise assigned;

provided, however, that (a) whenever the term “Mortgage File” is used to refer to documents held by the Trustee, or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually received by the Trustee or a Custodian appointed thereby and (b) if there exists with respect to any Crossed Mortgage Loan Group only one original or certified copy of any document referred to in the definition of “Mortgage File” covering all of the mortgage loans in such Crossed Mortgage Loan Group, then the inclusion of such original or certified copy in the Mortgage File for any of the mortgage loans constituting such Crossed Mortgage Loan Group shall be deemed the inclusion of such original or certified copy in the Mortgage File for each such Mortgage Loan.

“Mortgage Loan”:  Each of the mortgage loans (other than the Crossed Underlying Loans of a Crossed Mortgage Loan Group, it being understood that for the purposes of this Agreement each Crossed Mortgage Loan Group shall be treated as one Mortgage Loan) transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund.  As used herein, the term “Mortgage Loan” includes the related Mortgage Note, Mortgage and other documents contained in the related Mortgage File and any related agreements.

“Mortgage Loan Checklist”:  As defined in the definition of “Mortgage File.”

“Mortgage Loan Purchase Agreement”:  The agreement between the Depositor and the Mortgage Loan Seller, relating to the transfer of all of the Mortgage Loan Seller’s right, title and interest in and to the Mortgage Loans.

“Mortgage Loan Schedule”:  The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each Mortgage Loan so transferred:

(i)       the loan identification number and loan servicing number (as specified in Annex A-1 to the Prospectus Supplement);

(ii)       the Mortgagor’s name;

(iii)       the street address (including city, state, county and zip code) and name of the related Mortgaged Property;

(iv)       the Mortgage Rate in effect at origination;

(v)       the Net Mortgage Rate;

(vi)       the original principal balance;

(vii)       the Cut-off Date Principal Balance;

(viii)      the (a) original term to stated maturity, (b) remaining term to stated maturity and (c) Maturity Date;

(ix)       the original and remaining amortization terms;

(x)       the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

(xi)       the applicable Servicing Fee Rate;

(xii)       whether the Mortgage Loan is a 30/360 Mortgage Loan or an Actual/360 Mortgage Loan;

(xiii)       [Reserved];

(xiv)       whether such Mortgage Loan is secured by the related Mortgagor’s interest in a ground lease;

(xv)       identifying any Mortgage Loans with which such Mortgage Loan is cross-defaulted or cross-collateralized;

(xvi)       the originator of the related Mortgage Loan and the Mortgage Loan Seller;

(xvii)      whether the related Mortgage Loan has a guarantor;

(xviii)     whether the related Mortgage Loan is secured by a letter of credit;

(xix)        amount of any reserve or escrowed funds that were deposited at origination and any ongoing periodic deposit requirements;

(xx)       number of grace days;

(xxi)        whether a cash management agreement or lock-box agreement is in place;

(xxii)       the general property type of the related Mortgaged Property;

(xxiii)      whether the related Mortgage Loan permits defeasance;

(xxiv)      the interest accrual period;

(xxv)       Anticipated Repayment Date, if applicable;

(xxvi)      the Revised Rate of such Mortgage Loan, if any; and

(xxvii)     the number of units, pads or square feet with respect to each Mortgaged Property.

Such Mortgage Loan Schedule shall also set forth the aggregate of the amounts described under clause (vii) above for all of the Mortgage Loans.  Such list may be in the form of more than one list, collectively setting forth all of the information required.

“Mortgage Loan Seller”:  JPMorgan Chase Bank, National Association, a national banking association, or its successor in interest.

“Mortgage Note”:  The original executed note(s) evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

“Mortgage Rate”:  With respect to:  (i) any Mortgage Loan on or prior to its Maturity Date, the annual rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; or (ii) any Mortgage Loan after its Maturity Date, the annual rate described in clause (i) above determined without regard to the passage of such Maturity Date.  For the avoidance of doubt, the Mortgage Rate of any ARD Loan shall not be construed to include the related Excess Rate.

“Mortgaged Property”:  The real property subject to the lien of a Mortgage.

“Mortgagor”:  The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

“Net Aggregate Prepayment Interest Shortfall”:  With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Due Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with such Prepayment Interest Shortfalls.

“Net Investment Earnings”:  With respect to the Certificate Account, the Servicing Accounts or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 3.06.

“Net Investment Loss”:  With respect to the Certificate Account, the Servicing Accounts or the REO Account for any period from any Distribution Date to the immediately succeeding P&I Advance Date, the amount by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such period on such funds.

“Net Mortgage Rate”:  With respect to any Mortgage Loan or any REO Loan as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after its respective Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the Mortgagor; provided, further, that for any Mortgage Loan that does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating Pass-Through Rates on the Regular Certificates and the interest rate on the Uncertificated Lower-Tier Interests, the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Net Mortgage Rate; provided, further, that, with respect to each Interest Reserve Loan, the Net Mortgage Rate for the one-month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year or preceding the Due Date that occurs in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date), will be determined exclusive of any Withheld Amounts, and (B) preceding the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the amounts withheld in the immediately preceding January and February, if applicable.  With respect to any REO Loan, the Net Mortgage Rate shall be calculated as described above, determined as if the predecessor Mortgage Loans had remained outstanding.

“Net Operating Income”:  With respect to any Mortgaged Property, for any Mortgagor’s fiscal year end, Net Operating Income will be calculated in accordance with the standard definition of “Net Operating Income” approved from time to time endorsed and put forth by the CREFC.

“New Lease”:  Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

“Non-Book Entry Certificates”:  As defined in Section 5.02(c).

“Nonrecoverable Advance”:  Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

“Nonrecoverable P&I Advance”:  Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the reasonable judgment of the Master Servicer or the Trustee, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon at the Reimbursement Rate, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Loan; provided, however, that the Special Servicer may, at its option and, prior to the occurrence of any Consultation Termination Event, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standard, that any P&I Advance previously made or proposed to be made is a Nonrecoverable P&I Advance and shall deliver to the Master Servicer, the Trustee and the 17g-5 Information Provider notice of such determination.  Any such determination shall be conclusive and binding on the Master Servicer and the Trustee, provided, however, that the Special Servicer shall have no such option to make an affirmative determination that any P&I Advance is or would be recoverable and in the absence of a determination by the Special Servicer that such P&I Advance is or would be a Nonrecoverable P&I Advance, such decision shall remain with the Master Servicer or Trustee, as applicable.  Notwithstanding the foregoing, if the Special Servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance is a Nonrecoverable P&I Advance, the Master Servicer and the Trustee shall have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance is a Nonrecoverable P&I Advance.  In making such recoverability determination, the Master Servicer, Special Servicer or Trustee, as applicable, will be entitled (a) to consider (among other things) (i) the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified and (ii) the related Mortgaged Properties in their “as is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer and the Special Servicer or in its good faith business judgment in the case of the Trustee, solely in its capacity as Trustee) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) to estimate and consider (among other things) future expenses, (c) to estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer and the Special Servicer or in its good faith business judgment in the case of the Trustee, solely in its capacity as Trustee) (among other things) the timing of recoveries and (d) to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, in light of the fact that related proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance.  In addition, any Person, in considering whether a P&I Advance is a Nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans which, at the time of such consideration, the reimbursement of which is being deferred or delayed by the Master Servicer or the Trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related Mortgage Loan are a source of reimbursement not only for the P&I Advance under consideration, but also as a potential source of reimbursement of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed.  In addition, any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that an Advance is a Nonrecoverable Advance) and, consistent with the Servicing Standard, in the case of the Master Servicer or in its good faith business judgment in the case of the Trustee (solely in its capacity as Trustee), may obtain, promptly upon request, from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer’s possession for making a recoverability determination.  Absent bad faith, the Master Servicer’s, Special Servicer’s or the Trustee’s determination as to the recoverability of any P&I Advance shall be conclusive and binding on the Certificateholders.  The determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that the Master Servicer or the Trustee, as applicable, has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, or any updated or changed recoverability determination, shall be evidenced by an Officer’s Certificate delivered by either the Special Servicer or the Master Servicer to the other and to the Trustee, the Paying Agent, the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination Event), the Depositor, or by the Trustee to the Depositor, the Master Servicer, the Special Servicer and the Paying Agent.  The Officer’s Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, income and expense statements, rent rolls, occupancy status, property inspections and any other information used by the Master Servicer, the Special Servicer or the Trustee, as applicable, to make such determination and shall include any existing Appraisal of the related Mortgage Loan or Mortgaged Property).  The Trustee shall be entitled to conclusively rely on the Master Servicer’s or Special Servicer’s determination that a P&I Advance is or would be nonrecoverable, and the Master Servicer shall be entitled to conclusively rely on the Special Servicer’s determination that a P&I Advance is or would be nonrecoverable.  In the case of a cross-collateralized Mortgage Loan (if any), such recoverability determination shall take into account the cross-collateralization of the related cross-collateralized Mortgage Loan.

“Nonrecoverable Servicing Advance”:  Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property which, in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, at the Reimbursement Rate, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Property.  In making such recoverability determination, such Person will be entitled (a) to consider (among other things) (i) the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified and (ii) the related Mortgaged Properties in their “as is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer or in its good faith business judgment in the case of the Trustee, solely in its capacity as Trustee) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) to estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer or in its good faith business judgment in the case of the Trustee, solely in its capacity as Trustee) (among other things) future expenses and (c) to estimate and consider (among other things) the timing of recoveries.  In addition, any Person, in considering whether a Servicing Advance is a Nonrecoverable Servicing Advance, will be entitled to give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts with respect to other Mortgage Loans that, at the time of such consideration, the reimbursement of which is being deferred or delayed by the Master Servicer, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Servicing Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed.  In addition, any such Person may update or change its recoverability determinations at any time (but not reverse any other Person’s determination that an Advance is a Nonrecoverable Advance) and, consistent with the Servicing Standard, in the case of the Master Servicer, may obtain, promptly upon request, from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer’s possession for making a recoverability determination.  The determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, or any updated or changed recoverability determination, shall be evidenced by an Officer’s Certificate delivered by either of the Special Servicer or Master Servicer to the other and to the Trustee, the Paying Agent, the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination Event), and the Depositor, or by the Trustee to the Depositor, the Master Servicer, the Special Servicer and the Paying Agent; provided, however, that the Special Servicer may, at its option and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standard, that any Servicing Advance previously made or proposed to be made is a Nonrecoverable

Servicing Advance and shall deliver to the Master Servicer, the Trustee and the 17g-5 Information Provider notice of such determination.  Any such determination shall be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee, provided, however, that the Special Servicer shall have no such option to make an affirmative determination that any Servicing Advance is or would be recoverable and in the absence of a determination by the Special Servicer that such Servicing Advance is or would be a Nonrecoverable Servicing Advance, such decision shall remain with the Master Servicer or the Trustee, as applicable.  Notwithstanding the foregoing, if the Special Servicer makes a determination that only a portion, and not all, of any previously made or proposed Servicing Advance is a Nonrecoverable Servicing Advance, the Master Servicer and the Trustee shall each have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed Servicing Advance is a Nonrecoverable Servicing Advance.  The Officer’s Certificate shall set forth such determination of nonrecoverability and the considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination (which shall be accompanied by, to the extent available, related income and expense statements, rent rolls, occupancy status and property inspections, and shall include any existing Appraisal with respect to the related Mortgage Loan or related Mortgaged Property).  The Special Servicer shall promptly furnish any party required to make Servicing Advances hereunder with any information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as such party required to make Servicing Advances may reasonably request for purposes of making recoverability determinations.  The Trustee shall be entitled to conclusively rely on the Master Servicer’s or Special Servicer’s, as the case may be, determination that a Servicing Advance is or would be nonrecoverable, and the Master Servicer shall be entitled to conclusively rely on the Special Servicer’s determination that a Servicing Advance is or would be nonrecoverable.  In the case of a cross-collateralized Mortgage Loan (if any), such recoverability determination shall take into account the cross-collateralization of the related cross-collateralized Mortgage Loan.

“Non-Registered Certificate”:  Unless and until registered under the Securities Act, any Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class NR, Class R or Class Z Certificate.

“Non-Specially Serviced Mortgage Loan”:  Any Mortgage Loan that is not a Specially Serviced Mortgage Loan.

“Non-U.S. Beneficial Ownership Certification”:  As defined in Section 5.03(f).

“Non-U.S. Tax Person”:  Any person other than a U.S. Tax Person, unless, with respect to the Transfer of a Class R Certificate, (i) such person holds such Class R Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (or successor form) or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Class R Certificate will not be disregarded for federal income tax purposes.  A Person shall be treated as a Non-U.S. Tax Person, (A) notwithstanding clause (i) of the preceding sentence, if it is a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or may be owned pursuant to the applicable partnership agreement), directly or indirectly (other than through a U.S. corporation), by a Non-U.S. Tax Person or (B) if such Person is a U.S. Tax Person with respect to whom income from a Class R Certificate is attributable to a foreign permanent establishment of fixed base, within the meaning of an applicable income treaty, of such Person or any other U.S. Tax Person.

“Notional Amount”:  In the case of the Class X-A Certificates, the Class X-A Notional Amount and in the case of the Class X-B Certificates, the Class X-B Notional Amount.

“NRSRO”:  Any nationally recognized statistical ratings organization, including the Rating Agencies.

“NRSRO Certification”:  A certification substantially in the form of Exhibit P-2 executed by a NRSRO in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency under this Agreement or that such NRSRO has provided the Depositor with the appropriate certifications under Exchange Act Rule 17g-5(e), that such NRSRO has access to the Depositor’s 17g-5 website and that such NRSRO will keep such information confidential.

“Offered Certificates”:  The Class A-1, Class A-2, Class A-3, Class A-SB and Class X-A Certificates.

“Offered Private Certificates”:  The Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class NR and Class R Certificates.

“Officer’s Certificate”:  A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer or any Additional Servicer, as the case may be, or a Responsible Officer of the Trustee or Paying Agent, as the case may be.

“Opinion of Counsel”:  A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the Special Servicer, acceptable in form and delivered to the Trustee and the Paying Agent, except that any opinion of counsel relating to (a) the qualification of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC, (b) compliance with the REMIC Provisions, (c) the qualification of the Grantor Trust as a grantor trust, or (d) the resignation of the Master Servicer, the Special Servicer or the Depositor pursuant to Section 6.04, must be an opinion of counsel who is in fact Independent of the Depositor, the Master Servicer or the Special Servicer, as applicable.

“Option Notice”:  As defined in Section 3.18(f).

“Original Certificate Balance”:  With respect to any Class of Principal Balance Certificates, the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

“Original Lower-Tier Principal Amount”:  With respect to any Class of Uncertificated Lower-Tier Interest, the initial principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

“Original Notional Amount”:  With respect to the Class X-A Notional Amount and Class X-B Notional Amount, the applicable initial Notional Amount thereof as of the Closing Date, as specified in the Preliminary Statement.

“OTS”:  The Office of Thrift Supervision or any successor thereto.

“Ownership Interest”:  As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“P&I Advance”:  As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer or the Trustee, as applicable, pursuant to Section 4.03 or Section 7.05.

“P&I Advance Date”:  The Business Day immediately prior to each Distribution Date.

“P&I Advance Determination Date”:  With respect to any Distribution Date, the close of business on the related Determination Date.

“Pass-Through Rate”:  Any of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-SB Pass-Through Rate, the Class A-S Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class D Pass-Through Rate, the Class E Pass-Through Rate, the Class F Pass-Through Rate, the Class G Pass-Through Rate, the Class NR Pass-Through Rate, the Class X-A Pass-Through Rate, or the Class X-B Pass-Through Rate.

“Paying Agent”:  Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States, or any successor appointed thereto pursuant to Section 5.08 or any successor Paying Agent appointed hereunder.

“PCAOB”:  The Public Company Accounting Oversight Board.

“Penalty Charges”:  With respect to any Mortgage Loan (or successor REO Loan), any amounts actually collected thereon that represent late payment charges or Default Interest, other than a Yield Maintenance Charge, prepayment premium and any Excess Interest.

“Percentage Interest”:  As to any Certificate (other than the Class R and Class Z Certificates), the percentage interest evidenced thereby in distributions required to be made with respect to the related Class.  With respect to any Regular Certificate, the percentage interest is equal to the Denomination of such Certificate divided by the Original Certificate Balance or Original Notional Amount, as applicable, of such Class of Certificates as of the Closing Date.  With respect to a Class R Certificate or a Class Z Certificate, the percentage interest is set forth on the face thereof.

“Performance Certification”:  As defined in Section 11.06.

“Performing Party”:  As defined in Section 11.12.

“Permitted Investments”:  Any one or more of the following obligations or securities (including obligations or securities of the Paying Agent, or managed by the Paying Agent or any Affiliate of the Paying Agent, if otherwise qualifying hereunder), regardless whether issued by the Depositor, the Master Servicer, the Special Servicer, the Trustee, or any of their respective Affiliates and having the required ratings, if any, provided for in this definition and which shall not be subject to liquidation prior to maturity:

(i)       direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Fannie Mae, Freddie Mac or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in one (1) year or less from the date of acquisition; provided that any obligation of, or guarantee by, Fannie Mae or Freddie Mac, other than an unsecured senior debt obligation of Fannie Mae or Freddie Mac, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as evidenced in writing;

(ii)       time deposits, unsecured certificates of deposit, or bankers’ acceptances that are issued or held by any depository institution or trust company (including the Trustee) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities (A) in the case of such investments with maturities of 30 days or less, the short term obligations of which are rated in the highest short term rating category by Moody’s or the long term obligations of which are rated at least “A2” by Moody’s, (B) in the case of such investments with maturities of three months or less, but more than 30 days, the short term obligations of which are rated in the highest short term rating category by Moody’s and the long term obligations of which are rated at least “A1” by Moody’s, (C) in the case of such investments with maturities of six months or less, but more than three months, the short term obligations of which are rated in the highest short term rating category by Moody’s and the long term obligations of which are rated at least “Aa3” by Moody’s, and (D) in the case of such investments with maturities of more than six months, the short term obligations of which are rated in the highest short term rating category by Moody’s and the long term obligations of which are rated “Aaa” by Moody’s (or, in each case, if permitted by the related Mortgage Loan, if not rated by Moody’s, otherwise acceptable to Moody’s, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates);

(iii)       repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

(iv)       debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which mature in one (1) year or less from the date of acquisition, which debt obligations are rated in the highest rating categories of each Rating Agency or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Class of Certificates as evidenced in writing; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

(v)       commercial paper (including both non interest bearing discount obligations and interest bearing obligations) of any corporation or other entity organized under the laws of the United States or any state thereof payable on demand or on a specified date maturing in one (1) year or less from the date of acquisition thereof and which is rated in the highest rating category of each Rating Agency (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned by each Rating Agency to any Class of Certificates as evidenced in writing);

(vi)       money market funds, rated in the highest rating categories of each Rating Agency, which may include the Wells Fargo Advantage Prime Investment Money Market Fund if so qualified; and

(vii)       any other demand, money market or time deposit, obligation, security or investment with respect to which Rating Agency Confirmation has been obtained from each Rating Agency;

provided, however, that each Permitted Investment qualifies as a “cash flow investment” pursuant to Section 860G(a)(6) of the Code, and that (a) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (b) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index; and provided, further, however, that no such instrument shall be a Permitted Investment (a) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (b) if such instrument may be redeemed at a price below the purchase price; and provided, further, however, that no amount beneficially owned by the Upper-Tier REMIC or the Lower-Tier REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Master Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC.  Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

“Permitted Transferee”:  Any Person or any agent thereof other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that the transfer of an Ownership Interest in any Class R Certificate to such Person may cause the Trust Fund to fail to qualify as one or more REMICs at any time that the Certificates are outstanding, (c) a Person that is a Non-U.S. Tax Person (other than (i) a Non-U.S. Tax Person in whose hands the income from such Class R Certificate is effectively connected with the conduct of a trade or business within the United States and that has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or other prescribed form or (ii) a Non-U.S. Tax Person, if in connection with the proposed transfer of such Class R Certificate, the transferor provides an Opinion of Counsel to the Certificate Registrar to the effect that such transfer will not be disregarded for federal income tax purposes under Treasury Regulations Section 1.860G-3), (d) any partnership if any of its interests are (or under the partnership agreement are permitted to be) owned, directly or indirectly (other than through a U.S. corporation), by a Non-U.S. Tax Person or (e) a U.S. Tax Person with respect to whom income from the Class R Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Tax Person.

“Person”:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”:  As defined in Section 5.03(m).

“Prepayment Assumption”:  A “constant prepayment rate” of 0% used for determining the accrual of original issue discount and market discount, if any, and the amortization premium, if any, on the Certificates for federal income tax purposes; provided that it is assumed that each Mortgage Loan with an Anticipated Repayment Date prepays on such date.

“Prepayment Interest Excess”:  For any Distribution Date and with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Due Period, which Principal Prepayment was applied to such Mortgage Loan after the related Due Date and prior to the following Determination Date, the amount of interest (net of the related Servicing Fees and any Excess Interest), to the extent collected from the related Mortgagor (without regard to any prepayment premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate and Senior Trust Advisor Fee Rate, on the amount of such Principal Prepayment from and after such Due Date and ending on the date of such prepayment.

“Prepayment Interest Shortfall”:  For any Distribution Date and with respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during the related Due Period, which Principal Prepayment was applied to such Mortgage Loan after the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring after the related Determination Date, the related Due Date) and prior to the following Due Date, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any prepayment premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate and the Senior Trust Advisor Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on such following Due Date.

“Primary Collateral”:  With respect to any Crossed Underlying Loan, that portion of the Mortgaged Property designated as directly securing such Crossed Underlying Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such Crossed Underlying Loan.

“Primary Servicing Fee”:  The monthly fee payable by the Master Servicer solely from the Servicing Fee to each Initial Sub-Servicer, which monthly fee accrues at the rate per annum specified as such in the Sub-Servicing Agreement with such Initial Sub-Servicer.

“Prime Rate”:  The “Prime Rate” as published in the “Money Rates” section of the New York City edition of The Wall Street Journal (or, if such section or publication is no longer available, such other comparable publication as determined by the Paying Agent in its reasonable discretion) as may be in effect from time to time, or, if the “Prime Rate” no longer exists, such other comparable rate (as determined by the Paying Agent in its reasonable discretion) as may be in effect from time to time.

“Principal Balance Certificates”:  Each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates.

“Principal Distribution Amount”:  With respect to any Distribution Date and the Principal Balance Certificates, an amount equal to the sum of (a) the Principal Shortfall for such Distribution Date, (b) the Scheduled Principal Distribution Amount for such Distribution Date and (c) the Unscheduled Principal Distribution Amount for such Distribution Date; provided that the Principal Distribution Amount for any Distribution Date shall be reduced, to not less than zero, by the amount of any reimbursements of (A) Nonrecoverable Advances, with interest on such Nonrecoverable Advances at the Reimbursement Rate that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

“Principal Prepayment”:  Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date as a result of such prepayment.

“Principal Shortfall”:  For any Distribution Date after the initial Distribution Date with respect to the Mortgage Loans, the amount, if any, by which (a) the related Principal Distribution Amount for the preceding Distribution Date, exceeds (b) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates for such preceding Distribution Date pursuant to Section 4.01(a) on such preceding Distribution Date.  The Principal Shortfall for the initial Distribution Date will be zero.

“Private Placement Memorandum”:  The Private Placement Memorandum, dated September 23, 2011, relating to the offering of the Offered Private Certificates.

“Privileged Communications”:  Any correspondence between the Directing Certificateholder and the Special Servicer referred to in clause (i) of the definition of “Privileged Information”.

“Privileged Information”:  Any (i) correspondence between the Directing Certificateholder and the Special Servicer related to any Specially Serviced Mortgage Loan or the exercise of the Directing Certificateholder’s consent or consultation rights under this Agreement, and (ii) strategically sensitive information that the Special Servicer has reasonably determined could compromise the Trust Fund’s position in any ongoing or future negotiations with the related Mortgagor or other interested party.

“Privileged Person”:  The Depositor and its designees, the Initial Purchaser, the Underwriters, the Master Servicer, the Special Servicer, any Additional Servicer, the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination Event), the Senior Trust Advisor, the affiliates of the Senior Trust Advisor, any Person who provides the Trustee with an Investor Certification and any NRSRO (including any Rating Agency) that provides the Trustee with an NRSRO Certification, which Investor Certification and NRSRO Certification may be submitted electronically via the Trustee’s Website.  In determining whether any person is an Additional Servicer or an affiliate of the Senior Trust Advisor, the Paying Agent may rely on direction by the Master Servicer, the Special Servicer, the Mortgage Loan Seller or the Senior Trust Advisor, as the case may be.

“Prospectus”:  The Prospectus, dated July 19, 2010, as supplemented by the Prospectus Supplement.

“Prospectus Supplement”:  The Prospectus Supplement, dated September 16, 2011, relating to the offering of the Offered Certificates.

“Purchase Price”:  With respect to any Mortgage Loan (or REO Loan) to be purchased pursuant to (A) Section 6 of the Mortgage Loan Purchase Agreement by the Mortgage Loan Seller, (B) Section 3.18, or (C) Section 9.01, a price, without duplication, equal to:

(i)       the outstanding principal balance of such Mortgage Loan (or related REO Loan) as of the date of purchase; plus

(ii)       all accrued and unpaid interest on such Mortgage Loan (or the related REO Loan, at the related Mortgage Rate in effect from time to time

(exclusive of Default Interest and Excess Interest) to, but not including, the Due Date immediately preceding the Determination Date for the related Distribution Date in which such Purchase Price is included in the Available Distribution Amount; plus

(iii)       all related Servicing Advances and accrued and unpaid interest on related Advances at the Reimbursement Rate, and any Special Servicing Fees (whether paid or unpaid), and all additional Trust Fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan (or related REO Loan); plus

(iv)       if such Mortgage Loan (or related REO Loan) is being repurchased by the Mortgage Loan Seller, pursuant to Section 6 of the Mortgage Loan Purchase Agreement, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any expenses of the Trust Fund relating to such Mortgage Loan (or related REO Loan); plus

(v)       Liquidation Fees, if any, payable with respect to such Mortgage Loan (which will not include any Liquidation Fees if such Mortgage Loan is repurchased prior to the expiration of the Extended Cure Period).

With respect to any REO Property to be sold pursuant to Section 3.18(b), “Purchase Price” shall mean the amount calculated in accordance with the preceding sentence in respect of the related REO Loan.  With respect to any sale pursuant to Section 3.18(a)(ii) or Section 3.18(e), the “Purchase Price” shall be subject to the provisions of the related Intercreditor Agreement.

“Qualified Bidder”:  As defined in Section 7.01(c).

“Qualified Institutional Buyer”:  A “qualified institutional buyer” as defined in Rule 144A under the Act.

“Qualified Insurer”:  With respect to any Mortgage Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction with an insurance financial strength rating of at least “A3” by Moody’s (or, if not rated by Moody’s, at least “A-” by one other nationally recognized insurance rating organization (which may include S&P or A.M. Best Company)) and “A-” by Fitch (or, if not rated by Fitch, at least “A” by one other nationally recognized insurance rating organization (which may include “A-:VIII” or better by A.M. Best Company)) and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), except as set forth in Section 3.07(c), an insurance company that has a claims paying ability (or the obligations which are guaranteed or backed by a company having such claims paying ability) rated no lower than two ratings below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than “A3” by Moody’s and “A-” by Fitch (or, if not rated by Moody’s or Fitch, then at least “A-” by two nationally recognized statistical rating organizations (which may include the other Rating Agencies, S&P or A.M. Best Company)) or, in the case of clauses (i) and (ii), such other rating as to which a Rating Agency Confirmation has been obtained.

“Qualified Replacement Special Servicer”:  A replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers contained in this Agreement, (ii) is not an Affiliate of the Senior Trust Advisor, (iii) is not obligated to pay the Senior Trust Advisor (x) any fees or otherwise compensate the Senior Trust Advisor in respect of its obligations under this Agreement, and (y) for the appointment of the successor Special Servicer or the recommendation by the Senior Trust Advisor for the replacement Special Servicer to become the Special Servicer, (iv) is not entitled to receive any compensation from the Senior Trust Advisor, and (v) is not entitled to receive any fee from the Senior Trust Advisor for its appointment as successor Special Servicer, in each case, unless expressly approved by 100% of the Certificateholders.

“Qualified Substitute Mortgage Loan”:  A mortgage loan that must, on the date of substitution:  (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as and grace period no longer than that of the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360 day year consisting of twelve 30 day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have a then-current loan to value ratio equal to or less than the lesser of the deleted Mortgage Loan as of the Closing Date and 75%, in each case using the “value” for the Mortgaged Property as determined using an MAI appraisal; (vii) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement; (viii) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have a then-current debt service coverage ratio at least equal to the greater of the original debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and 1.25x; (x) constitute a “qualified replacement mortgage” within the meaning of Section 860G(a)(4) of the Code as evidenced by an Opinion of Counsel (provided at the Mortgage Loan Seller’s expense); (xi) not have a maturity date or an amortization schedule that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (xii) have comparable prepayment restrictions to those of the deleted Mortgage Loan; (xiii) not be substituted for a deleted Mortgage Loan unless the Trustee has received Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the Mortgage Loan Seller); (xiv) have been approved, so long as a Control Event has not occurred and is not continuing, by the Directing Certificateholder; (xv) prohibit defeasance within two years of the Closing Date; (xvi) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either of the REMICs established under this Agreement or the imposition of tax on either of such REMICs other than a tax on income expressly permitted or contemplated to be imposed by the terms of this Agreement, as determined by an Opinion of Counsel; (xvii) have an engineering report with respect to the related Mortgaged Property that will be delivered as a part of the related Servicing File; and (xviii) be current in the payment of all scheduled payments of principal and interest then due.  In the event that more than one mortgage loan is substituted for a deleted Mortgage Loan, then the amounts described in clause (i) shall be determined on the basis of aggregate Stated Principal Balances and each such proposed Qualified Substitute Mortgage Loan shall individually satisfy each of the requirements specified in clauses (ii) through (xviii); provided that the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis; provided further, that no individual Mortgage Rate (net of the Servicing Fee Rate and the Trustee Fee Rate) shall be lower than the highest fixed Pass-Through Rate (and not based on, or subject to a cap equal to, the Weighted Average Net Mortgage Rate) of any class of Principal Balance Certificates having a Certificate Balance then outstanding.  When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

“Rated Final Distribution Date”:  As to each Class of Certificates, the Distribution Date in August 2046.

“Rating Agency”:  Each of Moody’s, Fitch and Morningstar or their successors in interest.  If no such rating agency nor any successor thereof remains in existence, “Rating Agency” shall be deemed to refer to such nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Paying Agent and the Master Servicer, and specific ratings of Moody’s, Fitch or Morningstar herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Rating Agency Confirmation”:  With respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that a written waiver or other acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from each Rating Agency with respect to such matter.

“Rating Agency Inquiry”:  As defined in Section 4.08(c).

“Rating Agency Q&A Forum and Servicer Document Request Tool”:  As defined in Section 4.08(c).

“Record Date”:  With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

“Regular Certificate”:  Any of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class NR and Class X Certificates.

“Regulation AB”:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation AB Servicing Officer”:  Any officer or employee of the Master Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s or employee’s knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee and/or the Paying Agent by the Master Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

“Regulation D”:  Regulation D under the Act.

“Regulation S”:  Regulation S under the Act.

“Regulation S Book-Entry Certificates”:  The Non-Registered Certificates sold in offshore transactions in reliance on Regulation S and represented by one or more Book-Entry Non-Registered Certificates deposited with the Paying Agent as custodian for the Depository.

“Regulation S Transfer Certificate”:  A certificate substantially in the form of Exhibit K or Exhibit L hereto, as applicable.

“Reimbursement Rate”:  The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the Prime Rate.

“Related Certificates,” and “Related Uncertificated Lower-Tier Interests”:  For each of the following Classes of Certificates, the related Class of Uncertificated Lower-Tier Interests; and for the following Classes of Uncertificated Lower-Tier Interests, the related Class of Certificates set forth below:
Related Certificates	Related Uncertificated Lower-Tier Interest
Class A-1 Certificates	Class LA1 Uncertificated Interest
Class A-2 Certificates	Class LA2 Uncertificated Interest
Class A-3 Certificates	Class LA3 Uncertificated Interest
Class A-SB Certificates	Class LASB Uncertificated Interest
Class A-S Certificates	Class LAS Uncertificated Interest

Related Certificates	Related Uncertificated Lower-Tier Interest
Class B Certificates	Class LB Uncertificated Interest
Class C Certificates	Class LC Uncertificated Interest
Class D Certificates	Class LD Uncertificated Interest
Class E Certificates	Class LE Uncertificated Interest
Class F Certificates	Class LF Uncertificated Interest
Class G Certificates	Class LG Uncertificated Interest
Class NR Certificates	Class LNR Uncertificated Interest

“Relevant Servicing Criteria” means the Servicing Criteria applicable to a specific party, as set forth on Exhibit AA attached hereto.  For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Servicing Function Participant engaged by the Trustee, the Paying Agent, the Master Servicer or the Special Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to the Master Servicer, the Special Servicer, the Trustee and/or the Paying Agent.

“REMIC”:  A “real estate mortgage investment conduit” as defined in Section 860D of the Code (or any successor thereto).

“REMIC Administrator”:  The Paying Agent or any REMIC administrator appointed pursuant to Section 10.04.

“REMIC Provisions”:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury Regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Rents from Real Property”:  With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”:  A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee in trust for the Certificateholders, which shall initially be entitled “Torchlight Loan Services, LLC, or the applicable successor Special Servicer, as Special Servicer, for the benefit of Wells Fargo Bank, National Association, as trustee, in trust for registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5, REO Account”.  Any such account or accounts shall be an Eligible Account.

“REO Acquisition”:  The acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

“REO Disposition”:  The sale or other disposition of the REO Property pursuant to Section 3.18.

“REO Extension”:  As defined in Section 3.16(a).

“REO Loan”:  The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property.  Each REO Loan shall be deemed to be outstanding for so long as the related REO Property remains part of the Trust Fund and provides for Assumed Scheduled Payments on each Due Date therefor, and otherwise has the same terms and conditions as its predecessor Mortgage Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan).  Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition.  All amounts due and owing in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of a REO Loan.  All amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee, as applicable, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Special Servicing Fees and Servicing Fees, additional Trust Fund expenses and any unreimbursed Advances, together with any interest accrued and payable to the Master Servicer or the Trustee, as applicable, in respect of such Advances in accordance with Section 3.03(d) or Section 4.03(d), shall continue to be payable or reimbursable to the Master Servicer or the Trustee, as applicable, in respect of an REO Loan.  In addition, Unliquidated Advances and Nonrecoverable Advances with respect to such REO Loan, in each case, that were paid from collections on the related Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount” shall be deemed outstanding until recovered.

“REO Property”:  A Mortgaged Property acquired by the Special Servicer on behalf of, and in the name of, the Trustee or a nominee thereof for the benefit of the Certificateholders to the extent set forth herein and the Trustee (as holder of the Uncertificated Lower-Tier Interests) through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

“REO Revenues”:  All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

“Reportable Event”:  As defined in Section 11.07.

“Reporting Servicer”:  The Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Senior Trust Advisor, the Custodian or any Servicing Function Participant engaged by such parties, as the case may be.

“Repurchase Request”:  As defined in Section 2.02(g).

“Repurchase Request Recipient”:  As defined in Section 2.02(g).

“Request for Release”:  A release signed by a Servicing Officer of the Master Servicer or the Special Servicer, as applicable, in the form of Exhibit E attached hereto.

“Requesting Holders”:  As defined in Section 4.05(b).

“Requesting Party”:  As defined in Section 3.30(a).

“Residual Ownership Interest”:  Any record or beneficial interest in the Class R Certificates.

“Responsible Officer”:  When used with respect to each of the initial Trustee or the Paying Agent, any Vice President, Assistant Vice-President, Assistant Secretary or corporate trust officer in the corporate trust department of the Trustee and the Paying Agent, and with respect to any successor Trustee or the Paying Agent, any officer or assistant officer in the corporate trust department of the successor Trustee or Paying Agent or any other officer of the successor Trustee or Paying Agent customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee or the Paying Agent because of such officer’s knowledge of and familiarity with the particular subject.  When used with respect to the Senior Trust Advisor, any Vice President or director or officer with oversight of the particular subject.

“Restricted Period”:  The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Certificates are first offered to Persons other than the Initial Purchaser or Underwriters and any other distributor (as such term is defined in Regulation S) of the Certificates and (b) the Closing Date.

“Retained Fee Rate”:  An amount equal to 0.005% per annum.

“Revised Rate”:  With respect to any ARD Loan, the increased interest rate after the related Anticipated Repayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Mortgage Loan.

“Rule 144”:  Rule 144 under the Act.

“Rule 144A”:  Rule 144A under the Act.

“Rule 144A Book-Entry Certificate”:  With respect to the Non-Registered Certificates offered and sold in reliance on Rule 144A, a single, permanent Book-Entry Certificate, in definitive, fully registered form without interest coupons.

“S&P”:  Standard & Poor’s Ratings Services, and its successors in interest.  If neither S&P nor any successor remains in existence, “S&P” shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Paying Agent, the Master Servicer, the Directing Certificateholder and the Special Servicer and specific ratings of

S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

“Sarbanes-Oxley Act”  means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”:  As defined in Section 11.05(a).

“Sales Terms”:  As defined in Section 3.18(f).

“Scheduled Principal Distribution Amount”:  With respect to any Distribution Date and the Mortgage Loans, the aggregate of the principal portions of (a) all Monthly Payments (excluding Balloon Payments) due in respect of such Mortgage Loans during or, if and to the extent not previously received or advanced pursuant to Section 4.03 in respect of a preceding Distribution Date (and not previously distributed to Certificateholders), prior to, the related Due Period, and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Due Period, in each case to the extent either (i) paid by the Mortgagor as of the Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring or a grace period ending after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the Master Servicer as of the Business Day preceding the related P&I Advance Date) or (ii) advanced by the Master Servicer or the Trustee, as applicable, pursuant to Section 4.03 in respect of such Distribution Date, and (b) all Balloon Payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring or a grace period ending after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the Master Servicer as of the Business Day preceding the related P&I Advance Date), and to the extent not included in clause (a) above.

“Securities Act”:  The Securities Act of 1933, as it may be amended from time to time.

“Security Agreement”:  With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

“Senior Certificate”:  Any Class A (other than the Class A-S Certificates) and Class X Certificate.

“Senior Trust Advisor”:  Pentalpha Surveillance LLC, and its successors in interest and assigns, or any successor Senior Trust Advisor appointed as herein provided.

“Senior Trust Advisor Annual Report”:  As defined in Section 3.33(c).

“Senior Trust Advisor Consulting Fee”:  A fee for each Major Decision on which the Senior Trust Advisor has consulting rights equal to $15,000 with respect to any Mortgage Loan or such lesser amount as the related Mortgagor agrees to pay, payable pursuant to

Section 3.05 of this Agreement; provided, however, that no such fee shall be payable unless paid by the related Mortgagor; provided, further, that the Senior Trust Advisor may in its sole discretion reduce the Senior Trust Advisor Consulting Fee with respect to any Major Decision; provided, further, that the Master Servicer or Special Servicer, as applicable, may waive or reduce the amount of any Senior Trust Advisor Consulting Fee payable by the related Mortgagor if it determines that such full or partial waiver is in accordance with the Servicing Standard (provided that the Master Servicer or the Special Servicer, as applicable, shall consult with the Senior Trust Advisor prior to any such waiver or reduction).

“Senior Trust Advisor Expenses”:  With respect to any Distribution Date, an amount equal to any unreimbursed indemnification amounts or additional Trust Fund expenses payable to the Senior Trust Advisor pursuant to this Agreement (other than the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee).

“Senior Trust Advisor Fee”:  With respect to each Mortgage Loan and REO Loan, the fee payable to the Senior Trust Advisor pursuant to Section 3.33(h).

“Senior Trust Advisor Fee Rate”:  With respect to each Interest Accrual Period related to any applicable Distribution Date, a per annum fee of 0.0022%.

“Servicing Account”:  The account or accounts created and maintained pursuant to Section 3.03(a).

“Servicing Advances”:  All customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and expenses and fees of real estate brokers) incurred by the Master Servicer, the Special Servicer or the Trustee, as applicable, in connection with the servicing and administering of (a) a Mortgage Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) an REO Property, including (in the case of each of such clause (a) and clause (b)), but not limited to, (x) the cost of (i) compliance with the Master Servicer’s obligations set forth in Section 3.03(c), (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i)–(vi) of the definition of “Liquidation Proceeds,” (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures and (v) the operation, leasing, management, maintenance and liquidation of any REO Property and (y) any amount specifically designated herein to be paid as a “Servicing Advance”.  Notwithstanding anything to the contrary, “Servicing Advances” shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property.

“Servicing Criteria”:  The criteria set forth in paragraph (d) of Item 1122 of Regulation AB as such may be amended from time to time and which as of the Closing Date are listed on Exhibit AA hereto.

“Servicing Fee”:  With respect to each Mortgage Loan and REO Loan, the fee payable to the Master Servicer pursuant to the first paragraph of Section 3.11(a).

“Servicing Fee Amount”:  With respect to the Master Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan, (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Due Period and (b) the Servicing Fee Rate for such Mortgage Loan; provided, however, if the primary servicing of a Mortgage Loan is sub-serviced, the difference between the Servicing Fee Rate for such Mortgage Loan over the servicing fee rate (if any) applicable to such Mortgage Loan as specified in any Sub-Servicing Agreement related to such Mortgage Loan.  With respect to each Sub-Servicer and any date of determination, the aggregate of the products obtained by multiplying, for each Mortgage Loan serviced by such Sub-Servicer, (a) the Stated Principal Balance of such Mortgage Loan as of the end of the immediately preceding Due Period and (b) the servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan.

“Servicing Fee Rate”:  With respect to each Mortgage Loan and REO Loan, a per annum rate equal to the rate set forth on the Mortgage Loan Schedule under the heading “Servicing Fee Rate”, in each case computed on the basis of the Stated Principal Balance of the related Mortgage Loan.

“Servicing File”:  A photocopy of all items required to be included in the Mortgage File, together with each of the following, to the extent such items were actually delivered to the Mortgage Loan Seller, with respect to a Mortgage Loan and (to the extent that the identified documents existed on or before the Closing Date and the applicable reference to Servicing File relates to any period after the Closing Date) delivered by the Mortgage Loan Seller, to the Master Servicer:  (i) a copy of any engineering reports or property condition reports; (ii) other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll and, for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the Mortgage Loan Seller; (iii) copies of related financial statements or operating statements; (iv) all legal opinions (excluding attorney-client communications between the Mortgage Loan Seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), Mortgagor’s Certificates and certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies, if any, delivered in connection with the closing of the related Mortgage Loan; (v) a copy of the Appraisal for the related Mortgaged Property(ies); (vi) the documents that were delivered by or on behalf of the Mortgagor, which documents were required to be delivered in connection with the closing of the related Mortgage Loan; (vii) for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease; and (viii) a copy of all environmental reports that were received by the Mortgage Loan Seller, relating to the relevant Mortgaged Property.

“Servicing Function Participant”:  Any Additional Servicer, Sub-Servicer, Subcontractor or any other Person, other than the Master Servicer, the Special Servicer, the Trustee, the Senior Trust Advisor and the Paying Agent, that is performing activities that address the Servicing Criteria, unless (i) such Person’s activities relate only to 5% or less of the

Mortgage Loans by unpaid principal balance as of any date of determination in accordance with Article XI or (ii) the Depositor reasonably determines that a Master Servicer or the Special Servicer may, for the purposes of the Exchange Act reporting requirements pursuant to applicable Commission guidance, take responsibility for the assessment of compliance with the Servicing Criteria of such Person.  The Servicing Function Participants as of the Closing Date are listed on Exhibit GG hereto.  Exhibit GG shall be updated and provided to the Depositor and the Paying Agent in accordance with Section 11.10(c).

“Servicing Officer”:  Any officer and/or employee of the Master Servicer, the Special Servicer or any Additional Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer, the Special Servicer or any Additional Servicer to the Paying Agent, the Trustee, the Senior Trust Advisor and the Depositor on the Closing Date as such list may be amended from time to time thereafter.

“Servicing-Released Bid”:  As defined in Section 7.01(c).

“Servicing-Retained Bid”:  As defined in Section 7.01(c).

“Servicing Standard”:  As defined in Section 3.01(a).

“Servicing Transfer Event”:  With respect to any Mortgage Loan, the occurrence of any of the following events:

(i)       with respect to a Mortgage Loan that is not a Balloon Mortgage Loan, (a) a payment default shall have occurred at its original Maturity Date, or (b) if the original Maturity Date of such Mortgage Loan has been extended as provided herein, a payment default shall have occurred at such extended Maturity Date; or

(ii)       with respect to each Mortgage Loan that is a Balloon Mortgage Loan, the Balloon Payment is delinquent and the related Mortgagor has not provided the Master Servicer, within 60 days of the related Maturity Date, with a bona fide written commitment for refinancing, reasonably satisfactory in form and substance to the Master Servicer, which provides that such refinancing will occur within 120 days of such related Maturity Date, provided that the Mortgage Loan will become a Specially Serviced Mortgage Loan immediately if the related Mortgagor fails to diligently pursue such financing or to pay any Assumed Scheduled Payment on the related Due Date (subject to any applicable grace period) at any time before the refinancing or, if such refinancing does not occur, the related Mortgage Loan will become a Specially Serviced Mortgage Loan at the end of such 120-day period (or for such shorter period beyond the date on which that Balloon Payment was due within which the refinancing is scheduled to occur pursuant to the commitment for refinancing or on which such commitment terminates); or

(iii)       any Monthly Payment (other than a Balloon Payment) is more than 60 days delinquent (unless, in the case of a Mortgage Loan with mezzanine debt,

prior to such Monthly Payment becoming more than 60 days delinquent the holder of the related mezzanine debt cures such delinquency, subject to the terms and provisions of the related Intercreditor Agreement); or

(iv)       the Master Servicer makes a judgment, or receives from the Special Servicer a written determination of the Special Servicer (with the consent, prior to the occurrence and continuance of any Control Event, of the Directing Certificateholder, in the case of the Special Servicer), that a payment default is imminent and is not likely to be cured by the related Mortgagor within 60 days; or

(v)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the related Mortgagor; provided that if such decree or order is discharged or stayed within 60 days of being entered, or if, as to a bankruptcy, the automatic stay is lifted within 60 days of a filing for relief or the case is dismissed, upon such discharge, stay, lifting or dismissal such Mortgage Loan shall no longer be a Specially Serviced Mortgage Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto and any such fees actually paid shall be reimbursed to the Trust Fund by the Special Servicer); or

(vi)       the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

(vii)       the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(viii)      a default of which the Master Servicer or the Special Servicer, as applicable, has notice (other than a failure by such Mortgagor to pay principal or interest) and which the Master Servicer or Special Servicer (in the case of the Special Servicer, prior to the occurrence and continuance of any Control Event, with Directing Certificateholder consent) determines in its good faith reasonable judgment may materially and adversely affect the interests of the Certificateholders, if applicable, has occurred and remained unremedied for the applicable grace period specified in the related Mortgage Loan documents, other than the failure to maintain terrorism insurance if such failure constitutes an Acceptable Insurance Default (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(ix)       the Master Servicer or Special Servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the related Mortgaged Property; or

(x)       the Master Servicer or Special Servicer (in the case of the Special Servicer, prior to the occurrence and continuance of any Control Event, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (iv) above) under the Mortgage Loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affect the interests of Certificateholders, and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan; provided that any determination that a Servicing Transfer Event has occurred under this clause (x) with respect to any Mortgage Loan solely by reason of the failure (or imminent failure) of the related Mortgagor to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with, prior to the occurrence and continuance of any Control Event, the consent of the Directing Certificateholder);

provided that any Mortgage Loan that is cross-collateralized with a Specially Serviced Mortgage Loan shall be a Specially Serviced Mortgage Loan so long as such Mortgage Loan is cross-collateralized with a Specially Serviced Mortgage Loan.

“Significant Obligor”: As defined in Section 11.16.

“Similar Law”:  As defined in Section 5.03(m).

“Sole Certificateholder”:  Any Certificate Owner of a Book-Entry Certificate or a Holder of a Definitive Certificate holding 100% of the then-outstanding Class X-B, Class B, Class C, Class D, Class E, Class F, Class G, Class NR Certificates or, with respect to such Classes of Certificates an assignment of the voting rights thereof; provided, however, that the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S Certificates have been retired.

“Special Notice”:  As defined in Section 5.06.

“Special Servicer”:  With respect to each of the Mortgage Loans, Torchlight Loan Services LLC, and its successors in interest and assigns, or any successor Special Servicer appointed as herein provided.

“Special Servicing Fee”:  With respect to each Specially Serviced Mortgage Loan and REO Loan, the fee payable to the Special Servicer pursuant to Section 3.11(b).

“Special Servicing Fee Rate”:  With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25000% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) in the same manner as interest is calculated on the Specially Serviced Mortgage Loans.

“Specially Serviced Mortgage Loan”:  As defined in Section 3.01(a).

“Startup Day”:  The day designated as such in Section 10.01(b).

“Stated Principal Balance”:  With respect to any Mortgage Loan, as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Mortgage Loan (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received), plus (y) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan, on or before the end of the immediately preceding Due Period minus (z) the sum of:

(i)       the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, the Due Date in the related month of substitution), to the extent received from the Mortgagor or advanced by the Master Servicer;

(ii)       all Principal Prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, the Due Date in the related month of substitution);

(iii)       the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, the Due Date in the related month of substitution); and

(iv)       any reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation or a modification of such Mortgage Loan pursuant to the terms and provisions of this Agreement that occurred prior to the end of the Due Period for the most recent Distribution Date.

With respect to any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, minus (y) the sum of:

(i)       the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)       the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and REO Revenues received with respect to such REO Loan.

A Mortgage Loan or an REO Loan that is a successor to a Mortgage Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders.

“Statement to Certificateholders”:  As defined in Section 4.02(a).

“Subcontractor”:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Master Servicer, the Special Servicer, the Senior Trust Advisor, an Additional Servicer or a Sub-Servicer.

“Subordinate Certificate”:  Any Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificate.

“Sub-Servicer”:  Any Person that services Mortgage Loans on behalf of the Master Servicer, the Special Servicer or an Additional Servicer and is responsible for the performance (whether directly or through Sub-Servicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Master Servicer, the Special Servicer or an Additional Servicer under this Agreement, with respect to some or all of the Mortgage Loans that are identified in Item 1122(d) of Regulation AB.

“Sub-Servicer Eligible Account”:  An account or accounts maintained with KeyBank National Association so long as (i) with respect to deposits to be held in such account for 30 days or more, KeyBank National Association’s long term unsecured debt rating shall be at least “BBB+” from Fitch and “A2” from Moody’s and (ii) with respect to deposits to be held in such account for less than 30 days, KeyBank National Association’s short term unsecured debt rating shall be at least “F2” from Fitch and “P-1” from Moody’s.

“Sub-Servicing Agreement”:  The written contract between the Master Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

“Substitution Shortfall Amount”:  With respect to a substitution pursuant to Section 2.03(b) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution.  In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time by the Mortgage Loan Seller) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loans.

“Successful Bidder”:  As defined in Section 7.01(c).

“SunTrust Bank Portfolio Loans”: The mortgage loans identified as Loan Nos. 2 and 13 on Exhibit B hereto.

“Surviving Entity”:  As defined in Section 6.02(b).

“Tax Returns”:  The federal income tax returns on (i) Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC due to its classification as a REMIC under the REMIC Provisions and (ii) Internal Revenue Service Form 1041 or Internal Revenue Service Form 1099, as applicable, or any successor forms to be filed on behalf of the Grantor Trust, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal tax law or Applicable State and Local Tax Law.

“Temporary Regulation S Book-Entry Certificate”:  As defined in Section 5.02(a).

“Transfer”:  Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

“Transferable Servicing Interest”:  The amount by which the Servicing Fee otherwise payable to the Master Servicer hereunder exceeds the sum of (i) the Primary Servicing Fee and (ii) the amount of the Servicing Fee calculated using the Retained Fee Rate, which is subject to reduction by the Trustee pursuant to Section 3.11(a) of this Agreement.

“Transferee”:  Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Transferee Affidavit”:  As defined in Section 5.03(n).

“Transferor”:  Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

“Transferor Letter”:  As defined in Section 5.03(n).

“Trust”:  The trust created hereby and to be administered hereunder.  The Trust shall be named:  “J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5”.

“Trust Fund”:  The corpus of the trust created hereby and to be administered hereunder, consisting of:  (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-off Date (or with respect to a Qualified Substitute Mortgage Loan, the Due Date in the month of substitution); (iii) any REO Property (to the extent of the Trust Fund’s interest therein); (iv) all revenues received in respect of any REO Property (to the extent of the Trust Fund’s interest therein); (v) the Master Servicer’s, the Special Servicer’s and the Trustee’s rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof; (vi) any Assignment of Leases and any security agreements; (vii) any letters of credit, indemnities, guaranties or lease enhancement policies given as additional security for any related Mortgage Loans; (viii) all assets deposited in the Servicing Accounts (to the extent of the Trust Fund’s interest therein), amounts on deposit in the Certificate Account (to the extent of the Trust Fund’s interest therein), the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account and any REO Account, including any reinvestment income, as applicable; (ix) any Environmental Indemnity Agreements; (x) the rights and remedies of the Depositor under the Mortgage Loan Purchase Agreement (to the extent transferred to the Trustee); (xi) the Uncertificated Lower-Tier Interests; (xii) the Closing Date Interest Amount; and (xiii) the proceeds of the foregoing (other than any interest earned on deposits in the lock-box accounts, cash collateral accounts, escrow accounts and any reserve accounts, to the extent such interest belongs to the related Mortgagor).

“Trustee”:  Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States, or its successor in interest, in its capacity as trustee and its successors in interest, or any successor Trustee appointed as herein provided.

“Trustee Exception Report”:  As defined in Section 2.02(b).

“Trustee Fee”:  The fee to be paid to the Trustee as compensation for the Trustee’s activities under this Agreement.  The Trustee Fee includes the Paying Agent fee.

“Trustee Fee Rate”:  A rate equal to 0.005% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan (and in the same manner as interest is calculated on the related Mortgage Loan) as of the preceding Distribution Date.  The Trustee Fee Rate includes the Paying Agent fee rate.

“Trustee’s Website”:  The Trustee’s internet website, which shall initially be located at www.ctslink.com.  Any change of the Trustee’s Website shall only occur after notice has been delivered to each party hereto setting the date of change and new location of its website and the above notice has been posted to the Trustee’s Website for no less than 90 days prior to the change of location.

“UCC”:  The Uniform Commercial Code, as enacted in each applicable state.

“UCC Financing Statement”:  A financing statement prepared and filed pursuant to the UCC, as in effect in the relevant jurisdiction.

“Uncertificated Lower-Tier Interests”:  Any of the Class LA1, Class LA2, Class LA3, Class LASB, Class LAS, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG and Class LNR Uncertificated Interests.

“Underwriters”:  J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Goldman, Sachs & Co.

“Uninsured Cause”:  Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

“Unliquidated Advance”:  Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a Workout-Delayed Reimbursement Amount pursuant to subsections (iii) and (iv) of Section 3.05(a) but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the related Mortgage Loan or REO Property in respect of which the Advance was made.

“Unscheduled Principal Distribution Amount”:  With respect to any Distribution Date and the Mortgage Loans, the aggregate of (a) all Principal Prepayments received on such Mortgage Loan on or prior to the Determination Date and (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds (net of Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional Trust Fund expenses incurred in connection with the related Mortgage Loan) and, if applicable, REO Revenues received with respect to such Mortgage Loan and any REO Loans on or prior to the related Determination Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to Section 4.03 in respect of a preceding Distribution Date.

“Upper-Tier REMIC”:  One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier REMIC Distribution Account.

“Upper-Tier REMIC Distribution Account”:  The segregated account or accounts (or a subaccount of the Distribution Account) created and maintained by the Paying Agent (on behalf of the Trustee) pursuant to Section 3.04(b) in trust for the Certificateholders, which shall initially be entitled “Wells Fargo Bank, National Association, as Paying Agent, in trust for the registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5, Upper-Tier REMIC Distribution Account”.  Any such account or accounts shall be an Eligible Account.

“U.S. Dollars” or “$”:  Lawful money of the United States of America.

“U.S. Tax Person”:  A citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury

Regulations, certain trusts in existence on August 20, 1996 that are eligible to elect to be treated as U.S. Tax Persons).

“Voting Rights”:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate.  At all times during the term of this Agreement, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows:  (i) 2% in the case of the Class X Certificates (allocated, pro rata, between the Class X-A and Class X-B Certificates, based upon their respective Notional Amounts as of the date of determination) and (ii) in the case of any other Class of Regular Certificates (other than the Class X Certificates), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with any vote for purposes of determining whether to remove the Special Servicer pursuant to Section 7.01(d) or the Senior Trust Advisor pursuant to Section 3.33(i), taking into account any notional reduction in the Certificate Balance for Appraisal Reductions allocated to the Certificates pursuant to Section 4.05(a) hereof) of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with any vote for purposes of determining whether to remove the Special Servicer pursuant to Section 7.01(d) or the Senior Trust Advisor pursuant to Section 3.33(i), taking into account any notional reduction in the Certificate Balance for Appraisal Reductions allocated to the Certificates pursuant to Section 4.05(a) hereof) of the Regular Certificates (other than the Class X Certificates), each determined as of the Distribution Date immediately preceding such time.  None of the Class R Certificates or Class Z Certificates will be entitled to any Voting Rights.  Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.  Appraisal Reductions shall not result in a change in the Class Voting Rights of any Class of Regular Certificates.

“Weighted Average Net Mortgage Rate”:  With respect to any Distribution Date, the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans as of the first day of the related Due Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Due Period (after giving effect to any payments received during any applicable grace period).

“WHFIT”:  shall mean a “Widely Held Fixed Investment Trust” as that term is defined in Treasury Regulations Section 1.671-5(b)(22) or successor provisions.

“WHFIT Regulations”:  shall mean Treasury Regulations Section 1.671-5, as amended or successor provisions.

“WHMT”:  A “Widely Held Mortgage Trust” as that term is defined in Treasury Regulations Section 1.671-5(b)(23) or successor provisions.

“Withheld Amounts”:  As defined in Section 3.25(a).

“Workout-Delayed Reimbursement Amounts”:  With respect to any Mortgage Loan, the amount of any Advances made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three Monthly Payments under its modified terms, would then constitute) a Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances, to the extent that (i) such Advance (and accrued and unpaid interest thereon) is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance (and accrued and unpaid interest thereon) becomes an obligation of the related Mortgagor to pay such amount under the terms of the modified loan documents.  That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine in the future that such amount instead constitutes a Nonrecoverable Advance.

“Workout Fee”:  The fee paid to the Special Servicer with respect to each Corrected Mortgage Loan.

“Workout Fee Rate”:  With respect to each Corrected Mortgage Loan, a fee of 1.00% of each collection (other than Penalty Charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid), including (i) Monthly Payments, (ii) Balloon Payments and (iii) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan.

“Yield Maintenance Charge”:  With respect to any Mortgage Loan or REO Loan, the yield maintenance charge or prepayment premium set forth in the related Mortgage Loan documents; provided that no amounts shall be considered Yield Maintenance Charges until there has been a full recovery of all principal, interest and other amounts due under the Mortgage Loan.

“YM Group”:  YM Group A or YM Group B, as applicable.

“YM Group A”:  Collectively, the Class A Certificates and the Class X-A Certificates.

“YM Group B”:  Collectively, the Class B, Class C, Class D and the Class X-B Certificates.

Section 1.02                      Certain Calculations.  Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

(i)       All calculations of interest (other than as provided in the related Mortgage Loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

(ii)       Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer, the Special Servicer, the Paying Agent or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with the Servicing Standard consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

(iii)       Any reference to the Certificate Balance of any Class of Principal Balance Certificates on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Principal Balance Certificates on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to Section 4.01(a), (b), (c) and (d), (b) any Collateral Support Deficit allocated to such Class of Principal Balance Certificates on the immediately preceding Distribution Date pursuant to Section 4.04, (c) the addition of any Certificate Deferred Interest allocated to such Class of Principal Balance Certificates and added to such Certificate Balance pursuant to Section 4.06(b) and (d) any recoveries on the related Mortgage Loans of Nonrecoverable Advances (plus interest thereon) that were previously reimbursed from principal collections on the related Mortgage Loans that resulted in a reduction of the Principal Distribution Amount, which recoveries are allocated to such Class of Principal Balance Certificates and added to the Certificate Balance pursuant to Section 4.04(a).

(iv)       All net present value calculations and determinations made with respect to a Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard”) shall be made using a discount rate (a) for principal and interest payments on a Mortgage Loan or sale of a Mortgage Loan by the Special Servicer, the higher of (x) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the Mortgagor on similar non-defaulted debt of such Mortgagor as of such date of determination and (y) the Mortgage Rate on the applicable Mortgage Loan based on its outstanding principal balance, and (b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent Appraisal (or update of such Appraisal) of the related Mortgaged Property.

[End of Article I]

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01                      Conveyance of Mortgage Loans.  (a)  The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust, appoint the Trustee as trustee of the trust, assign, sell, transfer and convey to the Trustee, in trust, without recourse, for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 1, 2, 3, 4, 5, 6(a) (excluding clause (viii) of Section 6(a)), 6(c), 6(d), 6(e), 6(f), 6(g), 10, 11, 13, 14, 15, 17, 18 and 19 of the Mortgage Loan Purchase Agreement, (iii) the Intercreditor Agreements, and (iv) all other assets included or to be included in the Trust Fund.  Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (in each case, other than (i) payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date; (ii) prepayments of principal collected on or before the Cut-off Date; (iii) with respect to those Mortgage Loans that were closed in August 2011 but have their first Due Date in October 2011, any interest amounts relating to the period prior to the Cut-off Date); and (iv) the Closing Date Interest Amount.  The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 12.07, is intended by the parties to constitute a sale.  In connection with the assignment to the Trustee of Sections 1, 2, 3, 4, 5, 6(a) (excluding clause (viii) of Section 6(a)), 6(c), 6(d), 6(e), 6(f), 6(g), 10, 11, 13, 14, 15, 17, 18 and 19 of the Mortgage Loan Purchase Agreement, it is intended that the Trustee get the benefit of Sections 10, 11 and 14 thereof in connection with any exercise of rights under the assigned Sections, and the Depositor shall use its best efforts to make available to the Trustee the benefits of Sections 10, 11 and 14 in connection therewith.

(b)           In connection with the Depositor’s assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian (or with respect to letters of credit, the Master Servicer) appointed thereby, on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned, with copies to the Master Servicer (except for letters of credit).  If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original Mortgage Note, the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied; provided that the Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed and indemnifying the Trustee.  If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi) and (xii) of the definition of “Mortgage File,” with evidence of filing or recording thereon (if intended to be recorded or filed), solely because of a delay caused by the public filing or recording office where such document or instrument has been delivered for filing or recordation, the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied on a provisional basis as of the Closing Date as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, if a duplicate original or a photocopy of such non-delivered document or instrument (certified by the applicable public filing or recording office, the applicable title insurance company or the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for filing or recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate county recorder’s office or the applicable title insurance company, in the case of the documents and/or instruments referred to in clause (ii) of the definition of “Mortgage File”, to be a true and complete copy of the original thereof submitted for recording), with evidence of filing or recording thereon, is delivered to the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period, not to exceed 18 months, after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days following such 180–day period after the Closing Date, attempting in good faith to obtain from the appropriate public filing office or county recorder’s office such original or photocopy).  If the

Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi) and (xii) of the definition of “Mortgage File,” with evidence of filing or recording thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost or destroyed, the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, if a photocopy of such non-delivered document or instrument (with evidence of filing or recording thereon and certified in the case of the documents and/or instruments referred to in clause (ii) of the definition of “Mortgage File” by the appropriate county recorder’s office or the applicable title insurance company to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date.  Neither the Trustee nor any Custodian shall in any way be liable for any failure by the Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b).  If, on the Closing Date as to any Mortgage Loan, the Mortgage Loan Seller cannot deliver (in complete and recordable form or form suitable for filing or recording, if applicable) any one of the assignments in favor of the Trustee referred to in clause (iii), (v) (to the extent not already assigned pursuant to clause (iii)), (vii) (to the extent not already assigned pursuant to clause (iii)) or clause (xi) of the definition of “Mortgage File” solely because of the unavailability of filing or recording information as to any existing document or instrument, the Mortgage Loan Seller may provisionally satisfy the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to such Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan substantially in the form of Exhibit H; provided that all required original assignments with respect to such Mortgage Loan (in fully complete and recordable form or form suitable for filing or recording, if applicable) are delivered to the Trustee or its Custodian within 180 days after the Closing Date (or within such longer period, not to exceed 18 months, as the Trustee in its discretion may consent to, which consent shall not be unreasonably withheld so long as the Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days following such 180–day period after the Closing Date, attempting in good faith to obtain from the appropriate public filing office or county recorder’s office the applicable filing or recording information as to the related document or instrument).  Notwithstanding anything herein to the contrary, with respect to letters of credit referred to in clause (xvi) of the definition of “Mortgage File”, the Mortgage Loan Seller shall deliver the original to the Master Servicer (which letter of credit shall be titled in the name of Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, on behalf of Wells Fargo Bank, National Association, as Trustee, in trust for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5), and a copy to the Trustee (or, if such original has been submitted by the Mortgage Loan Seller to the issuing bank to effect an assignment or amendment of such letter of credit (changing the beneficiary thereof to the Master Servicer (in care of the Trustee, as titled above) that may be required in order for the Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents) and the Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b) by delivering with respect to any letter(s) of credit an original thereof to the Trustee together with an officer’s certificate of the Mortgage Loan Seller certifying that such document has been delivered to the Master Servicer or an officer’s certificate from the Master Servicer certifying that it holds the letter(s) of credit pursuant to this Section 2.01(b), one of which shall be delivered to the Trustee on the Closing Date.  If a letter of credit referred to in the previous sentence is not in a form that would allow the Master Servicer to draw on such letter of credit on behalf of the Trust in accordance with the applicable terms thereof and/or of the related Mortgage Loan documents, the Mortgage Loan Seller shall deliver the appropriate assignment or amendment documents (or copies of such assignment or amendment documents if the Mortgage Loan Seller has submitted the originals to the related issuer of such letter of credit for processing) to the Trustee within 30 days of the Closing Date.  If not otherwise paid by the related Mortgagor, the Mortgage Loan Seller shall pay any costs of assignment or amendment of such letter(s) of credit required in order for the Trustee to draw on such letter(s) of credit on behalf of the Trust and shall cooperate with the reasonable requests of the Trustee in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is assigned or amended in order that it may be drawn by the Master Servicer on behalf of the Trust.

(c)           Pursuant to the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller is required at its sole cost and expense, to itself, or to engage a third party to, put each Assignment of Mortgage, each assignment of Assignment of Leases and each assignment of each UCC Financing Statement (collectively, the “Assignments” and, individually, “Assignment”) relating to the Mortgage Loans conveyed by it under the Mortgage Loan Purchase Agreement in proper form for filing or recording, as applicable, and to submit such Assignments for filing or recording, as the case may be, in the applicable public filing or recording office.  On the Closing Date, the Mortgage Loan Seller may deliver one (1) omnibus assignment for all such Mortgage Loans to the Trustee or its Custodian as provided in Section 2.01(b).  Except under the circumstances provided for in the next following sentence or in the last sentence of this subsection (c), the Mortgage Loan Seller will itself, or a third party at the Mortgage Loan Seller’s expense will, promptly (and in any event within 120 days after the later of the Closing Date and the Trustee’s actual receipt of the related documents and the necessary recording and filing information) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment to the Trustee referred to in clauses (iii) and (v) of the definition of “Mortgage File” and each UCC assignment to the Trustee referred to in clause (xi) of the definition of “Mortgage File”.  Each such Assignment submitted for recording shall reflect that it should be returned by the public recording office to the Trustee or its designee following recording (or to the agent of the Mortgage Loan Seller who will then be responsible for delivery of the same to the Trustee or its designee), and each such UCC assignment submitted for recording or filing shall reflect that the file copy thereof should be returned to the Trustee or its designee following recording or filing (or to the agent of the Mortgage Loan Seller who will then be responsible for delivery of the same to the Trustee or its designee).  If any such document or instrument is determined to be incomplete or not to meet the recording or filing requirements of the jurisdiction in which it is to be recorded or filed, or is lost by the public office or returned unrecorded or unfiled, as the case may be, because of a defect therein, on or about 180 days after the Closing Date, the Mortgage Loan Seller or its designee shall prepare, at its own expense, a substitute therefor or cure such defect, as the case may be, and thereafter the Mortgage Loan Seller or its designee shall, at the expense of the Mortgage Loan Seller, upon receipt thereof cause the same to be duly recorded or filed, as appropriate.  If, by the first anniversary of the

Closing Date, the Trustee has not received confirmation of the recording or filing as the case may be, of any such Assignment, it shall so advise the Mortgage Loan Seller who may then pursue such confirmation itself or request that the Trustee pursue such confirmation at the Mortgage Loan Seller’s expense, and upon such a request and provision for payment of such expenses satisfactory to the Trustee, the Trustee, at the expense of the Mortgage Loan Seller, shall cause a search of the land records of each applicable jurisdiction and of the records of the offices of the applicable Secretary of State for confirmation that the Assignment appears in such records and retain a copy of such confirmation in the related Mortgage File.  In the event that confirmation of the recording or filing of an Assignment cannot be obtained, the Trustee or the Mortgage Loan Seller, as applicable, shall promptly inform the other and the Trustee shall provide the Mortgage Loan Seller with a copy of the Assignment and request the preparation of a new Assignment.  The Mortgage Loan Seller shall pay the expenses for the preparation of replacement Assignments for any Assignments which, having been properly submitted for filing or recording to the appropriate governmental office by the Trustee, fail to appear of record and must be resubmitted.  Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee referred to in clause (iii) or (v) of the definition of “Mortgage File,” or to file any UCC-3 to the Trustee referred to in clause (xi) of the definition of “Mortgage File,” in those jurisdictions where, in the written opinion of local counsel (which opinion shall be an expense of the Mortgage Loan Seller) acceptable to the Depositor and the Trustee, such recordation and/or filing is not required to protect the Trustee’s interest in the related Mortgage Loan against sale, further assignment, satisfaction or discharge by the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Sub-Servicer or the Depositor.

(d)           All documents and records in the Depositor’s or the Mortgage Loan Seller’s possession relating to the Mortgage Loans (including financial statements, operating statements and any other information provided by the respective Mortgagor from time to time, but excluding the Mortgage Loan Seller’s internal communications (including such communications between the Mortgage Loan Seller and its Affiliates) and underwriting analysis (including documents prepared by the Mortgage Loan Seller or any of its Affiliates for such purposes), draft documents, attorney-client communications that are privileged communications or constitute legal or other due diligence analyses and credit underwriting or due diligence analyses or data) that (i) are not required to be a part of a Mortgage File in accordance with the definition thereof and (ii) are reasonably necessary for the servicing of each such Mortgage Loan, together with copies of all documents in each Mortgage File, shall be delivered by the Depositor or the Mortgage Loan Seller to the Master Servicer within 5 Business Days after the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders (and as holder of the Uncertificated Lower-Tier Interests).  Such documents and records shall be any documents and records (with the exception of any items excluded under the immediately preceding sentence) that would otherwise be a part of the Servicing File.

(e)           In connection with the Depositor’s assignment pursuant to subsection (a) above, the Depositor shall deliver to the Trustee and the Master Servicer, on or before 2 Business Days after the Closing Date, a fully executed original counterpart of the Mortgage Loan Purchase Agreement, as in full force and effect, without amendment or modification, on the Closing Date.

(f)           The Depositor shall use its reasonable best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, (A) the Mortgage Loan Seller shall cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans transferred by the Mortgage Loan Seller, whether such accounts are held in the name of the Mortgage Loan Seller or any other name to be transferred to the Master Servicer (or a Sub-Servicer) for deposit into Servicing Accounts.

Section 2.02                      Acceptance by Trustee.  (a)  The Trustee, by the execution and delivery of this Agreement (1) acknowledges receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01, in good faith and without notice of any adverse claim, of the applicable documents specified in clause (i) of the definition of “Mortgage File” with respect to each Mortgage Loan, and of all other assets included in the Trust Fund and (2) declares (a) that it or a Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the Mortgage Loan Seller that constitute the Mortgage Files, and (b) that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.  If the Mortgage Loan Seller is unable to deliver or cause the delivery of any original Mortgage Note, the Mortgage Loan Seller may deliver a copy of such Mortgage Note, together with a signed lost note affidavit and appropriate indemnity and shall thereby be deemed to have satisfied the document delivery requirements of Sections 2.01 and 2.02.

(b)           Within sixty (60) days of the Closing Date, the Trustee or a Custodian on its behalf, shall review the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Seller constituting the Mortgage Files; and, promptly following such review (but in no event later than sixty (60) days after the Closing Date), the Trustee shall, in the form attached as Exhibit Q, certify in writing to each of the Rating Agencies, the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder, the Mortgage Loan Seller (as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full) that, except as specifically identified in any exception report annexed to such writing (the “Trustee Exception Report”), (i) all documents specified in clauses (i) through (v), (ix) through (xii) and (xvi), if any, of the definition of “Mortgage File”, as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Seller have been reviewed by it or by a Custodian on its behalf and appear regular on their face and appear to be executed and to relate to such Mortgage Loan and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of “Mortgage Loan Schedule” is correct.  With respect to each Mortgage Loan listed on the Trustee Exception Report, the Trustee shall specifically identify such Mortgage Loan together with the nature of such exception (in the form reasonably acceptable to the Trustee and the Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by the Mortgage Loan Seller but are out for filing or recording and have not been returned by the filing office or the recorder’s office).

(c)           The Trustee, or a Custodian on its behalf, shall review the Mortgage Loan documents received thereby subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Trustee shall, in the form attached as Exhibit Q, certify in writing to each of the Depositor, the Master Servicer, the Special Servicer, the Directing

Certificateholder, the Mortgage Loan Seller (as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any related Mortgage Loan as to which a Liquidation Event has occurred) or any related Mortgage Loan specifically identified in any exception report annexed to such writing) that, (i) all documents specified in clauses (i) through (v), (ix) through (xii) and (xvi), if any, of the definition of “Mortgage File”, as applicable, are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Seller have been reviewed by it or by a Custodian on its behalf and appear regular on their face and appear to be executed and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of “Mortgage Loan Schedule” is correct.

(d)           Notwithstanding anything contained in this Section 2.02 and Section 2.03(b) to the contrary, in the case of a Defect in any of the documents specified in clauses (ii) through (v), (viii), (ix), (xi) and (xii) in the definition of “Mortgage File”, which Defect results solely from a delay in the return of the related documents from the applicable filing or recording office and gives rise to a repurchase or substitution obligation on the part of the Mortgage Loan Seller with respect to the subject Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement, the Directing Certificateholder, in its sole judgment, may (prior to the occurrence and continuance of a Control Event), and the Special Servicer may, in accordance with the Servicing Standard, after the occurrence and during the continuance of a Control Event, permit the Mortgage Loan Seller in lieu of repurchasing or substituting for the related Mortgage Loan, to deposit with the Trustee an amount, to be held in trust in a segregated Eligible Account (which may be a sub-account of the Distribution Account), equal to 25% of the Stated Principal Balance of the related Mortgage Loan (in the alternative, the Mortgage Loan Seller may deliver to the Trustee a letter of credit in such amount).  Such funds or letter of credit, as applicable, shall be held by the Trustee (i) until the date on which the Master Servicer certifies to the Trustee that such Defect has been cured or the Mortgage Loan is no longer part of the Trust Fund, at which time the Trustee shall return such funds (or letter of credit) to the Mortgage Loan Seller, or (ii) until same are applied to the Purchase Price (or the Substitution Shortfall Amount, if applicable) as set forth below in this Section 2.02(d) in the event of a repurchase or substitution by the Mortgage Loan Seller.  Notwithstanding the two immediately preceding sentences, if the Master Servicer or the Special Servicer certifies to the Trustee that it has determined in the exercise of its reasonable judgment that the document with respect to which such Defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on collateral securing the related Mortgage Loan or for any immediate significant servicing obligation, the Mortgage Loan Seller shall be required to repurchase or substitute for the related Mortgage Loan in accordance with the terms and conditions of Section 2.03(b) or Section 6 of the Mortgage Loan Purchase Agreement; provided, however, that the Mortgage Loan Seller shall not be required to repurchase the Mortgage Loan for a period of ninety (90) days after receipt of a notice to repurchase (together with any applicable extension period) if it is attempting to recover the document from the applicable filing or recording office and provides an officer’s certificate setting forth what actions the Mortgage Loan Seller is pursuing in connection with such recovery.  In the event of a repurchase or substitution, upon the date of such repurchase or substitution, and in the event that the Mortgage Loan Seller has delivered a letter of credit to the

Trustee in accordance with this Section 2.02(d), the Master Servicer shall draw on the letter of credit and deposit the proceeds of such draw, into the Certificate Account to be applied to the Purchase Price (or the Substitution Shortfall Amount, if applicable, in which event, the amount of such funds or proceeds that exceed the Substitution Shortfall Amount shall be returned to the Mortgage Loan Seller) in accordance with Section 2.03(b).  All such funds deposited in the Certificate Account shall be invested in Permitted Investments, at the direction and for the benefit of the Mortgage Loan Seller.  Such funds shall be treated as an “outside reserve fund” under the REMIC Provisions, which, together with any reimbursement from the Lower-Tier REMIC, is beneficially owned by the Mortgage Loan Seller for federal income tax purposes, which Mortgage Loan Seller shall remain liable for any taxes payable on income or gain with respect thereto.

(e)           It is herein acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (vi), (vii), (viii), (xiii), (xiv), (xv) and (xvii) through (xxv) of the definition of “Mortgage File” exist or are required to be delivered by the Depositor, the Mortgage Loan Seller or any other Person (unless identified on the Mortgage Loan Checklist) or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, sufficient to perfect and maintain the perfection of a security interest or appropriate for the represented purpose or that they are other than what they purport to be on their face and, with respect to the documents specified in clause (ix), whether the insurance is effective as of the date of the recordation, whether all endorsements or riders issued are included in the file or if the policy has not been issued whether any acceptable replacement document has been dated the date of the related Mortgage Loan funding.  Further, with respect to the UCC financing statements referenced in the Mortgage File, absent actual knowledge to the contrary or copies of UCC financing statements delivered to the Trustee as part of the Mortgage File indicating otherwise, the Trustee may assume, for the purposes of the filings and the certification to be delivered in accordance with this Section 2.02 that the related Mortgage File should include one state level UCC financing statement filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor, except to the extent multiple Mortgagors are named as debtors in the same UCC financing statement filing), or if the Trustee has received notice that a particular UCC financing statement was filed as a fixture filing, that the related Mortgage File should include only a local UCC financing statement filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor, except to the extent multiple Mortgagors are named as debtors in the same UCC financing statement filing).  The assignments of the UCC financing statements to be assigned to the Trust will be delivered on the new national forms (or on such other form as may be acceptable for filing or recording in the applicable jurisdiction) and in a format suitable for filing or recording, as applicable, and will be filed or recorded in the jurisdiction(s) where such UCC financing statements were originally filed or recorded, as indicated in the documents provided, and in accordance with then-current laws.

(f)           If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian finds any document or documents constituting a part of a Mortgage File (1) not to have been properly executed, (2) subject to Sections 2.01(b) and 2.01(c), not to have been delivered, (3) to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule or (4) to be defective on its face (each, a “Defect” in the related Mortgage File), the Trustee shall promptly so notify the Depositor, the Master Servicer, the Special Servicer, the Directing Certificateholder, the Mortgage Loan Seller (and in no event later than 90 days after the Closing Date and every calendar quarter thereafter, commencing with the quarter ending December 31, 2011 until all Defects are corrected) by providing a Trustee Exception Report setting forth for each affected Mortgage Loan, with particularity, the nature of such Defect (in a form reasonably acceptable to the Trustee and the Mortgage Loan Seller and separating items required to be in the Mortgage File but never delivered from items which were delivered by the Mortgage Loan Seller but are out for recording or filing and have not been returned by the recorder’s office or filing office).

(g)           If the Master Servicer or the Special Servicer (i) receives or makes any request or demand for repurchase or replacement of a Mortgage Loan because of a breach of or alleged breach of a representation or warranty or a Defect (as defined below) (any such request or demand for repurchase or replacement, a “Repurchase Request”, and the Master Servicer or the Special Servicer, as applicable, to the extent it receives a Repurchase Request, the “Repurchase Request Recipient” with respect to such Repurchase Request); or (ii) receives any withdrawal of a Repurchase Request by the Person making such Repurchase Request (or such a Repurchase Request is forwarded to the Master Servicer or Special Servicer by another party hereto), then the Repurchase Request Recipient shall deliver notice of such Repurchase Request or withdrawal of a Repurchase Request (each, a “15Ga-1 Notice”) to the Depositor and the Mortgage Loan Seller, in each case within ten Business Days from such party’s receipt thereof.

Each 15Ga-1 Notice shall include (i) the identity of the related Mortgage Loan, (ii) the date the Repurchase Request is received or the date any withdrawal of the Repurchase Request is received, as applicable, (iii) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request) and (iv) a statement from the Repurchase Request Recipient as to whether it currently plans to pursue such Repurchase Request.

A Repurchase Request Recipient shall not be required to provide any information in a 15Ga-1 Notice protected by the attorney-client privilege or attorney work product doctrines.  The Mortgage Loan Purchase Agreement will provide that (i) any 15Ga-1 Notice provided pursuant to this Section 2.02(g) is so provided only to assist the Mortgage Loan Seller and Depositor or their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided pursuant to this Section 2.02(g) by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to the Mortgage Loan Purchase Agreement, including with respect to any Repurchase Request that is the subject of a 15Ga-1 Notice.

In the event that the Depositor, the Trustee, the Certificate Registrar or the Custodian receives a Repurchase Request, such party shall promptly forward or otherwise provide written notice of such Repurchase Request to the Master Servicer, if relating to a Non-Specially Serviced Mortgage Loan, or to the Special Servicer, if relating to a Specially Serviced Mortgage Loan or REO Property, and include the following statement in the related correspondence:  “This is a “Repurchase Request” under Section 2.02 of the Pooling and Servicing Agreement relating to the J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series 2011-C5 requiring action by you as the “Repurchase Request Recipient” thereunder.  Upon receipt of such Repurchase Request by the Master Servicer or the Special Servicer, as applicable, such party shall be deemed to be the Repurchase Request Recipient in respect of such Repurchase Request, and such party shall comply with the procedures set forth in this Section 2.02(g) with respect to such Repurchase Request.  In no event shall the Custodian, by virtue of this provision, be required to provide any notice other than as set forth in Section 2.02 of this Agreement in connection with its review of the Mortgage File.

If the Depositor, the Trustee, the Certificate Registrar or the Custodian receives notice or has knowledge of a withdrawal of a Repurchase Request of which notice has been previously received or given, and such notice was not received from or copied to the Master Servicer or the Special Servicer, then such party shall give notice of such withdrawal to the Master Servicer or the Special Servicer, as applicable.

Section 2.03                      Representations, Warranties and Covenants of the Depositor; Mortgage Loan Seller’s Repurchase or Substitution of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties.  (a)  The Depositor hereby represents and warrants that:

(i)       The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

(ii)       Assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)       The execution and delivery of this Agreement and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulations to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor’s assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

(iv)       There is no action, suit or proceeding pending or, to the Depositor’s knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement; and

(v)       The Depositor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans to the Trust, and the Mortgage Loans have been validly transferred to the Trust.

(b)           If any Certificateholder, the Directing Certificateholder, the Master Servicer, the Special Servicer, the Paying Agent or the Trustee discovers (without implying any duty of such person to make, or to attempt to make, such a discovery) or receives notice alleging a Defect in any Mortgage File or a breach of any representation or warranty with respect to a Mortgage Loan set forth in, or required to be made with respect to, a Mortgage Loan by the Mortgage Loan Seller pursuant to Section 6(c) of the Mortgage Loan Purchase Agreement (with respect to such Mortgage Loan, a “Breach”), which Defect or Breach, as the case may be, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein, such Certificateholder, the Directing Certificateholder, the Master Servicer, the Special Servicer, the Trustee or the Paying Agent, as applicable, shall give prompt written notice of such Defect or Breach, as the case may be, to the Depositor, the Master Servicer, the Special Servicer, the Mortgage Loan Seller, the Trustee, the Paying Agent and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder and shall request in writing that the Mortgage Loan Seller, not later than 90 days after the earlier of (i) the Mortgage Loan Seller’s receipt of such notice or (ii) in the case of a Defect or Breach relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the Mortgage Loan Seller’s discovery of such Defect or Breach that materially and adversely affects the value of any Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein (such 90 day period, the “Initial Cure Period”), (A) cure such Defect or Breach, as the case may be, in all material respects, (B) repurchase the affected Mortgage Loan or REO Loan at the applicable Purchase Price and in conformity with the Mortgage Loan Purchase Agreement and this Agreement or (C) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan or REO Loan (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount in connection therewith and in conformity with the Mortgage Loan Purchase Agreement and this Agreement; provided, however, that if such Breach or Defect is capable of being cured but is not cured within the Initial Cure Period, and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Breach or Defect within the Initial Cure Period, the

Mortgage Loan Seller shall have an additional 90 days commencing immediately upon the expiration of the Initial Cure Period (such additional 90 day period, the “Extended Cure Period”) to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan or substitute a Qualified Substitute Mortgage Loan) and provided, further, that with respect to such Extended Cure Period the Mortgage Loan Seller shall have delivered an officer’s certificate to the Trustee (who shall promptly deliver a copy of such officer’s certificate to the Rating Agencies, the Master Servicer, the Special Servicer and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder), setting forth the reason such Breach or Defect is not capable of being cured within the Initial Cure Period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such Breach or Defect will be cured within the Extended Cure Period.  Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of Certificateholders therein, and (subject to the Mortgage Loan Seller’s right to cure such Defect or Breach during the Initial Cure Period) such Mortgage Loan shall be repurchased or substituted for without regard to the Extended Cure Period described in the preceding sentence.  If the affected Mortgage Loan is to be repurchased, the funds in the amount of the Purchase Price remitted by the Mortgage Loan Seller are to be deposited by wire transfer to the Certificate Account.  If any Breach pertains solely to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s) (and such Breach does not pertain in any manner to any other representation or warranty), then the Mortgage Loan Seller shall cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Paying Agent, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Mortgagor; provided, however, that in the event any such costs and expenses exceed $10,000, the Mortgage Loan Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses.  Except as provided in the proviso to the immediately preceding sentence, the Mortgage Loan Seller shall remit the amount of such costs and expenses and upon its making such remittance, the Mortgage Loan Seller shall be deemed to have cured such Breach in all respects.  To the extent any fees or expenses that are the subject of a cure by the Mortgage Loan Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment made by the Mortgage Loan Seller equal to such fees or expenses obtained from the related Mortgagor shall promptly be returned to the Mortgage Loan Seller.  Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced after the related Cut-off Date and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund.  Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced and received by the Master Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the Mortgage Loan Seller effecting the related repurchase or substitution promptly following receipt. Notwithstanding anything contained in this Agreement or the Mortgage Loan Purchase Agreement, no delay in either the discovery of a Defect or Breach shall relieve the Mortgage Loan Seller of its obligation to repurchase if it is otherwise required to do so under the Mortgage Loan Purchase Agreement and/or this Article II unless (i) the Mortgage Loan Seller did not otherwise discover or have knowledge of such Breach or Defect and (ii) such delay is a result of the failure by a party to the Mortgage Loan Purchase Agreement to provide prompt notice as required by the terms of the Mortgage Loan Purchase Agreement after such party has actual knowledge of such Defect or Breach (knowledge shall not be deemed to exist by reason of the Trustee's Exception Report) and such delay precludes the Mortgage Loan Seller from curing such Defect or Breach.

(c)           Any of the following will cause a document in the Mortgage File to be deemed to have a “Defect” and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Mortgage Loan (but solely with respect to clause (a)) and to be deemed to materially and adversely affect the interest of the Certificateholders in and the value of a Mortgage Loan:  (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File either a copy of the Mortgage with evidence of recording thereon or a copy of the Mortgage and a certificate from the Mortgage Loan Seller stating that the original signed Mortgage was sent for recordation; (c) the absence from the Mortgage File of the item called for by clause (ix) of the definition of Mortgage File; (d) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignments to the Trustee on behalf of the Trust, unless there is included in the Mortgage File either a copy of the assignment with evidence of recording thereon or a copy of the intervening assignment and a certificate from the Mortgage Loan Seller stating that the original intervening assignments were sent for filing or recordation, as applicable; (e) the absence from the Mortgage File of any required letter of credit; or (f) with respect to any related leasehold mortgage loan, the absence from the related Mortgage File of a copy (or an original, if available) of the related Ground Lease; provided, however, that no Defect (except the Defects previously described in sub-clauses (a) through (f) of this Section 2.03(c)) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or Certificateholders unless the document with respect to which the Defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or for any immediate significant servicing obligation.  Notwithstanding the foregoing, the delivery of executed escrow instructions or a binding commitment to issue a lender’s title insurance policy, as provided in clause (ix) of the definition of Mortgage File herein, in lieu of the delivery of the actual policy of lender’s title insurance, shall not be considered a Defect or Breach with respect to any Mortgage File if such actual policy is delivered to the Trustee or a Custodian on its behalf not later than 18 months following the Closing Date.  Notwithstanding the foregoing, to the extent the Mortgage Loan Seller has otherwise complied with its document delivery requirements under this Agreement and the related Mortgage Loan Purchase Agreement in the event that the Trustee (or a custodian on its behalf) has acknowledged receipt pursuant to Section 2.02 above hereof of a document that is part of the Mortgage File or the Mortgage Loan Seller can otherwise prove delivery of the document, and the Trustee (or custodian on its behalf) subsequently loses a document, the fact that such document is lost may not be utilized as the basis for a claim of a Defect against the Mortgage Loan Seller pursuant to Section 6(e) of the related Mortgage Loan Purchase Agreement and/or this Section 2.03 and the Trustee shall be liable for any such loss to the extent provided for in Section 8.01 hereof.

(d)           In connection with any repurchase of, or substitution of a Qualified Substitute Mortgage Loan for, a Mortgage Loan contemplated by this Section 2.03, the Trustee, the Master Servicer and the Special Servicer shall each tender to the Mortgage Loan Seller, upon delivery to each of the Trustee, the Master Servicer and the Special Servicer of a trust receipt executed by the Mortgage Loan Seller evidencing such repurchase or substitution, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by each of the Trustee, the Master Servicer and the Special Servicer (other than attorney-client communications that are privileged communications), and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be to the Mortgage Loan Seller in the same manner as provided in Section 6 of the Mortgage Loan Purchase Agreement and, if applicable, the definition of “Mortgage File” herein, so as to vest in the Mortgage Loan Seller the legal and beneficial ownership of such repurchased or substituted Mortgage Loan (including property acquired in respect thereof and proceeds of any insurance policy with respect thereto) and the related Mortgage Loan documents.

(e)           Section 6(e) of the Mortgage Loan Purchase Agreement provides the sole remedy available to the Certificateholders (subject to the limitations on the rights of the Certificateholders under this Agreement), or the Trustee on behalf of the Certificateholders, the Master Servicer or the Special Servicer, with respect to any Defect in a Mortgage File or any Breach of any representation or warranty with respect to a Mortgage Loan set forth in or required to be made pursuant to Section 6 of the Mortgage Loan Purchase Agreement.

(f)           The Master Servicer or the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests), enforce the obligations of the Mortgage Loan Seller under the Mortgage Loan Purchase Agreement.  Such enforcement, including, without limitation, the legal prosecution of claims, if any, shall be carried out in such form, to such extent and at such time as the Master Servicer or the Special Servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan(s).  Any costs incurred by the Master Servicer or the Special Servicer with respect to the enforcement of the obligations of the Mortgage Loan Seller under the Mortgage Loan Purchase Agreement shall, to the extent not recovered from the Mortgage Loan Seller, be deemed to be Servicing Advances to the extent not otherwise provided herein.  The Master Servicer or the Special Servicer, as applicable, shall be reimbursed for the reasonable costs of such enforcement:  first, from a specific recovery, if any, of costs, expenses or attorneys’ fees against the Mortgage Loan Seller; second, pursuant to Section 3.05(a)(vii) herein out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clausesfirst and second are insufficient, then pursuant to Section 3.05(a)(viii) herein out of general collections on the Mortgage Loans on deposit in the Certificate Account.

(g)           If the Mortgage Loan Seller incurs any expense in connection with the curing of a Breach, which also constitutes a default under the related Mortgage Loan and is reimbursable thereunder, the Mortgage Loan Seller shall have a right, and shall be subrogated to the rights of the Trustee and the Trust Fund under the Mortgage Loan, to recover the amount of such expenses from the related Mortgagor; provided, however, that the Mortgage Loan Seller’s rights pursuant to this Section 2.03(g) shall be junior, subject and subordinate to the rights of the Trustee, the Paying Agent, the Trust Fund, the Master Servicer and the Special Servicer to recover amounts owed by the related Mortgagor under the terms of such Mortgage Loan, including, without limitation, the rights to recover unreimbursed Advances, accrued and unpaid interest on Advances at the Reimbursement Rate, fees owed to the Special Servicer, and unpaid or unreimbursed expenses of the Trustee, the Paying Agent, the Trust Fund, the Master Servicer or the Special Servicer allocable to such Mortgage Loan.  The Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer, shall use reasonable efforts to recover such expenses for the Mortgage Loan Seller to the extent consistent with the Servicing Standard, but taking into account the subordinate nature of the reimbursement to the Mortgage Loan Seller; provided, however, that the Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer, determines in the exercise of its sole discretion consistent with the Servicing Standard that such actions by it will not impair the Master Servicer’s and/or the Special Servicer’s collection or recovery of principal, interest and other sums due with respect to the related Mortgage Loan that would otherwise be payable to the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificateholders pursuant to the terms of this Agreement; provided, further, that the Master Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special Servicer, may waive the collection of amounts due on behalf of the Mortgage Loan Seller in its sole discretion in accordance with the Servicing Standard.

(h)           If (i) any Crossed Underlying Loan is required to be repurchased or substituted for in the manner described in this Section 2.03 and (ii) the applicable Defect or Breach does not constitute a Defect or Breach, as the case may be, as to any other Crossed Underlying Loan in the related Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to any other Crossed Underlying Loan in the related Crossed Mortgage Loan Group for purposes of this paragraph, and the Mortgage Loan Seller will be required to repurchase or substitute for such other Crossed Underlying Loan(s) in the related Crossed Mortgage Loan Group as provided in Section 2.03(b) unless such other Crossed Underlying Loans satisfy the Crossed Underlying Loan Repurchase Criteria.  In the event that the remaining Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the aforementioned criteria, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan(s) as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group.  Any reserve or other cash collateral or letters of credit securing the Crossed Underlying Loans shall be allocated among the related Crossed Underlying Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances.  Except as provided in this Section 2.03(h) and

Section 2.03(i), all other terms of the related Mortgage Loans shall remain in full force and effect without any modification thereof.

(i)           Notwithstanding the foregoing, if the related Mortgage provides for the partial release of one or more of the Crossed Underlying Loans, the Depositor may cause the Mortgage Loan Seller to repurchase only that Crossed Underlying Loan required to be repurchased pursuant to this Section 2.03, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related Crossed Underlying Loan(s) fully comply with the terms and conditions of the related Mortgage, this Agreement and the related Mortgage Loan Purchase Agreement, including the Crossed Underlying Loan Repurchase Criteria, (ii) in connection with such partial release, the Mortgage Loan Seller obtains an Opinion of Counsel (at the Mortgage Loan Seller’s expense) to the effect that the contemplated action will not, with respect to the Upper-Tier REMIC or the Lower-Tier REMIC created hereunder, endanger such status or result in the imposition of any tax and (iii) in connection with such partial release, the Mortgage Loan Seller delivers or causes to be delivered to the Custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

(j)           With respect to any Crossed Underlying Loan, to the extent that the Mortgage Loan Seller is required to repurchase or substitute for such Crossed Underlying Loan in the manner prescribed in Section 2.03(g) while the Trustee continues to hold any other Crossed Underlying Loans in the related Crossed Mortgage Loan Group, the Mortgage Loan Seller and the Trustee, as assignee of the Depositor, will, as set forth in the Mortgage Loan Purchase Agreement, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral.  If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Underlying Loans held by such party, then both parties have agreed in the Mortgage Loan Purchase Agreement to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan can be modified in a manner that complies with the Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies.

Section 2.04                      Execution of Certificates; Issuance of Uncertificated Lower-Tier Interests.  The Trustee hereby acknowledges the assignment to it of the Mortgage Loans and, subject to Section 2.01 and 2.02, the delivery to it, or a Custodian on its behalf, of the Mortgage Files and a fully executed original counterpart of the Mortgage Loan Purchase Agreement, together with the assignment to it of all of the other assets included in the Lower-Tier REMIC and the Grantor Trust.  Concurrently with such assignment and delivery, and in exchange for the Mortgage Loans (other than Excess Interest), receipt of which is hereby acknowledged, the Trustee (i) acknowledges the issuance of the Uncertificated Lower-Tier Interests and the Class LR Interest by the Paying Agent to the Depositor, (ii) acknowledges the creation of the Grantor Trust (as described in Section 2.05 below); (iii) acknowledges the contribution by the Depositor of the Uncertificated Lower-Tier Interests to the Upper-Tier REMIC and

(iv) immediately thereafter, in exchange for the Uncertificated Lower-Tier Interests, the Trustee acknowledges that it has caused the Paying Agent to issue the Class UR Interest and has caused the Certificate Registrar to execute and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, the Regular Certificates and the Class R Certificates, and the Depositor hereby acknowledges the receipt by it or its designees, of such Certificates in authorized Denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC (and in the case of the Class R Certificates, the Class LR Interest and the Class UR Interest).

Section 2.05                      Creation of the Grantor Trust.  Concurrently with the assignment to the Trustee of the Excess Interest, and in exchange therefor and the establishment of the Excess Interest Distribution Account, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as Certificate Registrar, authenticated, as Authenticating Agent and delivered to or upon the order of the Depositor, the Class Z Certificates.  The Class Z Certificates are hereby designated as undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest and the Excess Interest Distribution Account and proceeds thereof, which portion shall be treated as a grantor trust within the meaning of subpart E, part I of subchapter J of the Code.

[End of Article II]

ARTICLE III

ADMINISTRATION AND
SERVICING OF THE TRUST FUND

Section 3.01                      Master Servicer To Act as Master Servicer; Special Servicer To Act as Special Servicer; Administration of the Mortgage Loans.  (a)  Each of the Master Servicer and Special Servicer shall diligently service and administer the Mortgage Loans it is obligated to service pursuant to this Agreement on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests), as a collective whole (as determined by the Master Servicer or Special Servicer, as the case may be, in its reasonable judgment), in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans.  To the extent consistent with the foregoing, the Master Servicer and the Special Servicer shall service the Mortgage Loans in accordance with the higher of the following standards of care:  (1) in the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third party portfolios and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans or the Specially Serviced Mortgage Loans and the best interests of the Trust and the Certificateholders, as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial mortgage loan servicers, but without regard to: (i) any relationship that the Master Servicer, the Special Servicer or any Affiliate of the Master Servicer or the Special Servicer may have with any Mortgagor or any Affiliate of such Mortgagor, the Mortgage Loan Seller or any other parties to this Agreement; (ii) the ownership of any Certificate, or mezzanine loan by the Master Servicer, the Special Servicer or any Affiliate of the Master Servicer or the Special Servicer, as applicable; (iii) any obligation to make Advances; (iv) the adequacy of the Master Servicer’s or the Special Servicer’s, as the case may be, right to receive compensation for its services and reimbursement for its costs hereunder or with respect to any particular transaction; (v) the ownership, servicing or management for others of any other mortgage loans, subordinate interests, subordinate debt, mezzanine loans or mortgaged properties by the Master Servicer or the Special Servicer; (vi) any option to purchase any Mortgage Loan it may have; and (vii) any other debt the Master Servicer or the Special Servicer or any of its Affiliates has extended to any Mortgagor or any of its Affiliates (the foregoing, collectively referred to as the “Servicing Standard”).

Without limiting the foregoing, subject to Section 3.21, the Special Servicer shall be obligated to service and administer (i) any Mortgage Loans as to which a Servicing Transfer Event has occurred and is continuing (each, a “Specially Serviced Mortgage Loan”) and (ii) any REO Properties; provided that the Master Servicer shall continue to receive payments and make all calculations, and prepare, or cause to be prepared, all reports, required hereunder with respect to the Specially Serviced Mortgage Loans, except for the reports specified herein as prepared by the Special Servicer, as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Master Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder.  The Master Servicer, in its capacity as Master Servicer, will not have any responsibility for the performance by the Special Servicer, in its capacity as Special Servicer, of its duties under this Agreement.  The Special Servicer, in its capacity as Special Servicer, will not have any responsibility for the performance by the Master Servicer, in its capacity as Master Servicer, of its duties under this Agreement.  Each Mortgage Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until satisfaction of the conditions specified in Section 3.21(a).  Without limiting the foregoing, subject to Section 3.21, the Master Servicer shall be obligated to service and administer any Mortgage Loans which are not Specially Serviced Mortgage Loans.  The Special Servicer shall make the inspections, use its reasonable efforts to collect the statements and forward to the Master Servicer the reports in respect of the related Mortgaged Properties with respect to Specially Serviced Mortgage Loans in accordance with Section 3.12.  After notification to the Master Servicer, the Special Servicer may contact the Mortgagor of any Non-Specially Serviced Mortgage Loan if efforts by the Master Servicer to collect required financial information have been unsuccessful or any other issues remain unresolved.  Such contact shall be coordinated through and with the cooperation of the Master Servicer.  No provision herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability or recoverability of payments on the Mortgage Loans or shall be construed to impair or adversely affect any rights or benefits provided by this Agreement to the Master Servicer or the Special Servicer (including with respect to Servicing Fees, Special Servicing Fees or the right to be reimbursed for Advances and interest accrued thereon).  Any provision in this Agreement for any Advance by the Master

Servicer or the Trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such Person the risk of loss with respect to one or more of the Mortgage Loans.  No provision hereof shall be construed to impose liability on the Master Servicer or the Special Servicer for the reason that any recovery to the Certificateholders in respect of a Mortgage Loan at any time after a determination of present value recovery is less than the amount reflected in such determination.

(b)           Subject only to the Servicing Standard and the terms of this Agreement (including, without limitation, Section 6.07 hereof) and of the respective Mortgage Loans and any related Intercreditor Agreement, if applicable, and applicable law, the Master Servicer and the Special Servicer each shall have full power and authority, acting alone or, in the case of the Master Servicer, subject to Section 3.22, through one or more Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration for which it is responsible which it may deem necessary or desirable.  Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name (or in the name of the Trustee), is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, with respect to each Mortgage Loan it is obligated to service under this Agreement:  (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) subject to Sections 3.08, 3.20 and 6.07, any and all modifications, waivers, amendments or consents to, under or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, pledge agreements and other documents in connection with a defeasance, or of partial or full release or discharge, and all other comparable instruments; and (iv) any or all complaints or other pleadings to initiate and/or to terminate any action, suit or proceeding on behalf of the Trust (in their representative capacities).  Subject to Section 3.10, the Trustee shall furnish, or cause to be furnished, to the Master Servicer or the Special Servicer any powers of attorney and other documents necessary or appropriate to enable the Master Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer or the Special Servicer.  Notwithstanding anything contained herein to the contrary, the Master Servicer or the Special Servicer, as the case may be, shall not, without the Trustee’s written consent:  (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer’s or the Special Servicer’s, as the case may be, representative capacity or (ii) take any action with the intent to cause, and that actually causes, the Trustee to be required to be registered to do business in any state.

(c)           To the extent the Master Servicer is permitted pursuant to the terms of the related Mortgage Loan documents (including any related Intercreditor Agreement) to exercise its discretion with respect to any action which requires Rating Agency Confirmation from each Rating Agency, the Master Servicer shall require the costs of such Rating Agency Confirmation to be borne by the related Mortgagor.  To the extent the terms of the related Mortgage Loan documents (including any related Intercreditor Agreement) require the Mortgagor to bear the costs of any Rating Agency Confirmation, the Master Servicer shall not waive the requirement that such costs and expenses be borne by the related Mortgagor.  To the extent that the terms of the related Mortgage Loan documents (including any related Intercreditor Agreement) are silent as to who bears the costs of any Rating Agency Confirmation, the Master Servicer shall use reasonable efforts to have the Mortgagor bear such costs and expenses.  The Master Servicer shall not be responsible for the payment of such costs and expenses out of pocket other than as a Servicing Advance.

(d)           The relationship of each of the Master Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

(e)           The Master Servicer shall, to the extent permitted by the related Mortgage Loan documents, and consistent with the Servicing Standard, permit Escrow Payments to be invested only in Permitted Investments.

(f)           Within 60 days (or such shorter time period as is required by the terms of the applicable Mortgage Loan documents) after the later of (i) the receipt thereof by the Master Servicer and (ii) the Closing Date, (x) the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement shall notify each provider of a letter of credit for each Mortgage Loan identified as having a letter of credit on the Mortgage Loan Schedule, that the Master Servicer (in care of the Trustee, as titled in Section 2.01(b)) for the benefit of the Certificateholders shall be the beneficiary under each such letter of credit and (y) the Master Servicer shall notify each lessor under a Ground Lease for each Mortgage Loan identified as subject to a leasehold interest on the Mortgage Loan Schedule, that the Trust is the leasehold mortgagee and that the Master Servicer or the Special Servicer shall service the related Mortgage Loan for the benefit of the Certificateholders.  If a letter of credit is required to be drawn upon earlier than the date the Mortgage Loan Seller has notified the provider of such letter of credit pursuant to clause (x) of the immediately preceding sentence, the Mortgage Loan Seller shall cooperate with the reasonable requests of the Master Servicer or Special Servicer in connection with making a draw under such letter of credit.  If the Mortgage Loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to or assignment of the related letter of credit, then the Mortgage Loan Seller shall pay such costs and expenses.  If the Mortgage Loan documents require the related Mortgagor to pay any costs and expenses relating to any modifications to the related letter of credit, and such Mortgagor fails to pay such costs and expenses after the Master Servicer has exercised reasonable efforts to collect such costs and expenses from such Mortgagor, then the Master Servicer shall give the Mortgage Loan Seller notice of such failure and the amount of costs and expenses, and the Mortgage Loan Seller shall pay such costs and expenses.  The costs and expenses of any modifications to Ground Leases shall be paid by the related Mortgagor.  Neither the Master Servicer nor the Special Servicer shall have any liability for the failure of the Mortgage Loan Seller to perform its obligations under the Mortgage Loan Purchase Agreement.

(g)           [Reserved.]

(h)           The Special Servicer agrees that upon the occurrence of a Servicing Transfer Event with respect to any Mortgage Loan that is subject to or becomes subject to an Intercreditor Agreement in the future, it shall, subject to Section 3.21, use commercially reasonable efforts to enforce, on behalf of the Trust, subject to the Servicing Standard and to the extent the Special Servicer determines such action is in the best interests of the Trust Fund, all rights conveyed to the Trustee pursuant to any such Intercreditor Agreement.  The costs and expenses incurred by the Special Servicer in connection with such enforcement shall be paid from the Certificate Account as a trust fund expense.

Section 3.02                      Collection of Mortgage Loan Payments.  (a)  Each of the Master Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement; (including, without limitation, the Servicing Standard; provided that with respect to each Mortgage Loan that has an Anticipated Repayment Date, so long as the related Mortgagor is in compliance with each provision of the related Mortgage Loan documents, the Master Servicer and the Special Servicer shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Excess Interest, other than requests for collection, until the Maturity Date of the related Mortgage Loan or until the outstanding principal balance of such Mortgage Loan (exclusive of any portion representing accrued Excess Interest) has been paid in full); provided, further, that the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund’s right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents.  The Master Servicer or the Special Servicer, as applicable, may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan that it is obligated to service hereunder three times during any period of twenty-four consecutive months with respect to any Mortgage Loan; provided that the Master Servicer or the Special Servicer, as applicable, may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan one additional time in such 24-month period so long as with respect to any of the foregoing waivers, no Advance or additional Trust Fund expense has been incurred and remains unreimbursed to the Trust with respect to such Mortgage Loan.  Any additional waivers during such 24-month period with respect to such Mortgage Loan may be made, subject to the Servicing Standard, only after the Master Servicer or Special Servicer, as applicable, has, prior to the occurrence of a Consultation Termination Event, given notice of a proposed waiver to the Directing Certificateholder and, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder has consented to such additional waiver (provided that if the Master Servicer or Special Servicer, as applicable, fails to receive a response to such notice from the Directing Certificateholder in writing within five (5) days of giving such notice, then the Directing Certificateholder shall be deemed to have consented to such proposed waiver); provided, further, that after the occurrence and during the continuance of a Control Event, the Master Servicer or Special Servicer, as applicable, may waive any Penalty Charge in accordance with the Servicing Standard without the consent of the Directing Certificateholder.

(b)           (i)  All amounts collected by or on behalf of the Trust in respect of a Mortgage Loan shall be applied to amounts due and owing under the Mortgage Loan documents (including for principal and accrued and unpaid interest) in accordance with the express provisions of the Mortgage Loan documents; provided, however, that absent express provisions in the related Mortgage Loan documents, other than with respect to the application of Liquidation Proceeds, all amounts collected by or on behalf of the Trust in respect of a Mortgage Loan in the form of payments from the related Mortgagor or Insurance and Condemnation

Proceeds under the Mortgage Loan or any proceeds (other than Liquidation Proceeds) with respect to any REO Loan will be applied in the following order of priority:

first, as a reimbursement first, to the Trustee and second, to the Master Servicer, for any related outstanding Advances related to such Mortgage Loan or REO Loan (including Workout-Delayed Reimbursement Amounts that have not been reimbursed to the Master Servicer) and interest thereon as provided in this Agreement and unpaid servicing compensation and related additional Trust Fund expenses;

second, as a recovery of accrued and unpaid interest on such Mortgage Loan, that has not been the subject of a P&I Advance, at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt;

third, as a recovery of Unliquidated Advances, and, without duplication, principal of such Mortgage Loan then due and owing, in each case, that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount”;

fourth, as a recovery of Nonrecoverable Advances;

fifth, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance; and

sixth, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such Mortgage Loan, including, without limitation, late payment charges and default interest and Yield Maintenance Charges;

provided that payments or proceeds received with respect to any partial release of a Mortgaged Property at a time when the loan-to-value ratio of the related Mortgage Loan exceeds 125% must be applied to reduce the principal balance of the Mortgage Loan in the manner permitted by the REMIC Provisions.

(ii)       Liquidation Proceeds in respect of each Mortgage Loan or REO Loan shall be applied in the following order of priority:

first, as a reimbursement first, to the Trustee and second, to the Master Servicer or the Special Servicer, as applicable, for any related outstanding Advances related to such Mortgage Loan or REO Loan (including Workout-Delayed Reimbursement Amounts that have not been reimbursed to the Master Servicer or Special Servicer) and interest thereon as provided in this Agreement and unpaid servicing compensation, liquidation expenses and related additional Trust Fund expenses);

second, as a recovery of accrued and unpaid interest on such Mortgage Loan that has not been the subject of a P&I Advance, at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt less any Appraisal Reduced Interest;

third, as a recovery of Unliquidated Advances and, without duplication, principal of such Mortgage Loan then due and owing, in each case, that were paid from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount”;

fourth, as a recovery of Nonrecoverable Advances;

fifth, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

sixth, as a recovery of Appraisal Reduced Interest; and

seventh, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such Mortgage Loan including, without limitation, late payment charges and default interest and Yield Maintenance Charges;

provided that payments or proceeds received with respect to any partial release of a Mortgaged Property at a time when the loan-to-value ratio of the related Mortgage Loan exceeds 125% must be applied to reduce the principal balance of the Mortgage Loan in the manner permitted by the REMIC Provisions.

(iii)       Notwithstanding clauses (i) and (ii) above, such provisions shall not be deemed to affect the priority of distributions of payments.  To the extent that such amounts are paid by a party other than a Mortgagor, such amounts shall be deemed to have been paid in respect of a purchase of all or part of the Mortgaged Property (in the case of Insurance and Condemnation Proceeds or Liquidation Proceeds) and then paid by the Mortgagor under the Mortgage Loan or in accordance with Section 3.02(b)(ii) above.

(c)           [Reserved.]

(d)           In the event that the Master Servicer or Special Servicer receives Excess Interest prior to the Determination Date for any Due Period, or receives notice from the related Mortgagor that the Master Servicer or Special Servicer will be receiving Excess Interest prior to the Determination Date for any Due Period, the Master Servicer or Special Servicer, as the case may be, shall notify the Trustee two Business Days prior to the related Distribution Date.  None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for any failure of the related Mortgagor to pay any such Excess Interest or prepayment penalty.  The preceding statements shall not, however, be construed to limit the provisions of Section 3.02(a).

(e)           With respect to any Mortgage Loan in connection with which the Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage Loan documents, as applicable, the Master Servicer shall, to the extent consistent with the Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan, unless otherwise required to do so pursuant to the applicable Mortgage Loan, applicable law or court order.

Section 3.03                      Collection of Taxes, Assessments and Similar Items; Servicing Accounts.  (a)  The Master Servicer shall establish and maintain one or more accounts (the “Servicing Accounts”), into which all Escrow Payments shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the Mortgage Loan documents.  Amounts on deposit in Servicing Accounts may only be invested in accordance with the terms of the related Mortgage Loan documents or in Permitted Investments in accordance with the provisions of Section 3.06.  Servicing Accounts shall be Eligible Accounts or, solely with respect to accounts related to Mortgage Loans serviced by KeyCorp Real Estate Capital Markets, Inc. in its capacity as a Sub-Servicer hereunder, Sub-Servicer Eligible Accounts to the extent permitted by the terms of the related Mortgage Loan documents.  Withdrawals of amounts so deposited from a Servicing Account may be made only to:  (i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Trustee and then the Master Servicer, if applicable, for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the related Mortgage Loan and as described below or, if not so required, to the Master Servicer; (v) after the occurrence of an event of default under the related Mortgage Loan, apply amounts to the indebtedness under the applicable Mortgage Loan; (vi) withdraw amounts deposited in error; (vii) pay Penalty Charges to the extent permitted by the related Mortgage Loan documents; or (viii) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01.  As part of its servicing duties, the Master Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law or the terms of the related Mortgage Loan; provided, however, that in no event shall the Master Servicer be required to remit to any Mortgagor any amounts in excess of actual net investment income or funds in the related Servicing Account.  If allowed by the related Mortgage Loan documents and applicable law, the Master Servicer may charge the related Mortgagor an administrative fee for maintenance of the Servicing Accounts.

(b)           The Special Servicer, in the case of REO Loans, and the Master Servicer, in the case of all other Mortgage Loans, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof.  The Special Servicer, in the case of REO Loans, and the Master Servicer, in the case of all other Mortgage Loans, shall use reasonable efforts consistent with the Servicing Standard to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof from the REO Account or by the Master Servicer as Servicing Advances prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items, employing for such purpose Escrow Payments (which shall be so applied by the Master Servicer at the written direction of the Special Servicer in the case of REO Loans) as allowed under the terms of the related Mortgage Loan.  The Master Servicer shall service and administer any reserve accounts (including monitoring, maintaining or changing the amounts of required escrows) in accordance with the terms of such Mortgage Loan and the Servicing Standard.  To the extent that a Mortgage Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of REO Loans, and the Master Servicer, in the case of all other Mortgage Loans, shall use reasonable efforts consistent with the Servicing Standard to cause the Mortgagor to comply with its obligation to make payments in respect of such items at the time they first become due and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

(c)           In accordance with the Servicing Standard and for all Mortgage Loans, the Master Servicer shall advance all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable) and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Mortgagor (or related REO Revenues, if applicable) are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided, however, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance and provided, further, however, that with respect to the payment of taxes and assessments, the Master Servicer shall not be required to make such advance until the later of five Business Days after the Master Servicer, the Special Servicer or the Trustee, as the case may be, has received confirmation that such item has not been paid or the date prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments.  The Special Servicer shall give the Master Servicer and the Trustee no less than five Business Days’ written (facsimile or electronic) notice before the date on which the Master Servicer is requested to make any Servicing Advance with respect to a given Specially Serviced Mortgage Loan or REO Property; provided, however, that only two Business Days’ written (facsimile or electronic) notice shall be required in respect of Servicing Advances required to be made on an emergency or urgent basis; provided, further, that the Special Servicer shall not be entitled to make such a request (other than for Servicing Advances required to be made on an urgent or emergency basis) more frequently than once per calendar month (although such request may relate to more than one Servicing Advance).  The Master Servicer may pay the aggregate amount of such Servicing Advances listed on a monthly request to the Special Servicer, in which case the Special Servicer shall remit such Servicing Advances to the ultimate payees.  The Special Servicer, at its option, may make Servicing Advances for Specially Serviced Mortgage Loans and REO Properties.  In the event the Special Servicer makes a determination to make such a Servicing Advance, not more than five Business Days following the request of the Special Servicer (which request shall not be made more than once per calendar month and shall be part of the same request that is otherwise made for such month pursuant to the above provisions of this paragraph), the Master Servicer shall, subject to its right to make a nonrecoverability determination as provided in the succeeding paragraph, reimburse the Special Servicer for such Servicing Advances along with interest thereon at the Reimbursement Rate and the Master Servicer shall thereafter be entitled to reimbursement of such Servicing Advances in the same manner and as if the Master Servicer had made such Servicing Advances originally.  In addition, in connection with any request by the Special Servicer for the disbursement or reimbursement of any Servicing Advance pursuant to the above provisions, the Special Servicer shall provide the Master Servicer and the Trustee with such information in its possession as the Master Servicer or the Trustee, as applicable, may reasonably request to enable the Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance.  On the first Business Day after the Determination Date for the related Distribution Date, the Special Servicer shall report to the Master Servicer if the Special Servicer determines any Servicing Advance previously made by the Master Servicer with respect to a Specially Serviced Mortgage

Loan or REO Loan is a Nonrecoverable Servicing Advance.  The Master Servicer shall be entitled to conclusively rely on such a determination, and such determination shall be binding upon the Master Servicer, but shall in no way limit the ability of the Master Servicer in the absence of such determination to make its own determination that any Advance is a Nonrecoverable Advance.  Notwithstanding the foregoing, if the Special Servicer makes a determination that only a portion of, and not all of, any previously made or proposed Servicing Advance is a Nonrecoverable Advance, the Master Servicer shall have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed Servicing Advance is a Nonrecoverable Advance. All such Advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in Section 3.05(a).  No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, the Paying Agent’s calculation of monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.  If the Master Servicer fails to make any required Servicing Advance as and when due (including any applicable cure periods), to the extent the Trustee has actual knowledge of such failure, the Trustee shall make such Servicing Advance pursuant to Section 7.05.  Notwithstanding anything herein to the contrary, no Servicing Advance shall be required hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance.  In addition, the Master Servicer shall consider Unliquidated Advances in respect of prior Servicing Advances for purposes of nonrecoverability determinations.  The Special Servicer shall have no obligation to make any Servicing Advances under this Agreement.

Notwithstanding the foregoing provisions of this Section 3.03(c), the Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if the Master Servicer determines that such Servicing Advance, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is a Nonrecoverable Servicing Advance.  The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a).

Notwithstanding anything to the contrary contained in this Section 3.03(c), the Master Servicer may in its good faith judgment elect (but shall not be required unless directed by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Loans) to make a payment from amounts on deposit in the Certificate Account (which shall be deemed first made from amounts distributable as principal and then from all other amounts comprising general collections) to pay for certain expenses set forth below notwithstanding that the Master Servicer (or Special Servicer, as applicable) has determined that a Servicing Advance with respect to such expenditure would be a Nonrecoverable Servicing Advance (unless, with respect to Specially Serviced Mortgage Loans or REO Loans, the Special Servicer has notified the Master Servicer to not make such expenditure), where making such expenditure would prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan; provided that in each instance, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (as evidenced by an Officer’s Certificate delivered to the Trustee) that making such expenditure is in the best interest of the Certificateholders, all as a collective whole.  The Master Servicer or Trustee may elect to obtain reimbursement of Nonrecoverable Servicing Advances from the Trust Fund pursuant to the terms of Section 3.19(b).

(d)           In connection with its recovery of any Servicing Advance out of the Certificate Account pursuant to Section 3.05(a), the Trustee and then the Master Servicer, as the case may be, shall be entitled to receive, out of any amounts then on deposit in the Certificate Account interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement.  Subject to Section 3.19(b), the Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as the case may be, for any outstanding Servicing Advance as soon as practically possible after funds available for such purpose are deposited in the Certificate Account subject to the Master Servicer’s or the Trustee’s options and rights to defer recovery of such amounts as provided herein.

(e)           To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed.  To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed.  To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall report any such failure to the Special Servicer within a reasonable time after the date as of which such actions or remediations are required to be or to have been taken or completed.

Section 3.04                      The Certificate Account, the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account.  (a)  The Master Servicer shall establish and maintain, or cause to be established and maintained, a Certificate Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis and in no event later than the Business Day following receipt of available funds (in the case of payments by Mortgagors or other collections on the Mortgage Loans), except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the Mortgage Loan Seller or its respective designee and other than any amounts received from Mortgagors which are received in connection with the purchase of defeasance collateral), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

(i)       all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii)       all payments on account of interest on the Mortgage Loans, including Excess Interest, Yield Maintenance Charges and Default Interest;

(iii)       late payment charges and other Penalty Charges to the extent required to offset interest on Advances and additional Trust Fund expenses (other than Special Servicing Fees, Workout Fees or Liquidation Fees) as required by Section 3.11(d);

(iv)       all Insurance and Condemnation Proceeds and Liquidation Proceeds (other than Gain-on-Sale Proceeds) received in respect of any Mortgage Loan or REO Property (other than Liquidation Proceeds that are received in connection with the purchase by the Master Servicer, the Special Servicer, the Holders of the majority of the Controlling Class, or the Holders of the Class R Certificates of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier REMIC Distribution Account pursuant to Section 9.01) together with any recovery of Unliquidated Advances in respect of the related Mortgage Loans;

(v)       any amounts required to be transferred from the REO Account pursuant to Section 3.16(c);

(vi)       any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

(vii)       any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard or master single interest policy; and

(viii)      on the Closing Date, the Closing Date Interest Amount.

Notwithstanding the foregoing requirements, the Master Servicer need not deposit into the Certificate Account any amount that the Master Servicer would be authorized to withdraw immediately from such account in accordance with the terms of Section 3.05 and shall be entitled to instead immediately pay such amount directly to the Person(s) entitled thereto; provided that such amounts shall be applied in accordance with the terms hereof and shall be reported as if deposited in such Certificate Account and then withdrawn.

The foregoing requirements for deposit in the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees, defeasance fees, or amounts collected for Mortgagor checks returned for insufficient funds need not be deposited by the Master Servicer in the Certificate Account.  If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding.  Assumption, extension and modification fees actually received from Mortgagors on Specially Serviced Mortgage Loans shall be promptly delivered to the Special Servicer as additional servicing compensation.

Upon receipt of any of the foregoing amounts in clauses (i) through (iv) above with respect to any Specially Serviced Mortgage Loans, the Special Servicer shall remit within one (1) Business Day such amounts to the Master Servicer for deposit into the Certificate Account, in accordance with this Section 3.04(a).  Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account, pursuant to Section 3.16(c).  With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Master Servicer and shall promptly deliver any such check to the Master Servicer by overnight courier. Funds in the Certificate Account may only be invested in Permitted Investments in accordance with the provisions of Section 3.06.  As of the Closing Date, the Certificate Account for the Master Servicer shall be located at the offices of PNC Bank, National Association.  The Master Servicer shall give notice to the Trustee, the Special Servicer, the Paying Agent and the Depositor of the new location of the Certificate Account prior to any change thereof.

(b)           The Paying Agent, on behalf of the Trustee, shall establish and maintain the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in trust for the benefit of the Certificateholders (other than the Class Z Certificateholders) but for the benefit of the Trustee as holder of the Uncertificated Lower-Tier Interests and the Excess Interest Distribution Account for the benefit of the Class Z Certificateholders.  The Master Servicer shall deliver to the Paying Agent each month on or before the P&I Advance Date therein, for deposit (i) in the Lower-Tier REMIC Distribution Account, that portion of the Available Distribution Amount attributable to the Mortgage Loans (in each case, calculated without regard to clauses (a)(iii)(B), (a)(vii), (c) and (d) of the definition of Available Distribution Amount) for the related Distribution Date, and (ii) in the Excess Interest Distribution Account all Excess Interest for the related Distribution Date then on deposit in the Certificate Account after giving effect to withdrawals of funds pursuant to Sections 3.05(a)(ii)-3.05(a)(xx).

The Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the Interest Reserve Account may be subaccounts of a single Eligible Account, which shall be maintained as a segregated account separate from other accounts.

In addition to the amounts required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the third preceding paragraph, the Master Servicer shall, as and when required hereunder, deliver to the Paying Agent for deposit in the Lower-Tier REMIC Distribution Account:

(i)       any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(a) as Compensating Interest Payments in connection with Prepayment Interest Shortfalls;

(ii)       any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03;

(iii)       any Liquidation Proceeds paid by the Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class R Certificates in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Certificate Account pursuant to Section 9.01);

(iv)       any Yield Maintenance Charges actually collected; and

(v)       any other amounts required to be so delivered for deposit in the Lower-Tier REMIC Distribution Account pursuant to any provision of this Agreement.

If, as of the close of business (New York City time) on any P&I Advance Date or on such other date as any amount referred to in the foregoing clauses (i) through (iv) or any Excess Interest are required to be delivered hereunder, the Master Servicer shall not have delivered to the Paying Agent for deposit in the Lower-Tier REMIC Distribution Account or the Excess Interest Distribution Account, as applicable, the amounts required to be deposited therein pursuant to the provisions of this Agreement (including any P&I Advance pursuant to Section 4.03(a) hereof), the Master Servicer shall pay the Paying Agent interest on such late payment at the Prime Rate from and including the date such payment was required to be made (without regard to any grace period set forth in Section 7.01(a)(i)) until (but not including) the date such late payment is received by the Paying Agent.

The Paying Agent shall, upon receipt, deposit in the Lower-Tier REMIC Distribution Account or the Excess Interest Distribution Account, as applicable, any and all amounts received by the Paying Agent that are required by the terms of this Agreement to be deposited therein.

Promptly on each Distribution Date, the Paying Agent shall be deemed to withdraw from the Lower-Tier REMIC Distribution Account and deposit in the Upper-Tier REMIC Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Yield Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(b) and 4.01(d), respectively.

Funds on deposit in the Gain-on-Sale Reserve Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Upper-Tier REMIC Distribution Account, the Lower-Tier REMIC Distribution Account may be invested and, if invested, shall be invested by, and at the risk of, the Paying Agent in Permitted Investments selected by the Paying Agent which shall mature, unless payable on demand, not later than such time on the Distribution Date which will allow the Paying Agent to make withdrawals from the Distribution Account, and any such Permitted Investment shall not be sold or disposed of prior to its maturity unless payable on demand.  All such Permitted Investments shall be made in the name of “Wells Fargo Bank, National Association, as Trustee for the Holders of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5 Trust, Commercial Mortgage Pass-Through Certificates, Series 2011-C5 as their interests may appear”, or in the name of any successor Trustee, as Trustee for the Holders of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5 Trust, Commercial Mortgage Pass-Through Certificates, Series 2011-C5 as their interests may appear.  None of the Trust, the Depositor, the Mortgagors, the Master Servicer or the Special Servicer shall be liable for any loss incurred on such Permitted Investments.

An amount equal to all income and gain realized from any such investment shall be paid to the Paying Agent as additional compensation and shall be subject to its withdrawal at any time from time to time.  The amount of any losses incurred in respect of any such investments shall be for the account of the Paying Agent which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Distribution Accounts, as the case may be, out of its own funds immediately as realized.  If the Paying Agent deposits in or transfers to the Distribution Accounts, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Distribution Accounts, as the case may be, any provision herein to the contrary notwithstanding.

As of the Closing Date, the Interest Reserve Account, the Excess Interest Distribution Account, the Upper-Tier REMIC Distribution Account and the Lower-Tier REMIC Distribution Account shall be located at the offices of the Paying Agent.  The Paying Agent shall give notice to the Trustee, the Master Servicer and the Depositor of the location of the Interest Reserve Account, the Upper-Tier REMIC Distribution Account, the Lower-Tier REMIC Distribution Account and, if established, the Gain-on-Sale Reserve Account and of the proposed location of such accounts prior to any change thereof.

(c)           Prior to any Determination Date for the first Due Period during which Excess Interest is received on any Mortgage Loan, and upon notification from the Master Servicer or Special Servicer pursuant to Section 3.02(d), the Paying Agent, on behalf of the Certificateholders, shall establish and maintain the Excess Interest Distribution Account in the name of the Trustee in trust for the benefit of the Class Z Certificateholders.  The Excess Interest Distribution Account shall be established and maintained as an Eligible Account (or as a subaccount of an Eligible Account).  Prior to the applicable Distribution Date, the Master Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the Determination Date for the applicable Due Period.

(d)           Following the distribution of Excess Interest to Class Z Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

(e)           The Paying Agent shall establish (upon notice from the Special Servicer of an event occurring that generates Gain-on-Sale Proceeds) and maintain the Gain-on-Sale Reserve Account in trust for the benefit of the Certificateholders.  The Gain-on-Sale Reserve Account shall be maintained as an Eligible Account (or as a subaccount of an Eligible Account), separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Paying Agent.

Upon the disposition of any REO Property, in accordance with Section 3.09 or Section 3.18, the Special Servicer will calculate the Gain-on-Sale Proceeds, if any, realized that relates to the Mortgage Loan in connection with such sale and remit such funds to the Paying Agent for deposit into the Gain-on-Sale Reserve Account.

Section 3.05                      Permitted Withdrawals from the Certificate Account and the Distribution Accounts.  (a)  The Master Servicer may, from time to time, make withdrawals from the Certificate Account (or the applicable subaccount thereof) for any of the following purposes (without duplication of the same payment or reimbursement):

(i)       no later than 4:00 p.m., New York City time, on each P&I Advance Date, to remit to the Paying Agent for deposit in the Lower-Tier REMIC Distribution Account and the Excess Interest Distribution Account the amounts required to be remitted pursuant to the first paragraph of Section 3.04(b) or that may be applied to make P&I Advances pursuant to Section 4.03(a);

(ii)       (A) to pay itself (or, with respect to any Transferable Servicing Interest, to pay Midland Loan Services, a Division of PNC Bank, National Association if Midland Loan Services, a Division of PNC Bank, National Association is no longer the Master Servicer, any such interest pursuant to Section 3.11(a)) unpaid Servicing Fees in respect of each Mortgage Loan, Specially Serviced Mortgage Loan and REO Loan, as applicable, the Master Servicer’s rights to payment of Servicing Fees pursuant to this clause (ii)(A) with respect to any Mortgage Loan, Specially Serviced Mortgage Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds), that are allocable as recovery of interest thereon, (B) to pay the Special Servicer any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in respect of each Specially Serviced Mortgage Loan or REO Loan or Corrected Mortgage Loan, as applicable, and any expense incurred by the Special Servicer in connection with performing any inspections pursuant to Section 3.12(a), remaining unpaid first, out of related REO Revenues, Liquidation Proceeds and Insurance and Condemnation Proceeds, and then out of general collections on the Mortgage Loans and REO Properties, and (C) to pay the Senior Trust Advisor any unpaid Senior Trust Advisor Fees or Senior Trust Advisor Consulting Fees in respect of each Mortgage Loan, Specially Serviced Mortgage Loan or REO Loan, as applicable, the Senior Trust Advisor’s right to payment of the Senior Trust Advisor Fee or Senior Trust Advisor Consulting Fee pursuant to this clause (ii)(C) with respect to any Mortgage Loan, Specially Serviced Mortgage Loan or REO Loan, as applicable, being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance and Condemnation Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance and Condemnation Proceeds), that are allocable as recovery of interest thereon;

(iii)       to reimburse the Trustee and itself, as applicable (in that order), for unreimbursed P&I Advances, the Master Servicer’s or the Trustee’s right to reimbursement pursuant to this clause (iii) being limited to amounts received which represent Late Collections of interest (net of the related Servicing Fee) on and principal of the particular Mortgage Loan and REO Loans with respect to which such P&I

Advances were made; provided that if such P&I Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Certificate Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below); provided, further, that if such Advance becomes a Nonrecoverable Advance, then such Advance shall be reimbursable pursuant to clause (v) below;

(iv)       to reimburse the Trustee, the Special Servicer and itself, as applicable (in that order), for unreimbursed Servicing Advances, the Master Servicer’s, the Special Servicer’s or the Trustee’s respective rights to receive payment pursuant to this clause (iv) with respect to any Mortgage Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues; provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Mortgage Loans and REO Properties on deposit in the Certificate Account from time to time that represent collections or recoveries of principal to the extent provided in clause (v) below); provided, further, that if such Advance becomes a Nonrecoverable Advance, then such Advance shall be reimbursable pursuant to clause (v) below;

(v)       to reimburse the Trustee, the Special Servicer and itself, as applicable (in that order) (1) for Nonrecoverable Advances first, out of REO Revenues, Liquidation Proceeds and Insurance and Condemnation Proceeds received on the related Mortgage Loan, then, out of the principal portion of general collections on the Mortgage Loans and REO Properties, then, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any exercise of the sole option to defer reimbursement thereof pursuant to Section 3.19(b), out of general collections on the Mortgage Loans and REO Properties and, (2) with respect to the Workout-Delayed Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Loans and REO Properties net of such amounts being reimbursed pursuant to (1) above or to pay itself, with respect to any Mortgage Loan or REO Property any related earned Servicing Fee that remained unpaid in accordance with clause (ii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Certificate Account of all amounts received in connection therewith;

(vi)       at such time as it reimburses the Trustee and itself, as applicable (in that order) for (a) any unreimbursed P&I Advance (including any such P&I Advance that constitutes a Workout-Delayed Reimbursement Amount) pursuant to clause (iii) above, to pay itself and/or the Trustee or such other servicing party, as applicable, any interest accrued and payable thereon in accordance with Sections 4.03(d) and 3.11(c), (b) any unreimbursed Servicing Advances (including any such Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount) pursuant to clause (iv) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any interest accrued and payable thereon in accordance with Sections 3.03(d) and 3.11(c) or (c) any

Nonrecoverable Advances pursuant to clause (v) above, to pay itself, the Special Servicer or the Trustee, as the case may be, any interest accrued and payable thereon;

(vii)       to reimburse itself, the Special Servicer or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase or substitution obligation of the Mortgage Loan Seller under Section 6 of the Mortgage Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase or substitution obligation, each such Person’s right to reimbursement pursuant to this clause (vii) with respect to any Mortgage Loan being limited to that portion of the Purchase Price or Substitution Shortfall Amount paid with respect to such Mortgage Loan that represents such expense in accordance with clause (iv) of the definition of Purchase Price;

(viii)      in accordance with Section 2.03(f), to reimburse itself or the Special Servicer, as the case may be, first, out of Liquidation Proceeds, Insurance and Condemnation Proceeds, and then out of general collections on the Mortgage Loans and REO Properties, for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the Mortgage Loan Seller’s obligations under Section 6 of the Mortgage Loan Purchase Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause (vii) above or otherwise;

(ix)       to pay for costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) first, out of REO Revenues, Liquidation Proceeds, Insurance and Condemnation Proceeds, and then out of general collections on the Mortgage Loans and REO Properties;

(x)       to pay itself, as additional servicing compensation in accordance with Section 3.11(a), (a) (1) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Certificate Account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to such Distribution Date) and (2) Penalty Charges (other than Penalty Charges collected while the related Mortgage Loan is a Specially Serviced Mortgage Loan), but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid and such Penalty Charges are not needed to pay interest on Advances or costs and expenses incurred by the Trust Fund (other than Special Servicing Fees) in accordance with Section 3.11(d); and (b) to pay the Special Servicer, as additional servicing compensation in accordance with Section 3.11(c), Penalty Charges collected on Specially Serviced Mortgage Loans (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Mortgage Loan have been paid and such Penalty Charges are not needed to pay interest on Advances or costs and expenses incurred by the Trust Fund in accordance with Section 3.11(d));

(xi)       to recoup any amounts deposited in the Certificate Account in error;

(xii)       to pay itself, the Special Servicer, the Depositor, the Senior Trust Advisor or any of their respective directors, officers, members, managers, employees and agents, as the case may be, out of general collections, any amounts payable to any such Person pursuant to Section 6.03(a) or Section 6.03(b);

(xiii)      to pay for (a) the cost of the Opinions of Counsel contemplated by Sections 3.09(b), 3.16(a), 3.17(b), 3.20(a), 3.20(b), 3.20(d), 3.20(j) and 10.01(f) to the extent payable out of the Trust Fund, (b) the cost of any Opinion of Counsel contemplated by Sections 12.01(a) or 12.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Master Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (c) the cost of obtaining the REO Extension contemplated by Section 3.16(a);

(xiv)      to pay out of general collections on the Mortgage Loans and REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Master Servicer, the Special Servicer, the Paying Agent or the Trustee is liable therefor pursuant to Section 10.01(g);

(xv)       to reimburse the Paying Agent out of general collections on the Mortgage Loans and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund pursuant to Section 10.01(c);

(xvi)      to pay the Mortgage Loan Seller or any other Person, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase; or, in the case of the substitution for a Mortgage Loan by the Mortgage Loan Seller pursuant to Section 2.03(b), to pay the Mortgage Loan Seller with respect to the replaced Mortgage Loan all amounts received thereon subsequent to the date of substitution, and with respect to the related Qualified Substitute Mortgage Loan(s), all Monthly Payments due thereon during or prior to the month of substitution, in accordance with Section 2.03(b);

(xvii)     to remit to the Paying Agent for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to Section 3.25;

(xviii)    to reimburse the Senior Trust Advisor for any Senior Trust Advisor Expenses incurred by and reimbursable to it by the Trust Fund pursuant to Section 3.33(h);

(xix)       to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01; and

(xx)       to pay for any expenditures to be borne by the Trust Fund pursuant to the second paragraph of Section 3.03(c).

The Master Servicer shall keep and maintain separate accounting records, on a loan by loan and property by property basis when appropriate, for the purpose of justifying any withdrawal from the Certificate Account.

The Master Servicer shall pay to the Special Servicer or the Paying Agent from the Certificate Account amounts permitted to be paid to it therefrom monthly upon receipt of a certificate of a Servicing Officer of the Special Servicer or a Responsible Officer of the Paying Agent describing the item and amount to which the Special Servicer or the Paying Agent is entitled.  The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein.  The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

(b)           The Paying Agent, on behalf of the Trustee, may, from time to time, make withdrawals from the Lower-Tier REMIC Distribution Account for any of the following purposes:

(i)       to be deemed to make deposits of the Lower-Tier Distribution Amount pursuant to Section 4.01(b) and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(d) in the Upper-Tier REMIC Distribution Account and to make distributions on the Class R Certificates in respect of the Class LR Interest pursuant to Section 4.01(b);

(ii)       to pay to the Trustee and the Paying Agent or any of their directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person, with respect to the Mortgage Loans, pursuant to Section 8.05(b);

(iii)       to pay the Trustee, the Trustee Fee as contemplated by Section 8.05(a) hereof with respect to the Mortgage Loans;

(iv)       to pay for the cost (without duplication) of the Opinions of Counsel sought by (A) the Trustee or the Paying Agent as provided in clause (v) of the definition of “Disqualified Organization,” (B) the Trustee, the Paying Agent, the Master Servicer or the Special Servicer as contemplated by Section 3.20(d), (C) the Trustee or the Paying Agent as contemplated by Sections 5.08(c) or 8.02(ii) to the extent payable out of the Trust Fund, (D) the Trustee, the Paying Agent, the Master Servicer or the Special Servicer as contemplated by Sections 10.01(f) or 10.01(l) to the extent payable out of the Trust Fund, or (E) the Trustee, the Paying Agent, the Master Servicer or the Special Servicer as contemplated by Section 12.01(a) or Section 12.01(c) in connection with any amendment to this Agreement requested by the Trustee or the Paying Agent, which amendment is in furtherance of the rights and interests of Certificateholders, in each case, to the extent not paid pursuant to Section 12.01(g);

(v)       to pay any and all federal, state and local taxes imposed on either the Lower-Tier REMIC or Upper-Tier REMIC or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the Paying Agent, the REMIC Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(g);

(vi)       to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(c);

(vii)       to pay to the Master Servicer any amounts deposited by the Master Servicer in the Distribution Accounts not required to be deposited therein; and

(viii)      to clear and terminate the Lower-Tier REMIC Distribution Account at the termination of this Agreement pursuant to Section 9.01.

(c)           The Trustee shall, on any Distribution Date, make withdrawals from the Excess Interest Distribution Account to the extent required to make the distributions of Excess Interest required by Section 4.01(i).

(d)           The Paying Agent on behalf of the Trustee may make, or be deemed to make, withdrawals from the Upper-Tier REMIC Distribution Account for any of the following purposes:

(i)       to make distributions to Certificateholders holding Regular Certificates (and on the Class UR Interest in the case of the Class R Certificates on each Distribution Date pursuant to Section 4.01 or Section 9.01, as applicable, subject to the next-to-last paragraph of Section 3.04(b);

(ii)       to clear and terminate the Upper-Tier REMIC Distribution Account at the termination of this Agreement pursuant to Section 9.01.

(e)           Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan, (i) if amounts on deposit in the Certificate Account and the Lower-Tier REMIC Distribution Account are not sufficient to pay the full amount of the Servicing Fee listed in Section 3.05(a)(ii), the Senior Trust Advisor Fee listed in Section 3.05(a)(ii) and the Trustee Fee listed in Section 3.05(b)(ii) and (b)(iii), then the Trustee Fee shall be paid in full prior to the payment of any Servicing Fees payable under Section 3.05(a)(ii) and then the Senior Trust Advisor Fees payable under Section 3.05(a)(ii) and in the event that amounts on deposit in the Certificate Account and the Lower-Tier REMIC Distribution Account are not sufficient to pay the full amount of such Trustee Fee, the Trustee shall be paid based on the amount of such fees and (ii) if amounts on deposit in the Certificate Account are not sufficient to reimburse the full amount of Advances and interest thereon listed in Sections 3.05(a)(iii), (a)(iv), (a)(v) and (a)(vi), then reimbursements shall be paid first to the Trustee, second to the Master Servicer, third to the Special Servicer and then to the Senior Trust Advisor.

Section 3.06                      Investment of Funds in the Certificate Account and the REO Account.  (a)  The Master Servicer may direct any depository institution maintaining the Certificate Account or any Servicing Account (for purposes of this Section 3.06, an “Investment Account”), the Special Servicer may direct any depository institution maintaining the REO Account (also for purposes of this Section 3.06, an “Investment Account”) to invest or if it is such depository institution, may itself invest, the funds held therein, only in one or more

Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon.  All such Permitted Investments shall be held to maturity, unless payable on demand.  Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such).  The Master Servicer (in the case of the Certificate Account or any Servicing Account maintained by or for the Master Servicer), the Special Servicer (in the case of the REO Account or any Servicing Account maintained by or for the Special Servicer) on behalf of the Trustee, shall maintain continuous physical possession of any Permitted Investment of amounts in the Certificate Account, the Servicing Accounts or REO Account, as applicable, that is either (i) a “certificated security,” as such term is defined in the UCC (such that the Trustee shall have control pursuant to Section 8-106 of the UCC) or (ii) other property in which a secured party may perfect its security interest by physical possession under the UCC or any other applicable law.  In the case of any Permitted Investment held in the form of a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC), the Master Servicer or the Special Servicer, as applicable, shall take or cause to be taken such action as the Trustee deems reasonably necessary to cause the Trustee to have control over such security entitlement.  In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account or any Servicing Account maintained by or for the Master Servicer) or the Special Servicer (in the case of the REO Account or any Servicing Account maintained by or for the Special Servicer) shall:

(i)       consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

(ii)       demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)           Interest and investment income realized on funds deposited in the Certificate Account or any Servicing Account maintained by or for the Master Servicer to the extent of the Net Investment Earnings, if any, with respect to such account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to such Distribution Date, shall be for the sole and exclusive benefit of the Master Servicer to the extent (with respect to Servicing Accounts) not required to be paid to the related Mortgagor and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.03 or Section 3.05(a), as the case may be.  Interest and investment income realized on funds deposited in the REO Account or any Servicing Account maintained by or for the Special Servicer, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from and including any Distribution Date to and including the immediately succeeding P&I Advance

Date, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(c).  In the event that any loss shall be incurred in respect of any Permitted Investment (as to which the Master Servicer or Special Servicer, as applicable, would have been entitled to any Net Investment Earnings hereunder) directed to be made by the Master Servicer or Special Servicer, as applicable, and on deposit in any of the Certificate Account, the Servicing Account or the REO Account, the Master Servicer (in the case of the Certificate Account or any Servicing Account maintained by or for the Master Servicer), the Special Servicer (in the case of the REO Account or any Servicing Account maintained by or for the Special Servicer) shall deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of Net Investment Loss, if any, with respect to such account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to such Distribution Date; provided that neither the Master Servicer nor the Special Servicer shall be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made (and, with respect to the Master Servicer, such federal or state chartered depository institution or trust company is not an Affiliate of the Master Servicer unless such depository institution or trust company satisfied the qualification set forth in the definition of Eligible Account both (x) at the time the investment was made and (y) 30 days prior to such insolvency).

(c)           Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Master Servicer may and, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

Section 3.07                      Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.  (a)  The Master Servicer (with respect to the Mortgage Loans) or the Special Servicer (with respect to REO Properties) shall use its efforts consistent with the Servicing Standard to cause the Mortgagor to maintain, to the extent required by the terms of the related Mortgage Loan documents all insurance coverage as is required under the related Mortgage Loan except to the extent that the failure of the related Mortgagor to do so is an Acceptable Insurance Default.  If the Mortgagor does not so maintain such insurance coverage, subject to its recoverability determination with respect to any required Servicing Advance, the Master Servicer (with respect to the Mortgage Loans) or the Special Servicer (with respect to REO Properties) shall maintain all insurance coverage as is required under the related Mortgage, but only in the event the Trustee has an insurable interest therein and such insurance is available to the Master Servicer or the Special Servicer and, if available, can be obtained at commercially reasonable rates, as determined (prior to the occurrence and continuance of any Control Event, with the consent of the Directing Certificateholder) by the Master Servicer (with respect to the Mortgage Loans) or the Special Servicer (with respect to REO Properties) except to the extent that the failure of the related Mortgagor to do so is an Acceptable Insurance Default as determined by the Special Servicer; provided, however, that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Master

Servicer or the Special Servicer, as applicable, shall impose such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the closing of the Mortgage Loan, provided that, with respect to the immediately preceding proviso, the Master Servicer will be obligated to use efforts consistent with the Servicing Standard to cause the Mortgagor to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the Mortgagor’s failure is an Acceptable Insurance Default (as determined by the Special Servicer with, prior to the occurrence and continuance of a Control Event, the consent of the Directing Certificateholder) and only in the event the Trustee has an insurable interest therein and such insurance is available to the Master Servicer and, if available, can be obtained at commercially reasonable rates.  The Master Servicer will be entitled to rely on insurance consultants (at the Master Servicer’s expense) in determining whether any insurance is available at commercially reasonable rates.  Subject to Section 3.17(a) and the costs of such insurance being reimbursed or paid to the Special Servicer as provided in the third-to-last sentence of this paragraph, the Special Servicer shall maintain for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage Loan unless the Special Servicer (prior to the occurrence and continuance of a Control Event, with Directing Certificateholder consent) determines that such insurance is not available at commercially reasonable rates or that the Trustee does not have an insurable interest, in which case the Master Servicer shall be entitled to conclusively rely on the Special Servicer’s determination.  All Insurance Policies maintained by the Master Servicer or the Special Servicer shall (i) contain a “standard” mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans other than REO Properties) or to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), (ii) be in the name of the Trustee (in the case of insurance maintained in respect of REO Properties), (iii) include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing Mortgaged Property or the REO Property, as applicable, and (y) the outstanding principal balance owing on the related Mortgage Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions, (iv) include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents), (v) be noncancelable without 30 days prior written notice to the insured party (except in the case of nonpayment, in which case such policy shall not be cancelled without 10 days prior notice) and (vi) subject to the first proviso in the second sentence of this Section 3.07(a), be issued by a Qualified Insurer authorized under applicable law to issue such Insurance Policies.  Any amounts collected by the Master Servicer or Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard and the provisions of the related Mortgage Loan documents) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a).  Any costs incurred by the Master Servicer in maintaining any such Insurance Policies in respect of Mortgage Loans (other than REO Properties) (i) if the Mortgagor defaults on its obligation to do so, shall be advanced by the Master Servicer as a Servicing Advance (so long as such Advance would not be a Nonrecoverable Advance and if such Advance would be a Nonrecoverable Advance then such cost shall instead be paid out of the Certificate Account) and will be charged to the related Mortgagor and (ii) shall not, for purposes of calculating monthly distributions to

Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.  Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the Master Servicer as a Servicing Advance (so long as such Advance would not be a Nonrecoverable Advance and if such Advance would be a Nonrecoverable Advance then such cost shall instead be paid out of the Certificate Account).  Notwithstanding any provision to the contrary, the Master Servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless such insurance was required at the time of origination of the related Mortgage Loan and is currently available at commercially reasonable rates.

Notwithstanding the foregoing, with respect to the Mortgage Loans that either (x) require the Mortgagor to maintain “all risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable Mortgagor to maintain insurance in types and against such risks as the holder of such Mortgage Loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to, consistent with the Servicing Standard, (A) actively monitor whether the insurance policies for the related Mortgaged Property contain Additional Exclusions, (B) request the Mortgagor to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance and (C) notify the Special Servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge (such knowledge to be based upon the Master Servicer’s compliance with the immediately preceding clauses (A) and (B) above) that any Mortgagor fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above.  If the Special Servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the Special Servicer shall notify the Master Servicer and the Master Servicer shall use efforts consistent with the Servicing Standard to cause such insurance to be maintained.  The Special Servicer (at the expense of the Trust) shall be entitled to rely on insurance consultants in making such determinations.  The Master Servicer shall be entitled to rely on insurance consultants (at the expense of such Master Servicer) in determining whether Additional Exclusions exist.  Furthermore, the Special Servicer shall inform the Rating Agencies as to such conclusions for those Mortgage Loans that (i) have one of the ten (10) highest outstanding Stated Principal Balances of all of the Mortgage Loans then included in the Trust or (ii) comprise more than 5% of the outstanding Stated Principal Balance of the Mortgage Loans then included in the Trust.  During the period that the Special Servicer is evaluating the availability of such insurance or waiting for a response from the Directing Certificateholder, neither the Master Servicer nor the Special Servicer will be liable for any loss related to its failure to require the Mortgagor to maintain such insurance and will not be in default of its obligations as a result of such failure and the Master Servicer will not itself maintain such insurance or cause such insurance to be maintained.

(b)           (i)  If the Master Servicer or the Special Servicer shall obtain and maintain a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Mortgage Loans or REO Properties, as the case may be, required to be serviced and administered hereunder, then, to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO Properties.  Such Insurance Policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, promptly deposit into the Certificate Account from its own funds the amount of such loss or losses that would have been covered under the individual policy but are not covered under the blanket Insurance Policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.  In connection with its activities as administrator and Master Servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy.  The Special Servicer, to the extent consistent with the Servicing Standard, may maintain, earthquake insurance on REO Properties, provided coverage is available at commercially reasonable rates, the cost of which shall be a Servicing Advance.

(ii)           If the Master Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by a master single interest or force-placed insurance policy with a Qualified Insurer naming the Master Servicer or the Special Servicer on behalf of the Trustee as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgaged Properties and REO Properties.  In the event the Master Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by such master single interest or force-placed insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by the Master Servicer as a Servicing Advance.  Such master single interest or force-placed policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Certificate Account from its own funds the amount not otherwise payable under the master single or force-placed interest policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

(c)           Each of the Master Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions Insurance Policy with a Qualified Insurer covering the Master Servicer’s and the Special Servicer’s, as applicable, officers and employees acting on behalf of the Master Servicer and the Special Servicer in connection with its activities under this Agreement.  Notwithstanding the foregoing, so long as the long term debt or the deposit obligations or claims-paying ability of the Master Servicer or the Special Servicer, as applicable, is rated at least “A3” by Moody’s and “A-” by Fitch, the Master Servicer (or its public parent) or the Special Servicer (or its public parent), as applicable, shall be allowed to provide self-insurance with respect to a fidelity bond and an “errors and omissions” Insurance Policy.  Such amount of coverage shall be in such form and amount as are consistent with the Servicing Standard.  Coverage of the Master Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Master Servicer or the Special Servicer and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c).  The Special Servicer and the Master Servicer will promptly report in writing to the Trustee any material changes that may occur in their respective fidelity bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.  The Master Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

(d)           At the time the Master Servicer determines in accordance with the Servicing Standard that any Mortgaged Property is in a federally designated special flood hazard area (and such flood insurance has been made available), the Master Servicer will use efforts consistent with the Servicing Standard to cause the related Mortgagor (in accordance with applicable law and the terms of the Mortgage Loan documents) to maintain, and, if the related Mortgagor shall default in its obligation to so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standard and to the extent the Trustee, as mortgagee, has an insurable interest therein), flood insurance in respect thereof, but only to the extent the related Mortgage Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standard.  Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan, and (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended.  If the cost of any insurance described above is not borne by the Mortgagor, the Master Servicer shall promptly make a Servicing Advance for such costs.

(e)           During all such times as any REO Property shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended.  The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Master Servicer as a Servicing Advance.

Section 3.08                      Enforcement of Due-on-Sale Clauses; Assumption Agreements.  (a)  As to each Mortgage Loan that contains a provision in the nature of a “due-on-sale” clause, which by its terms:

(i)       provides that such Mortgage Loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or equity interests in the Mortgagor or principals of the Mortgagor; or

(ii)       provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is being serviced under this Agreement, the Special Servicer or, with respect to all Non-Specially Serviced Mortgage Loans, the Master Servicer, on behalf of the Trustee as the mortgagee of record, shall (a) exercise any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon or (y) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) waive any right to exercise such rights, provided that, (i) with respect to all Non-Specially Serviced Mortgage Loans, the Master Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, which consent shall be deemed given 15 Business Days after receipt (unless earlier objected to) by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such waiver or exercise of such right together with such other information reasonably required by the Special Servicer, (ii) with respect to all Specially Serviced Mortgage Loans and Non-Specially Serviced Mortgage Loans, the Special Servicer shall, prior to consenting to such a proposed action of the Master Servicer, obtain, and, prior to itself taking such an action, the Special Servicer shall obtain prior to the occurrence and continuance of a Control Event, the prior written consent (or deemed consent) of the Directing Certificateholder, which consent shall be deemed given 10 Business Days after receipt (unless earlier objected to) by the Directing Certificateholder of the Master Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Certificateholder and (iii) with respect to any Mortgage Loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding or (z) together with all other Mortgage Loans with which it is cross-collateralized or cross-defaulted or together with all other Mortgage Loans with the same Mortgagor (or an Affiliate thereof), that is one of the ten largest Mortgage Loans outstanding (by Stated Principal Balance), the Special Servicer shall, prior to consenting to such a proposed action of the Master Servicer, obtain, and, prior to itself taking such an action, the Special Servicer shall obtain, a Rating Agency Confirmation from each Rating Agency.

If any Mortgage Loan provides that such Mortgage Loan may be assumed or transferred without the consent of the mortgagee; provided that certain conditions are satisfied, then for so long as such Mortgage Loan is being serviced under this Agreement, the Special Servicer, with respect to all Specially Serviced Mortgage Loans, on behalf of the Trustee as the mortgagee of record, shall determine in accordance with the Servicing Standard whether such conditions have been satisfied, or, with respect to any Non-Specially Serviced Mortgage Loan which does not allow the mortgagee discretion in approving a transfer or assumption or does not allow for discretion in determining whether conditions to a transfer or assumption have been satisfied, the Master Servicer, on behalf of the Trustee as mortgagee of record, shall make such determination with respect to whether such conditions have been satisfied.

(b)           As to each Mortgage Loan that contains a provision in the nature of a “due-on-encumbrance” clause that by its terms:

(i)       provides that such Mortgage Loan shall (or may at the mortgagee’s option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or equity interests in the Mortgagor or principals of the Mortgagor; or

(ii)       requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property or equity interests in the Mortgagor or principals of the Mortgagor;

then, for so long as such Mortgage Loan is serviced under this Agreement, the Special Servicer or, with respect to all Non-Specially Serviced Mortgage Loans, the Master Servicer, on behalf of the Trustee as the mortgagee of record, shall (a) exercise any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon or (y) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) waive its right to exercise such rights, provided that (i) with respect to all Non-Specially Serviced Mortgage Loans, the Master Servicer has made a recommendation and obtained the prior written consent (or deemed consent) of the Special Servicer, which consent shall be deemed given ten (10) Business Days after receipt (unless earlier objected to) by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such waiver or exercise of such right together with such other information reasonably required by the Special Servicer, (ii) the Special Servicer has obtained prior to the occurrence and continuance of a Control Event, the prior written consent (or deemed consent) of the Directing Certificateholder, which consent shall be deemed given 10 Business Days after receipt by the Directing Certificateholder of the Special Servicer’s written analysis and recommendation with respect to such waiver or exercise of such rights together with such other information reasonably required by the Directing Certificateholder, and (iii) the Master Servicer or the Special Servicer, as the case may be, has obtained Rating Agency Confirmation from each Rating Agency if such Mortgage Loan (A) has an outstanding principal balance that is greater than or equal to 2% of the Stated Principal Balance of the outstanding Mortgage Loans or (B) has an LTV Ratio greater than 85% (including any existing and proposed debt) or (C) has a Debt Service Coverage Ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the Mortgage Loan and the principal amount of the proposed additional lien) or (D) is one of the ten largest Mortgage Loans (by Stated Principal Balance) or (E) has a Stated Principal Balance greater than $20,000,000.

To the extent permitted by the related Mortgage Loan documents, the Rating Agency Confirmation described in the immediately preceding paragraph shall be an expense of the related Mortgagor to the extent permitted by the related Mortgage Loan documents; provided that if the Mortgage Loan documents are silent as to who bears the costs of obtaining any such

Rating Agency Confirmation, the Master Servicer or the Special Servicer, as applicable, shall use reasonable efforts to make the related Mortgagor bear such costs and expenses.

If any Mortgage Loan provides that such Mortgage Loan may be further encumbered without the consent of the mortgagee provided that certain conditions are satisfied and there is no lender discretion with respect to the satisfaction of such conditions, then for so long as such Mortgage Loan is being serviced under this Agreement, the Special Servicer, with respect to all Specially Serviced Mortgage Loans, on behalf of the Trustee as the mortgagee of record, shall determine whether such conditions have been satisfied, or, with respect to all Non-Specially Serviced Mortgage Loans which do not allow the mortgagee discretion in determining whether conditions are satisfied, the Master Servicer, on behalf of the Trustee as mortgagee of record, shall make such determination with respect to whether such conditions have been satisfied.

(c)           Nothing in this Section 3.08 shall constitute a waiver of the Trustee’s right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

(d)           Except as otherwise permitted by Sections 3.20 and 3.08(a), (b) and (e), neither the Master Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan, as applicable, in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.  The Master Servicer and the Special Servicer shall each provide copies of any final waivers (except with respect to provision of any such waivers to the 17g-5 Information Provider, exclusive of any Privileged Information) it effects pursuant to Section 3.08(a) or (b) to the other, the 17g-5 Information Provider and, on the second Business Day after providing such copies to the 17g-5 Information Provider, to each Rating Agency, with respect to each Mortgage Loan.  To the extent not previously provided, the Master Servicer shall provide copies of any final waivers (except with respect to provision of any such waivers to the 17g-5 Information Provider, exclusive of any Privileged Information) it effects pursuant to Section 3.08(a) or (b) to the Special Servicer, the 17g-5 Information Provider and, after copies of such final waivers have been posted to the 17g-5 Information Provider’s Website, to each Rating Agency, with respect to each Mortgage Loan.

(e)           Notwithstanding any other provisions of this Section 3.08 or Section 3.20, but subject to any related Intercreditor Agreement, the Master Servicer may with respect to Non-Specially Serviced Mortgage Loans, without any Directing Certificateholder approval, Rating Agency Confirmation or Special Servicer approval (provided the Master Servicer delivers notice thereof to the Special Servicer after completion (and the Special Servicer shall promptly, prior to the occurrence of a Consultation Termination Event, deliver such notice to the Directing Certificateholder), except to the extent that the Special Servicer or the Directing Certificateholder, as the case may be, notifies the Master Servicer that such party does not desire to receive copies of such items), (i) grant waivers of non-material covenant defaults (other than financial covenants), including late financial statements; (ii) consent to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the Mortgaged Property or the ability of the related Mortgagor to pay amounts due in respect of the Mortgage Loan as and when due provided such releases are required by the related

Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way for utilities, access, parking, public improvements or another purpose or subordinations of the lien of Mortgage Loans to easements that do not materially affect the use or value of a Mortgaged Property or a Mortgagor’s ability to make any payments with respect to the related Mortgage Loan; (iv) grant other routine approvals, including the granting of subordination, non-disturbance and attornment agreements and leasing consents that affect less than the lesser of (a) 25% of the net rentable area of the Mortgaged Property or (b) 30,000 square feet; (v) consent to actions related to condemnation of non-material, non-income producing parcels of the Mortgaged Property that do not materially affect the use or value of the Mortgaged Property or the ability of the related Mortgagor to pay amounts due in respect of the Mortgage Loan as and when due; (vi) consent to a change in property management relating to any Mortgage Loan with respect to Mortgage Loans with an outstanding principal balance of less than $5,000,000; and (vii) approve of annual operating budgets; provided that any such modification, waiver or amendment (w) would not in any way affect a payment term of the Certificates, (x) would not constitute a “significant modification” of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC for federal income tax purposes, (y) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, and (z) agreeing to such modification, waiver or amendment would not violate the terms, provisions or limitations of this Agreement or any Intercreditor Agreement.  The foregoing is intended to be an itemization of actions the Master Servicer may take without having to obtain the approval of any other party and is not intended to limit the responsibilities of the Master Servicer hereunder.

(f)           Notwithstanding any other provision of this Agreement, the Master Servicer may not waive its rights or grant its consent under any “due-on-sale” or “due-on-encumbrance” clause without the consent of the Special Servicer and the Special Servicer may not waive its rights or grant its consent under any “due-on-sale” or “due-on-encumbrance” clause relating to a Non-Specially Serviced Mortgage Loan or relating to any Specially Serviced Mortgage Loan without, prior to the occurrence and continuance of a Control Event, the consent of the Directing Certificateholder.  The Directing Certificateholder shall have 10 Business Days after receipt of notice along with the Master Servicer’s or Special Servicer’s recommendation and analysis with respect to such proposed waiver or proposed granting of consent and any additional information the Directing Certificateholder may reasonably request from the Special Servicer of a proposed waiver or consent under any “due on sale” or “due on encumbrance” clause in which to grant or withhold its consent (provided that if the Special Servicer fails to receive a response to such notice from the Directing Certificateholder in writing within such period, then the Directing Certificateholder shall be deemed to have consented to such proposed waiver or consent).

(g)           Notwithstanding the foregoing provisions of this Section 3.08, if the Master Servicer (with respect to Non-Specially Serviced Mortgage Loans) or Special Servicer (with respect to Specially Serviced Mortgage Loans) makes a determination under Sections 3.08(a) or 3.08(b) hereof that the applicable conditions in the related Mortgage Loan with respect to assumptions or encumbrances permitted without the consent of the mortgagee have been satisfied, the applicable assumptions and transfers may be subject to an assumption or other fee, unless such fees are otherwise prohibited pursuant to the Mortgage Loan; provided that any such fee not provided for in the Mortgage Loan documents does not constitute a “significant” change in yield pursuant to Treasury Regulations Section 1.1001-3(e)(2).

Section 3.09                      Realization Upon Defaulted Mortgage Loans.  (a)  The Special Servicer shall, subject to subsections (b) through (d) of this Section 3.09, Section 3.29, subject to the Directing Certificateholders’ rights pursuant to Section 6.07, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of property securing such Mortgage Loan as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof.  The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer or Special Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable discretion that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to the Master Servicer for such Servicing Advance, and the Master Servicer or Special Servicer has not determined that such Servicing Advance together with accrued and unpaid interest thereon would constitute a Nonrecoverable Advance.  The costs and expenses incurred by the Special Servicer in any such proceedings shall be advanced by the Master Servicer; provided that, in each case, such cost or expense would not, if incurred, constitute a Nonrecoverable Servicing Advance.  Nothing contained in this Section 3.09 shall be construed so as to require the Master Servicer or the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Master Servicer or the Special Servicer in its reasonable judgment taking into account the factors described in Section 3.18(b) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard.  If and when the Special Servicer or the Master Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer or the Master Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property by an Independent MAI-designated appraiser the cost of which shall be paid by the Master Servicer as a Servicing Advance.

(b)           The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

(i)       such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

(ii)       the Special Servicer shall have obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC under the REMIC Provisions or cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding.

(c)           Notwithstanding the foregoing provisions of this Section 3.09 and Section 3.29, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer’s Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action, that:

(i)       the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions, for such purposes taking into account any insurance coverage provided pursuant to any environmental insurance polices in effect and obtained on behalf of the mortgagee with respect to the related Mortgaged Property; and

(ii)       there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions.

The cost of any such Environmental Assessment shall be paid by the Master Servicer as a Servicing Advance and the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence shall be paid by the Master Servicer as a Servicing Advance, unless it is a Nonrecoverable Servicing Advance (in which case it shall be an expense of the Trust Fund; and, if any such Environmental Assessment so warrants, the Special Servicer shall (except with respect to any Environmental Assessment ordered after such Mortgage Loan has been paid in full), perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied.  With respect to Non-Specially Serviced Mortgage Loans, the Master Servicer and, with respect to Specially Serviced Mortgage Loans, the Special Servicer shall review and be familiar with the terms and conditions relating to enforcing claims and shall monitor the dates by which any claim or action must be taken (including delivering any notices to the insurer and using reasonable efforts to perform any actions required under such policy) under each environmental insurance policy in effect and obtained on behalf of the mortgagee to receive the maximum proceeds available under such policy for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests).

(d)           If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and (ii) of subsection (c) above of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 6 of the Mortgage Loan Purchase Agreement for which the applicable Mortgage Loan Seller could be required to repurchase such Defaulted Mortgage Loan pursuant to Section 6 of the Mortgage Loan Purchase Agreement, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized (prior to the occurrence and continuance of a Control Event, with the consent of the Directing Certificateholder) at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage, provided that, if such Mortgage Loan has a then outstanding principal balance of greater than $1,000,000, then prior to the release of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, the Trustee, the Paying Agent, the Master Servicer and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder in writing of its intention to so release such Mortgaged Property and the bases for such intention, (ii) the Trustee shall have posted such notice of the Special Servicer’s intention to so release such Mortgaged Property to the Trustee’s Website pursuant to Section 3.15(b) and (iii) in addition to the prior written consent of the Directing Certificateholder as required above, the Holders of Certificates entitled to a majority of the Voting Rights shall have consented or have been deemed to have consented to such release within 30 days of the Trustee’s posting such notice to the Trustee’s Website (failure to respond by the end of such 30-day period being deemed consent of the Holders of the Certificates).  To the extent any fee charged by any Rating Agency in connection with rendering such written confirmation is not paid by the related Mortgagor, such fee is to be an expense of the Trust; provided that the Master Servicer or Special Servicer, as applicable, shall use commercially reasonable efforts to collect such fee from the Mortgagor to the extent permitted under the related Mortgage Loan documents.

(e)           The Special Servicer shall provide written reports and a copy of any Environmental Assessments in electronic format to the Directing Certificateholder, the Master Servicer and the 17g-5 Information Provider, and on the second Business Day after the Special Servicer provides the 17g-5 Information Provider such materials, each Rating Agency, monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of both such conditions, repurchase of the related Mortgage Loan by the Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property.

(f)           The Special Servicer shall notify the Master Servicer of any abandoned and/or foreclosed properties which require reporting to the Internal Revenue Service and shall provide the Master Servicer with all information regarding forgiveness of indebtedness and required to be reported with respect to any Mortgage Loan that is abandoned or foreclosed and the Master Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, such information and the Master Servicer shall report, via

Form 1099C (or any successor form), all forgiveness of indebtedness to the extent such information has been provided to the Master Servicer by the Special Servicer.  Upon request, the Master Servicer shall deliver a copy of any such report to the Trustee and the Paying Agent.

(g)           The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action.

(h)           The Special Servicer shall maintain accurate records, prepared by one of its Servicing Officers, of each Final Recovery Determination in respect of a Defaulted Mortgage Loan or REO Property and the basis thereof.  Each Final Recovery Determination shall be evidenced by an Officer’s Certificate promptly delivered to the Trustee, the Paying Agent, the Directing Certificateholder and the Master Servicer and in no event later than the next succeeding P&I Advance Determination Date.

Section 3.10                      Trustee to Cooperate; Release of Mortgage Files.  (a)  Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or Special Servicer, as the case may be, will promptly notify the Trustee and request delivery of the related Mortgage File.  Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) or remitted to the Master Servicer to enable such deposit, have been or will be so deposited.  Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the Master Servicer or the Special Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or Special Servicer, as the case may be.  No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

(b)           From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall deliver to the Trustee a Request for Release signed by a Servicing Officer.  Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver, the Mortgage File or any document therein to the Master Servicer or the Special Servicer (or a designee), as the case may be.  Upon return of such Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Master Servicer or the Special Servicer (or a designee), as the case may be, with the original being released upon termination of the Trust.

(c)           Within seven Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee’s sale or other documents necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity.  The Special Servicer shall be responsible for the preparation of all such documents and pleadings.  When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

Section 3.11                      Servicing Compensation.  (a)  As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage Loan and REO Loan (including Specially Serviced Mortgage Loans).  As to each Mortgage Loan and REO Loan, the Servicing Fee shall accrue from time to time at the Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, and in the same manner as interest is calculated on such Mortgage Loan or REO Loan, as the case may be, and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed.  The Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof.  The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan, and as otherwise provided by Section 3.05(a).  The Master Servicer shall be entitled to recover unpaid Servicing Fees in respect of any Mortgage Loan or REO Loan out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a).  Except as set forth in the third paragraph of this Section 3.11(a), Section 6.02, Section 6.04 and Section 7.01(c), the right to receive the Servicing Fee may not be transferred in whole or in part (except in connection with a transfer of all of the Master Servicer’s duties and obligations hereunder to a successor servicer in accordance with the terms hereof).

The Master Servicer shall be entitled to retain, and shall not be required to deposit in the Certificate Account pursuant to Section 3.04(a), additional servicing compensation in the form of (i) 100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Non-Specially Serviced Mortgage Loans, provided the consent of the Special Servicer is not required to take such action and, in the event that the Special Servicer’s consent is required, then the Master Servicer shall be entitled to 50% of such fees, (ii) 100% of all assumption application fees received on Non-Specially Serviced Mortgage Loans (provided that with respect to such transactions, the consent of the Special Servicer is either (i) not required to take such action or (ii) required, but the assumption request is either withdrawn or rejected prior to the Master Servicer sending the assumption request and supporting materials to the

Special Servicer for approval, and, in the event that the Special Servicer’s consent is required and the assumption request and supporting materials are received by the Special Servicer from the Master Servicer, then the Master Servicer will be entitled to 50% of such fees) and all defeasance fees, (iii) 100% of assumption, waiver, consent and earnout fees on Non-Specially Serviced Mortgage Loans, provided the consent of the Special Servicer is not required to take such actions, and (iv) 50% of all assumption, waiver, consent and earnout fees pursuant to Section 3.08 and Section 3.20 on the Non-Specially Serviced Mortgage Loans, to the extent that such fees are paid by the Mortgagor and for which the Special Servicer’s consent or approval is required on the Non-Specially Serviced Mortgage Loans and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid.  In addition, the Master Servicer shall be entitled to retain as additional servicing compensation any charges for processing Mortgagor requests, beneficiary statements or demands, reasonable and customary consent fees, fees in connection with defeasance, if any, and other customary charges, and amounts collected for checks returned for insufficient funds, in each case only to the extent actually paid by the related Mortgagor and shall not be required to deposit such amounts in the Certificate Account pursuant to Section 3.04(a) or Section 3.04(b), as applicable.  Subject to Section 3.11(d), the Master Servicer shall also be entitled to additional servicing compensation in the form of:  (i) Penalty Charges to the extent provided in Section 3.11(d), (ii) interest or other income earned on deposits relating to the Trust Fund in the Certificate Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to such Distribution Date), (iii) interest or other income earned on deposits in the Servicing Account which are not required by applicable law or the related Mortgage Loan to be paid to the Mortgagor and (iv) the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans during the related Due Period to the extent not required to be paid as Compensating Interest Payments.  The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Certificate Account and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

Notwithstanding anything herein to the contrary, the Master Servicer may, at its option, assign or pledge to any third party or retain for itself the Transferable Servicing Interest; provided, however, that in the event of any resignation or termination of such Master Servicer, all or any portion of the Transferable Servicing Interest may be reduced by the Trustee to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor Master Servicer that meets the requirements of Section 6.04 and who requires market-rate servicing compensation that accrues at a per annum rate in excess of the Retained Fee Rate, and any such assignment of the Transferable Servicing Interest shall, by its terms be expressly subject to the terms of this Agreement and such reduction.  The Master Servicer shall pay the Transferable Servicing Interest to the holder of the Transferable Servicing Interest at such time and to the extent the Master Servicer is entitled to receive payment of its Servicing Fees hereunder, notwithstanding any resignation or termination of the Master Servicer hereunder (subject to reduction pursuant to the preceding sentence).

(b)           As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and REO Loan.  As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Mortgage Loan or REO Loan, as the case may be, and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans or REO Loans, as the case may be, and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed.  The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof.  The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, in accordance with the provisions of Section 3.05(a).  The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer’s responsibilities and obligations under this Agreement.

(c)           Additional servicing compensation in the form of (i) 100% of all Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Mortgage Loans, (ii) 100% of all assumption application fees and assumption fees received on any Specially Serviced Mortgage Loans and (iii) 50% of all Excess Modification Fees and assumption and consent fees pursuant to Section 3.08 or Section 3.20 and 50% of all earnout fees received with respect to all Non-Specially Serviced Mortgage Loans and, in all cases, for which the Special Servicer’s consent or approval is required, shall be promptly paid to the Special Servicer by the Master Servicer to the extent such fees are paid by the Mortgagor and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a).  Subject to Section 3.11(d), the Special Servicer shall also be entitled to additional servicing compensation in the form of:  (i) Penalty Charges to the extent provided in Section 3.11(d) and (ii) interest or other income earned on deposits relating to the Trust Fund in the REO Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to such account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to such Distribution Date).  The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Mortgage Loan at the Workout Fee Rate on such Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan; provided, however, after receipt by the Special Servicer of Workout Fees with respect to such Corrected Mortgage Loan in an amount equal to $25,000, any Workout Fees in excess of such amount shall be reduced by the Excess Modification Fees Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer shall be entitled to an amount from the final payment on the related Mortgage Loan that would result in the total Workout Fees payable to the Special Servicer in respect of that Mortgage Loan to be $25,000.  The Workout Fee shall be reduced (but not below zero) pursuant to the preceding sentence with respect to each collection on the related Mortgage Loan from which such fee would otherwise be payable until an amount equal to such Excess Modification Fees Amount has been deducted in full.  The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Specially Serviced Mortgage Loan again becomes a Corrected Mortgage Loan.  If the

Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans prior to the time of that termination or resignation except the Workout Fees will no longer be payable if the Corrected Mortgage Loan subsequently becomes a Specially Serviced Mortgage Loan.  If the Special Servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the Mortgagor had not had sufficient time to make three consecutive timely Monthly Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the Mortgagor making such three consecutive timely Monthly Payments.  The successor Special Servicer will not be entitled to any portion of such Workout Fees.  The Special Servicer will not be entitled to receive any Workout Fees after termination for cause.  A Liquidation Fee will be payable with respect to each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee (such Liquidation Fee to be paid out of such Liquidation Proceeds, Insurance and Condemnation Proceeds).  If, however, Liquidation Proceeds or Insurance and Condemnation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds and Insurance and Condemnation Proceeds that constitute principal and/or interest on such Mortgage Loan.  Notwithstanding anything herein to the contrary, the Special Servicer shall only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to proceeds on any Mortgage Loan. Subject to Section 3.11(d), the Special Servicer will also be entitled to additional fees in the form of Penalty Charges.  The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not expressly payable directly out of the Certificate Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

(d)           In determining the compensation of the Master Servicer or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate Penalty Charges collected on any Mortgage Loan since the prior Distribution Date shall be applied (in such order) to reimburse (i) the Master Servicer, the Special Servicer or the Trustee for interest on Advances on such Mortgage Loan due on such Distribution Date, (ii) the Trust Fund for all interest on Advances previously paid to the Master Servicer or the Trustee pursuant to Section 3.05(a)(vi) hereof with respect to such Mortgage Loan and (iii) the Trust Fund for costs of all additional Trust Fund expenses (other than Special Servicing Fees, Workout Fees and Liquidation Fees), including without limitation, inspections by the Special Servicer and all unpaid Advances incurred since the Closing Date with respect to such Mortgage Loan; Penalty Charges remaining thereafter shall be distributed to the Master Servicer, if and to the extent collected while such Mortgage Loan was a Non-Specially Serviced Mortgage Loan and to the

Special Servicer if and to the extent collected on such Mortgage Loan during the period such Mortgage Loan was a Specially Serviced Mortgage Loan.

Section 3.12                      Inspections; Collection of Financial Statements.  (a)  The Master Servicer shall perform (at its own expense), or shall cause to be performed (at its own expense), a physical inspection of each Mortgaged Property relating to a Mortgage Loan with a Stated Principal Balance of (i) $2,000,000 or more at least once every 12 months and (ii) less than $2,000,000 at least once every 24 months, in each case, commencing in the calendar year 2012 (and each Mortgaged Property shall be inspected on or prior to December 31, 2013); provided, however, that if a physical inspection has been performed by the Special Servicer in the previous 12 months and the Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection, the Master Servicer will not be required to perform or cause to be performed, such physical inspection; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the Special Servicer shall inspect or cause to be inspected the related Mortgaged Property as soon as practicable after such Mortgage Loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as such Mortgage Loan remains a Specially Serviced Mortgage Loan.  The cost of such inspection by the Special Servicer pursuant to the second proviso of the immediately preceding sentence shall be an expense of the Trust Fund, and, to the extent not paid by the related Mortgagor, reimbursed first from Penalty Charges actually received from the related Mortgagor and then from the Certificate Account pursuant to Section 3.05(a)(ii).  The Special Servicer or the Master Servicer, as applicable, shall prepare or cause to be prepared a written report of each such inspection detailing the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of (i) any vacancy in the Mortgaged Property that the preparer of such report deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, (iii) any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, (iv) any visible material waste committed on the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection and (v) photographs of each inspected Mortgaged Property.  The Special Servicer and the Master Servicer shall deliver a copy (in electronic format) of each such report prepared by the Special Servicer and the Master Servicer, respectively, to the other party, to the Directing Certificateholder (prior to the occurrence and continuance of a Control Event) and to the Trustee within five (5) Business Days after completion of such report.  Within five (5) Business Days after request for copies of such reports by the Rating Agencies, the Special Servicer or the Master Servicer, as applicable, shall deliver a copy (in electronic format) of each such report prepared by the Special Servicer and the Master Servicer, as applicable, to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s Website, and, on the second Business Day following such delivery, deliver copies of each such posted report to each Rating Agency.  Prior to the occurrence of a Consultation Termination Event, the Master Servicer shall deliver a copy of each such report to the Directing Certificateholder and upon request to each Holder of a Class E, Class F, Class G or Class NR Certificate (which such request may state that such items may be delivered until further notice).

(b)           The Special Servicer, in the case of any Specially Serviced Mortgage Loans, and the Master Servicer, in the case of any Non-Specially Serviced Mortgage Loans, shall make reasonable efforts to collect promptly and review from each Mortgagor annual operating statements and rent rolls of the related Mortgaged Property, financial statements of such Mortgagor and any other reports required to be delivered under the terms of the Mortgage Loans, if delivery of such items is required pursuant to the terms of the related Mortgage Loan documents.

(c)           The Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the Master Servicer, in the case of any Non-Specially Serviced Mortgage Loan shall make reasonable efforts to collect promptly and review from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and the quarterly and annual financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage Loan documents.  The Master Servicer and the Special Servicer shall not be required to request such statements more than once if the related Mortgagor is not required to deliver such statements pursuant to the terms of the Mortgage Loan documents.  In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation.  The Special Servicer shall deliver all such items to the Master Servicer within five (5) days of receipt and the Master Servicer and the Special Servicer each shall deliver copies of all the foregoing items so collected thereby to the Trustee, the Directing Certificateholder and the Depositor, in electronic format, in each case within 60 days of its receipt thereof, but in no event, in the case of annual statements, later than June 30 of each year commencing June 30, 2012.  Upon the request of any Privileged Person (other than the NRSROs) to receive copies of such items, the Master Servicer or the Special Servicer, as applicable, shall deliver electronic copies of such items to the Trustee to be posted on the Trustee’s Website.  The Master Servicer or Special Servicer, as applicable, shall deliver copies of all the foregoing items so collected thereby to the 17g-5 Information Provider pursuant to Section 3.15(c) and, on the second Business Day following such delivery, shall deliver copies of each such item to the Rating Agencies.

Within 45 days after receipt by the Master Servicer, with respect to Non-Specially Serviced Mortgage Loans it is responsible for servicing hereunder, or the Special Servicer with respect to Specially Serviced Mortgage Loans of any annual operating statements or rent rolls with respect to any Mortgaged Property or REO Property, or if such date would be after June 30 of any year, then within 30 days after receipt, such Master Servicer shall, based upon such operating statements or rent rolls received, prepare (or, if previously prepared, update) the analysis of operations and the CREFC NOI Adjustment Worksheet and the CREFC Operating Statement Analysis Report.  Upon the occurrence and continuation of a Servicing Transfer Event, the Master Servicer shall provide the Special Servicer with all prior CREFC Operating Statement Analysis Reports and CREFC NOI Adjustment Worksheets for the related Mortgage Loan (including underwritten figures), and the Special Servicer’s obligations hereunder shall be subject to its having received all such reports.  The Master Servicer and Special Servicer shall forward to the other and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder electronically monthly all operating statements and rent rolls received from any Mortgagor from the prior month.  All CREFC Operating Statement Analysis Reports and CREFC NOI Adjustment Worksheets shall be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master Servicer shall forward copies (in electronic format) thereof and the related operating statements or rent rolls (in each case, promptly following the initial preparation and each material revision thereof) to the Paying Agent, the Directing Certificateholder, the Special Servicer and the 17g-5 Information Provider, and the 17g-5 Information Provider shall post all such items to the 17g-5 Information Provider’s Website, and, on the second Business Day following such delivery, the Master Servicer shall thereafter deliver such items to the Rating Agencies.  The Master Servicer shall maintain a CREFC Operating Statement Analysis Report and a CREFC NOI Adjustment Worksheet with respect to each Mortgaged Property or REO Property.

(d)           At or before 12:00 p.m. (New York City time) on each Determination Date, the Special Servicer shall prepare and deliver or cause to be delivered to the Master Servicer and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder the CREFC Special Servicer Loan File with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the information required of the Special Servicer in an electronic format, reasonably acceptable to the Master Servicer as of the Business Day preceding such Determination Date, which CREFC Special Servicer Loan File shall include data, to enable the Master Servicer to produce the following supplemental CREFC reports:  (i) a CREFC Delinquent Loan Status Report, (ii) a CREFC Historical Loan Modification and Corrected Mortgage Loan Report, (iii) a CREFC REO Status Report, (iv) a CREFC Comparative Financial Status Report and (v) a CREFC NOI Adjustment Worksheet and a CREFC Operating Statement Analysis Report, in each case with the supporting financial statements submitted by the Mortgagor.

(e)           Not later than 1:00 p.m. (New York City time) on the P&I Advance Date beginning November 2011, the Master Servicer shall prepare (if and to the extent necessary) and deliver or cause to be delivered in electronic format to the Paying Agent the following reports and data files:  (i) to the extent the Master Servicer has received the CREFC Special Servicer Loan File at the time required, the most recent CREFC Delinquent Loan Status Report, CREFC Historical Loan Modification and Corrected Mortgage Loan Report and the CREFC REO Status Report, (ii) CREFC Loan Setup File (with respect to the first Distribution Date), (iii) the most recent CREFC Property File, and CREFC Comparative Financial Status Report (in each case incorporating the data required to be included in the CREFC Special Servicer Loan File pursuant to Section 3.12(d) by the Special Servicer and Master Servicer), (iv) a CREFC Servicer Watch List with information that is current as of such Determination Date, (v) CREFC Financial File, and (vi) CREFC Loan Level Reserve/LOC Report and (vii) the CREFC Advance Recovery Report.  Not later than 2:00 p.m. (New York City time) two (2) Business Days prior to the Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Paying Agent via electronic format the CREFC Loan Periodic Update File.  In no event shall any report described in this subsection be required to reflect information that has not been collected by or delivered to the Master Servicer, or any payments or collections not received by the Master Servicer, as of the close of business on the Business Day prior to the Business Day on which the report is due.

(f)           The Special Servicer shall deliver to the Master Servicer the reports required of the Special Servicer pursuant to Section 3.12(c) and Section 3.12(d), and the Master Servicer shall deliver to the Paying Agent the reports and data files set forth in Section 3.12(e).  The Master Servicer may, absent manifest error, conclusively rely on the reports and/or data to be provided by the Special Servicer pursuant to Section 3.12(c) and Section 3.12(d).  The Paying

Agent may, absent manifest error, conclusively rely on the reports and/or data to be provided by the Master Servicer pursuant to Section 3.12(e).  In the case of information or reports to be furnished by the Master Servicer to the Paying Agent pursuant to Section 3.12(e), to the extent that such information or reports are, in turn, based on information or reports to be provided by the Special Servicer pursuant to Section 3.12(c) or Section 3.12(d) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(c) or Section 3.12(d), the Master Servicer shall have no obligation to provide such information or reports to the Paying Agent until it has received the requisite information or reports from the Special Servicer, and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by Section 3.12(e) caused by the Special Servicer’s failure to timely provide any information or report required under Section 3.12(c) or Section 3.12(d) of this Agreement.

(g)           Notwithstanding the foregoing, however, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12 shall not constitute a breach of this Section 3.12 to the extent the Master Servicer or Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged Properties.  The Master Servicer and Special Servicer may disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law and the Servicing Standard.  The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

(h)           Unless otherwise specifically stated herein, if the Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provisions of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) except with respect to information to be provided to the Paying Agent and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, making such statement, report or information available on the Master Servicer’s or the Special Servicer’s internet website, unless this Agreement expressly specifies a particular method of delivery.

Notwithstanding anything to the contrary in the foregoing, the Master Servicer and the Special Servicer shall deliver any required statements, reports or other information to the Trustee in an electronic format mutually agreeable to the Trustee and the Master Servicer or the Special Servicer, as the case may be.  The Master Servicer or the Special Servicer may physically deliver a paper copy of any such statement, report or information as a temporary measure due to system problems, however, copies in electronic format shall follow upon the correction of such system problems.

Section 3.13                      [Reserved.]

Section 3.14                      [Reserved.]

Section 3.15                      Access to Certain Information.  (a)  Each of the Master Servicer and the Special Servicer shall provide or cause to be provided to the Trustee, and the Trustee shall afford access to any Privileged Person (other than the NRSROs and financial market publishers designated as Privileged Persons by the Depositor) that are federally insured financial institutions, the OTS, the FDIC, the Board of Governors of the Federal Reserve System of the United States of America and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any such Certificateholder, and to each Holder of a Control Eligible Certificate, access to any documentation or information regarding the Mortgage Loans and the Trust Fund within its control which may be required by applicable law.  At the election of the Master Servicer or the Special Servicer, such access may be afforded to such Person identified above by the delivery of copies of information as requested by such Person and the Master Servicer or the Special Servicer shall be permitted to require payment (other than from the Directing Certificateholder and the Trustee and the Paying Agent on its own behalf or on behalf of the Certificateholders) of a sum sufficient to cover the reasonable out-of-pocket costs incurred by it in making such copies.  Such access shall (except as described in the preceding sentence) be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee.

The failure of the Master Servicer or Special Servicer to provide access as provided in this Section 3.15 as a result of a confidentiality obligation shall not constitute a breach of this Section 3.15.  In connection with providing information pursuant to this Section 3.15, the Master Servicer and Special Servicer may each (i) affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto); (ii) affix to any information provided by it a reasonable statement regarding securities law restrictions on such information and/or condition access to information on (x) the execution of a confidentiality agreement substantially in the form of Exhibit X, or (y) execution of a “click-through” confidentiality agreement if such information is being provided through the Master Servicer’s or Special Servicer’s website; (iii) withhold access to confidential information or any intellectual property; and/or (iv) withhold access to items of information contained in the Servicing File for any Mortgage Loan if the disclosure of such items is prohibited by applicable law or the provisions of any related Mortgage Loan documents or would constitute a waiver of the attorney-client privilege.  Notwithstanding any provision of this Agreement to the contrary, the failure of the Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by it pursuant to this Agreement shall not constitute a breach of this Agreement to the extent that the Master Servicer or the Special Servicer, as the case may be, determines, in its reasonable good faith judgment consistent with the applicable Servicing Standard, that such disclosure would violate applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties, constitute a waiver of the attorney-client privilege on behalf of the Trust or the Trust Fund or otherwise materially harm the Trust or the Trust Fund.  Without limiting the generality of the foregoing, the Master Servicer or Special Servicer may refrain from disclosing information that it reasonably determines would prejudice the interest of the Certificateholders with respect to a workout or exercise of remedies as to any particular Mortgage Loan.

Upon the reasonable request of any Certificateholder identified to the Master Servicer’s reasonable satisfaction, the Master Servicer may provide (or forward electronically) (at the expense of such Certificateholder) copies of any appraisals, operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer; provided that, in connection therewith, the Master Servicer may require a written confirmation executed by the requesting Person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such Person is a Holder of Certificates or a beneficial holder of Book-Entry Certificates and will keep such information confidential and shall use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the Trust.

(b)           The Trustee shall make available to Privileged Persons (provided that the Prospectus Supplement, Statements to Certificateholders and the SEC EDGAR filings referred to below will be available to the general public) via the Trustee’s Website, the following items, in each case, to the extent such items were prepared by or delivered to the Trustee in electronic format:

(i)       The following documents, which will initially be made available under a tab or heading designated “deal documents”:

(A)           the Prospectus Supplement and Prospectus and any other disclosure document relating to the Offered Certificates, in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; and

(B)           this Agreement and any amendments and exhibits hereto;

(ii)       the following documents, which will initially be made available under a tab or heading designated “SEC EDGAR filings”;

(A)           any reports on Forms 10-D, 10-K and 8-K that have been filed by the Paying Agent with respect to the Trust through the EDGAR system;

(iii)       The following documents, which will initially be made available under a tab or heading designated “periodic reports”:

(A)           all Statements to Certificateholders prepared by the Paying Agent pursuant to Section 4.02;

(B)           the CREFC Loan Periodic Update File, the CREFC Loan Setup File, the CREFC Bond Level File, the CREFC Collateral Summary File, the CREFC Property File, each of the “surveillance reports” identified as such in the definition of “CREFC Investor Reporting Package” (including, without limitation, the CREFC Operating Statement Analysis Report, the CREFC NOI Adjustment Worksheets), the CREFC Advance Recovery Report to the extent delivered by the Master Servicer pursuant to this Agreement from time to time; and

(C)           all Senior Trust Advisor Annual Reports;

(iv)       The following documents, which will initially be made available under a tab or heading designated “additional documents”:

(A)           summaries of Final Asset Status Reports and related information delivered to the Trustee pursuant to Section 3.21(d);

(B)           all inspection reports delivered to the Trustee pursuant to Section 3.12(a); and

(C)           any Appraisals delivered to the Trustee pursuant to Section 3.21;

(v)       The following documents, which will initially be made available under a tab or heading designated “special notices”:

(A)           any notice with respect to a release pursuant to Section 3.09(d);

(B)           any notice regarding a waiver, modification or amendment of the terms of any Mortgage Loan pursuant to Section 3.20(h);

(C)           any notice of final payment on the Certificates delivered to the Trustee pursuant to Section 4.01(g);

(D)           any notice of the occurrence of any Event of Default or termination of the Master Servicer or the Special Servicer delivered pursuant to Section 7.01;

(E)           any notice of the termination of the Sub-Servicer delivered pursuant to Section 3.22(g);

(F)           any notice of resignation of the Trustee and any notice of the acceptance of appointment by the successor Trustee pursuant to Section 8.07 or Section 8.08;

(G)           any Officer’s Certificate supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

(H)           any notice of termination pursuant to Section 9.01;

(I)           any notice of resignation or termination of the Senior Trust Advisor and any notice of the acceptance of appointment by the successor Senior Trust Advisor pursuant to Section 3.33;

(J)           any notice of the termination of the Senior Trust Advisor;

(K)           any notice of recommendation of termination of the Special Servicer by the Senior Trust Advisor;

(L)           any assessments of compliance delivered to the Trustee; and

(M)           any attestation reports delivered to the Trustee;

(vi)       the “Investor Q&A Forum” pursuant to Section 4.08(a); and

(vii)       solely to Certificateholders and Certificate Owners, the “Investor Registry” pursuant to Section 4.08(b).

The Trustee shall post on the Trustee’s Website the items and reports identified in clauses (iii)(A) and (B) above on each Distribution Date.  In addition, if the Depositor so directs the Trustee, and on terms acceptable to the Trustee, the Trustee shall make certain other information and reports related to the Mortgage Loans available through its internet website.

The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on its internet website and assumes no responsibility therefor, other than with respect to such reports, documents or other information prepared by the Trustee.  In addition, the Trustee may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the Trustee’s Website (other than with respect to access provided to the general public in accordance with Section 3.15(b), the Trustee may require registration and the acceptance of a disclaimer.  The Trustee shall not be liable for the dissemination of information in accordance herewith.  Questions regarding the Trustee’s Website can be directed to the Trustee’s CMBS customer service desk at (866) 846-4526.

(c)           The 17g-5 Information Provider shall make available solely to the NRSROs the following items to the extent such items are delivered to it (in the form of an electronic document suitable for posting) via electronic mail at 17g5informationprovider@wellsfargo.com, specifically with a subject reference of “JPMCC 2011-C5” and an identification of the type of information being provided in the body of such electronic mail; or via any alternative electronic mail address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider if or as may be necessary or beneficial:

(i)       any notices of waivers under Section 3.08(d);

(ii)       any Asset Status Report delivered by the Special Servicer under Section 3.21(d);

(iii)       any notice of final payment on the Certificates;

(iv)       any environmental reports delivered by the Special Servicer under Section 3.09(e);

(v)       any Appraisals delivered to the 17g-5 Information Provider pursuant to Section 3.21;

(vi)       any annual statements as to compliance and related Officer’s Certificates delivered under Section 11.01;

(vii)       any annual independent public accountants’ attestation reports delivered pursuant to Section 11.02;

(viii)      any notice to the Rating Agencies relating to the Special Servicer’s determination to take action without receiving Rating Agency Confirmation from any Rating Agency as set forth in Section 3.30(a);

(ix)       copies of requests or questions that were submitted by the Rating Agencies relating to a request for Rating Agency Confirmation;

(x)       any requests for Rating Agency Confirmation that are delivered to the 17g-5 Information Provider pursuant to Section 3.30(a);

(xi)       any notice of resignation of the Trustee and any notice of the acceptance of appointment by the successor Trustee pursuant to Section 8.07 or Section 8.08;

(xii)       any Officer’s Certificate supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

(xiii)      any notice of Event of Default or termination of the Master Servicer or the Special Servicer delivered pursuant to Section 7.01;

(xiv)      any notice of the merger or consolidation of the Paying Agent or the Trustee pursuant to Section 8.09;

(xv)       any notice of any amendment that modifies the procedures herein relating to Rule 17g-5 of the Exchange Act pursuant to Section 12.01(a)(ix);

(xvi)      any Senior Trust Advisor Annual Report pursuant to Section 3.33;

(xvii)     any summary of oral communication with the Rating Agencies or any written question or request from the Rating Agencies directed toward the Master Servicer, Special Servicer or Trustee regarding any of the information delivered to the 17g-5 Information Provider pursuant to this Section 3.15(c) or regarding any request for a Rating Agency Confirmation or regarding any of the Mortgage Loan documents or any matter related to the Certificates, Mortgage Loans, the related Mortgaged Properties, the related Mortgagors or any other matters related to this Agreement or any applicable Intercreditor Agreement; provided that the summary of such oral communication shall not identify the Rating Agency with whom the communication was held pursuant to Section 3.15(f); and

(xviii)    any other information delivered to the Rating Agencies pursuant to this Agreement including, without limitation, Section 12.10.

The foregoing information shall be made available by the 17g-5 Information Provider on the 17g-5 Information Provider’s Website.  Information will be posted on the same Business Day of receipt provided that such information is received by 12:00 p.m., New York City time, or, if received after 12:00 p.m., New York City time, on the next Business Day.  The

17g-5 Information Provider shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be.  In the event that any information is delivered or posted in error, each of the Trustee and the 17g-5 Information Provider may remove such information from the 17g-5 Information Provider’s Website.  The Trustee and the 17g-5 Information Provider have not obtained and shall not be deemed to have obtained actual knowledge of any information merely by posting such information to the Trustee’s Website or the 17g-5 Information Provider’s Website to the extent such information was not produced by the Trustee or the 17g-5 Information Provider, as applicable.  Access will be provided by the 17g-5 Information Provider to the NRSROs upon receipt of an NRSRO Certification in the form of Exhibit P-2 hereto (which certification may be submitted electronically via the 17g-5 Information Provider’s Website).  Questions regarding delivery of information to the 17g-5 Information Provider may be directed to 866-846-4526 or 17g5informationprovider@wellsfargo.com (specifically referencing “JPMCC 2011-C5” in the subject line).

Upon request of the Depositor or the Rating Agencies, the 17g-5 Information Provider shall post on the 17g-5 Information Provider’s Website any additional information requested by the Depositor or the Rating Agencies to the extent such information is delivered to the 17g-5 Information Provider electronically in accordance with this Section 3.15.  In no event shall the 17g-5 Information Provider disclose on the 17g-5 Information Provider’s Website the Rating Agency that requested such additional information.

The 17g-5 Information Provider shall provide a mechanism to notify each Person that has signed-up for access to the 17g-5 Information Provider’s Website in respect of the transaction governed by this Agreement each time an additional document is posted to the 17g-5 Information Provider’s Website.

Any information required to be delivered to the 17g-5 Information Provider by any party under this Agreement shall be delivered to it via electronic mail at 17g5informationprovider@wellsfargo.com, specifically with a subject reference of “JPMCC 2011-C5” and an identification of the type of information being provided in the body of such electronic mail, or via any alternative electronic mail address following notice to the parties hereto or any other delivery method established or approved by the 17g-5 Information Provider.

(d)           Certain information concerning the Mortgage Loans and the Certificates (including the Statements to Certificateholders, CREFC reports and supplemental notices) shall be provided by the Trustee to third parties (including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com and Markit) with the consent of the Depositor, and providing such information shall not constitute a breach of this Agreement by the Trustee.  Such information will be made available to such third parties upon receipt of a certificate in the form of Exhibit P-3 hereto, which certification may be submitted electronically via the Trustee’s Website.

(e)           Each of the Master Servicer and the Special Servicer may, in accordance with such reasonable rules and procedures as it may adopt, also deliver, produce or otherwise make available through its website or otherwise, any additional information relating to the

Mortgage Loans, the Mortgaged Properties or the related Mortgagors, for review by the Depositor, the Underwriters and any other Persons who deliver an Investor Certification in accordance with this Section 3.15 and the Rating Agencies (collectively, the “Disclosure Parties”) (only to the extent such additional information is simultaneously delivered to the 17g-5 Information Provider in accordance with the provisions of Section 3.15(c), who shall post such additional information on the 17g-5 Information Provider’s Website in accordance with the provisions of Section 3.15(c)), in each case, except to the extent doing so is prohibited by this Agreement (including without limitation, any prohibitions on dissemination of any confidential information, including, without limitation, any Privileged Information), applicable law or by the related Mortgage Loan documents. Each of the Master Servicer and the Special Servicer shall be entitled to (i) indicate the source of such information and affix thereto any disclaimer it deems appropriate in its discretion and/or (ii) require that the recipient of such information (A) except for the Depositor and the Rating Agencies, enter into (x) an Investor Certification, (y) a confidentiality agreement substantially in the form of Exhibit X or (z) a “click-through” confidentiality agreement if such information is being provided through the Master Servicer’s or Special Servicer’s website, and (B) acknowledge that the Master Servicer or the Special Servicer may contemporaneously provide such information to any other Disclosure Party.  In addition, to the extent access to such information is provided via the Master Servicer’s or the Special Servicer’s website, the Master Servicer and the Special Servicer may require registration and the acceptance of a reasonable and customary disclaimer and/or an additional or alternative agreement as to the confidential nature of such information.  In connection with providing access to or copies of the information described in this Section 3.15(e) to current or prospective Certificateholders the form of confidentiality agreement used by the Master Servicer or the Special Servicer, as applicable, shall be:  (i) in the case of a Certificateholder, an Investor Certification executed by the requesting Person indicating that such Person is a Holder of Certificates and will keep such information confidential (except that such Certificateholder may provide such information (x) to its auditors, legal counsel and regulators and (y) to any other Person that holds or is contemplating the purchase of any Certificate or interest therein (provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential)); and (ii) in the case of a prospective purchaser of Certificates or interests therein, an Investor Certification indicating that such Person is a prospective purchaser of a Certificate or an interest therein and is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential with no further dissemination (except that such Certificateholder may provide such information to its auditors, legal counsel and regulators).  In the case of a licensed or registered investment advisor acting on behalf of a current or prospective Certificateholder, the Investor Certification shall be executed and delivered by both the investment advisor and such current or prospective Certificateholder.

Neither the Master Servicer nor the Special Servicer shall be liable for its dissemination of information in accordance with this Agreement or by others in violation of the terms of this Agreement. Neither the Master Servicer nor the Special Servicer shall be responsible or have any liability for the completeness or accuracy of the information delivered, produced or otherwise made available pursuant to this Section 3.15 unless such information was produced by the Master Servicer or Special Servicer, as applicable.

(f)           The Master Servicer, the Special Servicer and the Trustee shall be permitted to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents and any other matter related to the Mortgage Loans, the related Mortgaged Properties, the related Mortgagors or any other matters relating to this Agreement or related Intercreditor Agreement, provided that such party summarizes the information provided to the Rating Agencies in such communication and provides the 17g-5 Information Provider with such summary in accordance with the procedures set forth in Section 3.15(c) the same day such communication takes place; provided that the summary of such oral communications shall not identify which Rating Agency the communication was with.  The 17g-5 Information Provider shall post such summary on the 17g-5 Information Provider’s Website in accordance with the procedures set forth in Section 3.15(c).

(g)           The Special Servicer, subject to the limitations on delivery of Privileged Communications, shall deliver to the Senior Trust Advisor such reports and other information produced or otherwise available to the Directing Certificateholder (other than, prior to the occurrence and continuance of a Control Event, any Asset Status Reports that are not Final Asset Status Reports), or Certificateholders generally, requested by the Senior Trust Advisor in support of the performance of its obligations under this Agreement in electronic format.

(h)           The costs and expenses of compliance with this Section 3.15 by the Depositor, the Master Servicer, the Special Servicer, the Trustee and any other party hereto shall not be additional Trust Fund expenses, but shall be borne by the applicable party hereto.

Section 3.16                      Title to REO Property; REO Account.  (a)  If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or a nominee thereof on behalf of the Certificateholders.  The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property prior to the close of the third calendar year following the year in which the Trust Fund acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies for an extension of time no later than 60 days prior to the close of the third calendar year in which it acquired ownership (or the period provided in the then applicable REMIC Provisions) and such extension is granted or is not denied (an “REO Extension”) by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee, the Paying Agent and the Master Servicer an Opinion of Counsel, addressed to the Trustee, the Paying Agent and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the close of the third calendar year following the year in which such acquisition occurred will not cause the imposition of a tax on the Upper-Tier REMIC or the Lower-Tier REMIC or cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding.  If the Special Servicer is granted or not denied the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be.  Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

(b)           The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets.  If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more REO Accounts, held on behalf of the Trustee in trust for the benefit of the Certificateholders, as their interest shall appear, and the Trustee (as holder of the Uncertificated Lower-Tier Interests), for the retention of revenues and other proceeds derived from each REO Property.  The REO Account shall be an Eligible Account.  The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one (1) Business Day after receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received in respect of an REO Property.  Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06.  The Special Servicer shall give notice to the Trustee and the Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

(c)           The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, insuring, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property.  On or prior to each Determination Date, the Special Servicer shall withdraw from the REO Account and remit to the Master Servicer, which shall deposit into the Certificate Account, the aggregate of all amounts received in respect of each REO Property during the most recently ended Due Period, net of (i) any withdrawals made out of such amounts pursuant to the preceding sentence and (ii) Net Investment Earnings on amounts on deposit in the REO Account; provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standard, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for the related REO Property.  In addition, on or prior to each Determination Date, the Special Servicer shall provide the Master Servicer with a written accounting of amounts remitted to the Master Servicer for deposit in the Certificate Account, as applicable, on such date.  The Master Servicer shall apply all such amounts as instructed by the Special Servicer on the Determination Date for the related Distribution Date.

(d)           The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or Section 3.16(c).

Section 3.17                      Management of REO Property.  (a)  If title to any REO Property is acquired, the Special Servicer shall manage, consent, protect, operate and lease such REO Property for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event.  Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) all as a collective whole (as determined by the Special Servicer in its reasonable judgment in accordance with the Servicing Standard).  Subject to this Section 3.17, the Special Servicer may allow the Trust Fund to earn “net income from foreclosure property” within the meaning of Section 860G(d) of the Code if it determines that earning such income is in the best interests of Certificateholders on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis.  In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than 1 Business Day following receipt of such funds) in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including, without limitation:

(i)       all insurance premiums due and payable in respect of such REO Property;

(ii)       all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

(iii)       any ground rents in respect of such REO Property, if applicable; and

(iv)       all costs and expenses necessary to maintain and lease such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) through (iv) above with respect to such REO Property, the Master Servicer (subject to receiving notice from the Special Servicer in accordance with the procedures set forth elsewhere in this Agreement) shall advance from its own funds such amount as is necessary for such purposes unless (as evidenced by an Officer’s Certificate delivered to the Trustee, the Depositor, the Paying Agent and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) such advances would, if made, constitute Nonrecoverable Servicing Advances.

(b)           Without limiting the generality of the foregoing, the Special Servicer shall not:

(i)       permit the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii)       permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(iii)       authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv)       Directly Operate, or allow any other Person, other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at any time that it is held for the benefit of the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

(c)           The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the acquisition date thereof, provided that:

(i)       the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm’s length;

(ii)       the fees of such Independent Contractor (which shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

(iii)       any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

(iv)       none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

(v)       the Special Servicer shall be obligated to manage and supervise such Independent Contractor in accordance with the Servicing Standard.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

(d)           When and as necessary, the Special Servicer shall send to the Trustee, the Paying Agent and the Master Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

Section 3.18                      Sale of Defaulted Mortgage Loans and REO Properties.  (a)  (i)  Within thirty (30) days after a Mortgage Loan has become a Specially Serviced Mortgage Loan with respect to any Defaulted Mortgage Loan, the Special Servicer shall order (but shall not be required to have received) an Appraisal and within thirty (30) days of receipt of the Appraisal shall determine the fair value of such Defaulted Mortgage Loan in accordance with the Servicing Standard; provided, however, that if the Special Servicer is then in the process of obtaining an Appraisal with respect to the related Mortgaged Property, the Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within thirty (30) days) after its receipt of such an Appraisal.  The Special Servicer may, from time to time, adjust its fair value determination based upon changed circumstances, new information and other relevant factors, in each instance in accordance with a review of such circumstances and new information in accordance with the Servicing Standards, provided, that the Special Servicer shall promptly notify the Master Servicer in writing of the initial fair value determination and any adjustment to its fair value determination.

(ii)       If any Mortgage Loan subject to an Intercreditor Agreement becomes a Specially Serviced Mortgage Loan or if otherwise required pursuant to the terms of the related Intercreditor Agreement, then the Special Servicer shall promptly so notify in writing the Master Servicer and the Trustee, and the Trustee shall, within the time period specified in the related Intercreditor Agreement, but in any event no later than five (5) days after receipt of such notice, so notify the related mezzanine lender.  Thereafter, the related mezzanine lender will, notwithstanding anything in this Section 3.18 to the contrary, have the right to purchase the related Mortgage Loan and cure defaults relating thereto as and to the extent set forth in the related Intercreditor Agreement.

(iii)       If any Mortgage Loan not subject to an Intercreditor Agreement becomes a Specially Serviced Mortgage Loan, or if the related mezzanine lender for any such Mortgage Loan subject to an Intercreditor Agreement has not previously exercised the option to purchase the Mortgage Loan pursuant to the previous paragraph, the Special Servicer may offer to sell to any Person any Specially Serviced Mortgage Loan (to the extent consistent with any related Intercreditor Agreement) or may offer to purchase any Specially Serviced Mortgage Loan, if and when the Special Servicer determines, consistent with the Servicing Standard, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund on a net present value basis.  The Special Servicer is required to give the Trustee not less than 5 days prior written notice of its intention to sell any Specially Serviced Mortgage Loan, in which case the Special Servicer is required to accept the highest offer received from any person for such Specially Serviced Mortgage Loan in an amount at least equal to the Purchase Price or, at its option, if it has received no offer at least equal to the Purchase Price therefor, purchase such Specially Serviced Mortgage Loan at such Purchase Price.

(iv)       (a)  In the case of a Specially Serviced Mortgage Loan as to which a default has occurred and is continuing, in the absence of any offer at least equal to the Purchase Price pursuant to clause (iii) above (or purchase by the Special Servicer for such price), the Special Servicer shall, subject to subclause (B) below, accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan, if the highest offeror is a Person other than an Interested Person, a holder of a related mezzanine loan, or any known Affiliate of any such Person; provided, however, that prior to the occurrence of a Consultation Termination Event, any sale of any Specially Serviced Mortgage Loan for less than the Purchase Price shall be subject to a right of first refusal held by the Directing Certificateholder set forth in Section 3.18(f) hereof, which right of first refusal shall be exercised, if not waived sooner, within 10 Business Days of written notice from the Special Servicer.  The Trustee (based upon updated Appraisals (the cost of which shall be paid by the Master Servicer as a Servicing Advance) received by the Trustee) shall determine the fair price for the Specially Serviced Mortgage Loan if the highest offeror is an Interested Person, and any such determination by the Trustee shall be binding upon all parties.  The Trustee may conclusively rely on the opinion of an Independent appraiser or other Independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund in connection with making such determination.  Neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan.

(B)           The Special Servicer will not be obligated to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that the rejection of such offer would be in the best interests of the holders of Certificates.  In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that the acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable); provided that the offeror is not the Special Servicer or a Person that is an Affiliate of the Special Servicer.  The Special Servicer shall use reasonable efforts to sell all Specially Serviced Mortgage Loans prior to the Rated Final Distribution Date.  For the avoidance of doubt, the Trustee shall have no obligation to make any fair value determination, to the extent required to do so pursuant to this Section 3.18, on the basis of anything other than the related Appraisal.

(v)       Unless and until any Specially Serviced Mortgage Loan is sold pursuant to this Section 3.18(a), the Special Servicer shall pursue such other resolution strategies with respect to such Specially Serviced Mortgage Loan, including, without limitation, workout and foreclosure, as the Special Servicer may deem appropriate, consistent with the Asset Status Report and the Servicing Standard and the REMIC Provisions.

(b)           (i)  (A)  The Special Servicer may purchase any REO Property (at the Purchase Price therefor).  The Special Servicer may also offer to sell to any Person any REO Property, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interest of the Trust Fund.  The Special Servicer shall give the Trustee, the Master Servicer, the Paying Agent and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, not less than five (5) Business Days’ prior written notice of the Purchase Price and its intention to (i) purchase any REO Property at the Purchase Price therefor or (ii) sell any REO Property, in which case the Special Servicer shall accept the highest offer received from any Person for any REO Property in an amount at least equal to the Purchase Price therefor.  To the extent permitted by applicable law, and subject to the Servicing Standard, the Master Servicer, an Affiliate of the Master Servicer, the Special Servicer or an Affiliate of the Special Servicer, or an employee of either of them may act as broker in connection with the sale of any REO Property and may retain from the proceeds of such sale a brokerage commission that does not exceed the commission that would have been earned by an independent broker pursuant to a brokerage agreement entered into at arm’s length.

(B)           In the absence of any such offer as set forth in subclause (A) above, the Special Servicer shall, subject to subclause (C) below and Section 3.18(f), accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price for such REO Property, if the highest bidder is a Person other than an Interested Person, or if such price is determined to be such a price by the Trustee, if the highest bidder is an Interested Person.  Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any REO Property pursuant hereto.

(C)           The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders as a collective whole.  In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders as a collective whole (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable).

(D)           In determining whether any offer received from an Interested Person represents a fair price for any REO Property, the Trustee shall obtain and may conclusively rely on the opinion of an Independent appraiser or other Independent expert in real estate matters retained by the Trustee at the expense of the Trust Fund.  In determining whether any offer constitutes a fair price for any REO Property, the Special Servicer or the Trustee (or, if applicable, such appraiser) shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the physical condition of such REO Property, the state of the local economy and the Trust Fund’s obligation to comply with REMIC Provisions.

(ii)       Subject to the Servicing Standard, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, including the collection of all amounts payable in connection therewith.  A sale of any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Depositor, the Master Servicer, the Special Servicer, the Paying Agent, the Senior Trust Advisor or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust Fund) and, if consummated in accordance with the terms of this Agreement, none of the Master Servicer, the Special Servicer, the Depositor, the Paying Agent, the Senior Trust Advisor nor the Trustee shall have any liability to the Trust Fund or any

Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

(c)           Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless changes in the REMIC Provisions or authoritative interpretations thereof made or issued subsequent to the Startup Day allow a sale for other consideration).

(d)           [Reserved.]

(e)           Notwithstanding anything in this Section 3.18 to the contrary, any mezzanine lender will have the right to purchase the related Mortgage Loan or REO Property, as applicable, and cure defaults relating thereto, as and to the extent set forth in the related Intercreditor Agreement.

(f)           Prior to the occurrence of a Consultation Termination Event, in the event the Special Servicer (i) has determined, in accordance with the Servicing Standard, to sell any Specially Serviced Mortgage Loan as to which a default has occurred and is continuing in accordance with Section 3.18(a)(iv) hereof or Section 3.18(b)(i) hereof for less than the Purchase Price, and (ii) has established a price and terms (the “Sales Terms”) for the sale of such Specially Serviced Mortgage Loan, the Special Servicer shall promptly, but in any event within one (1) Business Day of establishing the Sales Terms, deliver written notice (the “Option Notice”) to the Directing Certificateholder of the Directing Certificateholder’s right of first refusal to purchase such Specially Serviced Mortgage Loan for cash in accordance with the Sales Terms.  Prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder shall have the right to elect to purchase such Specially Serviced Mortgage Loan within 10 Business Days of receipt of the Option Notice by delivering written notice to the Special Servicer within such 10 Business Days.  In the event the Directing Certificateholder delivers notice to the Special Servicer of its election to waive its option or fails to deliver the above-described written notice electing to exercise such option, then the Directing Certificateholder’s right of first refusal with respect to such Specially Serviced Mortgage Loan shall terminate and be of no further force and effect.  In the event the Directing Certificateholder does not exercise its right of first refusal and any contemplated sale is not ultimately consummated pursuant to the Sales Terms, the Directing Certificateholder will have a right of first refusal with respect to any subsequent sale of that Specially Serviced Mortgage Loan by the Special Servicer pursuant to any new sale solicitation by the Special Servicer to the extent such Mortgage Loan was not sold pursuant to the prior solicitation.

Section 3.19                      Additional Obligations of Master Servicer and Special Servicer.  (a)  The Master Servicer shall deliver all Compensating Interest Payments to the Paying Agent for deposit in the Distribution Account on each P&I Advance Date, without any right of reimbursement therefor.

(b)           Upon the determination that a previously made Advance is a Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections on the Mortgage Loans deposited in the Certificate Account and available for distribution on the next Distribution Date, the Master Servicer or the Trustee, each at its own option and in its sole discretion, as applicable, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance pursuant to Section 3.05(a)(v) immediately, as an accommodation may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Advance during the one month collection period ending on the then-current Determination Date, for successive one-month periods for a total period not to exceed 12 months (provided that any such deferral exceeding 6 months shall require, prior to the occurrence and continuance of any Control Event, the consent of the Directing Certificateholder), and any election to so defer or not to defer shall be deemed to be in accordance with the Servicing Standard.  If the Master Servicer or the Trustee makes such an election at its sole option and in its sole discretion to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent collection period (subject, again, to the same sole option to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections).  In connection with a potential election by the Master Servicer or the Trustee to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one month collection period ending on the related Determination Date for any Distribution Date, the Master Servicer or the Trustee shall further be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof); provided, however, that if, at any time the Master Servicer or the Trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one-month collection period will exceed the full amount of the principal portion of general collections deposited in the Certificate Account for such Distribution Date, then the Master Servicer or the Trustee, as applicable, shall use its reasonable efforts to give the 17g-5 Information Provider fifteen (15) days’ notice of such determination for posting on the 17g-5 Information Provider’s Website, unless extraordinary circumstances make such notice impractical, and thereafter shall deliver copies of such notice to the Rating Agencies pursuant to Section 3.15(c).  Notwithstanding the foregoing, failure to give notice as required by the preceding sentence shall in no way affect the Master Servicer’s or the Trustee’s election whether to refrain from obtaining such reimbursement as described in this Section 3.19(b).  Nothing herein shall give the Master Servicer or the Trustee the right to defer reimbursement of a Nonrecoverable Advance to the extent of any principal collections then available in the Certificate Account pursuant to Section 3.05(a)(v).

The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this section or to comply with the terms of this section and the other provisions of this Agreement that apply once such an election, if any, has been made; provided, however, that the fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some classes of Certificateholders to the detriment of other classes shall not, with respect to the Master Servicer or the Special Servicer, as applicable, constitute a violation of the Servicing Standard and/or with respect to the Trustee (solely in its capacity as Trustee), constitute a violation of any fiduciary duty to Certificateholders or any contractual obligation hereunder.  If the Master Servicer or the Trustee, as applicable, determines, in its sole discretion, that its ability to fully recover the

Nonrecoverable Advances has been compromised, then the Master Servicer or the Trustee, as applicable, shall be entitled to immediate reimbursement of Nonrecoverable Advances with interest thereon at the Reimbursement Rate from all amounts in the Certificate Account for such Distribution Date (deemed first from principal and then interest).  Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any Nonrecoverable Advance or portion thereof with respect to any one or more collection periods shall not limit the accrual of interest at the Reimbursement Rate on such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance.  The Master Servicer’s or the Trustee’s, as applicable, agreement to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and shall not be construed as an obligation on the part of the Master Servicer or the Trustee, as applicable, or a right of the Certificateholders.  Nothing herein shall be deemed to create in the Certificateholders a right to prior payment of distributions over the Master Servicer’s or the Trustee’s, as applicable, right to reimbursement for Advances (deferred or otherwise) and accrued interest thereon.  In all events, the decision to defer reimbursement or to seek immediate reimbursement of Nonrecoverable Advances shall be deemed to be in accordance with the Servicing Standard and none of the Master Servicer, the Trustee or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders for any such election that such party makes as contemplated by this section or for any losses, damages or other adverse economic or other effects that may arise from such an election.

(c)           The Depositor hereby represents that prior to the Closing Date, the Mortgage Loan Seller with respect to Mortgage Loan Nos. 4, 41 and 42 identified as Sun Development and Management Portfolio, Townplace Suites Charlotte and Fairfield Inn & Suites East Ridge on the Mortgage Loan Schedule, respectively, sent to the related borrower a written notice requesting that such borrower obtain a revised executed comfort letter from the related franchisor related to the Mortgaged Properties as required in accordance with each of the related Mortgage Loan documents.  Upon confirmation that such notice was sent, the Master Servicer shall use reasonable efforts, as soon as reasonably possible after the Closing Date, to obtain such executed comfort letters from each such franchisor.

Section 3.20                      Modifications, Waivers, Amendments and Consents.  (a)  Except as set forth in Section 3.08(a), Section 3.08(b), Section 3.08(f), this Section 3.20(a), Section 3.20(d), Section 3.20(i), Section 3.20(j) and Section 6.07, but subject to any other conditions set forth thereunder, the Master Servicer shall not modify, waive or amend the terms of a Mortgage Loan without the prior written consent of the Special Servicer (it being understood that the Master Servicer will promptly provide the Special Servicer with notice of any request for such modification, waiver or amendment, the Master Servicer’s written recommendation and analysis, and all information reasonably available to the Master Servicer that may be reasonably requested by the Special Servicer in order to grant or withhold such consent) provided that no extension entered into pursuant to this Section 3.20(a) shall extend the Maturity Date beyond the earlier of (i) five years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan secured by a leasehold estate and not also the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease, ten years, prior to the expiration of such leasehold estate.  If such extension would extend the Maturity Date of a Mortgage Loan for more than twelve months from and after the original Maturity Date of such Mortgage Loan and such Mortgage Loan is not in default or default with respect thereto is not reasonably foreseeable, prior to any such extension, the Master Servicer shall (1) provide the Trustee, the Special Servicer and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, with an Opinion of Counsel (at the expense of the related Mortgagor to the extent permitted under the Mortgage Loan documents and, if not required or permitted to be paid by the Mortgagor, to be paid as a Trust Fund expense in accordance with Section 3.11(d) that such extension would not constitute a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (2) subject to the Servicing Standard, prior to the occurrence and continuance of any Control Event, obtain the consent of the Directing Certificateholder (which consent shall be coordinated through the Special Servicer).  Notwithstanding the foregoing, the Master Servicer, with respect to Non-Specially Serviced Mortgage Loans, without the consent of the Special Servicer, may modify or amend the terms of any Mortgage Loan in order to (i) cure any ambiguity or mistake therein or (ii) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error; provided that, if the Mortgage Loan is not in default or default with respect thereto is not reasonably foreseeable, such modification or amendment would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

Subject to Section 6.07 herein, applicable law and the Mortgage Loan documents, neither the Master Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property (or any portion thereof) for one or more other parcels of real property at any time the Mortgage Loan is not in default pursuant to the terms of the related Mortgage Loan documents or default with respect thereto is not reasonably foreseeable unless (i) the Master Servicer or the Special Servicer, as applicable, obtains Rating Agency Confirmation from each Rating Agency (and delivers such Rating Agency Confirmation to the Directing Certificateholder, if permitted by the applicable Rating Agency) and (ii) such substitution would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause an Adverse REMIC Event (and the Master Servicer or Special Servicer, as applicable, may obtain and rely upon an Opinion of Counsel (at the expense of the related Mortgagor if not prohibited by the terms of the related Mortgage Loan documents, and if so prohibited, at the expense of the Trust Fund) with respect thereto).

(b)           If the Special Servicer determines that a modification, waiver or amendment (including, without limitation, the forgiveness or deferral of interest or principal or the substitution of collateral pursuant to the terms of the Mortgage Loan or otherwise, the release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer’s judgment, reasonably foreseeable (as evidenced by an Officer’s Certificate of the Special Servicer), is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the Trust, then the Special Servicer may agree to a modification, waiver or amendment of such Specially Serviced Mortgage Loan, subject to (x) the provisions of this Section 3.20(b) and Section 3.20(c) and (y) other than after the occurrence and during the continuance of a Control Event, the approval of the Directing Certificateholder as provided in Section 6.07;  provided that in the case of any release or substitution of collateral (other than a defeasance), the Special Servicer shall have obtained an Opinion of Counsel that such release or substitution would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause an Adverse REMIC Event.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall, unless then permitted by the REMIC Provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The Special Servicer shall use its reasonable efforts to the extent possible to cause each Specially Serviced Mortgage Loan to fully amortize prior to the Rated Final Distribution Date and shall not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would (1) extend the maturity date of any such Specially Serviced Mortgage Loan to a date occurring later than the earlier of (a) five years prior to the Rated Final Distribution Date and (b) if such Specially Serviced Mortgage Loan is secured by a leasehold estate and not also the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, prior to the occurrence and continuance of a Control Event, with the consent of the Directing Certificateholder, ten years prior to the expiration of such leasehold estate (including any options to extend such leasehold estate exercisable unilaterally by the related Mortgagor), or (2) provide for the deferral of interest unless interest accrues on the related Mortgage Loan generally at the related Mortgage Rate.

(c)           Any provision of this Section 3.20 to the contrary notwithstanding, except when a Mortgage Loan is in default or default with respect thereto is reasonably foreseeable, no fee described in this Section 3.20 shall be collected by any Master Servicer or Special Servicer from a Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of a Mortgage Loan (unless the amount thereof is specified in the related Mortgage Note) if the collection of such fee would cause such consent, modification, waiver or amendment to be a “significant modification” of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b).

(d)           To the extent consistent with this Agreement (including, without limitation, the first sentence of Section 3.20(a), and Section 6.07), the Master Servicer (as provided in Sections 3.08(a), 3.08(b) and 3.08(e)) or the Special Servicer may, consistent with the Servicing Standard, agree to any waiver, modification or amendment of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable only if it provides the Trustee with an Opinion of Counsel (at the expense of the related Mortgagor or such other Person requesting such modification or, if such expense cannot be collected from the related Mortgagor or such other Person, to be paid out of the Certificate Account pursuant to Section 3.05(a); provided that the Master Servicer or Special Servicer, as the case may be, shall use its reasonable efforts to collect such fee from the Mortgagor or such other Person to the extent permitted under the related Mortgage Loan documents) to the effect that the contemplated waiver, modification or amendment (i) will not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (ii) will not cause (x) either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) either the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC Provisions.  Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer may waive the payment of any Yield Maintenance Charge or the requirement that any prepayment of a Mortgage Loan be made on a Due Date, or if not made on a Due Date, be accompanied by all interest that would be due on the next Due Date with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan.

(e)           In the event of a modification that creates Mortgage Deferred Interest, such Mortgage Deferred Interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Regular Certificates (other than the Class X Certificates) with the latest sequential designation then outstanding, and to the extent so reduced, shall be added to the Certificate Balance of such Class pursuant to Section 4.06.

(f)           Subject to Section 3.20(c), the Master Servicer and the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification (including extensions), waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer’s or the Special Servicer’s, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Master Servicer or the Special Servicer, as the case may be, as additional servicing compensation, a reasonable or customary fee, for the additional services performed in connection with such request; provided that the charging of such fee is not a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b).

(g)           All modifications (including extensions), waivers and amendments of the Mortgage Loans entered into pursuant to this Section 3.20 shall be in writing, signed by the Master Servicer or the Special Servicer, as the case may be, and the related Mortgagor (and by any guarantor of the related Mortgage Loan, if such guarantor’s signature is required by the Special Servicer in accordance with the Servicing Standard).

(h)           With respect to any modification, waiver or amendment for which it is responsible, the Special Servicer shall notify the Master Servicer, the Trustee, the Directing Certificateholder (other than following the occurrence of a Consultation Termination Event) and the Mortgage Loan Seller (if the Mortgage Loan Seller is not a Master Servicer or Sub-Servicer of such Mortgage Loan or the Directing Certificateholder), the 17g-5 Information Provider (which shall promptly post such notice on the 17g-5 Information Provider’s Website in accordance with Section 3.15(c)) and, on the second Business Day following the delivery of such notice to the 17g-5 Information Provider, each Rating Agency in writing of any modification, waiver or amendment (in each case, after it is finalized and executed) of any term of any Mortgage Loan that is modified, waived or amended and the date thereof.  With respect to any modification, waiver or amendment (in each case, after it is finalized and executed) for which it is responsible, the Master Servicer shall provide written notice of any such modification, waiver or amendment to the Trustee, the Special Servicer (and the Special Servicer shall, other than following the occurrence of a Consultation Termination Event, forward such notice to the Directing Certificateholder), the Mortgage Loan Seller (so long as the Mortgage Loan Seller is not a Master Servicer or Sub-Servicer of such Mortgage Loan or the Directing Certificateholder), the 17g-5 Information Provider (which shall promptly post such notice on the 17g-5 Information Provider’s Website in accordance with Section 3.15(c)) and, on the second Business Day following the delivery of such notice to the 17g-5 Information Provider, each Rating Agency.  The party responsible for delivering notice shall deliver to the Trustee or the related Custodian with a copy to the Master Servicer (if such notice is being delivered by the Special Servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof.  Following receipt of the Master Servicer’s or the Special Servicer’s, as applicable, delivery of the aforesaid modification, waiver or amendment to the Paying Agent, the Paying Agent shall forward a copy thereof to each Holder of a Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G or Class NR Certificate upon request.

(i)           Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan unless such defeasance complies with Treasury Regulations Section 1.860G-2(a)(8) and the Master Servicer or the Special Servicer, as applicable, has received (i) replacement collateral consisting of government securities within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), which satisfies the requirements of the applicable Mortgage Loan documents, in an amount sufficient to make all scheduled payments under the Mortgage Loan (or defeased portion thereof) when due, (ii) a certificate of an Independent certified public accountant to the effect that such substituted property will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity) on such Mortgage Loan in compliance with the requirements of the terms of the related Mortgage Loan documents, (iii) one or more Opinions of Counsel (at the expense of the related Mortgagor) to the effect that the Trustee, on behalf of the Trust Fund, will have a first priority perfected security interest in such substituted Mortgaged Property; provided, however, that, to the extent consistent with the related Mortgage Loan documents, the related Mortgagor shall pay the cost of any such opinion as a condition to granting such defeasance, (iv) to the extent consistent with the related Mortgage Loan documents, the Mortgagor shall establish a single purpose entity to act as a successor Mortgagor, if so required by the Rating Agencies, (v) to the extent permissible under the related Mortgage Loan documents, the Master Servicer or Special Servicer, as applicable shall use its reasonable efforts to require the related Mortgagor to pay all costs of such defeasance, including but not limited to the cost of maintaining any successor Mortgagor, and (vi) to the extent permissible under the Mortgage Loan documents, the Master Servicer or Special Servicer, as applicable shall obtain, at the expense of the related Mortgagor, Rating Agency Confirmation from each Rating Agency; provided, further, however, that no such confirmation from Moody’s or Fitch shall be required to the extent that the Master Servicer has delivered a defeasance certificate substantially in the form of Exhibit U hereto for any Mortgage Loan that (together with any Mortgage Loans cross-collateralized with such Mortgage Loans) is:  (i) a Mortgage Loan with a Cut-off Date Principal Balance less than $20,000,000, (ii) a Mortgage Loan that represents less than 5% of the Cut-off Date Principal

Balance of all Mortgage Loans, and (iii) a Mortgage Loan that is not one of the ten largest Mortgage Loans by Stated Principal Balance.  Notwithstanding the foregoing, in the event that requiring the Mortgagor to pay for the items specified in clauses (ii), (iv) and (v) in the preceding sentence would be inconsistent with the related Mortgage Loan documents, such reasonable costs shall be paid by the Mortgage Loan Seller as set forth in the first paragraph of Section 2.03(b).

(j)           Notwithstanding anything herein or in the related Mortgage Loan documents to the contrary, the Master Servicer or the Special Servicer may permit the substitution of “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii) for any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan (or any portion thereof), in lieu of the defeasance collateral specified in the related Mortgage Loan documents, as applicable; provided that such substitution is consistent with the Servicing Standard and the Master Servicer or the Special Servicer reasonably determines that allowing their use would not cause a default or event of default to become reasonably foreseeable and the Master Servicer or the Special Servicer receives an Opinion of Counsel (at the expense of the Mortgagor to the extent permitted under the Mortgage Loan documents or otherwise as a Trust Fund expense) to the effect that such use would not be and would not constitute a “significant modification” of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to either REMIC; and provided, further, that the requirements set forth in Section 3.20(i) (including receipt of any Rating Agency Confirmation) are satisfied; and provided, further, that such securities are backed by the full faith and credit of the United States government, or the Master Servicer or the Special Servicer shall obtain Rating Agency Confirmation from each Rating Agency.

(k)           If required under the related Mortgage Loan documents or if otherwise consistent with the Servicing Standard, the Master Servicer shall establish and maintain one or more accounts (the “Defeasance Accounts”), which shall be Eligible Accounts, into which all payments received by the Master Servicer from any defeasance collateral substituted for any Mortgaged Property shall be deposited and retained, and shall administer such Defeasance Accounts in accordance with the Mortgage Loan documents.  Notwithstanding the foregoing, in no event shall the Master Servicer permit such amounts to be maintained in the Defeasance Account for a period in excess of 90 days, unless such amounts are reinvested by the Master Servicer in “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, that comply with Treasury Regulations Section 1.860G-2(a)(8)(ii).  To the extent not required or permitted to be placed in a separate account, the Master Servicer shall deposit all payments received by it from defeasance collateral substituted for any Mortgaged Property into the Certificate Account and treat any such payments as payments made on the Mortgage Loan in advance of its Due Date in accordance with clause (a)(i) of the definition of “Available Distribution Amount”, and not as a prepayment of the related Mortgage Loan.  Notwithstanding anything herein to the contrary, in no event shall the Master Servicer permit such amounts to be maintained in the Certificate Account for a period in excess of 365 days (or 366 days in the case of a leap year).

(l)           Notwithstanding anything to the contrary in this Agreement, neither the Master Servicer nor the Special Servicer, as applicable, shall, unless it has received Rating Agency Confirmation from each Rating Agency (the cost of which shall be paid by the related

Mortgagor, if so allowed by the terms of the related loan documents and otherwise paid out of general collections) grant or accept any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager, with respect to any Mortgaged Property that secures a Mortgage Loan that (i) is one of the ten largest Mortgage Loans by Stated Principal Balance or (ii) has an unpaid principal balance that is at least equal to five percent (5%) of the then aggregate principal balance of all Mortgage Loans or $35,000,000.

Section 3.21                      Transfer of Servicing Between Master Servicer and Special Servicer; Recordkeeping; Asset Status Report. (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Master Servicer or the Special Servicer, as applicable, shall promptly give notice to the Master Servicer or the Special Servicer, as applicable, the Senior Trust Advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder thereof, and the Master Servicer shall deliver the related Mortgage File and Servicing File to the Special Servicer and concurrently provide a copy of such Servicing File, exclusive of all Privileged Communications, to the Senior Trust Advisor and shall use its reasonable efforts to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan either in the Master Servicer’s possession or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto.  The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the occurrence of each related Servicing Transfer Event (or, in the case of clauses (viii), (ix) or (x) of the definition of Servicing Transfer Event, within five (5) Business Days of receiving notice from the Special Servicer of such Servicing Transfer Event) and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan.  The Master Servicer shall deliver to the Trustee, the Paying Agent, the Senior Trust Advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, a copy of the notice of such Servicing Transfer Event provided by the Master Servicer to the Special Servicer, or by the Special Servicer to the Master Servicer, pursuant to this Section 3.21.  Prior to the occurrence of a Consultation Termination Event, the Paying Agent shall deliver to each Controlling Class Certificateholder a copy of the notice of such Servicing Transfer Event provided by the Master Servicer pursuant to this Section 3.21.

Upon determining that a Specially Serviced Mortgage Loan (other than an REO Loan) has become current and has remained current for three consecutive Monthly Payments (provided that (i) no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer, and (ii) for such purposes taking into account any modification or amendment of such Mortgage Loan), and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall immediately give notice thereof to the Master Servicer, the Senior Trust Advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder and shall return the related Mortgage File and Servicing File to the Master Servicer (or copies thereof if copies only were delivered to the Special Servicer) and upon giving such notice, and returning such Mortgage File and Servicing File to the Master Servicer, the Special Servicer’s obligation to service such Corrected Mortgage Loan shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan shall recommence.

(b)           In servicing any Specially Serviced Mortgage Loans, the Special Servicer will provide to the Trustee originals of documents included within the definition of “Mortgage File” for inclusion in the related Mortgage File to the extent within its possession (with a copy of each such original to the Master Servicer), and provide the Master Servicer with copies of any additional related Mortgage Loan information including correspondence with the related Mortgagor.

(c)           Notwithstanding the provisions of Section 3.12(d), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information in its possession with respect to such records to enable the Special Servicer to perform its duties under this Agreement; provided that this statement shall not be construed to require the Master Servicer to produce any additional reports.

(d)           No later than 60 days after a Servicing Transfer Event for a Mortgage Loan, the Special Servicer shall deliver in electronic format a report (the “Asset Status Report”) with respect to such Mortgage Loan and the related Mortgaged Property to the Master Servicer, the Trustee, the Paying Agent, the Directing Certificateholder (prior to the occurrence of a Consultation Termination Event), the Senior Trust Advisor (after the occurrence and during the continuance of a Control Event) and the 17g-5 Information Provider (which shall promptly post such report on the 17g-5 Information Provider’s Website in accordance with Section 3.15(c)) and, on the second Business Day following the delivery of such report to the 17g-5 Information Provider, the Special Servicer shall deliver such report to the Rating Agencies.  Such Asset Status Report shall set forth the following information to the extent reasonably determinable based on the information that was delivered to the Special Servicer in connection with the transfer of servicing pursuant to the Servicing Transfer Event:

(i)        summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Mortgagor;

(ii)       a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

(iii)      the most current rent roll and income or operating statement available for the related Mortgaged Property;

(iv)      the Special Servicer’s recommendations on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Master Servicer for regular servicing or otherwise realized upon;

(v)       a copy of the last obtained Appraisal of the Mortgaged Property; and

(vi)      such other information as the Special Servicer deems relevant in light of the Servicing Standard.

If within ten Business Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents.  If, prior to the occurrence and continuance of any Control Event, the Directing Certificateholder disapproves such Asset Status Report within 10 Business Days of receipt, the Special Servicer shall revise such Asset Status Report and deliver a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval to the Master Servicer, the Trustee, the Paying Agent, the 17g-5 Information Provider (which shall promptly post such revised Asset Status Report on the 17g-5 Information Provider’s Website in accordance with Section 3.15(c)) and, on the second Business Day following such delivery, to the Rating Agencies.  Prior to the occurrence and continuance of any Control Event, the Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Directing Certificateholder shall fail to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below.  The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report; provided that such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section 3.21(d).  Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort, prior to the occurrence and continuance of a Control Event, to contact the Directing Certificateholder and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standard and upon such determination shall implement the action recommended in the Asset Status Report notwithstanding any affirmative disapproval of the Asset Status Report; provided, however that such Asset Status Report does not, and is not intended to be a, substitute for the approvals that are specifically required pursuant to Section 6.07.

No direction or disapproval of the Directing Certificateholder hereunder or failure of the Directing Certificateholder to consent to or approve (including any deemed consents or approvals) any request of the Special Servicer, shall (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer’s obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each of the Lower-Tier REMIC and the Upper-Tier REMIC and the grantor trust status of the Grantor Trust, or (b) result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions, or (c) expose the Master Servicer, the Special Servicer, the Depositor, the Mortgage Loan Seller, the Trust Fund, the Trustee, the Paying Agent or their respective officers, directors, employees or agents to any claim, suit or liability or (d) materially expand the scope of the Special Servicer’s, Trustee’s or the Master Servicer’s responsibilities under this Agreement.

Notwithstanding anything to the contrary herein, after the occurrence and during the continuance of a Control Event, the Special Servicer shall consult with the Senior Trust Advisor in connection with each Asset Status Report prior to finalizing and executing such Asset Status Report and the Senior Trust Advisor shall propose, by written notice, alternative courses of action within 10 days of receipt of each Asset Status Report only to the extent the Senior Trust Advisor determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that were previously Holders of the Control Eligible Certificates), as a collective whole.  In addition, after the occurrence and during the continuance of a Control Event, but prior to the occurrence of a Consultation Termination Event, the Special Servicer shall also consult with the Directing Certificateholder in connection with each Asset Status Report prior to finalizing and executing such Asset Status Report and the Directing Certificateholder shall be permitted to propose alternative courses of action within 10 days of receipt of each Asset Status Report.  The Special Servicer shall consider any such proposals from the Senior Trust Advisor and/or the Directing Certificateholder and determine whether any changes to its proposed Asset Status Report should be made, such determination being made in accordance with the Servicing Standard and the other terms of this Agreement.  In the event that the Senior Trust Advisor or the Directing Certificateholder does not propose alternative courses of action within 10 days after receipt of such Asset Status Report, the Special Servicer shall implement the Asset Status Report as proposed by the Special Servicer.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder (other than in its capacity as a Certificateholder) shall have no right to receive any Asset Status Report or otherwise consult with the Special Servicer with respect to any matter set forth therein. After the occurrence and during the continuance of a Control Event, the Directing Certificateholder shall have no right to consent to any Asset Status Report under this Section 3.21.

(e)           (1)  Upon receiving notice of (A) the occurrence of the events described in clause (iv) or clause (x) of the definition of Servicing Transfer Event (without regard to the 60-day or 30-day period, respectively, set forth therein), or (B) the request by a Mortgagor for the amendment or modification of a Mortgage Loan that is not a Specially Serviced Mortgage Loan for which the Special Servicer is responsible for such amendment or modification pursuant to Section 3.08 and Section 3.20, the Master Servicer shall with reasonable promptness give notice thereof, and shall use its reasonable efforts to provide the Special Servicer with all information relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to negotiate with the related Mortgagor and prepare for any such proceedings.  The Master Servicer shall use its reasonable efforts to comply with the preceding sentence within five (5) Business Days of the occurrence of each such event.

(ii)           After the occurrence and during the continuance of a Control Event, upon receiving notice of the occurrence of an event described in clause (iv) or (x) of the definition of Servicing Transfer Event (without regard to the 60-day or 30-day period, respectively, set forth therein), the Master Servicer shall deliver notice thereof to the Senior Trust Advisor at the same time such notice is provided to the Special Servicer pursuant to clause (i) above.

(f)           Prior to the occurrence and continuance of a Control Event, no later than 2 Business Days following the establishment of a Final Asset Status Report with respect to any

Specially Serviced Mortgage Loan, the Special Servicer shall deliver in electronic format a draft notice to the Certificateholders that will include a draft summary of the Final Asset Status Report (which briefly summarizes such Final Asset Status Report, but shall not include any Privileged Information) to the Directing Certificateholder.  If, prior to the occurrence and continuance of a Control Event, within five (5) Business Days of receipt of such draft summary, the Directing Certificateholder approves of, or does not disapprove of, such draft summary, then the Special Servicer shall deliver in electronic format such notice and summary of the Final Asset Status Report to the Trustee for posting on the Trustee’s Website pursuant to Section 3.15(b).  If the Directing Certificateholder affirmatively disapproves of such summary in writing, then within two (2) Business Days of receipt of such disapproval, the Special Servicer shall revise the summary and deliver such new summary to the Directing Certificateholder until the Directing Certificateholder approves of such draft summary; provided, however, that if the Directing Certificateholder has not approved of the draft summary of the Asset Status Report within twenty (20) Business Days of receipt of the initial draft summary of the Asset Status Report, then the most recent draft summary of the Asset Status Report delivered by the Special Servicer prior to such 20th Business Day shall be deemed to be the final summary of the Asset Status Report; provided, further, however, that if at any time the Special Servicer determines that any affirmative disapproval of such draft summary by the Directing Certificateholder is not in the best interest of all the Certificateholders pursuant to the Servicing Standard, the Special Servicer shall deliver in electronic format such notice and summary of the Final Asset Status Report to the Trustee for posting on the Trustee’s Website pursuant to Section 3.15(b) notwithstanding such disapproval.  The Special Servicer shall promptly deliver (but in any event no later than two (2) Business Days following its completion) a copy of each Final Asset Status Report to the Senior Trust Advisor.

(g)           No provision of this Section 3.21 shall require the Special Servicer to take or to refrain from taking any action because of any proposal, objection or comment by the Senior Trust Advisor or a recommendation of the Senior Trust Advisor.

Section 3.22                      Sub-Servicing Agreements.  (a) The Master Servicer and Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its respective obligations hereunder; provided that the Sub-Servicing Agreement as amended or modified:  (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Master Servicer or Special Servicer, as applicable, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of such party under such agreement, or, alternatively, may act in accordance with Section 7.02 hereof under the circumstances described therein (subject to Section 3.22(g) hereof); (iii) provides that the Trustee for the benefit of the Certificateholders and the Trustee (as holder of the Uncertificated Lower-Tier Interests) shall be a third party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of such party thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, the Senior Trust Advisor, the Paying Agent, the Master Servicer or Special Servicer, as applicable, any successor Master Servicer or successor Special Servicer or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Mortgage Loan at its option and without penalty; provided, however, that the Initial Sub-Servicing Agreements may only be terminated by the Trustee or its designees as contemplated by Section 3.22(g) hereof and in such additional manner and by such other Persons as is provided in such Sub-Servicing Agreement; (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund; (vi) does not permit the Sub-Servicer to modify any Mortgage Loan unless and to the extent the Master Servicer or Special Servicer, as applicable, is permitted hereunder to modify such Mortgage Loan and (vii) provides that the Sub-Servicer shall be in default under the related Sub-Servicing Agreement and such Sub-Servicing Agreement shall be terminated if the Sub-Servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the Master Servicer under Article XI or under the Sub-Servicing Agreement or (B) to perform in any material respect any of its covenants or obligations contained in the Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required for any party to this Agreement to perform its obligations under Article XI.  Any successor Master Servicer or Special Servicer, as applicable, hereunder shall, upon becoming successor Master Servicer or Special Servicer, as applicable, be assigned and shall assume any Sub-Servicing Agreements from the predecessor Master Servicer (subject to Section 3.22(g) hereof).  In addition, each Sub-Servicing Agreement entered into by the Master Servicer may but need not provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan; provided, however, that the Sub-Servicing Agreement may provide (if the Sub-Servicing Agreement provides for Advances by the Sub-Servicer, although it need not so provide) that the Sub-Servicer will continue to make all Advances and calculations and prepare all reports required under the Sub-Servicing Agreement with respect to Specially Serviced Mortgage Loans and continue to collect its Primary Servicing Fees as if no Servicing Transfer Event had occurred and with respect to REO Properties (and the related REO Loans) as if no REO Acquisition had occurred and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in such Sub-Servicing Agreement.  The Master Servicer or Special Servicer, as applicable, shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it, in each case promptly upon its execution and delivery of such documents.  References in this Agreement to actions taken or to be taken by the Master Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer; and, in connection therewith, all amounts advanced by any Sub-Servicer (if the Sub-Servicing Agreement provides for Advances by the Sub-Servicer, although it need not so provide) to satisfy the obligations of the Master Servicer hereunder to make Advances shall be deemed to have been advanced by the Master Servicer out of its own funds and, accordingly, in such event, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.03(d), such interest to be allocable between the Master Servicer and such Sub-Servicer as may be provided (if at all) pursuant to the terms of the Sub-Servicing Agreement.  For purposes of this Agreement, the Master Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment.  The Master Servicer or Special Servicer, as applicable, shall notify the Master Servicer or the Special Servicer, as applicable, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer, except that the Master Servicer need not provide such notice as to the Initial Sub-Servicing Agreements.

(b)           Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to the extent necessary to ensure the enforceability of the related Mortgage Loans or the compliance with its obligations under the Sub-Servicing Agreement and the Master Servicer’s obligations under this Agreement.

(c)           As part of its servicing activities hereunder, the Master Servicer for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, except that the Master Servicer shall be required only to use reasonable efforts to cause any Initial Sub-Servicer to comply with the requirements of Article XI hereof.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as is in accordance with the Servicing Standard.  The Master Servicer shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement.

(d)           In the event the Trustee or its designee becomes successor Master Servicer and assumes the rights and obligations of the Master Servicer under any Sub-Servicing Agreement, the Master Servicer, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

(e)           Notwithstanding the provisions of any Sub-Servicing Agreement and this Section 3.22, except to the extent provided in Article XI with respect to the obligations of any Sub-Servicer that is an Initial Sub-Servicer, the Master Servicer shall remain obligated and responsible to the Trustee, the Special Servicer and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible, and the Master Servicer shall pay the fees of any Sub-Servicer thereunder as and when due from its own funds.  In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer’s termination under any Sub-Servicing Agreement.

(f)           The Trustee shall furnish to any Sub-Servicer any powers of attorney and other documents necessary or appropriate to enable such Sub-Servicer to carry out its servicing and administrative duties under any Sub-Servicing Agreement; provided, however, that the Trustee shall not be held liable for any negligence, and shall be indemnified by the Sub-Servicer, with respect to, or misuse of, any such power of attorney by a Sub-Servicer; and provided, further, that the use of such power of attorney by a Sub-Servicer is subject to the last sentence of Section 3.01(b).

(g)           Each Sub-Servicing Agreement shall provide that, in the event the Trustee or any other Person becomes successor Master Servicer, the Trustee or such successor Master Servicer shall have the right to terminate such Sub-Servicing Agreement with or without cause and without a fee.  Notwithstanding the foregoing or any other contrary provision in this Agreement, the Trustee and any successor Master Servicer shall assume each Initial Sub-Servicing Agreement and (i) the Initial Sub-Servicer’s rights and obligations under the Initial Sub-Servicing Agreement shall expressly survive a termination of the Master Servicer’s servicing rights under this Agreement; provided that the Initial Sub-Servicing Agreement has not been terminated in accordance with its provisions; (ii) any successor Master Servicer, including, without limitation, the Trustee (if it assumes the servicing obligations of the Master Servicer) shall be deemed to automatically assume and agree to the then-current Initial Sub-Servicing Agreement without further action upon becoming the successor Master Servicer and (iii) this Agreement may not be modified in any manner which would increase the obligations or limit the rights of the Initial Sub-Servicer hereunder and/or under the Initial Sub-Servicing Agreement, without the prior written consent of the Initial Sub-Servicer (which consent shall not be unreasonably withheld).

(h)           With respect to Mortgage Loans subject to a Sub-Servicing Agreement, the Special Servicer shall, to the extent required, remit amounts, deliver reports and information, and afford access to facilities and information to the related Sub-Servicer that would be required to be remitted, delivered or afforded, as the case may be, to the Master Servicer pursuant to the terms hereof (and within the same period of time required herein), within a sufficient period of time to allow the Sub-Servicer to fulfill its obligations under such Sub-Servicing Agreement and in no event later than 1 Business Day prior to the applicable Determination Date (or such other date as specified herein).

(i)           Notwithstanding any other provision of this Agreement, the Special Servicer shall not enter into any Sub-Servicing Agreement which provides for the performance by third parties of any or all of its obligations herein, without, prior to the occurrence and continuance of any Control Event, the consent of the Directing Certificateholder, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

Notwithstanding anything to the contrary herein, no Sub-Servicer shall be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the Master Servicer or Special Servicer, as applicable.

Section 3.23                      Representations, Warranties and Covenants of the Master Servicer.  (a) The Master Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, the Depositor, the Paying Agent and the Special Servicer, as of the Closing Date, that:

(i)       The Master Servicer is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged

Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)       The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not (A) violate the Master Servicer’s organizational documents, (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets or (C) violate any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or its financial condition;

(iii)       The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)       This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)        The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

(vi)       No litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer’s good faith and reasonable judgment is likely to materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement;

(vii)      The Master Servicer has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of Section 3.07 hereof; and

(viii)     No consent, approval, authorization or order, registration, filing with or notice to any governmental authority or court is required under federal or state law, for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the Master Servicer’s consummation of any transactions contemplated hereby, other than (A) such consents, approvals, authorizations, orders, qualifications, registrations, filings or notices as have been obtained, made or given prior to the actual performance by the Master Servicer of its obligations under this Agreement and (B) where the lack of such consent, approval, authorization, order, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Master Servicer under this Agreement.

(b)           The representations and warranties set forth in subsection (a) above shall survive the execution and delivery of the Agreement.

Section 3.24                      Representations, Warranties and Covenants of the Special Servicer.  (a) The Special Servicer hereby represents, warrants and covenants to the Trustee, for its own benefit and the benefit of the Certificateholders, the Depositor and the Master Servicer, as of the Closing Date, that:

(i)       The Special Servicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

(ii)       The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, do not (A) violate the Special Servicer’s organizational documents or articles of organization, as applicable, and by laws or (B) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, or (C) violate any law, rule, regulation, order, judgment or decree to which the Special Servicer or its property is subject, which, in the case of either (B) or (C), is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or its financial condition;

(iii)       The Special Servicer has the full power and authority to enter into and consummate all transactions to be performed by it contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)       This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)       The Special Servicer is not in default with respect to any law, any order or decree of any court, or any order, regulation or demand of any federal, state or local governmental agency, which default, in the Special Servicer’s reasonable judgment is likely to materially and adversely affect the financial condition or operations of the Special Servicer or its properties taken as a whole or its ability to perform its duties and obligations hereunder;

(vi)       No litigation is pending or, to the best of the Special Servicer’s knowledge, threatened against the Special Servicer, which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Special Servicer to perform its obligations under this Agreement;

(vii)      The Special Servicer has errors and omissions coverage which is in full force and effect and complies with the requirements of Section 3.07 hereof; and

(viii)     No consent, approval, authorization or order of any court or governmental agency or body is required under federal or state law for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions of the Special Servicer contemplated by this Agreement, except for any consent, approval, authorization or order which has been obtained or can be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, or which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder.

(b)           The representations and warranties set forth in subsection (a) above shall survive the execution and delivery of the Agreement.

Section 3.25                      Interest Reserve Account.  (a) On the P&I Advance Date occurring in each February and in any January that occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the Paying Agent, in respect of the Actual/360 Mortgage Loans, shall deposit into the Interest Reserve Account, an amount equal to one day’s interest on the Stated Principal Balance of the Interest Reserve Loans as of the Due Date occurring in the month preceding the month in which such P&I Advance Date occurs at the related Net Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive February and January, “Withheld Amounts”).

(b)           On each P&I Advance Date occurring in March (or February, if the related Distribution Date is the final Distribution Date), the Paying Agent shall withdraw, from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower-Tier REMIC Distribution Account.

Section 3.26                       [Reserved.]

Section 3.27                      Directing Certificateholder Contact with Master Servicer ad Special Servicer.  Prior to the occurrence of any Consultation Termination Event, no less often than on a monthly basis, each of the Master Servicer and the Special Servicer shall, without charge, make a knowledgeable Servicing Officer via telephone available to verbally answer questions from the Directing Certificateholder regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Master Servicer or the Special Servicer, as the case may be, is responsible.

Section 3.28                      Controlling Class Certificateholders and Directing Certificateholder; Certain Rights and Powers of Directing Certificateholder.  (a) Each Controlling Class Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to provide its name and address to the Paying Agent and to notify the Master Servicer, the Paying Agent and Special Servicer of the transfer of any Certificate of a Controlling Class, the selection of a Directing Certificateholder or the resignation or removal thereof.  The Directing Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Master Servicer, Special Servicer and Paying Agent when such Certificateholder is appointed Directing Certificateholder and when it is removed or resigns.  To the extent there is only one Controlling Class Certificateholder and it is also the Special Servicer, it shall be the Directing Certificateholder.

(b)           Once a Directing Certificateholder has been selected, each of the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent and each other Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Controlling Class Certificateholders, by Certificate Balance, or such Directing Certificateholder shall have notified the Master Servicer, Special Servicer, the Trustee, the Paying Agent and each other Controlling Class Certificateholder, in writing, of the resignation of such Directing Certificateholder or the selection of a new Directing Certificateholder.  Upon the resignation of a Directing Certificateholder, the Paying Agent shall request the Controlling Class Certificateholders to select a new Directing Certificateholder.

(c)           Until it receives notice to the contrary, each of the Master Servicer, the Special Servicer, the Paying Agent, the Senior Trust Advisor and the Trustee shall be entitled to rely on the most recent notification with respect to the identity of the Controlling Class Certificateholder and the Directing Certificateholder.

(d)           Upon request, the Paying Agent shall deliver to the Trustee, the Special Servicer and the Master Servicer a list of each Controlling Class Certificateholder and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, including names and addresses.  In addition to the foregoing, within two (2) Business Days of receiving notice of the selection of a new Directing Certificateholder or the existence of a new Controlling Class Certificateholder, the Paying Agent shall notify the Trustee, the Master Servicer and the Special Servicer.  Notwithstanding the foregoing, Torchlight Investors LLC on behalf of one or more managed accounts shall be the initial Directing Certificateholder and shall remain so until a successor is appointed pursuant to the terms of this Agreement or until a Consultation Termination Event occurs.

Until it receives notice to the contrary, each of the Master Servicer, the Special Servicer, the Paying Agent and the Trustee shall be entitled to rely on the preceding sentence with respect to the identity of the Directing Certificateholder.

(e)           If to the extent the Paying Agent determines that a Class of Book-Entry Certificates is the Controlling Class, the Paying Agent shall notify the related Certificateholders of such Class (through the Depository) of such event.

(f)           Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that:  (i) the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of one or more Classes of Certificates; (ii) the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class; (iii) the Directing Certificateholder does not have any liability or duties to the Holders of any Class of Certificates other than the Controlling Class; (iv) the Directing Certificateholder may take actions that favor interests of the Holders of the Controlling Class over the interests of the Holders of one or more other Classes of Certificates; and (v) the Directing Certificateholder shall have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

(g)           [Reserved.]

(h)           Until it receives notice to the contrary, each of the Master Servicer, the Special Servicer, the Paying Agent and the Trustee shall be entitled to rely on the most recent notification with respect to the identity of the Controlling Class Certificateholder and the Directing Certificateholder.

(i)           [Reserved.]

(j)           The Certificate Registrar shall determine which Class of Certificates is the then-current Controlling Class within two (2) Business Days of a request from the Master Servicer, Special Servicer, Trustee, or any Certificateholder and provide such information to the requesting party.

Section 3.29                      Intercreditor Agreements.  Each of the Master Servicer and Special Servicer acknowledges and agrees that each Mortgage Loan with mezzanine debt is subject to the terms and provisions of the related Intercreditor Agreement and each agrees to service each such Mortgage Loan with mezzanine debt in accordance with the related Intercreditor Agreement and this Agreement, including, without limitation, effecting distributions and allocating reimbursement of expenses in accordance with the related Intercreditor Agreement and, in the event of any conflict between the provisions of this Agreement and the related Intercreditor Agreement, the related Intercreditor Agreement shall govern.  Notwithstanding anything contrary in this Agreement, each of the Master Servicer and Special Servicer agrees not to take any action with respect to any Mortgage Loan with mezzanine debt or the related Mortgaged Property without the prior consent of the related mezzanine lender to the extent that the related Intercreditor Agreement provides that such mezzanine lender is required or permitted to consent to such action.  Each of the Master Servicer and Special Servicer acknowledges and agrees that each mezzanine lender or its respective designee has the right to purchase the Mortgage Loan pursuant to the terms and conditions of the related Intercreditor Agreement to the extent provided for therein.

Neither the Master Servicer nor the Special Servicer shall have any liability for any cost, claim or damage that arises from any entitlement in favor of a mezzanine lender under the related Intercreditor Agreement or conflict between the terms of this Agreement and the terms of such Intercreditor Agreement.  Notwithstanding any provision of any Intercreditor Agreement that may otherwise require the Master Servicer or the Special Servicer to abide by any instruction or direction of a mezzanine lender, neither the Master Servicer nor the Special Servicer shall be required to comply with any instruction or direction the compliance with which requires an Advance that constitutes or would constitute a Nonrecoverable Advance.  In no event shall any expense arising from compliance with an Intercreditor Agreement constitute an expense to be borne by the Master Servicer or Special Servicer for its own account without reimbursement.  In no event shall the Master Servicer or the Special Servicer be required to consult with or obtain the consent of any mezzanine lender unless such mezzanine lender has delivered notice of its identity and contact information to each of the parties to this Agreement (upon which notice each of the parties to this Agreement shall be conclusively entitled to rely).  As of the Closing Date, the contact information for each mezzanine lender is as set forth in the related Intercreditor Agreement.  In no event shall the Master Servicer or the Special Servicer be required to consult with or obtain the consent of a new Directing Certificateholder or a new Controlling Class Certificateholder if the Paying Agent has not delivered notice to the Master Servicer or the Special Servicer as required under Section 3.28(d) or the Master Servicer or Special Servicer does not have actual knowledge of the identity and contact information of a new Directing Certificateholder or a new Controlling Class Certificateholder.

No direction or disapproval of any mezzanine lender shall (a) require or cause the Master Servicer or Special Servicer to violate the terms of a Mortgage Loan, applicable law or any provision of this Agreement, including the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each of the Lower-Tier REMIC and the Upper-Tier REMIC and the grantor trust status of the Grantor Trust (b) result in the imposition of a “prohibited transaction” or “prohibited contribution” tax under the REMIC Provisions, or (c) materially expand the scope of the Special Servicer’s, Trustee’s, the Paying Agent’s or the Master Servicer’s responsibilities under this Agreement.

Section 3.30                      Rating Agency Confirmation.  (a) Notwithstanding the terms of any related Mortgage Loan documents or other provisions of this Agreement, if any action under any Mortgage Loan documents or this Agreement requires Rating Agency Confirmation as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation from each Rating Agency has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 Business Days of the Rating Agency Confirmation request being posted to the 17g-5 Information Provider’s Website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party shall be required to (i) confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again, (ii) if there is no response to either such Rating Agency Confirmation request within five (5) Business Days of such second request, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation or with respect to any other matter under this Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation shall be considered satisfied with respect to such Rating Agency and the Master Servicer or the Special Servicer, as the case may be, may then take such action if the Master Servicer or the Special Servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the Master Servicer or Special Servicer, such condition shall be considered satisfied if the applicable replacement Master Servicer or Special Servicer (i) is rated at least “CMS3” (in the case of the Master Servicer) or “CSS3” (in the case of the Special Servicer), if Fitch is the non-responding Rating Agency; (ii) Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency or (iii) is currently acting as Master Servicer or Special Servicer, as applicable, on a deal or transaction-level basis for all or a significant portion of the related mortgage loans in other CMBS, the Trustee does not have actual knowledge that Morningstar has, and the applicable replacement Master Servicer or Special Servicer certifies that Morningstar has not, with respect to any such other transaction, qualified, downgraded or withdrawn its rating or ratings on one or more classes of such CMBS, if Morningstar is the non-responding Rating Agency, as applicable.

Any Rating Agency Confirmation request made by the Master Servicer, Special Servicer or Trustee, as applicable, pursuant to this Agreement, shall be made in writing, which writing shall contain a cover page indicating the nature of the Rating Agency Confirmation request, and shall contain all back-up material necessary for the Rating Agency to process such request.  Such written Rating Agency Confirmation request shall be provided in electronic format to the 17g-5 Information Provider, and the 17g-5 Information Provider shall post such request on the 17g-5 Information Provider’s Website in accordance with Section 3.15(c), and on the second Business Day following such delivery to the 17g-5 Information Provider, the Master Servicer, Special Servicer or Trustee, as applicable, shall be required to send the Rating Agency Confirmation request to the Rating Agencies in accordance with the delivery instructions set forth in Section 3.15.

Promptly following the Master Servicer’s or Special Servicer’s determination to take any action discussed in this Section 3.30(a) following any requirement to obtain a Rating Agency Confirmation being considered satisfied, the Master Servicer or Special Servicer, as applicable, shall provide electronic written notice to the 17g-5 Information Provider of the action taken for the particular item at such time, and the 17g-5 Information Provider shall post such notice on the 17g-5 Information Provider’s Website in accordance with Section 3.15(c), and on the second Business Day following delivery of such notice to the 17g-5 Information Provider, the Special Servicer shall deliver such notice to the Rating Agencies.

(b)           Notwithstanding anything to the contrary in this Section 3.30, for purposes of the provisions of any Mortgage Loan document relating to defeasance (including without limitation the type of collateral acceptable for use as defeasance collateral) or release or substitution of any collateral, any Rating Agency Confirmation requirement in the Mortgage Loan documents for which the Master Servicer or Special Servicer would have been permitted to waive obtaining such Rating Agency Confirmation pursuant to Section 3.30(a) shall be deemed to have been satisfied.

(c)           For all other matters or actions not specifically discussed in Section 3.30(a) above, the applicable Requesting Party shall deliver Rating Agency Confirmation from each Rating Agency.

Section 3.31                      [Reserved.]

Section 3.32                      [Reserved.]

Section 3.33                      The Senior Trust Advisor.  (a) Prior to the occurrence and continuance of a Control Event, the Senior Trust Advisor shall promptly review (i) all information made available to Privileged Persons on the Trustee’s Website related to any Specially Serviced Mortgage Loan included as part of the CREFC Investor Reporting Package and (ii) each Final Asset Status Report delivered to the Senior Trust Advisor by the Special Servicer.

(b)           The Senior Trust Advisor and its affiliates will be obligated to keep confidential any Privileged Information received from the Special Servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of its rights under this Agreement (including, without limitation, in connection with the review and/or approval of any Asset Status Report), subject to any law, rule, regulation, order, judgment or decree requiring the disclosure of such Privileged Information.

(c)           (1) After the occurrence and during the continuance of a Control Event, based on the Senior Trust Advisor’s review of any assessment of compliance report, attestation report, any Asset Status Report and other information delivered to the Senior Trust Advisor by the Special Servicer, including each Asset Status Report delivered during the prior calendar year (other than any communications between the Directing Certificateholder and the Special Servicer that would be Privileged Information), the Senior Trust Advisor shall deliver to the Trustee (which shall promptly post such Senior Trust Advisor Annual Report on the Trustee’s Website) and the 17g-5 Information Provider (which shall promptly post such Senior Trust Advisor Annual Report on the 17g-5 Information Provider’s website) within 120 days of the end of the prior calendar year for which a Control Event was continuing as of December 31, an annual report (the “Senior Trust Advisor Annual Report”), substantially in the form of Exhibit V (which form may be modified or altered as to either its organization or content by the Senior Trust Advisor, subject to compliance of such form with the terms and provisions of this Agreement including, without limitations, provisions herein relating to Privileged Information; provided, however, that in no event shall the information or any other content included in the Senior Trust Advisor Annual Report contravene any provision of this Agreement) setting forth the Senior Trust Advisor’s assessment of the Special Servicer’s performance of its duties under this

Agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans.  Subject to the restrictions in this Agreement, including, without limitation, Section 3.33(d) hereof, each such Senior Trust Advisor Annual Report shall (A) identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under this Agreement with respect to the resolution or liquidation of Specially Serviced Mortgage Loans and (B) comply with all of the confidentiality requirements described in this Agreement regarding Privileged Information.  Such Senior Trust Advisor Annual Report shall be delivered to the Trustee for the benefit of the Certificateholders (which shall promptly post such Senior Trust Advisor Annual Report on the Trustee’s Website in accordance with Section 3.15(b)) and the 17g-5 Information Provider (which shall promptly post such Senior Trust Advisor Annual Report on the 17g-5 Information Provider’s website in accordance with Section 3.15(b)); provided, however, that each of the Special Servicer shall be given an opportunity to review any annual report produced by the Senior Trust Advisor at least 2 Business Days prior to its delivery to the Trustee and the 17g-5 Information Provider.

(ii)       In the event the Senior Trust Advisor’s ability to perform its obligations in respect of the Senior Trust Advisor Annual Report is limited or prohibited due to the failure of a party hereto to timely deliver information required to be delivered to the Senior Trust Advisor or such information is inaccurate or incomplete, the Senior Trust Advisor shall set forth such limitations or prohibitions in the related Senior Trust Advisor Annual Report.

(d)           Prior to the occurrence and continuance of a Control Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the Senior Trust Advisor after such calculations have been finalized.  The Senior Trust Advisor shall review such calculations but shall not take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

(e)           (2) After the occurrence and during the continuance of a Control Event, after the calculation but prior to the utilization by the Special Servicer of any of the calculations related to (i) Appraisal Reductions or (ii) net present value in accordance with Section 1.02(iv), the Special Servicer shall forward such calculations, together with any supporting material or additional information necessary in support thereof (but not including any Privileged Communications), to the Senior Trust Advisor promptly, but in any event no later than 2 Business Days after preparing such calculations, and the Senior Trust Advisor shall promptly, but no later than 3 Business Days after receipt of such calculations and any supporting or additional materials, recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such calculation.

(ii)       In connection with this Section 3.33(e), in the event the Senior Trust Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Senior Trust Advisor and Special Servicer shall consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement within 5 Business Days of delivery of such calculations.  In the event the Senior Trust Advisor and Special Servicer are not able to resolve such inaccuracies or disagreement prior to the end of such 5 Business Day period, the Senior Trust Advisor shall promptly notify the Trustee of such disagreement and the Trustee shall determine which calculation is to apply.

(f)           The Senior Trust Advisor and its affiliates shall keep all Privileged Information confidential and shall not disclose such information to any other person (including any Certificateholders which are not then included in the Control Eligible Certificates), other than to the extent expressly set forth herein, except to the extent that (i) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by such parties, (ii) it is reasonable and necessary for such parties to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iii) such Privileged Information was already known to such party and otherwise not subject to a confidentiality obligation or (iv) such disclosure is required pursuant to any law, rule, regulation, order, judgment or decree requiring the disclosure of such Privileged Information, unless the Senior Trust Advisor is, as evidenced by an opinion of counsel delivered to the Senior Trust Advisor, the Special Servicer, the Directing Certificateholder and the Trustee, otherwise required by law, rule, regulation, order, judgment or decree to disclose such information.  Notwithstanding the foregoing, the Senior Trust Advisor shall be permitted to share Privileged Information with its affiliates and any subcontractors of the Senior Trust Advisor that agree in writing to be bound by the same confidentiality provisions applicable to the Senior Trust Advisor.

(g)           Subject to the requirements of confidentiality imposed on the Senior Trust Advisor herein (including without limitation in respect of Privileged Information), the Senior Trust Advisor shall respond to Inquiries proposed by Privileged Persons from time to time in accordance with the terms of Section 4.08(a).

(h)           As compensation for its activities hereunder, the Senior Trust Advisor shall be entitled to receive the Senior Trust Advisor Fee on each Distribution Date with respect to each Mortgage Loan and each REO Loan (including Specially Serviced Mortgage Loans).  As to each Mortgage Loan, and each REO Loan, the Senior Trust Advisor Fee shall accrue from time to time at the Senior Trust Advisor Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, and in the same manner as interest is calculated on the related Mortgage Loan or REO Loan, as the case may be, and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on the related Mortgage Loan or deemed to be due on such REO Loan is computed.

The Senior Trust Advisor shall be entitled to reimbursement of any Senior Trust Advisor Expenses provided for pursuant to Section 6.03(a) and/or 6.03(b) hereof, such amounts to be reimbursed from amounts on deposit in the Certificate Account as provided by Section 3.05(a).  Each successor Senior Trust Advisor shall be required to acknowledge and agree to the terms of the preceding sentence.

In addition, the Senior Trust Advisor Consulting Fee shall be payable to the Senior Trust Advisor with respect to each Major Decision for which the Senior Trust Advisor has consultation obligations hereunder.  The Senior Trust Advisor Consulting Fee shall be payable from funds on deposit in the Certificate Account as provided in Section 3.05(a)(ii) of this Agreement, but only to the extent such Senior Trust Advisor Consulting Fee is actually received from the related Mortgagor.  When the Senior Trust Advisor has consultation obligations with respect to a Major Decision under this Agreement, the Master Servicer or the Special Servicer, as applicable, shall use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Senior Trust Advisor Consulting Fee from the related Mortgagor in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents.  The Master Servicer or Special Servicer, as applicable, may waive or reduce the amount of any Senior Trust Advisor Consulting Fee payable by the related Mortgagor if it determines that such full or partial waiver is in accordance with the Servicing Standard, but in no event shall the Master Servicer or the Special Servicer take any enforcement action with respect to the collection of such Senior Trust Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, shall consult with the Senior Trust Advisor prior to any such waiver or reduction.

(i)           After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may be removed upon (i) the written direction of holders of Certificates evidencing not less than 25% of the aggregate Certificate Balance of all Classes of Principal Balance Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balances of Classes to which such Appraisal Reductions are allocable) requesting a vote to replace the Senior Trust Advisor with a replacement Senior Trust Advisor selected by such Certificateholders (provided that the proposed replacement Senior Trust Advisor meets the criteria set forth in Section 3.33(k)), (ii) payment by such requesting Holders to the Trustee of all reasonable fees and expenses to be incurred by the Trustee in connection with administering such vote and (iii) receipt by the Trustee of Rating Agency Confirmation from each Rating Agency (which confirmations will be obtained by the Trustee at the expense of such Holders and will not constitute an additional Trust Fund expense).  The Trustee shall promptly provide written notice to all Certificateholders of such request by posting such notice on the Trustee’s Website in accordance with Section 3.15(b), and by mail, and conduct the solicitation of votes of all Certificates in such regard. Upon the vote or written direction of Holders of at least 75% of the aggregate Certificate Balance of all Classes of Principal Balance Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balances of Classes to which such Appraisal Reductions are allocable), the Trustee shall immediately replace the Senior Trust Advisor with the replacement Senior Trust Advisor.

(j)           In the event that the Senior Trust Advisor fails to duly observe or perform in any material respect any of its duties, covenants or obligations under this Agreement, then the Trustee may, and upon the written direction of Certificateholders representing at least 51% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Classes of Certificates), the Trustee shall terminate the Senior Trust Advisor for cause.  In the event (i) (A) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Senior Trust Advisor and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of 60 days, (B) the Senior Trust Advisor shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Senior Trust Advisor or of or relating to all or substantially all of its property, or (C) the Senior Trust Advisor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing, or (ii) the Senior Trust Advisor acknowledges in writing that such party’s duties hereunder are no longer permissible under applicable law and provides an Opinion of Counsel to such effect to the Trustee, then the Trustee shall terminate the Senior Trust Advisor for cause.  Upon the termination of the Senior Trust Advisor, a replacement Senior Trust Advisor satisfying the conditions for such replacement in Section 3.33(k) below shall be selected by the Trustee.  The Trustee may rely on a certification by the replacement Senior Trust Advisor that it meets such criteria.  If the Trustee is unable to find a replacement Senior Trust Advisor within 30 days of the termination of the Senior Trust Advisor, the Depositor shall be permitted to find a replacement.  Unless and until a replacement Senior Trust Advisor is appointed, no party shall act as the Senior Trust Advisor and the provisions relating to consultation and consent with respect to the Senior Trust Advisor shall not be applicable until a replacement Senior Trust Advisor is appointed hereunder.

(k)           Any replacement Senior Trust Advisor shall (or all of the personnel responsible for supervising the obligations of the Senior Trust Advisor shall) meet the following criteria:  (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections, and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

(l)           Prior to the occurrence and continuance of a Control Event, the Directing Certificateholder shall have the right to consent, such consent not to be unreasonably withheld, conditioned or delayed, to the identity of any replacement Senior Trust Advisor appointed pursuant to this Section 3.33.

(m)           In the event there are no Classes of Certificates outstanding other than the Control Eligible Certificates and the Class R Certificates, the holders of a majority of the senior-most Class of Control Eligible Certificates outstanding may elect to terminate the Senior Trust Advisor without payment of any penalty or termination fee.

(n)           The Senior Trust Advisor may resign from its obligations and duties hereby imposed on it (a) upon 30 days prior written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Directing Certificateholder, if applicable, and (b) upon the appointment of, and the acceptance of such appointment by, a successor Senior Trust Advisor meeting the eligibility requirements set forth in Section 3.33(k) and receipt by the Trustee of Rating Agency Confirmation from each Rating Agency.  No such resignation by the Senior Trust Advisor shall become effective until the replacement Senior Trust Advisor shall have assumed the Senior Trust Advisor’s responsibilities and obligations.  The resigning party shall pay all costs and expenses (including costs and expenses incurred by the Trustee and the Paying Agent) associated with a transfer of its duties pursuant to this Section 3.33.

(o)           In the event the Senior Trust Advisor resigns or is otherwise terminated for any reason it shall remain entitled to any accrued and unpaid Senior Trust Advisor Fees and reimbursement of Senior Trust Advisor Expenses pursuant to Section 3.33(h).

(p)           The parties hereto agree, and the Certificateholders by their acceptance of their Certificates shall be deemed to have agreed, that (i) subject to Section 6.03, the Senior Trust Advisor shall have no liability to any Certificateholder for any actions taken or for refraining from taking any actions under this Agreement, (ii) the Senior Trust Advisor shall act solely as a contracting party to the extent set forth in this Agreement, (iii) the Senior Trust Advisor shall have no fiduciary or other duty except with respect to its specific obligations under this Agreement, and shall have no duty to any particular class of Certificates or particular Certificateholders, and (iv) the Senior Trust Advisor does not constitute an investment adviser within the meaning of the Investment Company Act of 1940, as amended.

(q)           Neither the Senior Trust Advisor nor any replacement Senior Trust Advisor shall make an investment in any Class of Certificates; provided, however, that such prohibition shall not apply to (i) riskless principal transactions effected by a broker-dealer Affiliate or (ii) investments by an Affiliate if the Senior Trust Advisor (or replacement Senior Trust Advisor, as applicable) and such Affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the Senior Trust Advisor (or replacement Senior Trust Advisor, as applicable) under this Agreement from personnel involved in such Affiliate’s investment activities and (B) prevent such Affiliate and its personnel from gaining access to information regarding the Trust Fund and the Senior Trust Advisor (or replacement Senior Trust Advisor, as applicable) and its personnel from gaining access to such Affiliate’s information regarding its investment activities.

[End of Article III]

ARTICLE IV

DISTRIBUTIONS TO CERTIFICATEHOLDERS

Section 4.01                      Distributions.  (a) On each Distribution Date, to the extent of the Available Distribution Amount for such Distribution Date, the Paying Agent shall be deemed to transfer the Lower-Tier Distribution Amount from the Lower-Tier REMIC Distribution Account to the Upper-Tier REMIC Distribution Account in the amounts and priorities set forth in Section 4.01(b) with respect to each Class of Uncertificated Lower-Tier Interests, and immediately thereafter, shall make distributions thereof from the Upper-Tier REMIC Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

(i)       first, to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-SB Certificates, the Class X-A Certificates and the Class X-B Certificates, pro rata (based upon their respective entitlements to interest for such Distribution Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates for such Distribution Date;

(ii)       second, to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-SB Certificates in reduction of the Certificate Balances thereof:  (I) prior to the Cross-Over Date (1) first, to the Holders of the Class A-SB Certificates, in an amount up to the Principal Distribution Amount, until the outstanding Certificate Balance of the Class A-SB Certificates has been reduced to the Class A-SB Planned Principal Balance; (2) second, to the Holders of the Class A-1 Certificates, in an amount up to the Principal Distribution Amount, until the outstanding Certificate Balance of the Class A-1 Certificates has been reduced to zero; (3) third, to the Holders of the Class A-2 Certificates, in an amount up to the Principal Distribution Amount, until the outstanding Certificate Balance of the Class A-2 Certificates has been reduced to zero; (4) fourth, to the Holders of the Class A-3 Certificates, in an amount up to the Principal Distribution Amount, until the outstanding Certificate Balance of the Class A-3 Certificates has been reduced to zero; and (5) fifth, to the Holders of the Class A-SB Certificates, in an amount up to the Principal Distribution Amount, until the outstanding Certificate Balance of the Class A-SB Certificates has been reduced to zero; and (II) on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates, pro rata (based on their respective Certificate Balances) in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of each Class of Class A-1, Class A-2, Class A-3 and Class A-SB Certificates is reduced to zero;

(iii)       third, to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-SB Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each such Class), until all amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

(iv)       fourth, to the Holders of the Class A-S Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

(v)       fifth, after the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-SB Certificates have been reduced to zero, to the Holders of the Class A-S Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class A-S Certificates has been reduced to zero;

(vi)       sixth, to the Holders of the Class A-S Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-S Certificates, but not previously reimbursed, have been reimbursed in full;

(vii)      seventh, to the Holders of the Class B Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

(viii)     eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Holders of the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class B Certificates has been reduced to zero;

(ix)       ninth, to the Holders of the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

(x)        tenth, to the Holders of the Class C Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

(xi)       eleventh, after the Certificate Balances of the Class A Certificates and Class B Certificates have been reduced to zero, to the Holders of the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates and Class B Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class C Certificates has been reduced to zero;

(xii)      twelfth, to the Holders of the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

(xiii)     thirteenth, to the Holders of the Class D Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

(xiv)     fourteenth, after the Certificate Balances of the Class A Certificates, Class B Certificates and Class C Certificates have been reduced to zero, to the Holders of the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class B Certificates and Class C Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class D Certificates has been reduced to zero;

(xv)      fifteenth, to the Holders of the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

(xvi)     sixteenth, to the Holders of the Class E Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

(xvii)    seventeenth, after the Certificate Balances of the Class A Certificates, Class B Certificates, Class C Certificates and Class D Certificates have been reduced to zero, to the Holders of the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class B Certificates, Class C Certificates and Class D Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class E Certificates has been reduced to zero;

(xviii)   eighteenth, to the Holders of the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

(xix)      nineteenth, to the Holders of the Class F Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

(xx)       twentieth, after the Certificate Balances of the Class A Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates have been reduced to zero, to the Holders of the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class F Certificates has been reduced to zero;

(xxi)      twenty-first, to the Holders of the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

(xxii)     twenty-second, to the Holders of the Class G Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

(xxiii)    twenty-third, after the Certificate Balances of the Class A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates have been reduced to zero, to the Holders of the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class B Certificates, Class C Certificates, Class D Certificates,

Class E Certificates and Class F Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class G Certificates has been reduced to zero;

(xxiv)    twenty-fourth, to the Holders of the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

(xxv)     twenty-fifth, to the Holders of the Class NR Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

(xxvi)    twenty-sixth, after the Certificate Balances of the Class A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates have been reduced to zero, to the Holders of the Class NR Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class NR Certificates has been reduced to zero;

(xxvii)   twenty-seventh, to the Holders of the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

(xxviii)  twenty-eighth, to the Holders of the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Lower-Tier REMIC Distribution Account and Upper-Tier REMIC Distribution Account with respect to such Distribution Date.

If, in connection with any Distribution Date, the Paying Agent has reported the amount of an anticipated distribution to DTC based on the receipt of payments as of the Determination Date and additional Monthly Payments, balloon payments or unscheduled principal payments are subsequently received by the Master Servicer and required to be part of the Available Distribution Amount for such Distribution Date, the Master Servicer shall promptly notify the Paying Agent and the Paying Agent will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date.  None of the Master Servicer, the Special Servicer or the Paying Agent shall be liable or held responsible for any resulting delay in the making of such distribution to Certificateholders solely on the basis of the actions described in the preceding sentence.

(b)           On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of principal or reimbursement of Collateral Support Deficit in an amount equal to the amount of principal or reimbursement of Collateral Support Deficit actually distributable to the holders of the respective Related Certificates as provided in Sections 4.01(a), 4.01(c), 4.01(e) and 4.01(h) such that at all times the Lower-Tier Principal Amount of each Class of Uncertificated Lower-Tier Interests is equal to the Certificate Balance of the Class of Related Certificates.  On each Distribution Date, each Uncertificated Lower-Tier Interest shall be deemed to receive distributions in respect of interest in an amount equal to the Interest Distribution Amount in respect of its Related Certificates plus a pro rata portion of the Interest Distribution Amount in respect of (i) in the case of the Class LA1, Class LA2, Class LA3 and Class LASB Uncertificated Lower-Tier Interests, the Class X-A Certificates and (ii) in the case of the Class LAS, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG and Class LNR Uncertificated Interests, the Class X-B Certificates, computed based on an interest rate equal to the excess of the Weighted Average Net Mortgage Rate over the Pass-Through Rate of the Related Certificates and a notional amount equal to its related Lower-Tier Principal Amount, in each case to the extent actually distributable thereon as provided in Section 4.01(a).  Amounts distributable pursuant to this paragraph are referred to herein collectively as the “Lower-Tier Distribution Amount”, and shall be made by the Paying Agent by deeming such Lower-Tier Distribution Amount to be withdrawn from the Lower-Tier REMIC Distribution Account to be deposited in the Upper-Tier REMIC Distribution Account.

As of any date, the principal balance of each Uncertificated Lower-Tier Interest shall equal the Certificate Balance of the Related Certificates with respect thereto, as adjusted for the allocation of Collateral Support Deficits, as provided in Sections 4.04(b) and 4.04(c), of Certificate Deferred Interest as provided in Section 4.06.  The initial principal balance of each Uncertificated Lower-Tier Interest shall equal the respective Original Lower-Tier Principal Amount.  The pass through rate with respect to each Uncertificated Lower-Tier Interest shall be the rate per annum set forth in the Preliminary Statement hereto.

Any amount that remains in the Lower-Tier REMIC Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount and distribution of Yield Maintenance Charges pursuant to Section 4.01(d)(iii) shall be distributed to the Holders of the Class R Certificates in respect of the Class LR Interest (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Lower-Tier REMIC Distribution Account, if any).

(c)           On and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero, any amounts representing reimbursements of Collateral Support Deficits previously allocated to such Classes, if available, will be distributed to the Senior Certificates pro rata based on their respective Certificate Balances.

(d)           (1)  On each Distribution Date, Yield Maintenance Charges payable with respect to the Mortgage Loans calculated by reference to a U.S. treasury rate collected during the related Due Period will be distributed by the Paying Agent to the Holders of each Class of Regular Certificates (excluding the Class E, Class F, Class G and Class NR Certificates) in the following manner: (1) pro rata, between (x) the Certificates in YM Group A, and (y) the Certificates in YM Group B, based upon the aggregate of principal distributed to the Classes of Principal Balance Certificates in each such YM Group on such Distribution Date, and (2) as among the Classes of Certificates in each YM Group, in the following manner:  (A) the Holders of each Class of Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date an amount of Yield Maintenance Charges payable with respect to the Mortgage Loans equal to the sum, for all Mortgage Loan prepayments, of the product of (a) a fraction whose numerator is the amount of principal distributed to such Class of Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Regular Certificates in that YM Group representing principal payments in respect of the Mortgage Loans on such Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Regular Certificates, and (c) the Yield Maintenance Charges payable with respect to the Mortgage Loans collected during the related Due Period and allocated to such YM Group, and (B) any Yield Maintenance Charges payable with respect to the Mortgage Loans allocated to such YM Group collected during the related Due Period remaining after such distributions will be distributed to the Class of Class X Certificates in such YM Group. If there is more than one such Class of Certificates entitled to distributions of principal on any particular Distribution Date on which Yield Maintenance Charges payable with respect to the Mortgage Loans are distributable, the aggregate amount of such Yield Maintenance Charges payable with respect to the Mortgage Loans will be allocated among all such Classes of Certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph.

(ii)       No Yield Maintenance Charge will be distributed to the Holders of the Class E Certificates, Class F Certificates, Class G Certificates, Class NR Certificates, Class R Certificates or Class Z Certificates.  After the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-SB Certificates, Class A-S Certificates, Class B Certificates, Class C Certificates and Class D Certificates have been reduced to zero, all Yield Maintenance Charges with respect to the Mortgage Loans shall be distributed to the Holders of the Class X-B Certificates.

(iii)       All distributions of Yield Maintenance Charges made in respect of the respective Classes of Regular Certificates on each Distribution Date pursuant to Section 4.01(d)(i) shall first be deemed to be distributed from the Lower-Tier REMIC to the Upper-Tier REMIC in respect of the Uncertificated Lower-Tier Interests, pro rata based upon the amount of principal distributed in respect of each such Class of Uncertificated Lower-Tier Interests for such Distribution Date pursuant to Section 4.01(b) above.

(e)           On each Distribution Date, the Paying Agent shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of the Regular Certificates (in order of distribution priority) (first deeming such amounts to be distributed with respect to the Related Uncertificated Lower-Tier Interests) up to an amount equal to all Collateral Support Deficits, if any, previously deemed allocated to them and unreimbursed after application of the Available Distribution Amount for such Distribution Date.  Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Certificate Balances of the Classes of Certificates receiving such distributions.  Any amounts remaining in the Gain-on-Sale Reserve Account after such distributions shall be applied to offset future Collateral Support Deficits with respect to the Principal Balance Certificates and related Collateral Support Deficits in each case allocable to the Regular Certificates and, upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve Account shall be distributed to the Class R Certificateholders from the Lower-Tier REMIC.

(f)           All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests.  Except as otherwise specifically provided in Sections 4.01(g), 4.01(h) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to such Certificateholder at its address in the Certificate Register.  The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures.  Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent.  Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents.  None of the Trustee, the Paying Agent, the Certificate Registrar, the Depositor, the Master Servicer, the Special Servicer or the Underwriters shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

(g)           Except as otherwise provided in Section 9.01, whenever the Paying Agent expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Paying Agent shall, no later than the related P&I Advance Determination Date, deliver to the Trustee, who shall post on the Trustee’s Website pursuant to Section 3.15(b) a notice in electronic format to the effect that:

(i)       the Paying Agent expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified; and

(ii)       no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders.  If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto.  If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Paying Agent as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g).

(h)           Distributions in reimbursement of Collateral Support Deficit previously allocated to the Regular Certificates shall be made in the amounts and manner specified in Section 4.01(a), Section 4.01(c) or Section 4.01(e), as applicable, to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided that all distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register.  Notice of any such distribution to a prior Holder shall be made in accordance with Section 12.05 at such last address.  The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby.  If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Paying Agent shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(g) as if such Holder had failed to surrender its Certificates.

(i)           On each Distribution Date, any Excess Interest received during the related Due Period with respect to the Mortgage Loans shall be distributed solely to the Holders of the Class Z Certificates from the Excess Interest Distribution Account.  Excess Interest will not be available to pay any other amounts except for distributions on Class Z Certificates set forth in the prior sentence.

Section 4.02                      Statements to Certificateholders; CREFC Investor Reporting Packages; Grant of Power of Attorney.  (a) On each Distribution Date, the Trustee shall make available pursuant to Section 3.15(b) on the Trustee’s Website to any Privileged Person a statement (substantially in the form set forth as Exhibit G hereto and based in part upon information supplied to the Trustee in the related CREFC Investor Reporting Package in accordance with CREFC guidelines) as to the distributions made on such Distribution Date (each, a “Statement to Certificateholders”) which shall include:

(i)        the amount of the distribution on such Distribution Date to the Holders of each Class of Certificates in reduction of the Certificate Balance thereof;

(ii)       the amount of the distribution on such Distribution Date to the Holders of each Class of Certificates allocable to Distributable Certificate Interest;

(iii)       the aggregate amount of Advances made, with respect to the pool of Mortgage Loans, during the period from but not including the previous Distribution Date to and including such Distribution Date and details of P&I Advances as of the P&I Advance Date;

(iv)      the aggregate amount of compensation paid to the Trustee and the Paying Agent, servicing compensation paid to the Master Servicer and the Special Servicer and compensation paid to the Senior Trust Advisor, in each case, with respect to the Due Period for such Determination Date together with detailed calculations of servicing compensation paid to Master Servicer and Special Servicer;

(v)       the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans, with respect to the pool of Mortgage Loans, outstanding immediately before and immediately after such Distribution Date;

(vi)      the aggregate amount of unscheduled payments received;

(vii)     the number of loans, their aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans, with respect to the pool of Mortgage Loans, as of the end of the related Due Period for such Distribution Date;

(viii)    the number and aggregate principal balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days to 119 days (and for each 30 day period thereafter until liquidation), (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related Mortgagor is subject to oversight by a bankruptcy court;

(ix)       the value of any REO Property included in the Trust Fund as of the end of the related Determination Date for such Distribution Date, on a loan-by-loan basis, based on the most recent Appraisal or valuation;

(x)        the Available Distribution Amount for such Distribution Date;

(xi)       the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, separately identifying any Certificate Deferred Interest for such Distribution Date allocated to such Class of Certificates;

(xii)      the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates allocable (A) to Yield Maintenance Charges and (B) Excess Interest;

(xiii)     the Pass-Through Rate for such Class of Certificates for such Distribution Date and the next succeeding Distribution Date;

(xiv)     the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for such Distribution Date, with respect to the pool of Mortgage Loans;

(xv)       the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction therein as a result of the allocation of any Collateral Support Deficit on such Distribution Date and the aggregate amount of all reductions as a result of allocations of Collateral Support Deficits in respect of the Principal Balance Certificates to date;

(xvi)     the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

(xvii)    the amount of any Appraisal Reductions effected in connection with such Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date, together with a detailed worksheet showing the calculation of each Appraisal Reduction on a current and cumulative basis;

(xviii)   the number and related Stated Principal Balance of any Mortgage Loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

(xix)      the amount of any remaining Class Unpaid Interest Shortfall for such Class as of such Distribution Date;

(xx)       a loan-by-loan listing of each Mortgage Loan which was the subject of a Principal Prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of Principal Prepayment occurring;

(xxi)      a loan-by-loan listing of each Mortgage Loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(xxii)     all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the P&I Advance Date;

(xxiii)    in the case of the Class R Certificates, the amount of any distributions on such Certificates pursuant to Sections 4.01(a), 4.01(b) and 4.01(d);

(xxiv)    the amount of the distribution on such Distribution Date to the Holders of such Class of Certificates in reimbursement of previously allocated Collateral Support Deficit;

(xxv)     the aggregate unpaid principal balance of the Mortgage Loans outstanding as of the close of business on the related Determination Date, with respect to the pool of Mortgage Loans;

(xxvi)    with respect to any Mortgage Loan as to which a Liquidation Event occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) or prior to the related Determination Date (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Collateral Support Deficit allocated to the Principal Balance Certificates in connection with such Liquidation Event;

(xxvii)   with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Due Period or prior to the Determination Date, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Collateral Support Deficit allocated to the Principal Balance Certificates in respect of the related REO Loan in connection with such Final Recovery Determination;

(xxviii)  the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date), with respect to the pool of Mortgage Loans;

(xxix)     the aggregate amount of interest on Servicing Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(xxx)      the original and then-current credit support levels for each Class of Certificates;

(xxxi)     the original and then-current ratings for each Class of Regular Certificates;

(xxxii)    the amount of the distribution on the Distribution Date to the Holders of the Class R Certificates;

(xxxiii)   the aggregate amount of Yield Maintenance Charges on the Mortgage Loans (each separately identified) collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(xxxiv)   a loan-by-loan listing of any material modification, extension or waiver of a Mortgage Loan;

(xxxv)    a loan-by-loan listing of any material breach of the representations and warranties given with respect to a Mortgage Loan by the Mortgage Loan Seller;

(xxxvi)   any notice regarding Certificateholders’ requests for a vote to replace the Special Servicer;

(xxxvii)  with respect to any Mortgage Loan that permits Additional Debt in the future, (A) the amount of any such Additional Debt that is incurred during the related Due Period, (B) the total debt service coverage ratio calculated on the basis of the Mortgage Loan and such Additional Debt, and (C) the aggregate LTV Ratio calculated on the basis of the Mortgage Loan and such Additional Debt; and

(xxxviii) the amount of any Excess Interest actually received.

In the case of information furnished pursuant to clauses (i), (ii), (xi), (xii), (xix), (xxiv) and (xxxviii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Definitive Certificate.

Within a reasonable period of time after the end of each calendar year, the Paying Agent shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate, a statement containing the information set forth in clauses (i), (ii) and (xi) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year.  Such obligation of the Paying Agent shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

(b)           [Reserved.]

(c)           Each of the Master Servicer and the Special Servicer may, at its sole cost and expense, make available by electronic media, bulletin board service or internet website (in addition to making information available as provided herein) any reports or other information the Master Servicer or the Special Servicer, as applicable, is required or permitted to provide to any party to this Agreement, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the Trustee with an Investor Certification (which may be a licensed or registered investment advisor) to the extent such action does not conflict with the terms of this Agreement (including without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law.  Notwithstanding this paragraph, the availability of such information or reports on the internet or similar electronic media shall not be deemed to satisfy any specific delivery requirements in this Agreement except as set forth herein.  In connection with providing access to the Master Servicer’s or Special Servicer’s internet website, the Master Servicer or the Special Servicer, as applicable, shall take reasonable measures to ensure that only such parties listed above may access such information including, without limitation, requiring registration, a confidentiality agreement and acceptance of a disclaimer.  The Master Servicer or the Special Servicer, as applicable, shall not be liable for dissemination of this information in accordance with this Agreement, and neither the Master Servicer nor the Special Servicer shall be responsible for any information delivered, produced, or made available pursuant to Sections 3.15 and 4.02(c), other than information produced by the Master Servicer or Special Servicer, as applicable; provided that such information otherwise meets the requirements set forth herein with respect to the form and substance of such information or reports.  The Master Servicer shall be entitled to attach to any report provided pursuant to this subsection, any reasonable disclaimer with respect to information provided, or any assumptions required to be made by such report.

The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Master Servicer to prepare each report and any supplemental information to be provided by the Master Servicer to the Trustee.  Neither the Trustee nor the Depositor shall have any obligation to recompute, verify or recalculate the information provided thereto by the Master Servicer.  Unless the Trustee has actual knowledge that any report or file received from the Master Servicer contains erroneous information, the Trustee is authorized to rely thereon in calculating and making distributions to Certificateholders in accordance with Section 4.01, preparing the statements to Certificateholders required by Section 4.02(a) and allocating Collateral Support Deficit to the Certificates in accordance with Section 4.04.

Notwithstanding the foregoing, the failure of the Master Servicer or Special Servicer to disclose any information otherwise required to be disclosed pursuant to this Section 4.02(c) or Section 4.02(d) shall not constitute a breach of this Section 4.02(c) or of Section 4.02(d) to the extent the Master Servicer or the Special Servicer so fails because such disclosure, in the reasonable belief of the Master Servicer or the Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or the Mortgaged Properties.  The Master Servicer or the Special Servicer may affix to any information provided by it any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

(d)           As soon as reasonably practicable, upon the written request of and at the expense of any Certificateholder, the Trustee shall provide the requesting Certificateholder with such information that is in the Trustee’s possession or can reasonably be obtained by the Trustee as is requested by such Certificateholder, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act.  Neither the Certificate Registrar, nor the Trustee shall have any responsibility for the sufficiency under Rule 144A or any other securities laws of any available information so furnished to any person including any prospective purchaser of a Certificate or any interest therein, nor for the content or accuracy of any information so furnished which was prepared or delivered to them by another.

(e)           The information to which any Certificateholder is entitled is limited to the information gathered and provided to the Certificateholder by the parties hereto pursuant to this Agreement and by acceptance of any Certificate, each Certificateholder agrees that except as specifically provided herein, no Certificateholder shall contact any Mortgagor directly with respect to any Mortgage Loan.

Section 4.03                      P&I Advances.  (a) On or before 4:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall either (i) remit to the Paying Agent for deposit into the Lower-Tier REMIC Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Certificate Account, for future distribution to

Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made.  Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer’s records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding P&I Advance Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made).  The Master Servicer shall notify the Paying Agent of (i) the aggregate amount of P&I Advances for a Distribution Date and (ii) the amount of any Nonrecoverable P&I Advances for such Distribution Date, on or before 2 Business Days prior to such Distribution Date.  If the Master Servicer fails to make a required P&I Advance by 4:00 p.m., New York City time, on any P&I Advance Date, the Trustee shall make such P&I Advance pursuant to Section 7.05 by noon, New York City time, on the related Distribution Date, unless the Master Servicer shall have cured such failure (and provided written notice of such cure to the Trustee and the Paying Agent) by 11:00 a.m., New York City time, on such Distribution Date.  In the event that the Master Servicer fails to make a required P&I Advance hereunder, the Paying Agent shall notify the Trustee of such circumstances by 4:30 p.m., New York City time, on the related P&I Advance Date.

(b)           Subject to Section 4.03(c) and Section 4.03(e) below, the amount of P&I Advances to be made by the Master Servicer with respect to any Distribution Date and each Mortgage Loan shall be equal to:  (i) the Monthly Payments (net of related Servicing Fees) other than Balloon Payments, that were due during the related Due Period and delinquent as of the close of business on the Business Day preceding the related P&I Advance Date (or not advanced by any Sub-Servicer on behalf of the Master Servicer) and (ii) with respect to each Mortgage Loan as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor.  Subject to subsection (c) below, the obligation of the Master Servicer to make such P&I Advances is mandatory, and with respect to any Mortgage Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event or the disposition of the REO Property, as the case may be, with respect thereto are to be distributed.

(c)           Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. For the avoidance of doubt, the Master Servicer or the Trustee, as the case may be, shall have the sole discretion provided in this Agreement to determine that any future P&I Advance or outstanding P&I Advance would be, or is, as applicable, a Nonrecoverable Advance.

(d)           In connection with the recovery of any P&I Advance out of the Certificate Account, pursuant to Section 3.05(a), the Master Servicer shall be entitled to pay the Trustee and itself (in that order of priority) as the case may be out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement; provided, however, that no interest will accrue on any P&I Advance (i) made with respect to a Mortgage Loan until after the related Due Date has passed and any applicable grace period has expired or (ii) if the related Monthly Payment is received after the Determination Date but on or prior to the related P&I Advance Date.  The Master Servicer shall reimburse itself and/or the Trustee, as the case may be, for any outstanding P&I Advance, subject to Section 3.19 of this Agreement, as soon as practicably possible after funds available for such purpose are deposited in the Certificate Account.

(e)           Notwithstanding the foregoing, (i) neither the Master Servicer nor the Trustee shall make an advance for Excess Interest, Yield Maintenance Charges, Default Interest, late payment charges or prepayment premiums and (ii) if an Appraisal Reduction has been made with respect to any Mortgage Loan then in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of such P&I Advance for such Mortgage Loan for such Distribution Date without regard to this clause (ii), and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Distribution Date.  For purposes of the immediately preceding sentence, the Monthly Payment due on the Maturity Date for a Balloon Mortgage Loan will be the Assumed Scheduled Payment for the related Distribution Date.

Section 4.04                      Allocation of Collateral Support Deficit.  (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Paying Agent shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(v) to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans expected to be outstanding immediately following such Distribution Date, is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the “Collateral Support Deficit”).  Any allocation of Collateral Support Deficit to a Class of Regular Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated.  Any Collateral Support Deficit allocated pursuant to the preceding two sentences to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby.  The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund.  Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.  With respect to any Class of Principal Balance Certificates, to the extent any Nonrecoverable Advances (plus interest thereon) that were reimbursed from principal collections on the Mortgage Loans and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan, the amount of such recovery will be added to the Certificate Balance of the Class or Classes of Principal Balance Certificates that previously were allocated Collateral Support Deficit, in sequential order, in each case up to the amount of the unreimbursed Collateral Support Deficit allocated to such Class of Principal Balance Certificates.

(b)           On each Distribution Date, the Certificate Balances of the Principal Balance Certificates will be reduced without distribution, as a write-off to the extent of any Collateral Support Deficit, if any, allocable to such Certificates with respect to such Distribution Date.  Any such write off shall be allocated first, to the Class NR Certificates, second, to the Class G Certificates, third, to the Class F Certificates, fourth, to the Class E Certificates, fifth, to the Class D Certificates, sixth, to the Class C Certificates, seventh, to the Class B Certificates, eighth, to the Class A-S Certificates, and then, pro rata (based on their respective Certificate Balances), to the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates, in each case until the remaining Certificate Balances of such Classes of Certificates have been reduced to zero.

(c)           With respect to any Distribution Date, any Collateral Support Deficit allocated to a Class of Principal Balance Certificates,  pursuant to Section 4.04(a) or Section 4.04(b), respectively, with respect to such Distribution Date shall reduce the Lower-Tier Principal Amount of the Related Uncertificated Lower-Tier Interest with respect thereto as a write-off.

Section 4.05                      Appraisal Reductions.  (a) For purposes of (x) determining the Controlling Class (and whether a Control Event has occurred and is continuing) and (y) determining the Voting Rights of the related Classes for purposes of removal of the Special Servicer or the Senior Trust Advisor, Appraisal Reductions will be allocated to each Class of Certificates (other than the Class X and the Class R Certificates) in reverse sequential order to notionally reduce the related Certificate Balances until the Certificate Balance of each such Class is reduced to zero (i.e., first, to the Class NR Certificates, second, to the Class G Certificates, third, to the Class F Certificates, fourth, to the Class E Certificates, fifth, to the Class D Certificates, sixth, to the Class C Certificates, seventh, to the Class B Certificates and eighth, to the Class A-S Certificates).  The Master Servicer shall notify the Paying Agent of the amount of any Appraisal Reduction with respect to each Mortgage Loan.  Based on information in its possession, the Paying Agent shall determine from time to time which Class of Certificates is the Controlling Class.  Promptly upon its determination of a change in the Controlling Class, the Paying Agent shall notify the Master Servicer and Special Servicer of such event, including the identity and contact information of the new Controlling Class Certificateholder (the cost of obtaining such information from DTC being an expense of the Trust) and shall notify the Senior Trust Advisor of (i) the existence of a Control Event and (ii) the existence of a Consultation Termination Event.

(b)           (1)  The Holders of the majority of Voting Rights of any Class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class (such Class, an “Appraised-Out Class”) as a result of an Appraisal Reduction in respect of such Class shall have the right, at their sole expense, to require the Special Servicer to order a second Appraisal with respect to any Mortgage Loan for which an Appraisal Reduction Event has occurred (such Holders, the “Requesting Holders”).  The Special Servicer shall use its reasonable best efforts to ensure that such second Appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and shall ensure that such Appraisal is prepared on an “as-is” basis by an MAI appraiser (provided that such MAI appraiser may not be the same MAI appraiser that provided the Appraisal in respect of which the Requesting Holders are requesting the Special Servicer to obtain an additional Appraisal).

(ii)       Upon receipt of any supplemental Appraisal pursuant to clause (i) above, the Special Servicer shall determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental Appraisal, any recalculation of the Appraisal Reduction is warranted, and if so warranted shall recalculate the Appraisal Reduction based on such supplemental appraisal.  If required by such recalculation, the Appraised-Out Class shall be reinstated as the Controlling Class and each other Appraised-Out Class shall, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction. The Holders of an Appraised-Out Class requesting any supplemental Appraisal pursuant to clause (i) above shall refrain from exercising any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class (such period beginning upon receipt by the Special Servicer of any request to obtain a supplemental Appraisal pursuant to clause (i) above to but excluding the date on which the Special Servicer shall either (A) determine that no recalculation of the Appraisal Reduction is warranted or (B) recalculate the Appraisal Reduction based on the supplemental Appraisal, the “Appraisal Review Period”).  The rights of the Controlling Class during each Appraisal Review Period shall be exercised by the most senior Control Eligible Certificates, if any.

(c)           With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred (unless such Mortgage Loan has become a Corrected Mortgage Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan)), the Special Servicer shall (1) within thirty (30) days of each anniversary of the related Appraisal Reduction Event, and (2) upon its determination by the Special Servicer that the value of the related Mortgaged Property has materially changed, order an Appraisal (which may be an update of a prior Appraisal), the cost of which shall be paid by the Master Servicer as a Servicing Advance and to the extent it would be a Nonrecoverable Advance, a Trust expense, or conduct an internal valuation, as applicable and, promptly following receipt of any such Appraisal or performance of such valuation (or receipt of any Appraisal obtained in accordance with Section 4.05(b) above), shall deliver a copy thereof to the Master Servicer, the Paying Agent, the Trustee and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder.  Based upon such Appraisal or internal valuation (or any Appraisal obtained in accordance with Section 4.05(b) above), the Special Servicer shall redetermine and report to the Master Servicer, the Paying Agent, the Trustee and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the amount and calculation of the Appraisal Reduction with respect to such Mortgage Loan and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan.  Prior to the occurrence of a Consultation Termination Event, the Special Servicer shall consult with the Directing Certificateholder with respect to the calculation of an Appraisal Reduction.  Notwithstanding the foregoing but subject to Section 4.05(b), the Special Servicer will not be required to obtain an Appraisal or conduct an internal valuation, as applicable, with respect to a Mortgage Loan as to which an Appraisal Reduction Event has occurred to the extent the Special

Servicer has obtained an Appraisal or conducted such a valuation (in accordance with requirements of this Agreement), as applicable, with respect to the related Mortgaged Property within the twelve-month period immediately prior to the occurrence of such Appraisal Reduction Event.  Instead, the Special Servicer may use such prior Appraisal or valuation, as applicable, in calculating any Appraisal Reduction with respect to such Mortgage Loan; provided that the Special Servicer is not aware of any material change to the related Mortgaged Property having occurred and affecting the validity of such Appraisal or valuation, as applicable.

(d)           Any Mortgage Loan previously subject to an Appraisal Reduction, which has become a Corrected Mortgage Loan (for such purposes taking into account any amendment or modification of such Mortgage Loan), and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

Section 4.06                      Certificate Deferred Interest.  (a) On each Distribution Date, the amount of interest distributable to a Class of Regular Certificates (other than the Class X Certificates) shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for all Mortgage Loans for the Due Dates occurring in the related Due Period allocated to such Class of Certificates such Mortgage Deferred Interest to be allocated first, to the Class NR Certificates, second, to the Class G Certificates, third, to the Class F Certificates, fourth, to the Class E Certificates, fifth, to the Class D Certificates, sixth, to the Class C Certificates, seventh, to the Class B Certificates, eighth, to the Class A-S Certificates and then pro rata (based upon Accrued Certificate Interest) to the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates, in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date.

(b)           On each Distribution Date, the Certificate Balances of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-SB Certificates, Class A-S Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class NR Certificates shall be increased by the amount of the Certificate Deferred Interest allocated to such Class of Certificates on such Distribution Date pursuant to Section 4.06(a) above.

(c)           With respect to any Distribution Date, any Certificate Deferred Interest with respect to such Distribution Date allocated pursuant to Section 4.06(a) to a Class of Principal Balance Certificates shall be allocated in reduction of the amount of interest distributable to the Related Uncertificated Lower-Tier Interests with respect thereto.  On each Distribution Date, to the extent provided in Section 4.06(b) with respect to the Related Certificates, Certificate Deferred Interest will be added to the Lower-Tier Principal Amount of the Uncertificated Lower-Tier Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.

Section 4.07                      Grantor Trust Reporting.  (a) The parties intend that the portion of the Trust Fund constituting the Grantor Trust, which consists of the Excess Interest, the Excess Interest Account and proceeds thereof shall constitute, and that the affairs of the Trust Fund (exclusive of the Lower-Tier REMIC and the Upper-Tier REMIC) shall be conducted so as to qualify such portion as, a “grantor trust” under subpart E, part I of subchapter J of the Code, and the provisions hereof shall be interpreted consistently with this intention.  In furtherance of such intention, neither the Trustee nor the Paying Agent shall have the power to vary the investment of the Class Z Certificateholders in the Grantor Trust so as to improve their rate of return.  In addition, the Paying Agent shall (A) file, or cause to be filed, Internal Revenue Service Form 1041 (or, in the event the Grantor Trust is a WHFIT, information will be provided on Form 1099) or such other form as may be applicable with the Internal Revenue Service with copies of the statements in the following clause and (B) furnish, or cause to be furnished, to the Class Z Certificateholders, their allocable share of income and expense with respect to the Excess Interest and Excess Interest Distribution Account, in the time or times and in the manner required by the Code.

(b)           If the Paying Agent determines that any Class Z Certificate is held through a nominee, the Grantor Trust will be treated as a WHFIT that is a WHMT.  In such event, the Paying Agent will report as required under the WHFIT Regulations to the extent such information as is reasonably necessary to enable the Paying Agent to do so is provided to the Paying Agent on a timely basis.  The Paying Agent shall be entitled to rely on its determination that a Class Z Certificate is held through a middleman and shall be entitled to indemnification in accordance with the terms of this Agreement in the event that the Internal Revenue Service makes a determination that the first sentence of this paragraph is incorrect.

(c)           The Paying Agent, in its discretion, shall report required WHFIT information using either the cash or accrual method, except to the extent the WHFIT Regulations specifically require a different method.  The Paying Agent shall be under no obligation to determine whether any Certificateholder uses the cash or accrual method.  The Paying Agent shall make available (via its website) WHFIT information to Certificateholders annually.  In addition, the Paying Agent shall not be responsible or liable for providing subsequently amended, revised or updated information to any Certificateholder, unless requested by the Certificateholder.

(d)           The Paying Agent shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations nor for any penalties thereunder if such failure is due to:  (i) the lack of reasonably necessary information being provided to the Paying Agent or (ii) incomplete, inaccurate or untimely information being provided to the Paying Agent.  Each owner of a class of securities representing, in whole or in part, beneficial ownership of an interest in a WHFIT, by acceptance of its interest in such class of securities, will be deemed to have agreed to provide the Paying Agent with information regarding any sale of such securities, including the price, amount of proceeds and date of sale. Absent receipt of information regarding any sale of Certificates, including the price, amount of proceeds and date of sale from the beneficial owner thereof or the Depositor, the Paying Agent shall assume there is no secondary market trading of WHFIT interests.

(e)           To the extent required by the WHFIT Regulations, the Paying Agent shall use reasonable efforts to publish on an appropriate website the CUSIP for the Class Z Certificates.  The CUSIPs so published will represent the Rule 144A CUSIPs.  The Paying Agent shall make reasonable good faith efforts to keep the website accurate and updated to the extent a CUSIP has been received.  Absent the receipt of a CUSIP, the Paying Agent will use a reasonable identifier number in lieu of a CUSIP.  The Paying Agent shall not be liable for investor reporting delays that result from the receipt of inaccurate or untimely CUSIP information.

Section 4.08                      Investor Q&A Forum; Investor Registry; and Rating Agency Q&A Forum and Servicer Document Request Tool.  (a) The Trustee shall make available, only to Privileged Persons, the Investor Q&A Forum.  The “Investor Q&A Forum” shall be a service available on the Trustee’s Website, where (i) Certificateholders and beneficial owners of Certificates may submit questions to (A) the Trustee relating to the Statement to Certificateholders, (B) the Master Servicer or the Special Servicer, as applicable, relating to the reports being made available pursuant to Section 3.15(b), the Mortgage Loans or the Mortgaged Properties or (C) the Senior Trust Advisor relating to the Senior Trust Advisor Annual Reports or actions by the Special Servicer referenced in any Senior Trust Advisor Annual Report (each an “Inquiry” and collectively, “Inquiries”), and (ii) Privileged Persons may view Inquiries that have been previously submitted and answered, together with the answers thereto.  Upon receipt of an Inquiry for the Master Servicer, the Special Servicer or the Senior Trust Advisor, as applicable, the Trustee shall forward the Inquiry to the appropriate person, in each case within a commercially reasonable period of time following receipt thereof.  Following receipt of an Inquiry, the Trustee, the Master Servicer, the Special Servicer or the Senior Trust Advisor, as applicable, unless such party determines not to answer such Inquiry as provided below, shall reply to the Inquiry, which reply of the Master Servicer, Special Servicer or the Senior Trust Advisor, as applicable, shall be delivered to the Trustee by electronic mail.  The Trustee shall post (within a commercially reasonable period of time following preparation or receipt of such answer, as the case may be) such Inquiry and the related answer to the Trustee’s Website.  If the Trustee, the Master Servicer, the Special Servicer or the Senior Trust Advisor determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described above, (ii) answering any Inquiry would not be in the best interests of the Trust Fund and/or the Certificateholders, (iii) answering any Inquiry would be in violation of applicable law, the applicable Mortgage Loan documents or this Agreement, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Trustee, the Master Servicer, the Special Servicer or the Senior Trust Advisor, as applicable, (v) answering any Inquiry would require the disclosure of Privileged Information, or (vi) answering any Inquiry is otherwise, for any reason, not advisable to answer, it shall not be required to answer such Inquiry and, in the case of the Master Servicer, the Special Servicer or the Senior Trust Advisor, shall promptly notify the Trustee of such discussion.  In addition, no party shall post or otherwise disclose any direct communications with the Directing Certificateholder as part of its response to any Inquiries.  The Trustee shall notify the Person who submitted such Inquiry in the event that the Inquiry will not be answered.  Any notice by the Trustee to the Person who submitted an Inquiry that will not be answered shall include the following statement:  “Because the Pooling and Servicing Agreement provides that the Trustee, the Master Servicer, the Special Servicer and the Senior Trust Advisor shall not answer an Inquiry if it determines, in its respective sole discretion, that (i) any Inquiry is beyond the scope of the topics described in the Pooling and Servicing Agreement, (ii) answering any Inquiry would not be in the best interests of the Trust and/or the Certificateholders, (iii) answering any Inquiry would be in violation of applicable law or the applicable Mortgage Loan documents, (iv) answering any Inquiry would materially increase the duties of, or result in significant additional costs or expenses to the Trustee, the Master Servicer, the Special Servicer or Senior Trust Advisor, as applicable, or (v) answering any Inquiry is otherwise, for any reason, not advisable to answer, no inference should or may be drawn from the fact that the Trustee, the Master Servicer, the Special Servicer or the Senior Trust Advisor has declined to answer the Inquiry.” Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and shall not be deemed to be answers from any of the Depositor, the Underwriters or any of their respective Affiliates.  None of the Underwriters, Depositor, the Master Servicer, the Special Servicer, the Trustee or the Senior Trust Advisor or any of their respective Affiliates will certify to any of the information posted in the Investor Q&A Forum and no such party shall have any responsibility or liability for the content of any such information.  The Trustee shall not be required to post to the Trustee’s Website any Inquiry or answer thereto that the Trustee determines, in its sole discretion, is administrative or ministerial in nature.  The Investor Q&A Forum will not reflect questions, answers and other communications that are not submitted via the Trustee’s Website.  Notwithstanding the foregoing, the Senior Trust Advisor shall not be required to respond to any Inquiries from Certificateholders for which its response would require the Senior Trust Advisor to provide information to such inquiring Certificateholders that they are otherwise not entitled to receive under the terms of this Agreement.

(b)           The Trustee shall make available to any Certificateholder and any Certificate Owner, the Investor Registry.  The “Investor Registry” shall be a voluntary service available on the Trustee’s Website, where Certificateholders and Certificate Owners can register and thereafter obtain information with respect to any other Certificateholder or Certificate Owner that has so registered.  Any person registering to use the Investor Registry will be required to certify that (a) it is a Certificateholder or a Certificate Owner and (b) it grants authorization to the Trustee to make its name and contact information available on the Investor Registry for at least 45 days from the date of such certification to persons entitled to access to the Investor Registry.  Such Person shall then be asked to enter certain mandatory fields such as the individual’s name, the company name and email address, as well as certain optional fields such as address, phone, and Class(es) of Certificates owned.  If any Certificateholder or Certificate Owner notifies the Trustee that it wishes to be removed from the Investor Registry (which notice may not be within 45 days of its registration), the Trustee shall promptly remove it from the Investor Registry.  The Trustee will not be responsible for verifying or validating any information submitted on the Investor Registry, or for monitoring or otherwise maintaining the accuracy of any information thereon.  The Trustee may require acceptance of a waiver and disclaimer for access to the Investor Registry.

(c)           The 17g-5 Information Provider shall make available, only to NRSROs, the Rating Agency Q&A Forum and Servicer Document Request Tool.  The “Rating Agency Q&A Forum and Servicer Document Request Tool” shall be a service available on the 17g-5 Information Provider’s Website, where NRSROs may (i) submit questions to the Trustee relating to any Statements to Certificateholders, or submit questions to the Master Servicer or the Special Servicer, as applicable, relating to the reports prepared by such parties (each such submission, a “Rating Agency Inquiry”), and (ii) view Rating Agency Inquiries that have been previously submitted and answered, together with the responses thereto.  In addition, NRSROs may use the forum to submit requests (each such submission also, a “Rating Agency Inquiry”) to the Master Servicer for loan-level reports and other related information.  Upon receipt of a Rating Agency Inquiry for the Master Servicer or the Special Servicer, the 17g-5 Information Provider shall forward the Rating Agency Inquiry to the appropriate person, in each case within a commercially reasonable period of time following receipt thereof.  Following receipt of a Rating Agency

Inquiry from the 17g-5 Information Provider, the Master Servicer or the Special Servicer, as applicable, unless it determines not to answer such Rating Agency Inquiry as provided below, shall reply by email to the Trustee.  The 17g-5 Information Provider shall post (within a commercially reasonable period of time following receipt of such response) such Rating Agency Inquiry with the related response thereto (or such reports, as applicable) to the Rating Agency Q&A Forum and Servicer Document Request Tool.  Any reports posted by the 17g-5 Information Provider in response to an inquiry may be posted on a separate website or web page accessible by a link on the 17g-5 Information Provider’s Website.  If the Trustee, the Master Servicer or the Special Servicer determines, in its respective sole discretion, that (i) answering any Rating Agency Inquiry would be in violation of applicable law, the Servicing Standard, this Agreement or any Mortgage Loan documents, (ii) answering any Rating Agency Inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege with, or the disclosure of attorney work product, or (iii) (A) answering any Rating Agency Inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Trustee, the Master Servicer or the Special Servicer, as applicable, and (B) the Trustee, the Master Servicer or the Special Servicer, as applicable, determines in accordance with the Servicing Standard (or in good faith, in the case of the Trustee) that the performance of such duties or the payment of such costs and expenses is beyond the scope of its duties in its capacity as Trustee, Master Servicer or Special Servicer, as applicable, under this Agreement, it shall not be required to answer such Rating Agency Inquiry and shall promptly notify the 17g-5 Information Provider by email of such determination.  The 17g-5 Information Provider shall promptly thereafter post the Rating Agency Inquiry with the reason it was not answered to the Rating Agency Q&A Forum and Servicer Document Request Tool.  The 17g-5 Information Provider will not be liable for the failure by any other such Person to so answer.  Questions posted on the Rating Agency Q&A Forum and Servicer Document Request Tool shall not be attributed to the submitting NRSRO.  Answers posted on the Rating Agency Q&A Forum and Servicer Document Request Tool will be attributable only to the respondent, and shall not be deemed to be answers from any other person.  None of the Underwriters, the Depositor, nor any of their respective Affiliates will certify to any of the information posted in the Rating Agency Q&A Forum and Servicer Document Request Tool and no such party shall have any responsibility or liability for the content of any such information.  The 17g-5 Information Provider shall not be required to post to the 17g-5 Information Provider’s Website any Rating Agency Inquiry or answer thereto that the 17g-5 Information Provider determines, in its sole discretion, is administrative or ministerial in nature.  The Rating Agency Q&A Forum and Servicer Document Request Tool will not reflect questions, answers and other communications that are not submitted via the 17g-5 Information Provider’s Website.

[End of Article IV]

ARTICLE V

THE CERTIFICATES

Section 5.01                      The Certificates.  (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-16, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may, in the reasonable judgment of the Certificate Registrar, be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required by law, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.  The Class X-A and Class X-B Certificates will be issuable only in minimum Denominations of authorized initial Notional Amount of not less than $1,000,000 and in integral multiples of $1.00 in excess thereof.  The Offered Certificates (other than the Class X-A Certificates) will be issuable only in minimum Denominations of authorized initial Certificate Balance of not less than $10,000, and in integral multiples of $1.00 in excess thereof.  The Non-Registered Certificates (other than the Class X-B and Class R Certificates) will be issuable in minimum Denominations of authorized initial Certificate Balance of not less than $25,000, and in integral multiples of $1.00 in excess thereof.  If the Original Certificate Balance or initial Notional Amount, as applicable, of any Class does not equal an integral multiple of $1.00, then a single additional Certificate of such Class may be issued in a minimum denomination of authorized initial Certificate Balance or initial Notional Amount, as applicable, that includes the excess of (i) the Original Certificate Balance or initial Notional Amount, as applicable, of such Class over (ii) the largest integral multiple of $1.00 that does not exceed such amount.  The Class R and Class Z Certificates shall be issued, maintained and transferred in minimum percentage interests of 10% of such Class R or Class Z Certificates and in integral multiples of 1% in excess thereof.

(b)           One authorized signatory shall sign the Certificates for the Certificate Registrar by manual or facsimile signature.  If an authorized signatory whose signature is on a Certificate no longer holds that office at the time the Certificate Registrar countersigns the Certificate, the Certificate shall be valid nevertheless.  A Certificate shall not be valid until an authorized signatory of the Certificate Registrar (who may be the same officer who executed the Certificate) manually countersigns the Certificate.  The signature shall be conclusive evidence that the Certificate has been executed and countersigned under this Agreement.

Section 5.02                      Form and Registration.  No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  If a transfer (other than one by the Depositor to an Affiliate thereof or by the Initial Purchaser to Torchlight Investors, LLC, one of its managed funds, or Affiliates of Torchlight Investors, LLC) is to be made in reliance upon an exemption from the Securities Act, and under the applicable state securities laws, then either:

(a) Each Class of the Non-Registered Certificates sold in offshore transactions in reliance on Regulation S under the Act shall initially be represented by a temporary book-entry certificate in definitive, fully registered form without interest coupons, substantially in the applicable form set forth as an exhibit hereto (each a “Temporary Regulation S Book-Entry Certificate”), which shall be deposited on the Closing Date on behalf of the purchasers of the Non-Registered Certificates represented thereby with the Certificate Registrar, at its principal trust office, as custodian, for the Depository, and registered in the name of the Depository or the nominee of the Depository for the account of designated agents holding on behalf of Euroclear and/or Clearstream.  Prior to the expiration of the 40-day period commencing on the later of the commencement of the offering and the Closing Date (the “Restricted Period”), beneficial interests in each Temporary Regulation S Book-Entry Certificate may be held only through Euroclear or Clearstream.  After the expiration of the Restricted Period, a beneficial interest in a Temporary Regulation S Book-Entry Certificate may be exchanged for an interest in the related Regulation S Book-Entry Certificate in the applicable form set forth as an exhibit hereto in accordance with the procedures set forth in Section 5.03(f).  During the Restricted Period, distributions due in respect of a beneficial interest in a Temporary Regulation S Book-Entry Certificate shall only be made upon delivery to the Certificate Registrar by Euroclear or Clearstream, as applicable, of a Non-U.S. Beneficial Ownership Certification.  After the expiration of the Restricted Period, distributions due in respect of any beneficial interests in a Temporary Regulation S Book-Entry Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the Regulation S Book-Entry Certificate of the same Class is improperly withheld or refused.  The aggregate Certificate Balance of a Temporary Regulation S Book-Entry Certificate or a Regulation S Book-Entry Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

On the Closing Date, the Trustee shall execute, the Authenticating Agent shall authenticate, and the Trustee shall deliver to the Certificate Registrar the Regulation S Book-Entry Certificates, which shall be held by the Certificate Registrar for purposes of effecting the exchanges contemplated by the preceding paragraph.  Wells Fargo Bank, National Association is hereby initially appointed the Authenticating Agent with the power to act, on the Trustee’s behalf, in the authentication and delivery of the Certificates in connection with transfers and exchanges as herein provided.  If Wells Fargo Bank, National Association is removed as Paying Agent, then Wells Fargo Bank, National Association shall be terminated as Authenticating Agent.  If the Authenticating Agent is terminated, the Trustee shall appoint a successor Authenticating Agent, which may be the Trustee or an Affiliate thereof.

(b)           Certificates of each Class of Non-Registered Certificates offered and sold to Qualified Institutional Buyers in reliance on Rule 144A under the Act (“Rule 144A”) shall be represented by Rule 144A Book-Entry Certificates, which shall be deposited with the Certificate Registrar or an agent of the Certificate Registrar, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository.  The aggregate Certificate Balance of a Rule 144A Book-Entry Certificate may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar, as custodian for the Depository, as hereinafter provided.

(c)           Certificates of each Class of Non-Registered Certificates that are initially offered and sold to investors that are Institutional Accredited Investors that are not Qualified Institutional Buyers (the “Non-Book Entry Certificates”) shall be in the form of Definitive Certificates, substantially in the applicable form set forth as an exhibit hereto, and shall be registered in the name of such investors or their nominees by the Certificate Registrar who shall deliver the certificates for such Non-Book Entry Certificates to the respective beneficial owners or owners.

(d)           Owners of beneficial interests in Book-Entry Certificates of any Class shall not be entitled to receive physical delivery of certificated Certificates unless:  (i) the

Depository advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates of such Class or ceases to be a Clearing Agency, and the Certificate Registrar and the Depository are unable to locate a qualified successor within 90 days of such notice or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Holders of such Class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Certificate Registrar to obtain possession of the Certificates of such Class; provided, however, that under no circumstances will certificated Non-Registered Certificates be issued to beneficial owners of a Temporary Regulation S Book-Entry Certificate.  Upon notice of the occurrence of any of the events described in clause (i) or (ii) above with respect to any Certificates of a Class that are in the form of Book-Entry Certificates and upon surrender by the Depository of any Book-Entry Certificate of such Class and receipt from the Depository of instructions for re-registration, the Certificate Registrar shall issue Certificates of such Class in the form of Definitive Certificates (bearing, in the case of a Definitive Certificate issued for a Rule 144A Book-Entry Certificate, the same legends regarding transfer restrictions borne by such Book-Entry Certificate), and thereafter the Certificate Registrar shall recognize the holders of such Definitive Certificates as Certificateholders under this Agreement.  Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository’s procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository’s procedures.

Section 5.03                      Registration of Transfer and Exchange of Certificates.  (a) The Trustee shall keep or cause to be kept at the Corporate Trust Office books (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided (the Trustee, in such capacity, being the “Certificate Registrar”).  In such capacities, the Trustee shall be responsible for, among other things, (i) maintaining the Certificate Register and a record of the aggregate holdings of Certificates of each Class of Non-Registered Certificates represented by a Temporary Regulation S Book-Entry Certificate, a Regulation S Book-Entry Certificate and a Rule 144A Book-Entry Certificate and accepting Certificates for exchange and registration of transfer and (ii) transmitting to the Depositor, the Master Servicer and the Special Servicer any notices from the Certificateholders.

(b)           Subject to the restrictions on transfer set forth in this Article V, upon surrender for registration of transfer of any Certificate, the Certificate Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations, in like aggregate interest and of the same Class.

(c)           Rule 144A Book-Entry Certificate to Temporary Regulation S Book-Entry Certificate.  If a holder of a beneficial interest in the Rule 144A Book-Entry Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time during the Restricted Period to exchange its interest in such Rule 144A Book-Entry Certificate for an interest in the Temporary Regulation S Book-Entry Certificate of the same Class, or to transfer its interest in such Rule 144A Book-Entry Certificate to a Person who is required to take delivery thereof in the form of an interest in the Temporary Regulation S Book-Entry Certificate of the same Class, such holder may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in such Temporary Regulation S Book-Entry Certificate.  Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.07 hereof, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the Certificate Registrar to credit, or cause to be credited, a beneficial interest in the Temporary Regulation S Book-Entry Certificate in an amount equal to the beneficial interest in the Rule 144A Book-Entry Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the Euroclear or Clearstream account to be credited with such increase and the name of such account and (3) a certificate in the form of Exhibit I hereto given by the holder of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Book-Entry Certificates and pursuant to and in accordance with Regulation S, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Rule 144A Book-Entry Certificate and to increase, or cause to be increased, the Certificate Balance of the Temporary Regulation S Book-Entry Certificate by the aggregate Certificate Balance of the beneficial interest in the Rule 144A Book-Entry Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Clearstream, or both) a beneficial interest in the Temporary Regulation S Book-Entry Certificate equal to the reduction in the Certificate Balance of the Rule 144A Book-Entry Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Book-Entry Certificate that is being exchanged or transferred.

(d)           Rule 144A Book-Entry Certificate to Regulation S Book-Entry Certificate.  If a holder of a beneficial interest in the Rule 144A Book-Entry Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time following the Restricted Period to exchange its interest in such Rule 144A Book-Entry Certificate for an interest in the Regulation S Book-Entry Certificate of the same Class, or to transfer its interest in such Rule 144A Book-Entry Certificate to a Person who is required to take delivery thereof in the form of an interest in a Regulation S Book-Entry Certificate, such holder may, subject to the rules and procedures of the Depository, exchange, or cause the exchange of, such interest for an equivalent beneficial interest in such Regulation S Book-Entry Certificate.  Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.07 hereof, of (1) instructions given in accordance with the Depository’s procedures from a Depository Participant directing the Certificate Registrar to credit or cause to be credited a beneficial interest in the Regulation S Book-Entry Certificate in an amount equal to the beneficial interest in the Rule 144A Book-Entry Certificate to be exchanged, (2) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with such increase and (3) a certificate in the form of Exhibit J hereto given by the holder of such beneficial interest stating (A) that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Book-Entry Certificates and pursuant to and in accordance with Regulation S, (B) that the Certificate being transferred is not a “restricted security” as defined in Rule 144 or (C) that the transferee is otherwise entitled to hold its interest in the applicable Certificates in the form of an interest in the Regulation S Book-Entry Certificate, without any registration of such Certificates under the Act (in which case such certificate shall enclose an Opinion of Counsel to such effect and such other documents as the Certificate Registrar may reasonably require), then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Rule 144A Book-Entry Certificate and to increase, or cause to be increased, the Certificate Balance of the Regulation S Book-Entry Certificate by the aggregate Certificate Balance of the beneficial interest in the Rule 144A Book-Entry Certificate to be exchanged, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Book-Entry Certificate equal to the reduction in the Certificate Balance of the Rule 144A Book-Entry Certificate, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the Rule 144A Book-Entry Certificate that is being exchanged or transferred.

(e)           Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate to Rule 144A Book-Entry Certificate.  If a holder of a beneficial interest in a Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate deposited with the Certificate Registrar as custodian for the Depository wishes at any time to exchange its interest in such Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate for an interest in the Rule 144A Book-Entry Certificate of the same Class, or to transfer its interest in such Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate to a Person who is required to take delivery thereof in the form of an interest in the Rule 144A Book-Entry Certificate, such holder may, subject to the rules and procedures of Euroclear or Clearstream, as the case may be, and the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Rule 144A Book-Entry Certificate of the same Class.  Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.07 hereof, of (1) instructions from Euroclear or Clearstream, if applicable, and the Depository, directing the Certificate Registrar, as registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Book-Entry Certificate equal to the beneficial interest in the Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, (2) with respect to a transfer of an interest in the Regulation S Book-Entry Certificate, information regarding the participant account of the Depository to be debited with such decrease and (3) with respect to a transfer of an interest in the Temporary Regulation S Book-Entry Certificate for an interest in the Rule 144A Book-Entry Certificate (i) during the Restricted Period, a certificate in the form of Exhibit K hereto given by the holder of such beneficial interest and stating that the Person transferring such interest in the Temporary Regulation S Book-Entry Certificate reasonably believes that the Person acquiring such interest in the Rule 144A Book-Entry Certificate is a Qualified Institutional Buyer or (ii) after the Restricted Period, an Investment Representation Letter in the form of Exhibit C attached hereto from the transferee to the effect that such transferee is a Qualified Institutional Buyer (an “Investment Representation Letter”) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, then the Certificate Registrar shall instruct the Depository to reduce, or cause to be reduced, the Certificate Balance of the Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate and to increase, or cause to be increased, the Certificate Balance of the Rule 144A Book-Entry Certificate by the aggregate Certificate Balance of the beneficial interest in the Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate to be exchanged, and the Certificate Registrar shall instruct the Depository, concurrently with such reduction, to credit, or cause to be credited, to the account of the Person specified in such instructions, a beneficial interest in the Rule 144A Book-Entry Certificate equal to the reduction in the Certificate Balance of the Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate and to debit, or cause to be debited, from the account of the Person making such transfer the beneficial interest in the Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate that is being transferred.

(f)           Temporary Regulation S Book-Entry Certificate to Regulation S Book-Entry Certificate.  Interests in a Temporary Regulation S Book-Entry Certificate as to which the Certificate Registrar has received from Euroclear or Clearstream, as the case may be, a certificate (a “Non-U.S. Beneficial Ownership Certification”) to the effect that Euroclear or Clearstream, as applicable, has received a certificate substantially in the form of Exhibit L hereto from the holder of a beneficial interest in such Temporary Regulation S Book-Entry Certificate, shall be exchanged after the Restricted Period, for interests in the Regulation S Book-Entry Certificate of the same Class.  The Certificate Registrar shall effect such exchange by delivering to the Depository for credit to the respective accounts of such holders, a duly executed and authenticated Regulation S Book-Entry Certificate, representing the aggregate Certificate Balance of interests in the Temporary Regulation S Book-Entry Certificate initially exchanged for interests in the Regulation S Book-Entry Certificate.  The delivery to the Certificate Registrar by Euroclear or Clearstream of the certificate or certificates referred to above may be relied upon by the Depositor and the Certificate Registrar as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Clearstream pursuant to the terms of this Agreement and the Temporary Regulation S Book-Entry Certificate.  Upon any exchange of interests in the Temporary Regulation S Book-Entry Certificate for interests in the Regulation S Book-Entry Certificate, the Certificate Registrar shall endorse the Temporary Regulation S Book-Entry Certificate to reflect the reduction in the Certificate Balance represented thereby by the amount so exchanged and shall endorse the Regulation S Book-Entry Certificate to reflect the corresponding increase in the amount represented thereby.  Until so exchanged in full and except as provided therein, the Temporary Regulation S Book-Entry Certificate, and the Certificates evidenced thereby, shall in all respects be entitled to the same benefits under this Agreement as the Regulation S Book-Entry Certificate and Rule 144A Book-Entry Certificate authenticated and delivered hereunder.

(g)           Non-Book Entry Certificate to Book-Entry Certificate.  If a holder of a Non-Book Entry Certificate (other than a Class R Certificate) wishes at any time to exchange its interest in such Non-Book Entry Certificate for an interest in a Book-Entry Certificate of the same Class, or to transfer all or part of such Non-Book Entry Certificate to a Person who is entitled to take delivery thereof in the form of an interest in a Book-Entry Certificate, such holder may, subject to the rules and procedures of Euroclear or Clearstream, if applicable, and the Depository, cause the exchange of all or part of such Non-Book Entry Certificate for an equivalent beneficial interest in the appropriate Book-Entry Certificate of the same Class.  Upon receipt by the Certificate Registrar, as registrar, at its office designated in Section 5.07 hereof, of (1) such Non-Book Entry Certificate, duly endorsed as provided herein, (2) instructions from such holder directing the Certificate Registrar, as registrar, to credit, or cause to be credited, a beneficial interest in the applicable Book-Entry Certificate equal to the portion of the Certificate Balance of the Non-Book Entry Certificate to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase and (3) a certificate in the form of Exhibit M hereto (in the event that the applicable Book-Entry Certificate is the Temporary Regulation S Book-Entry Certificate), in the form of Exhibit N hereto (in the event that the applicable Book-Entry Certificate is the Regulation S Book-Entry Certificate) or in the form of Exhibit O hereto (in the event that the applicable Book-Entry Certificate is the Rule 144A Book-Entry Certificate), then the Certificate Registrar, as registrar, shall cancel, or cause to be canceled, all or part of such Non-Book Entry Certificate, shall, if applicable, execute, authenticate and deliver to the transferor a new Non-Book Entry Certificate equal to the aggregate Certificate Balance of the portion retained by such transferor and shall instruct the Depository to increase, or cause to be increased, such Book-Entry Certificate by the aggregate Certificate Balance of the portion of the Non-Book Entry Certificate to be exchanged and to credit, or cause to be credited, to the account of the Person specified in such instructions a beneficial interest in the applicable Book-Entry Certificate equal to the Certificate Balance of the portion of the Non-Book Entry Certificate so canceled.

(h)           Non-Book Entry Certificates on Initial Issuance Only.  Subject to the issuance of Definitive Certificates, if and when permitted by Section 5.02(d), no Non-Book Entry Certificate shall be issued to a transferee of an interest in any Rule 144A Book-Entry Certificate, Temporary Regulation S Book-Entry Certificate or Regulation S Book-Entry Certificate or to a transferee of a Non-Book Entry Certificate (or any portion thereof).

(i)           Other Exchanges.  In the event that a Book-Entry Certificate is exchanged for a Definitive Certificate, such Certificates may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of subsections (c) through (f) above (including the certification requirements intended to ensure that such transfers comply with Rule 144A or Regulation S under the Act, at the case may be) and such other procedures as may from time to time be adopted by the Certificate Registrar.

(j)           Restricted Period.  Prior to the termination of the Restricted Period with respect to the issuance of the Certificates, transfers of interests in the Temporary Regulation S Book-Entry Certificate to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of subsection (e) above.

(k)           If Non-Registered Certificates are issued upon the transfer, exchange or replacement of Certificates bearing a restrictive legend relating to compliance with the Act, or if a request is made to remove such legend on Certificates, the Non-Registered Certificates so issued shall bear the restrictive legend, or such legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an Opinion of Counsel that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Act or, with respect to Non-Book Entry Certificates, that such Certificates are not “restricted” within the meaning of Rule 144.  Upon provision of such satisfactory evidence, the Certificate Registrar shall authenticate and deliver Certificates that do not bear such legend.

(l)           All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Certificate Registrar in accordance with the Certificate Registrar’s customary procedures.

(m)           With respect to the ERISA Restricted Certificates, no sale, transfer, pledge or other disposition of any such Certificate shall be made unless the Trustee and Paying Agent shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit F-1 attached hereto, to the effect that such proposed purchaser or transferee is not (A) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or a plan subject to Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) or a church plan (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”) or (B) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation § 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or (ii) if such Certificate which may be held only by a person not described in clauses (A) or (B) above, is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee and Paying Agent and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a non-exempt “prohibited transaction” within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Initial Purchaser, the Underwriters, the Senior Trust Advisor, or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement.  The Trustee and Paying Agent shall not register the sale, transfer, pledge or other disposition of any ERISA Restricted Certificate unless the Trustee and Paying Agent have received either the representation letter described in clause (i) above or in the case of an ERISA Restricted Certificate, the Opinion of Counsel described in clause (ii) above.  The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Initial Purchaser, the Underwriters, the Senior Trust Advisor or the Trust Fund.  Each Certificate Owner of an ERISA Restricted Certificate shall be deemed to represent that it is not a Person specified in clauses (A) or (B) above.  Any transfer, sale, pledge or other disposition of any ERISA Restricted Certificates that would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.03(m) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

(n)           No Class R or Class Z Certificate may be purchased by or transferred to any prospective purchaser or transferee that is or will be an employee benefit plan or other plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to Similar Law, or any person acting on behalf of any such plan or using the assets of a Plan to purchase such Class R or Class Z Certificate.  Each prospective transferee of a Class R or Class Z Certificate shall deliver to the transferor, the Paying Agent and the Trustee a representation letter, substantially in the form of Exhibit F-2, stating that the prospective transferee is not a Plan or a person acting on behalf of or using the assets of a Plan.  Any attempted or purported transfer in violation of these transfer restrictions shall be null and void ab initio and shall vest no rights in any purported transferee and shall not relieve the transferor of any obligations with respect to the applicable Certificates.

Each Person who has or acquires any Residual Ownership Interest shall be deemed by the acceptance or acquisition of such Residual Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Residual Ownership Interest are expressly subject to the following provisions:

(i)       Each Person acquiring or holding any Residual Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Residual Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee.  Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Residual Ownership Interest) as a Permitted Transferee.  Any acquisition described in the first sentence of this Section 5.03(n) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void ab initio and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Residual Ownership Interest as soon and as fully as possible.

(ii)       No Residual Ownership Interest may be Transferred, and no such Transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto.  In connection with any proposed Transfer of any Residual Ownership Interest, other than in connection with the initial Transfer thereof to the Initial Purchaser and any subsequent transfer thereof by the Initial Purchaser to any of its Affiliates, the Certificate Registrar shall, as a condition to such consent, (x) require the proposed transferee to deliver, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor, an affidavit in substantially the form attached as Exhibit D-1 (a “Transferee Affidavit”) of the proposed transferee (A) that such proposed transferee is a Permitted Transferee and (B) stating that (1) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (2) the proposed transferee understands that, as the holder of a Residual Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest, (3) the proposed transferee intends to pay taxes associated with holding the Residual Ownership Interest as they become due, (4) the proposed transferee will not cause income with respect to the

Residual Ownership Interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such proposed transferee or any other U.S. Tax Person, (5) the proposed transferee will not transfer the Residual Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and (6) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.03(n) and (y) other than in connection with the initial issuance of a Class R Certificate, require a statement from the proposed transferor substantially in the form attached as Exhibit D-2 (the “Transferor Letter”), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee’s statements in the preceding clauses (x)(B)(1) or (3) are false.

(iii)       Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee.  Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified Organization or an agent thereof (including a broker, nominee or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Residual Ownership Interest or such agent, the Certificate Registrar and the Trustee agree to furnish to the Internal Revenue Service and the transferor of such Residual Ownership Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R Certificate (or portion thereof) for periods after such Transfer.  At the election of the Certificate Registrar, the Certificate Registrar may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, that such Persons shall in no event be excused from furnishing such information.

(o)           The Class R Certificates may only be transferred to and owned by Qualified Institutional Buyers.

(p)           Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code.  The consent of Certificateholders shall not be required for such withholding.  If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders. Such amounts shall be deemed to have been distributed to such Certificateholders for all purposes of this Agreement.

Section 5.04                      Mutilated, Destroyed, Lost or Stolen Certificates.  If (a) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it harmless, then, in the absence of actual notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust Fund.  In connection with the issuance of any new Certificate under this Section 5.04, the Certificate Registrar may require the payment of a sum sufficient to cover any expenses (including the fees and expenses of the Certificate Registrar) connected therewith.  Any replacement Certificate issued pursuant to this Section 5.04 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.05                      Persons Deemed Owners.  The Master Servicer, the Special Servicer, the Trustee and the Certificate Registrar, and any agent of any of them, may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that to the extent that a party to this Agreement responsible for distributing any report, statement or other information required to be distributed to Certificateholders has been provided an Investor Certification, such party to this Agreement shall distribute such report, statement or other information to such beneficial owner (or prospective transferee).

Section 5.06                      Access to List of Certificateholders’ Names and Addresses; Special Notices.  The Certificate Registrar shall maintain in as current form as is reasonably practicable the most recent list available to it of the names and addresses of the Certificateholders.  If any Certificateholder that has provided an Investor Certification (a) requests in writing from the Certificate Registrar a list of the names and addresses of Certificateholders, (b) states that such Certificateholder desires to communicate with other Certificateholders with respect to its rights under this Agreement or under the Certificates and (c) provides a copy of the communication which such Certificateholder proposes to transmit, then the Certificate Registrar shall, within 10 Business Days after the receipt of such request, afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to a current list of the Certificateholders related to the Class of Certificates held by such Certificateholder.  Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate Registrar shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.  The Master Servicer, the Special Servicer and the Depositor shall be entitled to a list of the names and addresses of Certificateholders from time to time upon request therefor.

Upon the written request of any Certificateholder that (a) has provided an Investor Certification, (b) states that such Certificateholder desires the Trustee to transmit a notice to all Certificateholders stating that such Certificateholder wishes to be contacted by other

Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact (a “Special Notice”) and (c) provides a copy of the Special Notice which such Certificateholder proposes to transmit, the Trustee shall deliver such Special Notice to all Certificateholders at their respective addresses appearing on the Certificate Register.  The costs and expenses of the Trustee associated with delivering any such Special Notice shall be borne by the party requesting such Special Notice.  Every Certificateholder, by receiving and holding a Certificate, agrees that neither the Trustee nor the Certificate Registrar shall be held accountable by reason of the disclosure of any such Special Notice to Certificateholders, regardless of the information set forth in such Special Notice.

Section 5.07                      Maintenance of Office or Agency.  The Certificate Registrar shall maintain or cause to be maintained an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served.  The Certificate Registrar initially designates its office at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113 as its office for such purposes.  The Certificate Registrar shall give prompt written notice to the Certificateholders and the Mortgagors of any change in the location of the Certificate Register or any such office or agency.

Section 5.08                      Appointment of Paying Agent.  (a) Wells Fargo Bank, National Association is hereby initially appointed Paying Agent to act on the Trustee’s behalf in accordance with the terms of this Agreement.  If the Paying Agent resigns or is terminated, the Trustee shall appoint a successor Paying Agent which may be the Trustee or an Affiliate thereof to fulfill the obligations of the Paying Agent hereunder which must be (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers under this Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Master Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Master Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated “Aa3” by Moody’s and “AA-” by Fitch; provided that the Paying Agent shall not cease to be eligible to serve as such based on a failure to satisfy such rating requirements so long as the Paying Agent maintains a long-term unsecured debt rating of no less than “A2” by Moody’s and “A” from Fitch.

(b)           The Paying Agent may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(c)           The Paying Agent, at the expense of the Trust Fund (but only if such amount constitutes “unanticipated expenses of the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii)), may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith.

(d)           The Paying Agent shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

(e)           The Paying Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Paying Agent of its duties or obligations hereunder.

(f)           The Paying Agent shall not be responsible for any act or omission of the Trustee, the Master Servicer, the Special Servicer or of the Depositor.

[End of Article V]

ARTICLE VI

THE DEPOSITOR, THE SERVICER, THE SPECIAL SERVICER, THE SENIOR TRUST ADVISOR AND THE DIRECTING CERTIFICATEHOLDER

Section 6.01                      Liability of the Depositor, the Master Servicer, the Senior Trust Advisor and the Special Servicer.  The Depositor, the Master Servicer, the Senior Trust Advisor and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer, the Senior Trust Advisor and the Special Servicer herein.

Section 6.02                      Merger, Consolidation or Conversion of the Depositor, the Master Servicer, the Senior Trust Advisor or the Special Servicer.  (a) Subject to subsection (b) below, the Depositor, the Master Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises as an entity under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

(b)           The Depositor, the Master Servicer, the Special Servicer and the Senior Trust Advisor each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer, the Special Servicer or the Senior Trust Advisor shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer, the Special Servicer or the Senior Trust Advisor, shall be the successor of the Depositor, the Master Servicer, the Special Servicer and the Senior Trust Advisor (such Person, in the case of the Master Servicer or the Special Servicer, in each of the foregoing cases, the “Surviving Entity”), as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Master Servicer, the Special Servicer or the Senior Trust Advisor, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that Rating Agency Confirmation with respect to such merger, consolidation or succession is received from each Rating Agency; and provided, further, that for so long as the Trust is subject to the reporting requirements of the Exchange Act, if the Master Servicer or the Special Servicer notifies the Depositor in writing (a “Merger Notice”) of any such merger, consolidation, conversion or other change in form, and the Depositor notifies the Master Servicer or the Special Servicer, as applicable, in writing that the Depositor has discovered that such successor entity has not complied with its Exchange Act reporting obligations under any other commercial mortgage loan securitization (and specifically identifying the instance of noncompliance), then it shall be an additional condition to such succession that the Depositor shall have consented (which consent shall not be unreasonably withheld or delayed) to such successor entity.  If, within 60 days following the date of delivery of the Merger Notice to the Depositor, the Depositor shall have failed to notify the Master Servicer or the Special Servicer, as applicable, in writing of the Depositor’s determination to grant or withhold such consent, such failure shall be deemed to constitute a grant of such consent.  If the conditions to the provisions in the second preceding sentence are not met, the Trustee may terminate, and if the conditions set forth in the second proviso of the second preceding sentence are not met the Trustee shall terminate, the applicable Surviving Entity’s servicing of the Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Section 7.01.

Section 6.03                      Limitation on Liability of the Depositor, the Master Servicer, the Special Servicer, the Senior Trust Advisor and Others.  (a) None of the Depositor, the Master Servicer, the Special Servicer, the Senior Trust Advisor and their respective Affiliates or any of the directors, officers, employees or agents of any of the foregoing shall be under any liability to the Trust, the Senior Trust Advisor, the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that (i) this provision shall not protect the Depositor, the Master Servicer, the Special Servicer, the Senior Trust Advisor and their respective Affiliates or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder.  The Depositor, the Master Servicer, the Special Servicer, the Senior Trust Advisor and their respective Affiliates and any director, officer, member, manager, employee or agent of the Depositor, the Master Servicer, the Special Servicer or the Senior Trust Advisor and their respective Affiliates may rely on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, the Master Servicer, the Special Servicer and the Senior Trust Advisor and their respective Affiliates and any director, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action (whether in equity or at law) or claim relating to this Agreement, the Mortgage Loans or the Certificates, other than any loss, liability or expense:  (i) specifically required to be borne thereby pursuant to the terms hereof;

(ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties; or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.  Each of the Master Servicer, the Special Servicer and the Senior Trust Advisor conclusively may rely on, and shall be protected in acting or refraining from acting upon, any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, appraisal, bond or other document (in electronic or paper format) as contemplated by and in accordance with this Agreement and reasonably believed or in good faith believed by the Master Servicer, the Special Servicer or the Senior Trust Advisor to be genuine and to have been signed or presented by the proper party or parties and each of them may consult with counsel, in which case any written advice of counsel or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

(b)           None of the Depositor, the Master Servicer, the Special Servicer and the Senior Trust Advisor shall be under any obligation to appear in, prosecute or defend any legal or administrative action (whether in equity or at law), proceeding, hearing or examination that is not incidental to its respective duties under this Agreement or which in its opinion may involve it in any expense or liability not recoverable from the Trust Fund; provided, however, that each of the Depositor, the Master Servicer, the Special Servicer or the Senior Trust Advisor may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer, the Special Servicer and the Senior Trust Advisor shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account (including, without duplication, any subaccount thereof), as provided by Section 3.05(a)(xii).

(c)           Each of the Master Servicer and the Special Servicer agrees to indemnify the Depositor, the Trustee, the Paying Agent, the Senior Trust Advisor and the Trust and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misconduct, bad faith or negligence of the Master Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Master Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided that such indemnity shall not cover indirect or consequential damages.  The Trustee, the Paying Agent the Depositor, or the Senior Trust Advisor, as the case may be, shall immediately notify the Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust to indemnification hereunder, whereupon the Master Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim (with counsel reasonably satisfactory to the Trustee, the Paying Agent or the Depositor) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.  Any failure to so notify the Master Servicer or the Special Servicer, as the case may be, shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Master Servicer’s or the Special Servicer’s, as the case may be, defense of such claim is materially prejudiced thereby.

(d)           Each of the Trustee and the Paying Agent, respectively agrees to indemnify the Depositor, the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Trust and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misconduct, bad faith or negligence of the Trustee or the Paying Agent, respectively, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Trustee or the Paying Agent, respectively, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided that such indemnity shall not cover indirect or consequential damages.  The Depositor, the Master Servicer, the Special Servicer or the Senior Trust Advisor, as the case may be, shall immediately notify the Trustee and the Paying Agent, respectively, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust to indemnification hereunder, whereupon the Trustee or the Paying Agent shall assume the defense of such claim (with counsel reasonably satisfactory to the Depositor, the Master Servicer, the Special Servicer or the Senior Trust Advisor) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.  Any failure to so notify the Trustee or the Paying Agent shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Trustee’s or the Paying Agent’s defense of such claim is materially prejudiced thereby.

(e)           The Depositor agrees to indemnify the Master Servicer, the Special Servicer, the Senior Trust Advisor and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misconduct, bad faith or negligence of the Depositor, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Depositor of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided that such indemnity shall not cover indirect or consequential damages.  The Master Servicer, the Special Servicer or the Senior Trust Advisor, as the case may be, shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement, whereupon the Depositor shall assume the defense of such claim (with counsel reasonably satisfactory to the Master Servicer or the Special Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.  Any failure to so notify the Depositor shall not affect any rights any of the foregoing Persons may have to indemnification under this

Agreement or otherwise, unless the Depositor’s defense of such claim is materially prejudiced thereby.

(f)           The Senior Trust Advisor agrees to indemnify the Master Servicer, the Special Servicer, the Trustee, the Depositor and the Trust and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misconduct, bad faith or negligence of the Senior Trust Advisor, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by the Senior Trust Advisor of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein; provided that such indemnity shall not cover indirect or consequential damages.  The Master Servicer, the Special Servicer, the Trustee or the Depositor, as the case may be, shall immediately notify the Senior Trust Advisor if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust to indemnification hereunder, whereupon the Senior Trust Advisor shall assume the defense of such claim (with counsel reasonably satisfactory to the Master Servicer, the Special Servicer, the Trustee or the Depositor) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.  Any failure to so notify the Senior Trust Advisor shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Senior Trust Advisor’s defense of such claim is materially prejudiced thereby.

(g)           Neither the Senior Trust Advisor nor its Affiliates or any of the directors, officers, employees or agents shall be under any liability to any Certificateholder for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Senior Trust Advisor or any of its Affiliates against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder.

(h)           The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Senior Trust Advisor.

Section 6.04                      Depositor, Master Servicer and Special Servicer Not to Resign.  Subject to the provisions of Section 6.02, neither the Master Servicer nor the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except upon (a) determination that such party’s duties hereunder are no longer permissible under applicable law or (b) in the case of the Master Servicer or the Special Servicer, upon the appointment of, and the acceptance of such appointment by, a successor Master Servicer or Special Servicer, as applicable, and receipt by the Trustee of Rating Agency Confirmation from each Rating Agency.  Any such determination permitting the resignation of the Master Servicer or the Special Servicer pursuant to clause (a) above shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.  No such resignation by the Master Servicer or the Special Servicer shall become effective until the Trustee or a successor Master Servicer or successor Special Servicer, as applicable, shall have assumed the Master Servicer’s or Special Servicer’s, as applicable, responsibilities and obligations in accordance with Section 7.02.  Upon any termination or resignation of the Master Servicer or the Special Servicer hereunder, the Master Servicer or the Special Servicer, as applicable, shall have the right and opportunity to appoint any successor Master Servicer or Special Servicer with respect to this Section 6.04; provided that, prior to the occurrence and continuance of a Control Event, such successor Master Servicer or Special Servicer, as applicable, is approved by the Directing Certificateholder, such approval not to be unreasonably withheld.  The resigning party shall pay all costs and expenses (including costs and expenses incurred by the Trustee and the Paying Agent) associated with a transfer of its duties pursuant to this Section 6.04.

Section 6.05                      Rights of the Depositor in Respect of the Master Servicer and the Special Servicer.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer and the Special Servicer hereunder or exercise the rights of the Master Servicer or Special Servicer, as applicable, hereunder; provided, however, that the Master Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee.  The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

Section 6.06                      The Master Servicer and the Special Servicer as Certificate Owner.  The Master Servicer, the Special Servicer or any Affiliate thereof may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as otherwise set forth in the definition of “Certificateholder”) the same rights it would have if it were not the Master Servicer, the Special Servicer or an Affiliate thereof.

Section 6.07                      The Directing Certificateholder.  (a) For so long as no Control Event has occurred and is continuing, the Directing Certificateholder shall be entitled to advise (1) the Special Servicer with respect to all Specially Serviced Mortgage Loans, (2) the Special Servicer with respect to Non-Specially Serviced Mortgage Loans as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer with respect to all Mortgage Loans for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer subject to consent or deemed consent of the Special Servicer, and notwithstanding anything herein to the contrary, except as set forth in, and in any event subject to the second and third paragraphs of this Section 6.07, both (i) the Master Servicer shall not be permitted to take any of the following actions (each, a “Major Decision”) unless it has obtained the consent of the Special Servicer and (ii) for so long as no Control Event has occurred and is continuing, the Special Servicer shall not be permitted to consent to the Master Servicer’s taking any of the following actions nor will the Special Servicer itself be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten (10) Business Days (or thirty (30) days with respect to clause (x) below) after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Master Servicer or the Special Servicer, as applicable, within such ten (10) Business Day (or thirty (30) day) period, then the Directing Certificateholder will be deemed to have waived its right to object):

(i)        any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans as come into and continue in default;

(ii)       any modification, consent to a modification or waiver of a monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding waiver of Default Interest or late payment charges) of a Mortgage Loan or any extension of the maturity date of any Mortgage Loan;

(iii)      any sale of a Defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund) for less than the applicable Purchase Price;

(iv)      any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

(v)       any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan, or any consent to either of the foregoing, other than required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(vi)      any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or any consent to such waiver or consent to a transfer of the Mortgaged Property or interests in the Mortgagor or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(vii)     any property management company changes (with respect to a Mortgage Loan with a Stated Principal Balance greater than $2,500,000) or franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve under the Mortgage Loan documents;

(viii)    releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves other than those required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

(ix)       any acceptance of an assumption agreement releasing a Mortgagor from liability under a Mortgage Loan other than pursuant to the specific terms of such Mortgage Loan and for which there is no material lender discretion; and

(x)        any determination of an Acceptable Insurance Default;

provided that, in the event that the Special Servicer or Master Servicer (in the event the Master Servicer is otherwise authorized by this Agreement to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the Directing Certificateholder prior to the occurrence and continuance of a Control Event in this Agreement, is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer or Master Servicer, as applicable may take any such action without waiting for the Directing Certificateholder’s response.  The Special Servicer is not required to obtain the consent of the Directing Certificateholder for any of the foregoing actions after the occurrence and during the continuance of a Control Event; provided, however, that, after the occurrence and during the continuance of a Control Event but prior to the occurrence of a Consultation Termination Event, the Special Servicer shall consult with the Directing Certificateholder and the Senior Trust Advisor in connection with any proposed action described in clause (i) through (x) of this Section 6.07 (and any other actions which otherwise require consultation with the Directing Certificateholder and the Senior Trust Advisor prior to a Consultation Termination Event hereunder) and consider alternative actions recommended by the Directing Certificateholder, in respect thereof.

In addition, for so long as no Control Event has occurred and is continuing, the Directing Certificateholder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to a Mortgage Loan, as the Directing Certificateholder may deem advisable or as to which provision is otherwise made herein; provided that notwithstanding anything herein to the contrary, no such direction, and no objection contemplated by the preceding paragraph or this paragraph, may require or cause the Special Servicer to violate any provision of any Mortgage Loan, applicable law, this Agreement or the REMIC Provisions, including without limitation the Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Paying Agent, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer’s responsibilities hereunder or cause the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Special Servicer is not in the best interests of the Certificateholders.

In the event the Special Servicer or Master Servicer, as applicable, determines that a refusal to consent by the Directing Certificateholder or any advice from the Directing Certificateholder, which such consent or advice would otherwise cause the Special Servicer or Master Servicer, as applicable, to violate the terms of any Mortgage Loan, applicable law or this Agreement, including without limitation, the Servicing Standard, the Special Servicer or Master Servicer, as applicable, shall disregard such refusal to consent or advise and notify the Directing Certificateholder, the Trustee and the Rating Agencies of its determination, including a reasonably detailed explanation of the basis therefor.  The taking of, or refraining from taking, any action by the Master Servicer or Special Servicer in accordance with the direction of or approval of the Directing Certificateholder that does not violate any law or the Servicing Standard or any other provisions of this Agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

The Directing Certificateholder shall have no liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment; provided, however, that the Directing Certificateholder shall not be protected against any liability to a Controlling Class Certificateholder that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties owed to the Controlling Class Certificateholders or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.  By its acceptance of a Certificate, each Certificateholder acknowledges and agrees that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates including the Holders of the Controlling Class over other Classes of the Certificates, and that the Directing Certificateholder may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Directing Certificateholder may act solely in the interests of the Holders of the Controlling Class, including the Holders of the Controlling Class that the Directing Certificateholder does not have any duties or liability to the Holders of any Class of Certificates other than the Controlling Class, that the Directing Certificateholder shall not be liable to any Certificateholder, by reason of its having acted solely in the interests of the Holders of the Controlling Class, and that the Directing Certificateholder shall have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal thereof for having so acted.

(b)           Notwithstanding anything to the contrary contained herein (i) after the occurrence and during the continuance of a Control Event, the Directing Certificateholder shall have no right to consent to or direct any action taken or not taken by any party to this Agreement; (ii) after the occurrence and during the continuance of a Control Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder shall remain entitled to receive any notices, reports or information to which it is entitled pursuant to this Agreement, and the Master Servicer, Special Servicer and any other applicable party shall consult with the Directing Certificateholder in connection with any action to be taken or refrained from taking to the extent set forth herein; and (iii) after the occurrence of a Consultation Termination Event the Directing Certificateholder shall have no direction, consultation or consent rights hereunder and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

[End of Article VI]

ARTICLE VII

DEFAULT

Section 7.01                      Events of Default; Master Servicer and Special Servicer Termination.  (a) “Event of Default,” wherever used herein, means any one of the following events:

(i)       (A) any failure by the Master Servicer to make any deposit required to be made by the Master Servicer to the Certificate Account on the day and by the time such deposit is required to be made under the terms of this Agreement, which failure is not remedied within one Business Day or (B) any failure by the Master Servicer to deposit into, or remit to the Paying Agent for deposit into, any Distribution Account any amount required to be so deposited, which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date; or

(ii)       any failure by the Special Servicer to deposit into the REO Account, within one Business Day after such deposit is required to be made or to remit to the Master Servicer for deposit into the Certificate Account or to deposit into, or to remit to the Paying Agent for deposit into the Lower-Tier REMIC Distribution Account any amount required to be so deposited or remitted by the Special Servicer pursuant to, and at the time specified by, the terms of this Agreement; or

(iii)       any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations contained in this Agreement which continues unremedied for a period of 30 days (or (A) with respect to any year that a report on Form 10-K is required to be filed, 5 Business Days in the case of the Master Servicer’s or Special Servicer’s, as applicable, obligations contemplated by Article XI, (B) 15 days in the case of the Master Servicer’s failure to make a Servicing Advance or (C) 15 days in the case of a failure to pay the premium for any insurance policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto, or (B) to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to this Agreement, by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25%; provided, however, if such failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting; or

(iv)       any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in Section 3.23 or Section 3.24, as applicable, which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the Holders of Certificates evidencing Percentage Interests aggregating not less than 25%; provided, however, if such breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period will be extended an additional 30 days; or

(v)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the

Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days; or

(vi)       the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

(vii)       the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

(viii)      Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and such “watch status” placement shall not have been withdrawn within 60 days) and, in the case of either of clauses (A) or (B), cited servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action; or;

(ix)        the Master Servicer or the Special Servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such Master Servicer or Special Servicer is not reinstated to that rating within 30 days of the delisting;

(x)         the Trustee shall have received written notice from Fitch that the continuation of the Master Servicer or the Special Servicer in such capacity would result or has resulted in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of Certificates; or

(xi)        the Trustee shall have received written notice from Morningstar (which the Trustee is required to promptly forward to the Master Servicer or Special Servicer, as applicable), to the effect that if the Master Servicer or Special Servicer, as applicable, continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such action; provided that such Master Servicer or Special Servicer, as applicable, prior to the replacement of the Master Servicer or Special Servicer, as applicable, or the downgrade of any Class of Certificates will have 60 days from the date it receives such notice to resolve such matters to the satisfaction of Morningstar (or such longer time period as may be agreed to in writing by Morningstar).

(b)           If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the “Defaulting Party”) shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee or the Depositor may, and at the written direction of the

Directing Certificateholder (prior to the occurrence and continuance of any Control Event) or the Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, terminate, by notice in writing to the Defaulting Party, with a copy of such notice to the Depositor, all of the rights (subject to Section 3.11 and Section 6.03) and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof (other than as a Certificateholder); provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination as provided for under this Agreement for services rendered and expenses incurred.  From and after the receipt by the Defaulting Party of such written notice except as otherwise provided in this Article VII, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee with respect to a termination of the Master Servicer, or the Special Servicer pursuant to and under this Section 7.01, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.  The Master Servicer and Special Servicer each agree that if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer’s or the Special Servicer’s, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer’s or the Special Servicer’s, as the case may be, responsibilities and rights (subject to Section 3.11 and Section 6.03) hereunder, including, without limitation, the transfer within 5 Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer to the Certificate Account or any Servicing Account (if it is the Defaulting Party), by the Special Servicer to the REO Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances (in the case of the Special Servicer or the Master Servicer) or otherwise, and it and its Affiliates and the directors, managers, officers, members, employees and agents of it and its Affiliates shall continue to be entitled to the benefits of Section 3.11 and Section 6.03 notwithstanding any such termination).

(c)           If the Master Servicer receives notice of termination under Section 7.01(b) solely due to an Event of Default under Section 7.01(a)(viii), (a)(ix) or (a)(x) and if the Master Servicer to be terminated pursuant to Section 7.01(b) provides the Trustee with the appropriate “request for proposal” materials within five (5) Business Days following such termination notice, then the Master Servicer shall continue to service as Master Servicer hereunder until a successor Master Servicer is selected in accordance with this Section 7.01(c).  Upon receipt of the “request for proposal” materials, Trustee shall promptly thereafter (using such “request for proposal” materials provided by the Master Servicer pursuant to this Section 7.01(c)) solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three (3) Persons qualified to act as Master Servicer hereunder in accordance with Sections 6.02 and 7.02 (any such Person so qualified, a “Qualified Bidder”) or, if three (3) Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders; provided that, at the Trustee’s request, the Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; and provided, further, that the Trustee shall not be responsible if less than three (3) or no Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement.  The bid proposal shall require any Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms hereof, within 45 days after the notice of termination of the Master Servicer.  The materials provided to the Trustee shall provide for soliciting bids:  (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements (each, a “Servicing-Retained Bid”); and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer that it is permitted to terminate in accordance with Section 3.22 (each, a “Servicing-Released Bid”).  The Trustee shall select the Qualified Bidder with the highest cash Servicing-Retained Bid (or, if none, the highest cash Servicing-Released Bid) (the “Successful Bidder”) to act as successor Master Servicer hereunder; provided, however, that if the Trustee does not receive Rating Agency Confirmation from each Rating Agency regarding the appointment of such Successful Bidder as successor Master Servicer within 10 days after the selection of such Successful Bidder, then the Trustee shall repeat the bid process described above (but subject to the above-described 45-day time period) until such Rating Agency Confirmation is obtained.  The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof no later than 45 days after notice of the termination of the Master Servicer.

Upon the assignment and acceptance of master servicing rights hereunder (subject to the terms of Section 3.11) to and by the Successful Bidder, the Trustee shall remit or cause to be remitted (i) if the successful bid was a Servicing-Retained Bid, to the Master Servicer to be terminated pursuant to Section 7.01(b), the amount of such cash bid received from the Successful Bidder (net of “out-of-pocket” expenses incurred in connection with obtaining such bid and transferring servicing) and (ii) if the successful bid was a Servicing-Released Bid, to the Master Servicer and each terminated Sub-Servicer its respective Bid Allocation.

The Master Servicer to be terminated pursuant to Section 7.01(b) shall be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to service the Mortgage Loans, which expenses are not reimbursed to the party that incurred such expenses pursuant to the preceding paragraph.

If the Successful Bidder has not entered into this Agreement as successor Master Servicer within the above-described time period or no Successful Bidder was identified within the above-described time period, the Master Servicer to be terminated pursuant to Section 7.01(b) shall reimburse the Trustee for all reasonable “out-of-pocket” expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section 7.01(c).  The Trustee thereafter may act or may select a successor to act as Master Servicer hereunder in accordance with Section 7.02.

(d)           At any time prior to the occurrence and continuance of a Control Event, the Directing Certificateholder shall be entitled to terminate the rights (subject to Section 3.11 and Section 6.03(d)) and obligations of the Special Servicer under this Agreement, with or without cause, upon ten (10) Business Days’ notice to the Special Servicer, the Master Servicer, the Paying Agent and the Trustee; such termination to be effective upon the appointment of a successor Special Servicer meeting the requirements of this Section 7.01(d).  Upon a termination or resignation of such Special Servicer, the Directing Certificateholder shall appoint a successor Special Servicer; provided, however, that (i) such successor will meet the requirements set forth in Section 7.02 and (ii) each Rating Agency delivers Rating Agency Confirmation.

After the occurrence and during the continuance of a Control Event and upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balances pursuant to Section 4.06(b) hereof) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a new special servicer designated in such written direction, (b) payment by such holders to the Trustee of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Trustee in connection with administering such vote and which will not be additional Trust Fund expenses and (c) delivery by such holders to the Trustee of Rating Agency Confirmation from each Rating Agency (which Rating Agency Confirmation shall be obtained at the expense of such holders), the Trustee shall promptly post notice to all Certificateholders of such request on the Trustee’s Website in accordance with Section 3.15(b) and by mail, and conduct the solicitation of votes of all Certificates in such regard, which such vote shall occur within 180 days of the posting of such notice.  Upon the written direction of Holders of Certificates evidencing at least 75% of a Certificateholder Quorum of Certificates, the Trustee shall terminate all of the rights and obligations of the Special Servicer under this Agreement and appoint the successor Special Servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders.  The Trustee shall include on each Statement to Certificateholders a statement that each Certificateholder may (i) access such notices via the Trustee’s Website and (ii) register to receive electronic mail notifications when such notices are posted thereon.

Following the occurrence of a Consultation Termination Event, subject to the immediately succeeding paragraph, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required hereunder or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor shall deliver to the Trustee, with a copy to the Special Servicer, a written recommendation in the form of Exhibit W attached hereto (which form may be modified or supplemented from time to time to cure any ambiguity or error or to incorporate any additional information, subject to compliance of such form with the terms and provisions of this Agreement; provided, that in no event shall the information or any other content included in such written recommendation contravene any provision of this Agreement) detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement special servicer, which shall be a Qualified Replacement Special Servicer.  In such event, the Trustee shall promptly post notice to all Certificateholders of such recommendation on the Trustee’s Website in accordance with Section 3.15(b), and by mail conduct the solicitation of votes of all Certificates in such regard.  Upon (i) the written direction of Holders of each Class of Principal Balance Certificates evidencing greater than 50% of the aggregate Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balances of such Certificates) of each Class of Principal Balance Certificates on an aggregate basis and (ii) receipt of Rating Agency Confirmation from each Rating Agency by the Trustee following satisfaction of the foregoing clause (i), the Trustee shall (i) terminate all of the rights and obligations of the Special Servicer under this Agreement and appoint a successor Special Servicer approved by the Certificateholders and (ii) promptly notify such outgoing Special Servicer of the effective date of such termination.  The reasonable fees and out-of-pocket costs associated with obtaining such Rating Agency Confirmations and administering such vote shall be an additional Trust Fund expense.  In the event that the Trustee does not receive at least 50% of the requested votes, then the Trustee shall have no obligation to remove the Special Servicer.  Prior to the appointment of any replacement special servicer, such replacement special servicer shall have agreed to succeed to the obligations of the Special Servicer under this Agreement and to act as the Special Servicer’s successor hereunder.

No penalty or fee shall be payable to the terminated Special Servicer with respect to any termination pursuant to this Section 7.01(d).  All costs and expenses of any such termination made by the Directing Certificateholder without cause shall be paid by the Holders of the Controlling Class.

(e)           The Master Servicer and Special Servicer shall, as the case may be, from time to time, take all such reasonable actions as are required by it in accordance with the related Servicing Standard in order to prevent the Certificates from being placed on “watch” status or downgraded due to servicing or special servicing, as applicable, concerns by any Rating Agency.  In no event shall the remedy for a breach of the foregoing covenant extend beyond termination pursuant to Section 7.01(a)(iii) and the resulting operation of Section 7.01(b) and (c) and the payment by the terminated Master Servicer (or the netting from the proceeds of the bid from a Successful Bidder) of “out of pocket” expenses incurred in connection with obtaining bids and/or transferring servicing.  The operation of this subsection (e) shall not be construed to limit the effect of Section 7.01(a)(viii) or (a)(ix).

Section 7.02                      Trustee to Act; Appointment of Successor.  On and after the time the Master Servicer or the Special Servicer, as the case may be, either resigns pursuant to subsection (a) of the first sentence of Section 6.04 or receives a notice of termination for cause pursuant to Section 7.01(b), and provided that no acceptable successor has been appointed within the time period specified in Section 7.01(c), the Trustee shall be the successor to the Master Servicer and the Master Servicer shall be the successor to the Special Servicer, until such successor to the Special Servicer is appointed by the Directing Certificateholder as provided in Section 7.01(d), as applicable, in all respects in its capacity as Master Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to, and have the benefit of, all of the rights, (subject to Section 3.11 and Section 6.03) benefits, responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Master Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party’s failure under Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder.  The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen prior to its termination as Master Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer.  The Trustee or Master Servicer, as applicable, in its capacity as successor to the Master Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Master Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or Special Servicer or for any losses incurred by the predecessor Master Servicer pursuant to Section 3.06 hereunder, nor shall the Trustee or the Master Servicer, as applicable, be required to purchase any Mortgage Loan hereunder solely as a result of its obligations as successor Master Servicer or Special Servicer, as the case may be.  Subject to Section 3.11, as compensation therefor, the Trustee as successor Master Servicer shall be entitled to the Servicing Fees and all fees relating to the Mortgage Loans which the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment pursuant to Section 3.06, and subject to Section 3.11, the Master Servicer as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder.  Should the Trustee or the Master Servicer, as applicable, succeed to the capacity of the Master Servicer or the Special Servicer, as the case may be, the Trustee or the Master Servicer, as applicable, shall be afforded the same standard of care and liability as the Master Servicer or the Special Servicer, as applicable, hereunder notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor Master Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee or Master Servicer, as applicable, hereunder.  Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to the Master Servicer, or shall, if it is unable to so act, or if the Trustee is not approved as a servicer by each Rating Agency, or if, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder or the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth in Section 6.04 and otherwise herein, as the successor to the Master Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder.  No appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption in writing by the successor to the Master Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter and upon receipt of Rating Agency Confirmation from each Rating Agency, and which appointment has been approved, prior to the occurrence and continuance of a Control Event, by the Directing Certificateholder, such approval not to be unreasonably withheld.  Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, unless the Trustee or the Master Servicer, as applicable, shall be prohibited by law from so acting, the Trustee or the Master Servicer, as applicable, shall act in such capacity as herein above provided.  In connection with such appointment and assumption of a successor to the Master Servicer or Special Servicer as described herein, the Trustee or the Master Servicer, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Master Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Master Servicer or Special Servicer, as the case may be, hereunder.  The Trustee, the Master Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor Master Servicer or Special Servicer, as applicable.

Section 7.03                      Notification to Certificateholders.  (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02, the Paying Agent shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

(b)           Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five (5) days after the Paying Agent would be deemed to have notice of the occurrence of such an event in accordance with Section 8.02(vii), the Paying Agent shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

Section 7.04                      Waiver of Events of Default.  The Holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Paying Agent of the occurrence of such Event of Default; provided, however, that an Event of Default under clause (i) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes.  Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder.  Upon any such waiver of an Event of Default by Certificateholders, the Trustee shall be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Event of Default prior to such waiver from the Trust Fund.  No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived.  Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

Section 7.05                      Trustee as Maker of Advances.  In the event that the Master Servicer fails to fulfill its obligations hereunder to make any Advances and such failure remains uncured, the Trustee shall perform such obligations (x) within five Business Days following such failure by the Master Servicer with respect to Servicing Advances resulting in an Event of Default under Section 7.01(a)(iii) hereof to the extent a Responsible Officer of the Trustee has actual knowledge of such failure with respect to such Servicing Advances and (y) by noon, New York City time, on the related Distribution Date with respect to P&I Advances pursuant to the Paying Agent’s notice of failure pursuant to Section 4.03(a) unless such failure has been cured.  With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Master Servicer’s rights with respect to Advances hereunder, including, without limitation, the

Master Servicer’s rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be, (without regard to any impairment of any such rights of reimbursement caused by such Master Servicer’s default in its obligations hereunder); provided, however, that if Advances made by the Trustee and the Master Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Master Servicer for such Advances.  The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

[End of Article VII]

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE PAYING AGENT

Section 8.01                      Duties of the Trustee and the Paying Agent.  (a) The Trustee and the Paying Agent, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.  If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.  Any permissive right of the Trustee and the Paying Agent contained in this Agreement shall not be construed as a duty.

(b)           The Trustee or the Paying Agent, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Paying Agent which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement.  If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Paying Agent shall notify the party providing such instrument and requesting the correction thereof.  The Trustee or the Paying Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer or another Person, and accepted by the Trustee or the Paying Agent in good faith, pursuant to this Agreement.

(c)           No provision of this Agreement shall be construed to relieve the Trustee or the Paying Agent from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that:

(i)       Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the

Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(ii)       Neither the Trustee nor the Paying Agent shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or the Paying Agent, respectively, unless it shall be proved that the Trustee or the Paying Agent, respectively, was negligent in ascertaining the pertinent facts; and

(iii)       The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action).

Section 8.02                      Certain Matters Affecting the Trustee and the Paying Agent.  Except as otherwise provided in Section 8.01:

(i)       The Trustee and the Paying Agent may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)       The Trustee and the Paying Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

(iii)       Neither the Trustee nor the Paying Agent shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Paying Agent, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; neither the Trustee nor the Paying Agent shall be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an

Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

(iv)       Neither the Trustee nor the Paying Agent shall be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)       Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Paying Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to more than 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Paying Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Paying Agent, respectively, not reasonably assured to the Trustee or the Paying Agent by the security afforded to it by the terms of this Agreement, the Trustee or the Paying Agent, respectively, may require reasonable indemnity from such requesting Holders against such expense or liability as a condition to taking any such action.  The reasonable expense of every such reasonable examination shall be paid by the requesting Holders;

(vi)       The Trustee or the Paying Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee or the Paying Agent of its duties or obligations hereunder;

(vii)       For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

(viii)      Neither the Trustee nor the Paying Agent shall be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or Special Servicer, as the case may be, in which case the Trustee shall only be responsible for its own actions as Master Servicer or Special Servicer) or of the Depositor.

Section 8.03                      Trustee and Paying Agent Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.  The recitals contained herein and in the Certificates, other than the acknowledgments of the Trustee or the Paying Agent in Sections 2.02 and 2.04 and the signature, if any, of the Certificate Registrar and Authenticating Agent set forth on any outstanding Certificate, shall be taken as the statements of the Depositor, the Master Servicer or the Special Servicer, as the case may be, and the Trustee or the Paying Agent assume no responsibility for their correctness.  Neither the Trustee nor the Paying Agent makes any representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature, if any, of the Trustee or the Paying Agent set forth thereon) or of any Mortgage Loan or related document.  Neither the Trustee nor the Paying Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer, the Special Servicer or in the case of the Trustee, the Paying Agent (unless the Trustee is acting as Paying Agent).  The Trustee and the Paying Agent shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer and accepted by the Trustee or the Paying Agent, in good faith, pursuant to this Agreement.

Section 8.04                      Trustee or Paying Agent May Own Certificates.  The Trustee or the Paying Agent, each in its individual capacity, not as Trustee or Paying Agent, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Master Servicer, the Special Servicer, the Underwriters in banking transactions, with the same rights it would have if it were not Trustee or the Paying Agent.

Section 8.05                      Fees and Expenses of Trustee and Paying Agent; Indemnification of Trustee and Paying Agent.  (a) As compensation for the performance of their respective duties hereunder, the Trustee will be paid the Trustee Fee equal to the Trustee’s portion of one month’s interest at the Trustee Fee Rate, which shall cover recurring and otherwise reasonably anticipated expenses of the Trustee.  The Trustee Fee shall be paid monthly on a Mortgage Loan-by-Mortgage Loan basis.  As to each Mortgage Loan and REO Loan, the Trustee Fee shall accrue from time to time at the Trustee’s portion of the Trustee Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan and a 360-day year consisting of twelve 30-day months.  The Trustee Fee (which shall not be limited to any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee’s sole form of compensation for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder.

(b)           The Trustee, the Paying Agent (in each case, including in its individual capacity) and any director, officer, employee or agent of the Trustee and the Paying Agent, respectively, shall be entitled to be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Certificate Account or the Lower-Tier REMIC Distribution Account, as applicable, from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor Master Servicer or successor Special Servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, any act or omission of the Trustee or the Paying Agent, respectively, relating to the exercise and performance of any of the powers and duties of the Trustee or the Paying Agent, respectively, hereunder; provided, however, that none of the

Trustee or the Paying Agent, nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee or the Paying Agent, respectively, in the normal course of the Trustee or the Paying Agent, respectively, performing its duties in accordance with any of the provisions hereof, which are not “unanticipated expenses of the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence in the performance of the Trustee’s or the Paying Agent’s, respectively, obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee or the Paying Agent, respectively, made herein.  The provisions of this Section 8.05(b) shall survive the termination of this Agreement and any resignation or removal of the Trustee or the Paying Agent, respectively, and appointment of a successor thereto.  The foregoing indemnity shall also apply to the Paying Agent in its capacities of Certificate Registrar and Authenticating Agent.

(c)           The Trustee shall indemnify and hold harmless the Depositor from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by the Depositor or its Affiliates that arise out of or are based upon (i) a breach by the Trustee, in its capacity as 17g-5 Information Provider or in any other capacity in which the Trustee is required to provide information to a Privileged Person that is an NRSRO, of its obligations under this Agreement or (ii) gross negligence, bad faith or willful misconduct on the part of the Trustee, in its capacity as 17g-5 Information Provider or in any other capacity in which the Trustee is required to provide information to a Privileged Person that is an NRSRO, in the performance of such obligations or its negligent disregard of its obligations and duties under this Agreement.

Section 8.06                      Eligibility Requirements for Trustee and Paying Agent.  The Trustee and the Paying Agent hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Master Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Master Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) with respect to the Trustee only, an institution whose long-term senior unsecured debt is rated “Aa3” by Moody’s and “AA-” by Fitch; provided that the Trustee shall not cease to be eligible to serve as such based on a failure to satisfy such rating requirements so long as the Trustee maintains a long-term unsecured debt rating of no less than “A1” from Moody’s and “A+” from Fitch and the short-term debt obligations of the Trustee have a short-term rating of not less than “P-1” from Moody’s.

If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In the event the place of business from which the Paying Agent administers the Upper-Tier REMIC and the Lower-Tier REMIC or in which the Trustee’s office is located is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Paying Agent or the Trustee, as applicable shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax at no expense to the Trust or (iii) administer the Upper-Tier REMIC and the Lower-Tier REMIC from a state and local jurisdiction that does not impose such a tax.

Section 8.07                      Resignation and Removal of the Trustee and Paying Agent.  (a) The Trustee and the Paying Agent may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and the Trustee or the Paying Agent, as applicable, and to all Certificateholders.  Upon receiving such notice of resignation, the Depositor shall use its reasonable best efforts to promptly appoint a successor Trustee or Paying Agent acceptable to the Master Servicer and, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Paying Agent and to the successor Trustee or paying agent.  A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Certificateholders and the Trustee or Paying Agent, as applicable, by the Depositor.  If no successor Trustee or paying agent shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Paying Agent may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(b)           If at any time the Trustee or Paying Agent shall cease to be eligible in accordance with the provisions of Section 8.06 (and in the case of the Paying Agent, Section 5.08) and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee or Paying Agent shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Paying Agent or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or Paying Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee or Paying Agent (if different than the Trustee) shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee’s or Paying Agent’s, as applicable, reasonable control), to timely publish any report to be delivered, published or otherwise made available by the Trustee or Paying Agent pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee or Paying Agent fails to make distributions required pursuant to Section 4.01 or Section 9.01, then the Depositor may remove the Trustee or Paying Agent, as applicable, and appoint a successor Trustee or paying agent acceptable to the Master Servicer or paying agent acceptable to the Trustee or Paying Agent, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or Paying Agent so removed and to the successor Trustee or paying agent in the case of the removal of the Trustee or Paying Agent.  A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

(c)           The Holders of Certificates entitled to at least 75% of the Voting Rights may at any time remove the Trustee or Paying Agent and appoint a successor Trustee or paying agent by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee or Paying Agent so removed and one complete set to the successor so appointed.  A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the Master Servicer.

(d)           Any resignation or removal of the Trustee or Paying Agent and appointment of a successor Trustee or Paying Agent pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee or Paying Agent as provided in Section 8.08.

Upon any succession of the Trustee or Paying Agent under this Agreement, the predecessor Trustee or Paying Agent shall be entitled to the payment of accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred (including without limitation, unreimbursed Advances).  No Trustee or Paying Agent shall be personally liable for any action or omission of any successor Trustee or Paying Agent.

Section 8.08                      Successor Trustee or Paying Agent.  (a) Any successor Trustee or Paying Agent appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor Trustee or Paying Agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Paying Agent shall become effective and such successor Trustee or Paying Agent without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Paying Agent herein.  The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian, at Custodian’s option shall become the agent of the successor Trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

(b)           No successor Trustee or successor Paying Agent shall, as applicable, accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee or successor Paying Agent, as applicable, shall be eligible under the provisions of Section 8.06.

(c)           Upon acceptance of appointment by a successor Trustee or successor Paying Agent as provided in this Section 8.08, the Master Servicer shall deliver notice of the succession of such trustee or paying agent, as applicable, to the Depositor and the Certificateholders.  If the Master Servicer fails to deliver such notice within 10 days after acceptance of appointment by the successor Trustee or successor Paying Agent, as applicable, such successor Trustee or successor Paying Agent shall cause such notice to be delivered at the expense of the Master Servicer.

Section 8.09                      Merger or Consolidation of Trustee or Paying Agent.  Any Person into which the Trustee or the Paying Agent may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee or the Paying Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee or the Paying Agent shall be the successor of the Trustee or the Paying Agent, as applicable, hereunder; provided that, in the case of the Trustee, such successor Person shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.  The Trustee or the Paying Agent, as applicable, will post such notice to the Trustee’s Website in accordance with Section 3.15(b) and provide notice of such event to the Master Servicer, the Special Servicer, the Depositor, 17g-5 Information Provider and, after such notice has been posted to the 17g-5 Information Provider’s Website by the 17g-5 Information Provider in accordance with Section 3.15(c), the Rating Agencies.

Section 8.10                      Appointment of Co-Trustee or Separate Trustee.  (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.  If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.  All co-trustee fees shall be payable out of the Trust Fund.

(b)           In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(c)           Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee.

(d)           Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

(e)           The appointment of a co-trustee or separate trustee under this Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

Section 8.11                      Appointment of Custodians.  The Trustee may, with the consent of the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee.  Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor or any Affiliate of the Depositor.  Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee.  The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.  Any Custodian appointed hereunder must maintain a fidelity bond and errors and omissions policy in an amount customary for Custodians which serve in such capacity in commercial mortgage loan securitization transactions.

Section 8.12                      [Reserved.]

Section 8.13                      Representations and Warranties of the Trustee.  (a) The Trustee hereby represents and warrants to the Depositor, the Master Servicer, the Special Servicer and the Paying Agent for the benefit of the Certificateholders, as of the Closing Date, that:

(i)       The Trustee is a national banking association duly organized under the laws of the United States of America, duly organized, validly existing and in good standing under the laws thereof;

(ii)       The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee’s charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

(iii)       The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)       This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)       The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee;

(vi)       No litigation is pending or, to the best of the Trustee’s knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee; and

(vii)       No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

Section 8.14                      [Reserved.]

Section 8.15                      Representations and Warranties of the Paying Agent.  (a) The Paying Agent hereby represents and warrants to the Depositor, the Master Servicer, the Special Servicer, the Trustee and for the benefit of the Certificateholders, as of the Closing Date, that:

(i)       The Paying Agent is a national banking association duly organized under the laws of the United States of America, duly organized, validly existing and in good standing under the laws thereof;

(ii)       The execution and delivery of this Agreement by the Paying Agent, and the performance and compliance with the terms of this Agreement by the Paying Agent, will not violate the Paying Agent’s charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

(iii)       The Paying Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

(iv)       This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Paying Agent, enforceable against the Paying Agent in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)       The Paying Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Paying Agent’s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Paying Agent to perform its obligations under this Agreement or the financial condition of the Paying Agent;

(vi)       No litigation is pending or, to the best of the Paying Agent’s knowledge, threatened against the Paying Agent which would prohibit the Paying Agent from entering into this Agreement or, in the Paying Agent’s good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Paying Agent to perform its obligations under this Agreement or the financial condition of the Paying Agent; and

(vii)       No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Paying Agent, or compliance by the Paying Agent with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Paying Agent of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Paying Agent to perform its obligations hereunder.

[End of Article VIII]

ARTICLE IX

TERMINATION

Section 9.01                      Termination upon Repurchase or Liquidation of All Mortgage Loans.  Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Paying Agent, the Depositor, the Master Servicer, the Special Servicer, the Senior Trust Advisor, and the Trustee (other than the obligations of the Paying Agent to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by the Paying Agent and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the final payment (or related Advance) or other liquidation of the last Mortgage Loan or REO Property subject thereto, (ii) the purchase or other liquidation by the Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates, in that order of priority, of all the Mortgage Loans and the Trust Fund’s portion of each REO Property remaining in the Trust Fund at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) included in the Trust Fund, (2) the Appraised Value of the Trust Fund’s portion of each REO Property, if any, included in the Trust Fund (such Appraisals in clause (a)(2) to be conducted by an Independent MAI-designated appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding (other than the Controlling Class unless the Controlling Class is the only Class of Certificates then outstanding)) (which approval shall be deemed given unless more than 50% of such Certificateholders object within 20 days of receipt of notice thereof) and (3) the reasonable out-of-pocket expenses of the Master Servicer with respect to such termination, unless the Master Servicer is the purchaser of such Mortgage Loans, minus (b) solely in the case where the Master Servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Master Servicer in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Servicing Fees, remaining outstanding and payable solely to the Master Servicer (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase) or (iii) so long as the Class A Certificates are no longer outstanding, the voluntary exchange by the Sole Certificateholder of all the outstanding Certificates (other than the Class R Certificates) for the remaining Mortgage Loans and REO Properties in the Trust Fund pursuant to the terms of the immediately succeeding paragraph; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S Certificates are retired (and provided that there is only one Holder of the then outstanding Certificates (other than the Class Z Certificates and the Class R Certificates)), the Sole Certificateholder shall have the right to exchange all of its Certificates (other than the Class Z Certificates and the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (iii) of the first paragraph of this Section 9.01 by giving written notice to all the parties hereto no later than 60 days prior to the anticipated date of exchange.  In the event that the Sole Certificateholder elects to exchange all of its Certificates (other than the Class Z Certificates and the Class R Certificates) for all of the Mortgage Loans and the Trust Fund’s portion of each REO Property remaining in the Trust in accordance with the preceding sentence, such Sole Certificateholder, not later than the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Paying Agent hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Certificate Account, or an escrow account acceptable to the respective parties hereto, pursuant to Section 3.05(a) or that may be withdrawn from the Distribution Account pursuant to Section 3.05(a), but only to the extent that such amounts are not already on deposit in the Certificate Account.  In addition, the Master Servicer shall transfer all amounts required to be transferred to the Lower-Tier REMIC Distribution Account and Excess Interest Distribution Account on the P&I Advance Date related to such Distribution Date in which the final distribution on the Certificates is to occur from the Certificate Account pursuant to the first paragraph of Section 3.04(b).  Upon confirmation that such final deposits have been made and following the surrender of all its Certificates (other than the Class Z Certificates and the Class R Certificates) on the final Distribution Date, the Trustee shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Sole Certificateholder or any designee thereof, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with Section 9.02.  Solely for federal income tax purposes, the Sole Certificateholder shall be deemed to have purchased the assets of the Lower-Tier REMIC for an amount equal to the remaining Certificate Balance of the Principal Balance Certificates, plus accrued, unpaid interest with respect thereto, and the Trustee shall credit such amounts against amounts distributable in respect of such Certificates and Related Uncertificated Lower-Tier Interests.

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates, in that order of priority, may, at their option, elect to purchase all of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) and the Trust Fund’s portion of each REO Property remaining in the Trust Fund as contemplated by clause (i) of the first paragraph of this Section 9.01 by giving written notice to the Trustee, the Paying Agent and the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class R Certificates may so elect to purchase all of the Mortgage Loans and the Trust Fund’s portion of each REO Property remaining in the Trust Fund only on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans as set forth in the Preliminary Statement.  In the event that the Master Servicer or the Special Servicer purchases, or the Holders of the majority of the Controlling Class or the Holders of the Class R Certificates purchase, all of the Mortgage Loans and the Trust Fund’s portion of each REO Property remaining in the Trust Fund in accordance with the preceding sentence, the Master Servicer, the Special Servicer, the Holders of the majority of the Controlling Class or the Holders of the Class R Certificates, as applicable, shall deposit in the Lower-Tier REMIC Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Certificate Account).  In addition, the Master Servicer shall transfer to the Lower-Tier REMIC Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution.  Upon confirmation that such final deposits and payments have been made, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer, the Holders of the majority of the Controlling Class or the Holders of the Class R Certificates, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer, the Holders of the majority of the Controlling Class or the Holders of the Class R Certificates, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund.

For purposes of this Section 9.01, the Holders of the majority of the Controlling Class shall have the first option to terminate the Trust Fund, then the Special Servicer, then the Master Servicer, and then the Holders of the Class R Certificates.  For purposes of this Section 9.01, the Directing Certificateholder with the consent of the Holders of the Controlling Class, shall act on behalf of the Holders of the Controlling Class in purchasing the assets of the Trust Fund and terminating the Trust.

Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Paying Agent by letter to the Certificateholders, the 17g-5 Information Provider in accordance with the provisions of Section 3.15(c) (who shall promptly post a copy of such additional notice on the 17g-5 Information Provider’s Website in accordance with the provisions of Section 3.15(c)) and, on the second Business Day following the delivery of such notice to the 17g-5 Information Provider, to each Rating Agency and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

After transferring the Lower-Tier Distribution Amount and the amount of any Yield Maintenance Charges distributable to the Regular Certificates pursuant to Section 4.01(d) to the Upper-Tier REMIC Distribution Account pursuant to Section 3.04(b), and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Paying Agent shall distribute to each Certificateholder so presenting and surrendering its Certificates (i) such Certificateholder’s Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier REMIC Distribution Account that are allocable to payments on the Class of Regular Certificates so presented, (ii) to Holders of the Class Z Certificates so presented, any amounts remaining on deposit in the Excess Interest Distribution Account and (iii) any remaining amount shall be distributed to the Class R Certificates in respect of the Class LR Interest or the Class UR Interest, as applicable.  Amounts transferred from the Lower-Tier REMIC Distribution Account to the Upper-Tier REMIC Distribution Account as of the final Distribution Date, shall be distributed in termination and liquidation of the Uncertificated Lower-Tier Interests and the Class LR Interest in accordance with Sections 4.01(a), 4.01(b), 4.01(d) and 4.01(e).  Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of the Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(g).

Section 9.02                      Additional Termination Requirements.  (a) In the event the Master Servicer or the Special Servicer purchases, or the Holders of the Controlling Class or the Holders of the Class R Certificates purchase, all of the Mortgage Loans and the Trust Fund’s portion of each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which meet the definition of a “qualified liquidation” in Section 860F(a)(4) of the Code:

(i)       the Paying Agent shall specify the date of adoption of the plan of complete liquidation (which shall be the date of mailing of the notice specified in Section 9.01) in a statement attached to each of the Upper-Tier REMIC’s and the Lower-Tier REMIC’s final Tax Returns pursuant to Treasury Regulations Section 1.860F-1;

(ii)       during the 90-day liquidation period and at or prior to the time of the making of the final payment on the Certificates, the Paying Agent on behalf of the Trustee shall sell all of the assets of the Trust Fund to the Master Servicer, the Special Servicer, the Holders of the Controlling Class or the Holders of the Class R Certificates, as applicable, for cash; and

(iii)       within such 90 day liquidation period and immediately following the making of the final payment on the Uncertificated Lower-Tier Interests and the Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class R Certificates in respect of the Class LR Interest (in the case of the Lower-Tier REMIC) and the Class R Certificates in respect of the

Class UR Interest (in the case of the Upper-Tier REMIC) all cash on hand (other than cash retained to meet claims), and the Trust Fund and each of the Lower-Tier REMIC and the Upper-Tier REMIC shall terminate at that time.

[End of Article IX]

ARTICLE X

ADDITIONAL REMIC PROVISIONS

Section 10.01                                REMIC Administration.  (a) The Paying Agent shall make elections or cause elections to be made to treat each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code and, if necessary, under Applicable State and Local Tax Law.  Each such election will be made on Form 1066 or other appropriate federal tax return for the taxable year ending on the last day of the calendar year in which the Uncertificated Lower-Tier Interests and the Certificates are issued.  For the purposes of the REMIC election in respect of the Upper-Tier REMIC, each Class of the Regular Certificates shall be designated as the “regular interests” and the Class UR Interest shall be designated as the sole class of “residual interests” in the Upper-Tier REMIC.  For purposes of the REMIC election in respect of the Lower-Tier REMIC, each Class of Uncertificated Lower-Tier Interests shall be designated as a class of “regular interests” and the Class LR Interest shall be designated as the sole class of “residual interests” in the Lower-Tier REMIC.  None of the Special Servicer, the Master Servicer nor the Trustee shall permit the creation of any “interests” (within the meaning of Section 860G of the Code) in the Lower-Tier REMIC or the Upper-Tier REMIC other than the foregoing interests.

(b)           The Closing Date is hereby designated as the “startup day” of each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 860G(a)(9) of the Code.

(c)           The Paying Agent shall act on behalf of each of the Upper-Tier REMIC and Lower-Tier REMIC in relation to any tax matter or controversy involving either such REMIC and shall represent each such REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto.  The legal expenses, including without limitation attorneys’ or accountants’ fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the Paying Agent shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Certificate Account as provided by Section 3.05(a) unless such legal expenses and costs are incurred by reason of the Paying Agent’s willful misconduct, bad faith or gross negligence.  The Holder of the largest Percentage Interest in the Class R Certificates shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T, as the “tax matters person” of the Upper-Tier REMIC and the Lower-Tier REMIC.  By their acceptance thereof, the Holders of the largest Percentage Interest in the Class R Certificates hereby agrees to irrevocably appoint the Paying Agent as their agent to perform all of the duties of the “tax matters person” for the Upper-Tier REMIC and the Lower-Tier REMIC.

(d)           The Paying Agent shall prepare or cause to be prepared and shall file, or cause to be filed, all of the Tax Returns that it determines are required with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder, and shall cause the Trustee to sign such Tax Returns in a timely manner.  The ordinary expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

(e)           The Paying Agent shall provide or cause to be provided (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of such Class R Certificate to any Person who is a Disqualified Organization, or in the case of a Transfer to an agent thereof, to such agent, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service on Form 8811, within 30 days after the Closing Date, the name, title, address and telephone number of the “tax matters person” who will serve as the representative of each of the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder.

(f)           The Paying Agent shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Paying Agent’s control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the REMIC Provisions and the Trustee shall assist the Paying Agent to the extent reasonably requested by the Paying Agent to do so.  Neither the Master Servicer nor the Special Servicer shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) result in the imposition of a tax upon the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property”) (either such event, an “Adverse REMIC Event”) unless the Paying Agent receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Paying Agent determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Paying Agent or the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC created hereunder, endanger such status or, unless the Paying Agent determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax (not including a tax on “net income from foreclosure property”).  The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Paying Agent has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action.  The Paying Agent may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Paying Agent or the Trustee.  At all times as may be required by the Code, the Paying Agent will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of each of the Lower-Tier REMIC and the Upper-Tier REMIC as “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(g)           In the event that any applicable federal, state or local tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on the Lower-Tier REMIC or the Upper-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates, except as provided in the last sentence of this Section 10.01(g); provided that with respect to the estimated amount of tax imposed on any “net income from foreclosure property” pursuant to Section 860G(c) of the Code or any similar tax imposed by a state or local tax authority, the Special Servicer shall retain in the related REO Account a reserve for the payment of such taxes in such amounts and at such times as it shall deem appropriate (or as advised by the Paying Agent in writing), and shall remit to the Master Servicer such reserved amounts as the Master Servicer shall request in order to pay such taxes.  Except as provided in the preceding sentence, the Master Servicer shall withdraw from the Certificate Account sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is estimated to be legally owed by the Lower-Tier REMIC or the Upper-Tier REMIC (but such authorization shall not prevent the Paying Agent from contesting, at the expense of the Trust Fund (other than as a consequence of a breach of its obligations under this Agreement), any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).  The Paying Agent is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any “prohibited transaction” under Section 860F(a) of the Code or the amount of any taxable contribution to the Lower-Tier REMIC or the Upper-Tier REMIC after the Startup Day that is subject to tax under Section 860G(d) of the Code and use such income or amount, to the extent necessary, to pay such prohibited transactions tax.  To the extent that any such tax (other than any such tax paid in respect of “net income from foreclosure property”) is paid to the Internal Revenue Service or applicable state or local tax authorities, the Paying Agent shall retain an equal amount from future amounts otherwise distributable to the Holders of Class R Certificates (as applicable) and shall distribute such retained amounts, (x) in the case of the Uncertificated Lower-Tier Interests, to the Upper-Tier REMIC to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class R Certificates in respect of the Class LR Interest in the manner specified in Section 4.01(b) and (y) in the case of the Upper-Tier REMIC, to the Holders of the Principal Balance Certificates in the manner specified in Section 4.01(a), to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class R Certificates in respect of the Class UR Interest.  None of the Trustee, the Paying Agent, the Master Servicer or the Special Servicer shall be responsible for any taxes imposed on the Lower-Tier REMIC or the Upper-Tier REMIC except to the extent such taxes arise as a consequence of a breach of their respective obligations under this Agreement which breach constitutes willful misconduct, bad faith, or negligence by such party.

(h)           The Paying Agent shall, for federal income tax purposes, maintain or cause to be maintained books and records with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i)           Following the Startup Day, neither the Paying Agent nor the Trustee shall accept any contributions of assets to the Lower-Tier REMIC and the Upper-Tier REMIC unless the Paying Agent and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Lower-Tier REMIC or the Upper-Tier REMIC will not (i) cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding or (ii) subject any of the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j)           Neither the Paying Agent nor the Trustee shall enter into any arrangement by which the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC will receive a fee or other compensation for services nor permit the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(k)           Solely for the purposes of Treasury Regulations Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” by which the Certificate Balance or Notional Amount of each Class of Regular Certificates representing a “regular interest” in the Upper-Tier REMIC and by which the Lower-Tier Principal Amount of each Class of Uncertificated Lower-Tier Interests representing a “regular interest” in the Lower-Tier REMIC would be reduced to zero is the Rated Final Distribution Date.

(l)           None of the Trustee, the Paying Agent, the Master Servicer or the Special Servicer, as applicable, shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or Article III of this Agreement) or acquire any assets for the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC or sell or dispose of any investments in the Certificate Account or the REO Account for gain unless it has received an Opinion of Counsel that such sale, disposition or substitution will not (a) affect adversely the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (b) unless the Trustee, the Paying Agent, the Master Servicer or the Special Servicer, as applicable, has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to a tax on “prohibited transactions” pursuant to the REMIC Provisions.

Section 10.02                                Use of Agents.  (a) The Trustee shall execute all of its obligations and duties under this Article X through its Corporate Trust Office.  The Trustee may execute any of its obligations and duties under this Article X either directly or by or through agents or attorneys.  The Trustee shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents or attorneys.

(b)           The Paying Agent may execute any of its obligations and duties under this Article X either directly or by or through agents or attorneys.  The Paying Agent shall not be relieved of any of its duties or obligations under this Article X by virtue of the appointment of any such agents or attorneys.

Section 10.03                                Depositor, Master Servicer and Special Servicer to Cooperate with Paying Agent.  (a) The Depositor shall provide or cause to be provided to the Paying Agent within ten (10) days after the Depositor receives a request from the Paying Agent, all information or data that the Paying Agent reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumptions and projected cash flow of the Certificates.

(b)           The Master Servicer and the Special Servicer shall each furnish such reports, certifications and information, and upon reasonable notice and during normal business hours, access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Paying Agent in order to enable it to perform its duties hereunder.

Section 10.04                                Appointment of REMIC Administrators.  (a) The Paying Agent may appoint at the Paying Agent’s expense, one or more REMIC Administrators, which shall be authorized to act on behalf of the Paying Agent in performing the functions set forth in Section 10.01 herein.  The Paying Agent shall cause any such REMIC Administrator to execute and deliver to the Paying Agent an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein.  The appointment of a REMIC Administrator shall not relieve the Paying Agent from any of its obligations hereunder, and the Paying Agent shall remain responsible and liable for all acts and omissions of the REMIC Administrator.  Each REMIC Administrator must be acceptable to the Paying Agent and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities.  In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Paying Agent hereby agrees to act in such capacity in accordance with the terms hereof.  If Wells Fargo Bank, National Association is removed as Paying Agent, then Wells Fargo Bank, National Association shall be terminated as REMIC Administrator.

(b)           Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Paying Agent or the REMIC Administrator.

(c)           Any REMIC Administrator may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee, the Certificate Registrar, the Paying Agent, the Master Servicer, the Special Servicer and the Depositor.  The Paying Agent may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Master Servicer, the Certificate Registrar and the Depositor.  Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 10.04, the Paying Agent may appoint a successor REMIC Administrator, in which case the Paying Agent shall given written notice of such appointment to the Master Servicer and the Depositor and shall mail notice of such appointment to all Certificateholders; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 10.04.  Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator.  No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Paying Agent.

[End of Article X]

ARTICLE XI

EXCHANGE ACT REPORTING AND REGULATION AB COMPLIANCE

Section 11.01                                Intent of the Parties; Reasonableness.  The parties hereto acknowledge and agree that the purpose of Article XI of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB and the related rules and regulations of the Commission.  The Depositor shall not exercise its rights to request delivery of information or other performance under these provisions other than in reasonable good faith, or for purposes other than compliance with the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and, in each case, the rules and regulations of the Commission thereunder.  The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, due to interpretive guidance provided by the Commission or its staff, and agree to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of such evolving interpretations of Regulation AB (to the extent such interpretations require compliance and are not “grandfathered”).  In connection with the J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5, each of the Master Servicer, the Special Servicer, the Senior Trust Advisor, the Trustee, the Custodian and the Paying Agent shall cooperate fully with the Depositor and the Paying Agent, as applicable, to deliver or make available to the Depositor or the Paying Agent (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information (in its possession or reasonably attainable) necessary in the reasonable good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Servicer, the Special Servicer, the Senior Trust Advisor, the Trustee, the Custodian and the Paying Agent, as applicable, and any Sub-Servicer, or the servicing of the Mortgage Loans, reasonably believed by the Depositor to be necessary in order to effect such compliance.  Each party to this Agreement shall have a reasonable period of time to comply with any written request made under this Section 11.01, but in any event, shall, upon reasonable advance written request, provide information in sufficient time to allow the Depositor to satisfy any related filing requirements.  For purposes of this Article XI, to the extent any party has an obligation to exercise commercially reasonable efforts to cause a third party to perform, such party hereunder shall not be required to bring any legal action against such third party in connection with such obligation.

Section 11.02                                Succession; Subcontractors.  (a) As a condition to the succession to the Master Servicer and Special Servicer or to any Sub-Servicer as servicer or sub-servicer under this Agreement by any Person (i) into which the Master Servicer and Special Servicer or such Sub-Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer and Special Servicer or to any Sub-Servicer, the person removing and replacing the Master Servicer and Special Servicer shall provide to the Depositor and the Paying Agent, at least 15 calendar days prior to the effective date of such succession or appointment (or such shorter period as is agreed to by the Depositor), (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information relating to such successor reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act); provided, however that if disclosing such information prior to such effective date would violate any applicable law or confidentiality agreement, the Master Servicer, the Special Servicer or any Additional Servicer, as the case may be, shall submit such disclosure to the Depositor no later than the first Business Day after the effective date of such succession or appointment.

(b)           Each of the Master Servicer, the Special Servicer, the Sub-Servicer, the Trustee, the Senior Trust Advisor and the Paying Agent (each of the Master Servicer, the Special Servicer, the Trustee, the Senior Trust Advisor and the Paying Agent and each Sub-Servicer, for purposes of this Section 11.02, a “Servicer”) is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder.  If such Subcontractor will be a Servicing Function Participant, such Servicer shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by such Servicer, specifying (i) the identity of such Subcontractor and (ii) the elements of the Servicing Criteria that will be addressed in assessments of compliance provided by each such Subcontractor.  As a condition to the utilization by such Servicer of any Subcontractor determined to be a Servicing Function Participant, such Servicer shall (i) with respect to any such Subcontractor engaged by such Servicer that is an Initial Sub-Servicer, use commercially reasonable efforts to cause, and (ii) with respect to any other subcontractor with which it has entered into a servicing relationship, cause such Subcontractor used by such Servicer for the benefit of the Depositor and the Trustee to comply with the provisions of Section 11.10 and Section 11.11 of this Agreement to the same extent as if such Subcontractor were such Servicer.  With respect to any Servicing Function Participant engaged by such Servicer that is an Initial Sub-Servicer, such Servicer shall be responsible for using commercially reasonable efforts to obtain, and with respect to each other Servicing Function Participant engaged by such Servicer, such Servicer shall obtain from each such Servicing Function Participant and deliver to the applicable Persons any assessment of compliance report and related accountant’s attestation required to be delivered by such Subcontractor under Section 11.10 and Section 11.11, in each case, as and when required to be delivered.  For the avoidance of doubt, the Custodian shall not be permitted to utilize any Subcontractor to perform any of its obligations hereunder.

(c)           Notwithstanding the foregoing, if a Servicer engages a Subcontractor, other than an Initial Sub-Servicer in connection with the performance of any of its duties under this Agreement, such Servicer shall be responsible for determining whether such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and whether any such Subcontractor meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB.  If a Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, then such Subcontractor shall be deemed to be a Sub-Servicer for purposes of this Agreement, the engagement of such Sub-Servicer shall not be effective unless and until notice is given to the Depositor and the Paying Agent of any such Sub-Servicer and Subservicing Agreement.  Other than with respect to the Initial Sub-Servicer, no Subservicing Agreement shall be effective until 15 days after such written notice is received by the Depositor and the Paying Agent (or such shorter period as is agreed to by the Depositor).  Such notice shall contain all information reasonably necessary to enable the Paying Agent to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(d)           In connection with the succession to the Trustee under this Agreement by any Person (i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall deliver written notice to the Depositor and the 17g-5 Information Provider and, on the second Business Day after providing such notice to the 17g-5 Information Provider, to each Rating Agency, in each case at least 30 calendar days prior to the effective date of such succession or appointment (or if such prior notice is violative of applicable law or any applicable confidentiality agreement, no later than one (1) Business Day after such effective date of succession) and shall furnish to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary for the Paying Agent to accurately and timely report, pursuant to Section 11.07, the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

(e)           Notwithstanding anything to the contrary contained in this Article XI, in connection with any Sub-Servicer and/or any Mortgage Loan that is the subject of an Initial Sub-Servicing Agreement, with respect to all matters related to Regulation AB, the Master Servicer shall not have any obligation other than to use commercially reasonable efforts to cause such Sub-Servicer to comply with its obligations under such Initial Sub-Servicing Agreement.

Section 11.03                                Filing Obligations.  (a) The Master Servicer, the Special Servicer, the Paying Agent, the Senior Trust Advisor and the Trustee shall reasonably cooperate with the Depositor in connection with the satisfaction of the Trust’s reporting requirements under the Exchange Act.  Pursuant to Sections 11.04, 11.05, 11.06 and 11.07 of this Agreement, the Paying Agent shall prepare for execution by the Depositor any Forms 8-K, 10-D and 10-K required by the Exchange Act, in order to permit the timely filing thereof, and the Paying Agent shall file (via the Commission’s Electronic Data Gathering and Retrieval System (“EDGAR”)) such Forms executed by the Depositor.

Each party hereto shall be entitled to rely on the information in the Prospectus Supplement with respect to the identity of any Sponsor, credit enhancer, derivative provider or

“significant obligor” as of the Closing Date other than with respect to itself or any information required to be provided by it or indemnified for by it pursuant to any separate agreement.

(b)           In the event that the Paying Agent is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Paying Agent will promptly notify the Depositor.  In the case of Forms 10-D and 10-K, the Depositor, the Master Servicer, the Paying Agent, the Senior Trust Advisor and the Trustee will thereupon cooperate to prepare and file a Form 12b-25 and a Form 10-D/A or Form 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Paying Agent will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next succeeding Form 10-D to be filed for the Trust.  In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, the Paying Agent will notify the Depositor, and such other parties as needed and the parties hereto will cooperate with the Paying Agent to prepare any necessary Form 8-K/A, Form 10-D/A or Form 10-K/A.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by an officer of the Depositor.  The parties to this Agreement acknowledge that the performance by the Paying Agent of its duties under this Section 11.03 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon the parties observing all applicable deadlines in the performance of their duties under Sections 11.03, 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11 and 11.16 of this Agreement.  The Paying Agent shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file any such Form 15, Form 12b-25 or any amendments to Form 8-K, Form 10-D or Form 10-K, where such failure results from the Paying Agent’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 11.04                                Form 10-D Filings.  (a) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Paying Agent shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Paying Agent shall file each Form 10-D with a copy of the related Statement to Certificateholders attached thereto.  Any disclosure in addition to the Statement to Certificateholders that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall, pursuant to the following paragraph be reported by the parties set forth on Exhibit BB to the Depositor and the Paying Agent and approved by the Depositor, and the Paying Agent will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, absent such reporting, direction and approval.

For so long as the Trust is subject to the reporting requirements of the Exchange Act, as set forth on Exhibit BB hereto, within 5 calendar days after the related Distribution Date, (i) certain parties to this Agreement identified on Exhibit BB hereto shall be required to provide to the Paying Agent and the Depositor (and in the case of any Servicing Function Participant, with a copy to the Master Servicer), to the extent a Regulation AB Servicing Officer or

Responsible Officer, as the case may be, has actual knowledge, in EDGAR compatible format, or in such other format as otherwise agreed upon by the Paying Agent, the Depositor and such providing parties, the form and substance of any Additional Form 10-D Disclosure, if applicable, (ii) the parties listed on Exhibit BB hereto shall include with such Additional Form 10-D Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit EE and (iii) the Depositor shall approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  Information delivered to the Paying Agent hereunder should be delivered by email to cts.sec.notifications@wellsfargo.com or by fax to 410-715-2380, Attn: CTS SEC Notifications.  Neither the Trustee nor the Paying Agent has any duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit BB of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information.  The Depositor will be responsible for any reasonable expenses incurred by the Trustee or Paying Agent in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

The Paying Agent shall include in any Form 10-D filed by it (i) the information required by Rule 15Ga-1(a) of the Exchange Act concerning all assets of the Trust that were subject of a demand for the repurchase of, or the substitution of a Qualified Substitute Mortgage Loan for, a Mortgage Loan contemplated by Section 2.03(b) and (ii) a reference to the most recent Form ABS-15G filed by the Depositor and the Mortgage Loan Seller, if applicable, and the SEC’s assigned “Central Index Key” for each such filer.  The Depositor and the Mortgage Loan Seller, in accordance with Section 6(b) of the Mortgage Loan Purchase Agreement, shall deliver such information to the Paying Agent.

Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.”  The Depositor hereby represents to the Paying Agent that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days.  The Depositor shall notify the Paying Agent in writing, no later than the 5th calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be “no.”  The Paying Agent shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

(b)           After preparing the Form 10-D, the Paying Agent shall forward electronically a copy of the Form 10-D to the Depositor for review no later than 10 calendar days after the related Distribution Date or, if the 10th calendar day after the related Distribution Date is not a Business Day, the immediately preceding Business Day.  Within two Business Days after receipt of such copy, but no later than the 2 Business Days prior to the 15th calendar day after the Distribution Date, the Depositor shall notify the Paying Agent in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D and, a duly authorized officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Paying Agent.  Alternatively, if the Paying Agent agrees in its sole discretion, the Depositor may deliver to the Paying Agent manually signed copies of a power of attorney meeting the requirements of Item 601(b)(24) of Regulation S-K under the Securities Act, and certified copies of a resolution of the Depositor’s board of directors authorizing such power of attorney, each to be filed with each Form 10-D, in which case the Paying Agent shall sign such Forms 10-D as attorney in fact for the Depositor.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Paying Agent will follow the procedures set forth in Section 11.03(b).  Promptly after filing with the Commission, the Paying Agent will make available on its internet website a final executed copy of each Form 10-D filed by the Paying Agent.  The signing party at the Depositor can be contacted at Bianca Russo, Managing Director and Secretary, J.P. Morgan Chase Commercial Mortgage Securities Corp., 277 Park Avenue, 13th Floor, New York, New York 10172-0003, telecopy number:  (917) 464-6116, with a copy to Kunal Singh, Executive Director, J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, telecopy number:  (212) 834-6029.  The parties to this Agreement acknowledge that the performance by the Paying Agent of its duties under this Section 11.04(b) related to the timely preparation and filing of Form 10-D is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 11.04(b).  Neither the Trustee nor the Paying Agent shall have any liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-D, where such failure results from the Paying Agent’s inability or failure to receive, on a timely basis, any information from any party to this Agreement needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

Section 11.05                                Form 10-K Filings.  (a) Within 90 days after the end of each fiscal year of the Trust (it being understood that the fiscal year for the Trust ends on December 31 of each year) or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”), commencing in March 2012, the Paying Agent shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Paying Agent within the applicable time frames set forth in this Agreement:

(i)       an annual compliance statement for the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and each Additional Servicer, as described under Section 11.09;

(ii)      (A)          the annual reports on assessment of compliance with servicing criteria for the Trustee, the Master Servicer, the Special Servicer, the Paying Agent, the Custodian, the Senior Trust Advisor, each Additional Servicer and each other Servicing Function Participant utilized by the Master Servicer, the Special Servicer, the Paying Agent, the Senior Trust Advisor, the Custodian or Trustee, as described under Section 11.10; and

   (B)           if any such report on assessment of compliance with servicing criteria described under Section 11.10 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if such report on assessment of compliance with servicing criteria described under Section 11.10 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included;

(iii)     (A)          the registered public accounting firm attestation report for the Trustee, the Master Servicer, the Special Servicer, the Paying Agent, the Custodian, the Senior Trust Advisor, each Additional Servicer and each Servicing Function Participant utilized by the Master Servicer, the Special Servicer, the Paying Agent, the Senior Trust Advisor, the Custodian or the Trustee, as described under Section 11.11; and

   (B)           if any registered public accounting firm attestation report described under Section 11.11 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K,  disclosure that such report is not included and an explanation why such report is not included; and

(iv)       a certification in the form attached hereto as Exhibit Y, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the “Sarbanes-Oxley Certification”), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization.

Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall, pursuant to the following paragraph be reported by the parties set forth on Exhibit CC to the Depositor and the Paying Agent and approved by the Depositor and the Paying Agent will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, absent such reporting, direction and approval.  Information delivered to the Paying Agent hereunder should be delivered by email to cts.sec.notifications@wellsfargo.com or by fax to 410-715-2380, Attn: CTS SEC Notifications.

As set forth on Exhibit CC hereto, no later than March 15 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2012, (i) the parties listed on Exhibit CC shall be required to provide to the Paying Agent and the Depositor, to the extent a Regulation AB Servicing Officer or Responsible Officer, as the case may be, has actual knowledge, in EDGAR compatible format or in such other format as otherwise agreed upon by the Paying Agent, the Depositor and such providing parties, the form and substance of any Additional Form 10-K Disclosure, if applicable, (ii) the parties listed on Exhibit CC hereto shall include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit EE and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.  Neither the Trustee nor the Paying Agent has any duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit CC of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information.  The Depositor will be responsible for any reasonable expenses incurred by the Trustee and the Paying Agent in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.”  The Depositor hereby represents to the Paying Agent that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days.  The Depositor shall notify the Paying Agent in writing, no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no.”  The Paying Agent shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

(b)           After preparing the Form 10-K, the Paying Agent shall forward electronically a copy of the Form 10-K to the Depositor for review no later than six (6) Business Days prior to the 10-K Filing Deadline.  Within three (3) Business Days after receipt of such copy, but no later than March 25th, the Depositor shall notify the Paying Agent in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K and the senior officer in charge of securitization for the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Paying Agent at such time.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Paying Agent shall follow the procedures set forth in Section 11.03(b).  Promptly after filing with the Commission, the Paying Agent will make available on its internet website a final executed copy of each Form 10-K filed by the Paying Agent.  The signing party at the Depositor can be contacted at Bianca Russo, Managing Director and Secretary, J.P. Morgan Chase Commercial Mortgage Securities Corp., 277 Park Avenue, 13th Floor, New York, New York 10172-0003, telecopy number:  (917) 464-6116, with a copy to Kunal Singh, Executive Director, J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, telecopy number:  (212) 834-6029.  The parties to this Agreement acknowledge that the performance by the Paying Agent of its duties under this Section 11.05 related to the timely preparation and filing of Form 10-K is contingent upon the parties to this Agreement (and any Additional Servicer or Servicing Function Participant engaged or utilized, as applicable, by any such parties) observing all applicable deadlines in the performance of their duties under this Section 11.05.  Neither the Trustee nor the Paying Agent shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 10-K, where such failure results from the Paying Agent’s failure to receive, on a timely basis, any information from the parties to this Agreement (or any Sub-Servicer or Servicing Function Participant engaged by any such parties) needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

Section 11.06                                Sarbanes-Oxley Certification.  Each Form 10-K shall include a Sarbanes-Oxley Certification in the form attached as Exhibit Y required to be included therewith pursuant to the Sarbanes-Oxley Act.  The Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Custodian and the Senior Trust Advisor shall provide, and (i) with respect to each Initial Sub-Servicer engaged by the Master Servicer or the Special Servicer, as applicable, that is a Servicing Function Participant use commercially reasonable efforts to cause such Initial Sub-Servicer to provide, and (ii) with respect to each other Servicing Function Participant with which the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Custodian or the Senior Trust Advisor has entered into a servicing relationship with respect to the Mortgage Loans, shall cause such Servicing Function Participant to provide, to the Person who signs the

Sarbanes-Oxley Certification (the “Certifying Person”), on or before March 15 of each year commencing in March 2012, a certification in the form attached hereto as Exhibits Z-1, Z-2, Z-3, Z-4, Z-5 or Z-6 (each, a “Performance Certification”), as applicable, on which the Certifying Person, the entity for which the Certifying Person acts as an officer (if the Certifying Person is an individual), and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  The senior officer in charge of securitization for the Depositor shall serve as the Certifying Person on behalf of the Trust.  In addition, each Reporting Servicer shall execute a reasonable reliance certificate (which may be included as part of such other certifications being delivered by such Reporting Servicer) to enable the Certification Parties to rely upon each (i) annual compliance statement provided pursuant to Section 11.09, if applicable, (ii) annual report on assessment of compliance with servicing criteria provided pursuant to Section 11.10 and (iii) accountant’s report provided pursuant to Section 11.11, and shall include a certification that each such annual compliance statement or report discloses any deficiencies or defaults described to the registered public accountants of such Reporting Servicer to enable such accountants to render the certificates provided for in Section 11.11.  In the event any Reporting Servicer is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement or primary servicing agreement, as the case may be, such Reporting Servicer shall provide a certification to the Certifying Person pursuant to this Section 11.06 with respect to the period of time it was subject to this Agreement or the applicable sub-servicing or primary servicing agreement, as the case may be.  Each such Performance Certification shall be provided in EDGAR compatible format, or in such other format agreed upon by the Depositor, the Paying Agent and such providing parties.  Notwithstanding the foregoing, nothing in this Section 11.06 shall require any Reporting Servicer (i) to certify or verify the accurateness or completeness of any information provided to such Reporting Servicer by third parties (including a Significant Obligor, but other than an Additional Servicer or a Sub-Servicer appointed pursuant to Section 3.22), (ii) to certify information other than to such Reporting Servicer’s knowledge and in accordance with such Reporting Servicer’s responsibilities hereunder or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Reporting Servicer have been completed except as they have been left blank on their face.

Notwithstanding anything to the contrary contained in this Section 11.06, with respect to each year in which the Trust is not subject to the reporting requirements of the Exchange Act, none of the parties required to deliver any certification under this Section 11.06 shall be obligated to do so.

Section 11.07                                Form 8-K Filings.  Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor and to the extent it receives the Form 8-K Disclosure Information described below, the Paying Agent shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall, pursuant to the following paragraph be reported by the parties set forth on Exhibit DD to the Depositor and the Paying Agent and approved by the Depositor, and the Paying Agent will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, absent such reporting, direction and approval.

As set forth on Exhibit DD hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than noon, New York City time, on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties set forth on Exhibit DD hereto shall be required to provide to the Depositor and the Paying Agent, to the extent a Regulation AB Servicing Officer or Responsible Officer, as the case may be, has actual knowledge, in EDGAR compatible format or in such other format agreed upon by the Depositor, the Paying Agent and such providing parties any Form 8-K Disclosure Information, if applicable, (ii) the parties listed on Exhibit DD hereto shall include with such Form 8-K Disclosure Information, an Additional Disclosure Notification in the form attached hereto as Exhibit EE and (iii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on Form 8-K.  Neither the Trustee nor the Paying Agent has any duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit DD of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information.  The Depositor will be responsible for any reasonable expenses incurred by the Trustee and the Paying Agent in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.  Information delivered to the Paying Agent hereunder should be delivered by email to cts.sec.notifications@wellsfargo.com or by fax to 410-715-2380, Attn: CTS SEC Notifications.

After preparing the Form 8-K, the Paying Agent shall forward electronically a copy of the Form 8-K to the Depositor for review no later than noon, New York City time, on the 3rd Business Day after the Reportable Event, but in no event earlier than 24 hours after having received the Form 8-K Disclosure Information pursuant to the immediately preceding paragraph.  Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event, the Depositor shall notify the Paying Agent in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K.  No later than noon, New York City time, on the 4th Business Day after the Reportable Event, a duly authorized officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Paying Agent.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Paying Agent will follow the procedures set forth in Section 11.03(b).  Promptly after filing with the Commission, the Paying Agent will, make available on its internet website a final executed copy of each Form 8-K filed by the Paying Agent.  The signing party at the Depositor can be contacted at Bianca Russo, Managing Director and Secretary, J.P. Morgan Chase Commercial Mortgage Securities Corp., 277 Park Avenue, 13th Floor, New York, New York 10172-0003, telecopy number:  (917) 464-6116, with a copy to Kunal Singh, Executive Director, J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, telecopy number:  (212) 834-6029.  The parties to this Agreement acknowledge that the performance by the Paying Agent of its duties under this Section 11.07 related to the timely preparation and filing of Form 8-K is contingent upon such parties observing all applicable deadlines in the performance of their duties under this Section 11.07.  Neither the Trustee nor the Paying Agent shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, arrange for execution and/or timely file such Form 8-K, where such failure results from the Paying Agent’s inability or failure to receive, on a timely basis, any information from the parties to this Agreement needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

The Master Servicer, the Special Servicer, the Paying Agent and the Trustee shall promptly notify (and the Master Servicer and the Special Servicer, as applicable, shall (i) with respect to each Initial Sub-Servicer that is an Additional Servicer engaged by such Master Servicer or Special Servicer, as applicable, use commercially reasonable efforts to cause such Additional Servicer to promptly notify and (ii) with respect to each other Additional Servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans (other than a party to this Agreement) cause such Additional Servicer to promptly notify) the Depositor and the Paying Agent, but in no event later than noon, New York City time, on the 2nd Business Day after its occurrence, of any Reportable Event applicable to such party to the extent a Regulation AB Servicing Officer or Responsible Officer, as the case may be, has actual knowledge, in EDGAR compatible format.

Notwithstanding anything to the contrary in this Section 11.07, with respect to each year in which the Trust is not subject to the reporting requirements of the Exchange Act, none of the parties hereto are required to deliver Form 8-K Disclosure Information.

Section 11.08                                Form 15 Filing.  On or prior to January 30th of the first year in which the Depositor shall provide notice to the Paying Agent of its ability under applicable law, to suspend its Exchange Act filings, the Paying Agent shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act or any form necessary to be filed with the Commission to suspend such reporting obligations.  With respect to any reporting period occurring after the filing of such form, the obligations of the parties to this Agreement under Section 11.04, Section 11.05 and Section 11.07 shall be suspended and reports or certifications due under Section 11.09, 11.10 and 11.11 shall not be due until April 15th of each year.  The Paying Agent shall provide prompt notice to the Mortgage Loan Seller and all other parties hereto that such form has been filed.  If, after the filing of a Form 15 Suspension Notification, the Depositor shall provide notice to the Paying Agent that it is required to resume its Exchange Act filings, the Paying Agent shall recommence preparing and filing reports on Forms 10-K, 10-D and 8-K as required pursuant to Section 11.04, Section 11.05 and Section 11.07, and all parties’ obligations under this Article XI shall recommence.

Section 11.09                                Annual Compliance Statements.  The Master Servicer, the Special Servicer, the Trustee and the Paying Agent (each, a “Certifying Servicer”) shall (and each such party shall (i) with respect to each Additional Servicer engaged by the Certifying Servicer that is an Initial Sub-Servicer, use commercially reasonable efforts to cause such Additional Servicer to deliver to and (ii) with respect to each other Additional Servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans, cause such Additional Servicer to deliver to), on or before March 15th of each year, commencing in March 2012, deliver to the Trustee, the Paying Agent (which copy shall be deemed furnished by the Trustee and the Paying Agent when made available on its internet website), the Depositor and the 17g-5 Information Provider and, on the second Business Day after providing such statement to the 17g-5 Information Provider, the 17g-5 Information Provider will provide to each Rating Agency, an

Officer’s Certificate, in the form attached hereto as Exhibit HH (or such other form, similar in substance, as may be reasonably acceptable to the Depositor) stating, as to the signer thereof, that (A) a review of such Certifying Servicer’s activities during the preceding calendar year or portion thereof and of such Certifying Servicer’s performance under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such Certifying Servicer has fulfilled all its obligations under this Agreement, or the applicable sub-servicing agreement or primary servicing agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Such Officer’s Certificate shall be provided in EDGAR compatible format, or in such other format agreed upon by the Depositor, the Paying Agent and such providing parties.  Each Certifying Servicer shall (i) with respect to each Additional Servicer engaged by such Certifying Servicer that is an Initial Sub-Servicer, use commercially reasonable efforts to cause such Additional Servicer, and (ii) with respect to each other Additional Servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans, cause such Additional Servicer to forward a copy of each such statement (or, in the case of the Trustee and the Paying Agent, make a copy of each such statement available on its internet website) to the Directing Certificateholder and the 17g-5 Information Provider and, on the second Business Day after providing such statement to the 17g-5 Information Provider, to each Rating Agency.  Promptly after receipt of each such Officer’s Certificate, the Depositor may review each such Officer’s Certificate and, if applicable, consult with the Certifying Servicer as to the nature of any failures by the Certifying Servicer or any related Additional Servicer with which the Certifying Servicer has entered into a servicing relationship with respect to the Mortgage Loans in the fulfillment of any of the Certifying Servicer’s or Additional Servicer’s obligations hereunder or under the applicable sub-servicing or primary servicing agreement.  The obligations of the Certifying Servicer and each Additional Servicer under this Section apply to the Certifying Servicer and each Additional Servicer that serviced a Mortgage Loan during the applicable period, whether or not such Certifying Servicer or Additional Servicer is acting as the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or Additional Servicer at the time such Officer’s Certificate is required to be delivered.  None of the Master Servicer, Special Servicer or Additional Servicer shall be required to cause the delivery of any such statement until April 15 in any given year so long as it has received written confirmation from the Depositor that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

In the event the Master Servicer, the Special Servicer, the Trustee or the Paying Agent is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each of the Master Servicer and the Special Servicer shall (i) with respect to an Initial Sub-Servicer engaged by such party that is an Additional Servicer that resigns or is terminated under any applicable servicing agreement, use its reasonable efforts to cause such Additional Servicer to provide and (ii) with respect to any other Additional Servicer engaged by such party that resigns or is terminated under any applicable servicing agreement, cause such Additional Servicer to provide, an annual statement of compliance pursuant to this Section 11.09 with respect to the period of time that the Master Servicer, the Special Servicer, the Trustee or the Paying Agent was subject to this Agreement or the period of time that such Additional Servicer was subject to such other servicing agreement.

Section 11.10                                Annual Reports on Assessment of Compliance with Servicing Criteria.  (a) On or before March 15th of each year, commencing in March 2012, the Master Servicer, the Special Servicer, the Trustee, the Custodian, the Senior Trust Advisor and the Paying Agent, each at its own expense, shall furnish (and each such party shall (i)  with respect to each Initial Sub-Servicer engaged by such Master Servicer, Special Servicer, Trustee, Senior Trust Advisor, Custodian or Paying Agent that is a Servicing Function Participant, use commercially reasonable efforts to cause such Servicing Function Participant to furnish and (ii) with respect to each other Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, cause such Servicing Function Participant to furnish) to the Trustee, the Paying Agent, the Depositor (which copy shall be deemed furnished by the Trustee and Paying Agent when made available on its internet website) (and, with respect to the Special Servicer, also to the Senior Trust Advisor), and the 17g-5 Information Provider and, on the second Business Day after providing such statement to the 17g-5 Information Provider, to each Rating Agency, a report substantially in the form of Exhibit II or such other form provided by such Reporting Servicer that complies in all material respects with the requirements of Item 1122 of Regulation AB, on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by such Reporting Servicer of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such Reporting Servicer used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 11.05, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.  Such report shall be provided in EDGAR compatible format, or in such other format agreed upon by the Depositor, the Paying Agent and the Reporting Servicer.

Each such report shall be addressed to the Depositor and signed by an authorized officer of the applicable company, and shall address the Relevant Servicing Criteria specified on a certification substantially in the form of Exhibit AA hereto delivered to the Depositor on the Closing Date.  Promptly after receipt of each such report, (i) the Depositor may review each such report and, if applicable, consult with each Reporting Servicer as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria applicable to it (and each Servicing Function Participant engaged or utilized by each Reporting Servicer, as applicable), and (ii) the Paying Agent shall confirm that the assessments taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit AA and notify the Depositor of any exceptions.  None of the Master Servicer, the Special Servicer, the Paying Agent, the Trustee or any Servicing Function Participant shall be required to cause the delivery of any such assessments until April 15th in any given year so long as it has received written confirmation from the Depositor that a report on Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

Notwithstanding the foregoing, at any time that the Paying Agent and the Trustee are the same entity, the Paying Agent and Trustee may provide a combined assessment of compliance required pursuant to this Section 11.10(a) in respect of their combined Relevant Servicing Criteria as set forth on Exhibit AA hereto.

(b)           The Master Servicer, the Special Servicer, the Trustee, the Senior Trust Advisor and the Paying Agent hereby acknowledge and agree that the Relevant Servicing Criteria set forth on Exhibit AA is appropriately set forth with respect to such party and any Servicing Function Participant with which the Master Servicer, Special Servicer, Trustee, Senior Trust Advisor or Paying Agent has entered into a servicing relationship.

(c)           No later than 10 Business Days after the end of each fiscal year for the Trust, the Master Servicer and the Special Servicer shall notify the Paying Agent and the Depositor as to the name of each Additional Servicer engaged by it and each Servicing Function Participant utilized by it, in each case other than with respect to any Initial Sub-Servicer, and the Trustee, the Senior Trust Advisor and the Paying Agent shall notify the Depositor as to the name of each Servicing Function Participant utilized by it, in each case by providing an updated Exhibit GG, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant.  When the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Senior Trust Advisor submit their assessments pursuant to Section 11.10(a), the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Senior Trust Advisor, as applicable, will also at such time include the assessment (and related attestation pursuant to Section 11.11) of each Servicing Function Participant engaged by it.

In the event the Master Servicer, the Special Servicer, the Trustee, the Senior Trust Advisor, the Custodian and the Paying Agent is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide (and each of the Master Servicer and the Special Servicer shall (i) with respect to an Initial Sub-Servicer engaged by such Master Servicer or Special Servicer that is an Additional Servicer that resigns or is terminated under any applicable servicing agreement, use its reasonable efforts to cause such Additional Servicer and (ii) with respect to any other Additional Servicer that resigns or is terminated under any applicable servicing agreement, cause such Additional Servicer to provide) an annual assessment of compliance pursuant to this Section 11.10, coupled with an attestation as required in Section 11.11 with respect to the period of time that the Master Servicer, the Special Servicer, the Trustee, the Senior Trust Advisor, the Custodian or the Paying Agent was subject to this Agreement or the period of time that the Additional Servicer was subject to such other servicing agreement.

(d)           The Senior Trust Advisor may at any time request from the Paying Agent confirmation of whether a Control Event occurred during the previous calendar year, and upon such request the Paying Agent shall deliver such confirmation to the Senior Trust Advisor within fifteen (15) days of such request.

Section 11.11                                Annual Independent Public Accountants’ Attestation Report.  On or before March 15th of each year, commencing in March 2012, the Master Servicer, the Special Servicer, the Trustee, the Custodian, the Senior Trust Advisor and the Paying Agent, each at its own expense, shall cause (and each such party shall (i) with respect to each Initial Sub-Servicer engaged by such Master Servicer, Special Servicer, Trustee, Senior Trust Advisor or Paying Agent that is a Servicing Function Participant use commercially reasonable efforts to cause such Servicing Function Participant to cause and (ii) with respect to each other Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans cause such Servicing Function Participant to cause) a registered public accounting firm (which may also render other services to the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Custodian, the Senior Trust Advisor or the applicable Servicing Function Participant, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee (who will promptly post such report on the Trustee’s Website pursuant to Section 3.15(b)), the Paying Agent and the Depositor, the 17g-5 Information Provider and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, and, on the second Business Day following the delivery of such report to the 17g-5 Information Provider, to the Rating Agencies, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Reporting Servicer, which includes an assertion that such Reporting Servicer has complied with the Relevant Servicing Criteria applicable to it and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is issuing an opinion as to whether such Reporting Servicer’s assessment of compliance with the Relevant Servicing Criteria applicable to it was fairly stated in all material respects.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Each such related accountant’s attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.  Such report must be available for general use and not contain restricted use language.  Copies of such statement will be provided by the Trustee in accordance with Section 3.15(b).  Such report shall be provided in EDGAR compatible format, or in such other format agreed upon by the Depositor, the Paying Agent and the providing parties.

Promptly after receipt of such report from the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Senior Trust Advisor, the Custodian or any Servicing Function Participant, (i) the Depositor may review the report and, if applicable, consult with the Master Servicer, the Special Servicer, the Trustee, the Senior Trust Advisor, the Custodian or the Paying Agent as to the nature of any defaults by the Master Servicer, the Special Servicer, the Trustee, the Senior Trust Advisor, the Custodian or any Servicing Function Participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, as the case may be, in the fulfillment of any of the Master Servicer’s, the Special Servicer’s, the Trustee’s, the Paying Agent’s, the Senior Trust Advisor’s, the Custodian’s or the applicable Servicing Function Participants’ obligations hereunder or under the applicable sub-servicing or primary servicing agreement, and (ii) the Paying Agent shall confirm that each accountants’ attestation report submitted pursuant to this Section relates to an assessment of compliance meeting the requirements of Section 11.10 and notify the Depositor of any exceptions.  None of the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Senior Trust Advisor, the Custodian nor any Additional Servicer shall be required to deliver, or shall be required to cause the delivery of such reports until April 15th in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed with respect to the Trust for the preceding fiscal year.

Section 11.12                                Indemnification.  Each of the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Custodian and the Senior Trust Advisor shall indemnify and hold harmless each Certification Party from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of (i) an actual breach by the Master Servicer, the Special Servicer, the Trustee, the Senior Trust Advisor, the Custodian or the Paying Agent, as the case may be, of its obligations under this Article XI or (ii) negligence, bad faith or willful misconduct on the part of the Master Servicer, the Special Servicer, the Trustee, the Senior Trust Advisor, the Custodian or the Paying Agent in the performance of such obligations.

The Master Servicer, the Special Servicer, the Trustee, the Senior Trust Advisor and the Paying Agent shall (i) with respect to any Initial Sub-Servicer engaged by the Master Servicer, Special Servicer, Trustee or Paying Agent that is a Servicing Function Participant or Additional Servicer, use commercially reasonable efforts to cause such party to and (ii) with respect to each other Additional Servicer and each Servicing Function Participant with which, in each case, it has entered into a servicing relationship with respect to the Mortgage Loans to cause such party to indemnify and hold harmless each Certification Party from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments and any other costs, fees and expenses incurred by such Certification Party arising out of (i) a breach of its obligations to provide any of the annual compliance statements or annual assessment of compliance reports or attestation reports pursuant to the applicable sub-servicing or primary servicing agreement or (ii) negligence, bad faith or willful misconduct on its part in the performance of such obligations or (iii) any failure by a Servicer (as defined in Section 11.02(b)) to identify a Servicing Function Participant pursuant to Section 11.02(c).

If the indemnification provided for herein is unavailable or insufficient to hold harmless any Certification Party, then the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Custodian or the Senior Trust Advisor (the “Performing Party”) shall contribute to the amount paid or payable to the Certification Party as a result of the losses, claims, damages or liabilities of the Certification Party in such proportion as is appropriate to reflect the relative fault of the Certification Party on the one hand and the Performing Party on the other in connection with a breach of the Performing Party’s obligations pursuant to Sections 11.06, 11.09 (if applicable), 11.10, 11.11 (or breach of its obligations under the applicable sub-servicing or primary servicing agreement to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports) or the Performing Party’s negligence, bad faith or willful misconduct in connection therewith.  The Master Servicer, the Special Servicer, the Trustee, the Senior Trust Advisor and the Paying Agent shall (i) with respect to any Initial Sub-Servicer engaged by the Master Servicer, Special Servicer, Trustee, Senior Trust Advisor or Paying Agent that is a Servicing Function Participant or Additional Servicer, use commercially reasonable efforts to cause such party to and (ii) with respect to each other Additional Servicer or Servicing Function Participant, in each case, with which it has entered into a servicing relationship with respect to the Mortgage Loans cause such party to agree to the foregoing indemnification and contribution obligations.  This Section 11.12 shall survive the termination of this Agreement or the earlier resignation or removal of the Master Servicer, the Special Servicer, the Trustee, the Senior Trust Advisor, the Custodian or the Paying Agent.

Section 11.13                                Amendments.  This Article XI may be amended with the written consent of the parties hereto pursuant to Section 12.01 for purposes of complying with Regulation AB and/or to conform to standards developed within the commercial mortgage-backed securities market and the Sarbanes-Oxley Act without any Opinions of Counsel, Officer’s Certificates, Rating Agency Confirmation with respect to the Certificates or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement; provided that the reports and certificates required to be prepared pursuant to Sections 3.15, 11.09, 11.10 and 11.11 shall not be eliminated without Rating Agency Confirmation with respect to the Certificates.

Section 11.14                                Regulation AB Notices.  Any notice, report or certificate required to be delivered by any of the Master Servicer, the Special Servicer, the Paying Agent, the Senior Trust Advisor, the Custodian or the Trustee, as the case may be, to the Depositor pursuant to this Article XI may be delivered via email (and additionally delivered via phone or telecopy), notwithstanding the provisions of Section 12.05, to J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention:  Kunal Singh, telecopy number: (212) 834-6029, telephone number: (212) 834-5491 and email:  kunal.k.singh@jpmorgan.com, with a copy to Bianca Russo, Managing Director and Associate General Counsel, J.P. Morgan Chase Commercial Mortgage Securities Corp., 277 Park Avenue, 13th Floor, New York, New York 10172, telecopy number:  (917) 464-6116, telephone number:  (212) 648-0946 and email:  russo_bianca@jpmorgan.com.

Section 11.15                                [Reserved.]

Section 11.16                                Certain Matters Regarding Significant Obligors.  (a) For purposes of this Agreement: (i) the borrower under Mortgage Loan No. 1 identified as InterContinental Hotel Chicago on the Mortgage Loan Schedule and (ii) SunTrust Bank, in its capacity as tenant under the leases related to the SunTrust Bank Portfolio Loans is a significant obligor (each, a “Significant Obligor”), and, accordingly, Item 6 of Form 10-D and Item 1112(b) of Form 10-K, provide for the inclusion of updated net operating income of the related borrower or, with respect to SunTrust Bank, updated information under Item 301 of Regulation S-K, in each case as required by Item 1112(b) of Regulation AB, on each Form 10-D to be filed by the Trust with respect to a Distribution Date immediately following the date in which each financial statement of the applicable Significant Obligor is required to be delivered to the lender under the related Mortgage Loan documents (which, for the avoidance of doubt, is ninety (90) days following the end of each calendar year, and forty-five (45) days following the end of each calendar quarter, as applicable, as set forth in the related loan agreement), or on each Form 10-K filed by the Trust, as applicable.  With respect to each Significant Obligor other than SunTrust Bank, upon receipt of the updated net operating income information, the Master Servicer shall update the following columns of the CREFC Loan Periodic Update File for the applicable quarterly or annual Distribution Date: BB, BP, BT and BU (corresponding fields 54, 68, 72 and 73).

(b)           With respect to the Significant Obligor other than SunTrust Bank, in the event that the Master Servicer does not receive the financial information referred to in clause (a) above to comply with Item 6 of Form 10-D or Item 1112(b) of Form 10-K, as the case may be, of such significant obligor from the related borrower within two (2) Business Days after the date such financial information is required to be delivered under the related Mortgage Loan documents, the Master Servicer shall notify the Depositor that it has not received such financial information.  The Master Servicer shall use efforts consistent with the Servicing Standard (taking into account, in addition, the ongoing reporting obligations of the Depositor under the Exchange Act, but in no event requiring the Master Servicer to initiate litigation) to continue to attempt to obtain such financial information from the related borrower.  The Master Servicer shall retain written evidence of each instance in which it attempts to contact the Borrower to obtain the required financial information and is unsuccessful and, within five Business Days prior to the date in which a Form 10-D or Form 10-K, as applicable, is required to be filed by the Trust, shall forward an Officer’s Certificate evidencing its attempts to obtain this information to the Paying Agent and the Depositor.  This Officer’s Certificate should be addressed to the Paying Agent as follows: Wells Fargo Bank, National Association, 9062 Old Annapolis Road, Columbia, Maryland  21045-1951, Attention:  Corporate Trust (CMBS) J.P. Morgan Chase Commercial Mortgage Securities Trust Series 2011-C5 with a copy by email to cts.sec.notifications@wellsfargo.com or faxed to 410-715-2380, Attn: CTS SEC Notifications, and to the Depositor as required by Section 11.14.

(c)           With respect to the information required by Item 6 of Form 10-D or Item 1112(b) of Form 10-K, as the case may be, for SunTrust Bank, in its capacity as a “significant obligor” under Regulation AB, the Depositor directs the Master Servicer to use reasonable efforts to (A) obtain from the FDIC’s Internet website located at www2.fdic.gov/idasp/main_bankfind.asp (or a successor Internet website for which the Depositor shall provide the Master Servicer reasonable prior written notice that the FDIC has a successor Internet website where such statements are now posted) a “statement of assets and liabilities” and a “statement of income and expenses” for the most recent prior calendar quarter in the case of Item 6 of Form 10-D or the most recent calendar year in the case of Item 1112(b) of Form 10-K, as applicable, for purposes of complying with such Item 6 of Form 10-D or Item 1112(b) of Form 10-K, as the case may be, or, (B) if such statements are not available on the FDIC’s Internet website, shall (1) promptly, but in no event later than the next Business Day, deliver written notice to the Depositor that the statements are unavailable and (2) promptly deliver a written request to the borrowers under the SunTrust Bank Portfolio Loans to provide the financial information referred to in clause (a) above to comply with Item 6 of Form 10-D or Item 1112(b) of Form 10-K, as the case may be.  In the event the FDIC no longer posts such statements on the FDIC's Internet website located at www2.fdic.gov/idasp/main_bankfind.asp (or a successor Internet website), then the Master Servicer shall only contact the borrowers under the SunTrust Bank Portfolio Loans to provide the financial information referred to in clause (a) above.  In the case of clause (B) above, the Master Servicer shall use efforts consistent with the Servicing Standard (taking into account, in addition, the ongoing reporting obligations of the Depositor under the Exchange Act, but in no event requiring the Master Servicer to initiate litigation) to continue to attempt to obtain the financial information referred to in clause (a) above from the related borrower until such statements or financial information are provided.  The Master Servicer shall retain written evidence of each instance in which it attempts to contact the related borrower to obtain the required statements and is unsuccessful and, within five (5) Business Days prior to the date in which a Form 10-D or Form 10-K, as applicable, is required to be filed by the Trust, shall forward an Officer’s Certificate evidencing its attempts to obtain these statements or information to the Paying Agent and the Depositor.  This Officer’s Certificate should be addressed to the Paying Agent as follows: Wells Fargo Bank, National Association, 9062 Old Annapolis Road, Columbia, Maryland  21045-1951, Attention:  Corporate Trust

(CMBS) J.P. Morgan Chase Commercial Mortgage Securities Trust Series 2011-C5 with a copy by email to cts.sec.notifications@wellsfargo.com or faxed to 410-715-2380, Attn: CTS SEC Notifications, and to the Depositor as required by Section 11.14.

The Master Servicer shall have no obligation or duty to verify, confirm, analyze or otherwise determine whether the information being delivered under this Section 11.16(c) is accurate, complete or otherwise is or is not anything other than what it purports to be.

(d)           If the Paying Agent has not timely received financial information satisfactory to comply with Item 6 of Form 10-D or Item 1112(b) of Form 10-K, as the case may be, it shall include the following statement with respect to Item 6 on the related Form 10-D or Item 1112(b) on the related Form 10-K:  “The information required for this [Item 6] [Item 1112(b)] rests with a person or entity which is not affiliated with the registrant.  Oral and written requests have been made on behalf of the registrant, to the extent required under the related pooling and servicing agreement, to obtain the information required for this [Item 6] [Item 1112 (b)], and the registrant has been unable to obtain such information to include on this [Form 10-D] [Form 10-K] by the related filing deadline.  The information is therefore being omitted herefrom in reliance on Rule 12b-21 under the Securities Exchange Act of 1934, as amended” or such other statement as shall be required by the Depositor.

(e)           Notwithstanding anything contained in this Section 11.16, in the event that the Paying Agent files a Form 15 Suspension Notification pursuant to Section 11.08 of this Agreement and so long as the Trust is not subject to the reporting requirements of the Exchange Act, the Master Servicer shall not be required to fulfill its obligations under this Section 11.16.

(f)           For the avoidance of doubt, neither the Master Servicer nor the Special Servicer shall be subject to an Event of Default pursuant to clause (iii) of the definition thereof prior to the expiration of the grace period applicable to such party’s obligations under Article XI as provided for in such clause (iii) nor shall any such party be deemed to not be in compliance under this Agreement, during any grace period provided for in this Article XI; provided, that if any such party fails to comply with the delivery requirements of this Article XI by the expiration of any applicable grace period such failure shall constitute an Event of Default. Neither the Master Servicer nor the Special Servicer shall be subject to an Event of Default pursuant to clause (iii) of the definition thereof prior to the expiration of the grace period applicable to such party’s obligations under Article XI as provided for in such clause (iii) nor shall any such party be deemed to not be in compliance under this Agreement, for failing to deliver any item required under this Article XI by the time required hereunder with respect to any reporting period for which the Trust is not required to file Exchange Act reports.

[End of Article XI]

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01                                Amendment.  (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

(i)        to correct any defect or ambiguity in this Agreement in order to address any manifest error in any provision of this Agreement;

(ii)       to cause the provisions in this Agreement to conform or be consistent with or in furtherance of the statements made in the Prospectus Supplement with respect to the Certificates, the Trust or this Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)      to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Master Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an Opinion of Counsel at the expense of the party requesting such amendment as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(iv)      to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust; provided that the Trustee has received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) or any other provision hereof restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Tax Person;

(vi)      to make any other provisions with respect to matters or questions arising under this Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment as evidenced by a Rating Agency Confirmation from each Rating Agency with respect to such amendment;

(vii)     to amend or supplement any provision hereof to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from such Rating Agency; provided that such amendment shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)    to modify the provisions of Sections 3.05 and 3.19 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or the status of the Grantor Trust as a grantor trust, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered Rating Agency Confirmation; and

(ix)       to modify the procedures of this Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Trustee shall give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website and the Trustee’s Website, and shall, on the second Business Day following the delivery of such notice to the 17g-5 Information Provider, deliver a copy of such notice to the Rating Agencies pursuant to Section 3.15(c).

Notwithstanding the foregoing, no such amendment may change in any manner any defined term used in the Mortgage Loan Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Loan Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of the Mortgage Loan Seller.

(b)           This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)        reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding; or

(iii)      adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)      change in any manner any defined term used in the Mortgage Loan Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Loan Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary hereunder, without the consent of the Mortgage Loan Seller; or

(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders or receipt of Rating Agency Confirmation from each Rating Agency.

(c)           Notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Paying Agent, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment hereto without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted hereunder and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC, or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

(d)           Promptly after the execution of any amendment to this Agreement, the Trustee shall post a copy of the same to the Trustee’s Website, deliver a copy of the same to the 17g-5 Information Provider who shall post a copy of the same on the 17g-5 Information Provider’s Website pursuant to Section 3.15(b) and Section 3.15(c), as applicable, and thereafter, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder, the Depositor, the Master Servicer, the Special Servicer, the Mortgagors, the Underwriters and the Rating Agencies.

(e)           It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Paying Agent may prescribe.

(f)           The Trustee shall not be obligated to enter into any amendment pursuant to this Section 12.01 that affects its rights, duties and immunities under this Agreement or otherwise.

(g)           The cost of any Opinion of Counsel to be delivered pursuant to Section 12.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 12.01(a) or (c) shall be payable out of the Certificate Account.

(h)           The Servicing Standard shall not be amended unless each Rating Agency provides Rating Agency Confirmation.

(i)           To the extent the Senior Trust Advisor, the Trustee, Paying Agent, Master Servicer, Special Servicer or Depositor obtains an Opinion of Counsel as provided for in Section 12.01(c) in connection with executing any amendment to this Agreement, such party shall be deemed not to have acted negligently in connection with entering into such amendment for purposes of availing itself of any indemnity provided to such party under this Agreement.

(j)           Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 12.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans.

Section 12.02                                Recordation of Agreement; Counterparts.  (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Depositor on direction by the Special Servicer and with the consent of the Depositor (which may not be unreasonably withheld), but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

(b)           For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

(c)           The Trustee shall make any filings required under the laws of the state of its place of business required solely by virtue of the fact of the location of the Trustee’s place of business, the costs of which, if any, to be at the Trustee’s expense.

Section 12.03                                Limitation on Rights of Certificateholders.  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust

Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b)           No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c)           No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee and the Paying Agent a written notice of default hereunder, and of the continuance thereof, as herein before provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby.  It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 12.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 12.04                                Governing Law; Submission to Jurisdiction.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF

SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER.

Section 12.05                                Notices.  (a) Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or couriered, sent by facsimile transmission (other than with respect to the Mortgage Loan Seller) or mailed by registered mail, postage prepaid (except for notices to the Mortgage Loan Seller, the Master Servicer and the Trustee which shall be deemed to have been duly given only when received), to:

In the case of the Depositor:

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue
31st Floor
New York, New York 10179
Attention: Jonathan M. Strain

with a copy to:

J.P. Morgan Chase Commercial Mortgage Securities Corp.
277 Park Avenue
13th Floor
New York, New York 10172
Attention: Bianca A. Russo
Managing Director and Associate General Counsel
telecopy number: (917) 464-6116

In the case of the Master Servicer:

Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin Street
Overland Park, Kansas 66210
Attention: President
telecopy number: (913) 253-9001

In the case of the Special Servicer:

Torchlight Loan Services, LLC
230 Park Avenue, 12th Floor
New York, New York 10169
Attention: Steve Altman/JPMCC 2011-C5 phone number: (212) 488-3650 telecopy number: (212) 488-3651

With a copy to:

Torchlight Loan Services, LLC
230 Park Avenue, 12th Floor
New York, New York 10169
Attention: Trevor Rozowsky/JPMCC 2011-C5

In the case of the Directing Certificateholder:

Torchlight Investors LLC
230 Park Avenue, 12th Floor
New York, New York 10169
Attention: Trevor Rozowsky/JPMCC 2011-C5

In the case of the Trustee and the Paying Agent:

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust (CMBS)
J.P. Morgan Chase Commercial Mortgage Securities Trust Series 2011-C5
telecopy number: (410) 715-2380

In the case of the Mortgage Loan Seller:

JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
Attention: Jonathan M. Strain

In the case of the Senior Trust Advisor:

Pentalpha Surveillance LLC
One Greenwich Office Park North
Greenwich, Connecticut 06831
Attention: Don Simon, Chief Operating Officer
telecopy number: (203) 629-8907

To each such Person, such other address as may hereafter be furnished by such Person to the parties hereto in writing.  Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

(b)           Any party required to deliver any notice or information pursuant to the terms of this Agreement to the Rating Agencies shall deliver such written notice of the events or information specified in Section 3.15(c) to the Rating Agencies at the address listed below, promptly following the occurrence thereof.  In addition, the Trustee shall deliver copies of any documents required to be delivered to the Rating Agencies under this Agreement to the Rating Agencies at the time such documents are required to be delivered pursuant to this Agreement.  The Master Servicer or Special Servicer, as applicable, and Trustee also shall furnish such other information regarding the Trust Fund as may be reasonably requested by the Rating Agencies to the extent such party has or can obtain such information without unreasonable effort or expense; provided, however, that such other information is first provided to the 17g-5 Information Provider in accordance with the procedures set forth in Section 3.15(c); provided, further, that the 17g-5 Information Provider shall not disclose which Rating Agency has requested such information.  Notwithstanding the foregoing, the failure to deliver such notices or copies shall not constitute an Event of Default, as the case may be, under this Agreement.  Any confirmation of the rating by the Rating Agencies required hereunder shall be in writing.

Any notices to the Rating Agencies shall be sent to the following addresses:

Moody’s Investors Service, Inc.
7 World Trade Center
250 Greenwich Street
New York, New York  10007
Attention: Commercial Mortgage Surveillance Group
E-mail:  Moody’sRecordManag@moodys.com and
  CMBSSurveillance@moodys.com

Fitch, Inc.
One State Street Plaza
New York, New York  10004
Attention:  Commercial Mortgage-Backed Securities Surveillance, Telecopy number:  (212) 635-0295
E-mail:  info.cmbs@fitchratings.com

Morningstar Credit Ratings, LLC
410 Horsham Road, Suite A
Horsham, Pennsylvania  19044
Attention:  CMBS Surveillance
E-mail:  cmbsratings@morningstar.com

Section 12.06                                Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 12.07                                Grant of a Security Interest.  The Depositor intends that the conveyance of the Depositor’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan.  If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement.  The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor’s entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Account, the Distribution Accounts, the Gain-on-Sale Reserve Account, the Interest Reserve Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor’s right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law.  This Section 12.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

Section 12.08                                Successors and Assigns; Third Party Beneficiaries.  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.  Each Mortgage Loan Seller (and its respective agents) is an intended third-party beneficiary to this Agreement in respect of the respective rights afforded it hereunder.  No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

Section 12.09                                Article and Section Headings.  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 12.10                                Notices to the Rating Agencies.  The Trustee shall use reasonable efforts promptly to provide notice to the 17g-5

Information Provider for posting on the 17g-5 Information Provider’s Website pursuant to Section 3.15(c), and thereafter to each Rating Agency with respect to each of the following of which it has actual knowledge:

(i)        any material change or amendment to this Agreement;

(ii)       the occurrence of any Event of Default that has not been cured;

(iii)      the resignation or termination of the Paying Agent, the Master Servicer or the Special Servicer; and

(iv)      the repurchase or substitution of Mortgage Loans by the Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement.

(b)           The Master Servicer shall use reasonable efforts to promptly provide notice to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website pursuant to Section 3.15(c), and, on the second Business Day following such delivery, provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

(i)        the resignation or removal of the Trustee;

(ii)       any change in the location of the Certificate Account;

(iii)       any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Trustee;

(iv)      any change in the lien priority of any Mortgage Loan with respect to an assumption of the Mortgage Loan or additional encumbrance described in Section 3.08;

(v)       any additional lease to an anchor tenant or termination of any existing lease to an anchor tenant at retail properties for any Mortgage Loan with a Stated Principal Balance that is equal to or greater than the lesser of (1) an amount greater than 5% of the then aggregate outstanding principal balances of the Mortgage Loans and (2) $35,000,000;

(vi)      any material damage to any Mortgaged Property;

(vii)     any assumption with respect to a Mortgage Loan; and

(viii)    any release or substitution of any Mortgaged Property.

(c)           [Reserved.]

(d)           The Paying Agent shall promptly furnish notice to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website pursuant to Section 3.15(c), and thereafter to the Rating Agencies of (i) any change in the location of the Distribution Accounts and (ii) the final payment to any Class of Certificateholders.

(e)           The Trustee, the Paying Agent, the Master Servicer and the Special Servicer, as applicable, shall furnish to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website pursuant to Section 3.15(c), and thereafter to each Rating Agency with respect to each Mortgage Loan such information as any Rating Agency shall reasonably request and which the Trustee, the Paying Agent, the Master Servicer or Special Servicer, can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege relating to such information or violating the terms of this Agreement or any Mortgage Loan documents.  The Trustee, the Master Servicer and Special Servicer, as applicable, may include any reasonable disclaimer it deems appropriate with respect to such information.  Notwithstanding anything to the contrary herein, nothing in this Section 12.10 shall require a party to provide duplicative notices or copies to the Rating Agencies with respect to any of the above listed items.

[End of Article XII]

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.,
Depositor

By:	/s/ Kamran Sheikh
Name: Kamran Sheikh
Title: Vice President

MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION,
Master Servicer

By:	/s/ Lawrence D. Ashley
Name: Lawrence D. Ashley
Title: Senior Vice President

TORCHLIGHT LOAN SERVICES, LLC,
Special Servicer

By:	/s/ Steven P. Altman
Name: Steven P. Altman
Title: Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee and Paying Agent

By:	/s/ Amy Doyle
Name: Amy Doyle
Title: Vice President

PENTALPHA SURVEILLANCE LLC,
Senior Trust Advisor

By:	/s/ James Callahan
Name: James Callahan
Title: Executive Director

STATE OF NEW JERSEY	)
	)	ss.:
COUNTY OF BERGEN	)

On the 19th  day of September, 2011, before me, a notary public in and for said State, personally appeared Kamran Sheikh known to me to be a Vice President of J.P. Morgan Chase Commercial Mortgage Securities Corp., that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Claudia Omari
Notary Public

[SEAL]

My commission expires:

3-5-2013

STATE OF KANSAS	)
	)	ss.:
COUNTY OF JOHNSON	)

On the 21st day of September, 2011, before me, a notary public in and for said State, personally appeared Lawrence D. Ashley known to me to be a Senior Vice President of Midland Loan Services, a Division of PNC Bank, National Association, that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Brent Kinder
Notary Public

[SEAL]

My commission expires:

January 30, 2014

STATE OF NY	)
	)	ss.:
COUNTY OF NY	)

On the 20th day of September, 2011, before me, a notary public in and for said State, personally appeared Steven Altman known to me to be a authorized signatory of Torchlight Loan Services, LLC, that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Lauren Lopez
Notary Public

[SEAL]

My commission expires:

July 18, 2015

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF BALTIMORE COUNTY	)

On the 29th day of September, 2011, before me, a notary public in and for said State, personally appeared Amy Doyle known to me to be a VP______ of Wells Fargo Bank, National Association, that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Joan Clark
Notary Public

[SEAL]

My commission expires:

2/8/2015

STATE OF CONNECTICUT	)
	)	ss.:
COUNTY OF FAIRFIELD	)

On the 19th day of September, 2011, before me, a notary public in and for said State, personally appeared James Callahan known to me to be an Executive of Pentalpha Surveillance LLC, that executed the within instrument, and also known to me to be the person who executed it on behalf of such national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Melonie S. Williams
Notary Public

[SEAL]

My commission expires:

7-31-2014

EXHIBIT A-1

FORM OF CLASS A-1 CERTIFICATE

CLASS A-1

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2011-C5, CLASS A-1

[THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE SENIOR TRUST ADVISOR, THE UNDERWRITERS, THE MORTGAGE LOAN SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

1 Temporary Regulation S Book-Entry Certificate legend.
2 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.
3 Book-Entry Certificate legend.

A-1-1

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT.  ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.  ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

A-1-2

PASS-THROUGH RATE: [ ]%	MASTER SERVICER:	MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

DENOMINATION: $[ ]	SPECIAL SERVICER:	TORCHLIGHT LOAN SERVICES, LLC

DATE OF POOLING AND SERVICING AGREEMENT: AS OF SEPTEMBER 1, 2011	TRUSTEE:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)	PAYING AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CLOSING DATE: SEPTEMBER [__], 2011	SENIOR TRUST ADVISOR:	PENTALPHA SURVEILLANCE LLC

FIRST DISTRIBUTION DATE: [_______], 2011 APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES AS OF THE CLOSING DATE: $[______]	CUSIP NO.: [ ] ISIN NO.: [ ] COMMON CODE NO.: [ ] CERTIFICATE NO.: [A-1-1] [A-1-S-1]

A-1-3

CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans”), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Paying Agent and the Senior Trust Advisor.  A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1 Certificates.  The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement.  The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.  In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate is a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.  Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.  All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

A-1-4

Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date.  Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement.  All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom.  Amounts on deposit in such accounts may be invested in Permitted Investments.  Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor.  The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice has been given pursuant to Section 4.01(i) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto.  If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(i) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

A-1-5

Subject to the terms of the Pooling and Servicing Agreement, the Class A-1 Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $100,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement.  In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer.  The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders:

(i)     to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (1) an Opinion of Counsel (at the expense of the party requesting such amendment or at the expense of the Trust Fund if the requesting party is the Trustee or the Paying Agent) or (2) Rating Agency Confirmation from each Rating Agency;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust; provided that the Trustee has received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision hereof restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non U.S. Tax Person;

(vi)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect

A-1-6

in any material respect the interests of any Certificateholder not consenting thereto as evidenced by (x) an Opinion of Counsel or (y) receipt of Rating Agency Confirmation from each Rating Agency;

(vii)       to amend or supplement any provision hereof to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from such Rating Agency; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)      to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or the status of the Grantor Trust as a grantor trust, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered Rating Agency Confirmation; and

(ix)       to modify the procedures of this Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such modification does not materially increase the obligations of the Trustee, the Paying Agent, the 17g-5 Information Provider, the Master Servicer or the Special Servicer; and provided, further, that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Trustee shall give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website, and shall, on the second Business Day following the delivery of such notice to the 17g-5 Information Provider, deliver a copy of such notice to the Rating Agencies pursuant to Section 3.15(c).

Notwithstanding the foregoing, no such amendment may change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)     reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Subordinate Interest Holder without the consent of such holder; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding or remove the requirement to obtain the consent of a Subordinate Interest Holder without the consent of such Subordinate Interest Holder, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller; or

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(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders and all the Subordinate Interest Holders, or receipt of Rating Agency Confirmation from each Rating Agency.

Notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Paying Agent, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) remaining in the Trust Fund and the Trust Fund’s portion of each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on or after any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of each REO Loan remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class Z and the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement.  In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.  The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	September [__], 2011

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- - -	as tenant in common as tenants by the entireties as joint tenants with rights of survivorship and not as tenants in common	UNIF GIFT MIN ACT __________ Custodian (Cust) Under Uniform Gifts to Minors Act __________________________ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-2

FORM OF CLASS A-2 CERTIFICATE

CLASS A-2

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2011-C5, CLASS A-2

[THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE SENIOR TRUST ADVISOR, THE UNDERWRITERS, THE MORTGAGE LOAN SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

1 Temporary Regulation S Book-Entry Certificate legend.
2 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.
3 Book-Entry Certificate legend.

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PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT  ALLOCABLE TO THIS CERTIFICATE. AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT  ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.  ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

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PASS-THROUGH RATE: [ ]%	MASTER SERVICER:	MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

DENOMINATION: $[ ]	SPECIAL SERVICER:	TORCHLIGHT LOAN SERVICES, LLC

DATE OF POOLING AND SERVICING AGREEMENT: AS OF SEPTEMBER 1, 2011	TRUSTEE:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)	PAYING AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CLOSING DATE: SEPTEMBER [__], 2011	SENIOR TRUST ADVISOR:	PENTALPHA SURVEILLANCE LLC

FIRST DISTRIBUTION DATE: OCTOBER [__], 2011 APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES AS OF THE CLOSING DATE: $[______]	CUSIP NO.: [ ] ISIN NO.: [ ] COMMON CODE NO.: [ ] CERTIFICATE NO.: [A-2-1] [A-2-S-1]

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CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans”), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Paying Agent and the Senior Trust Advisor.  A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-2 Certificates.  The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement.  The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.  In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate is a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.  Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.  All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

A-2-4

Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-2 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date.  Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement.  All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom.  Amounts on deposit in such accounts may be invested in Permitted Investments.  Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor.  The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice has been given pursuant to Section 4.01(i) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto.  If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(i) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

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Subject to the terms of the Pooling and Servicing Agreement, the Class A-2 Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $100,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement.  In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer.  The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders:

(i)     to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (1) an Opinion of Counsel (at the expense of the party requesting such amendment or at the expense of the Trust Fund if the requesting party is the Trustee or the Paying Agent) or (2) Rating Agency Confirmation from each Rating Agency;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust; provided that the Trustee has received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision hereof restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non U.S. Tax Person;

(vi)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect

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in any material respect the interests of any Certificateholder not consenting thereto as evidenced by (x) an Opinion of Counsel or (y) receipt of Rating Agency Confirmation from each Rating Agency;

(vii)       to amend or supplement any provision hereof to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from such Rating Agency; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)      to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or the status of the Grantor Trust as a grantor trust, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered Rating Agency Confirmation; and

(ix)       to modify the procedures of this Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such modification does not materially increase the obligations of the Trustee, the Paying Agent, the 17g-5 Information Provider, the Master Servicer or the Special Servicer; and provided, further, that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Trustee shall give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website, and shall, on the second Business Day following the delivery of such notice to the 17g-5 Information Provider, deliver a copy of such notice to the Rating Agencies pursuant to Section 3.15(c).

Notwithstanding the foregoing, no such amendment may change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)     reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Subordinate Interest Holder without the consent of such holder; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding or remove the requirement to obtain the consent of a Subordinate Interest Holder without the consent of such Subordinate Interest Holder, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller; or

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(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders and all the Subordinate Interest Holders, or receipt of Rating Agency Confirmation from each Rating Agency.

Notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Paying Agent, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) remaining in the Trust Fund and the Trust Fund’s portion of each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on or after any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of each REO Loan remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class Z and the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement.  In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.  The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	September [__], 2011

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- - -	as tenant in common as tenants by the entireties as joint tenants with rights of survivorship and not as tenants in common	UNIF GIFT MIN ACT __________ Custodian (Cust) Under Uniform Gifts to Minors Act __________________________ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

__________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-3

FORM OF CLASS A-3 CERTIFICATE

CLASS A-3

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2011-C5, CLASS A-3

[THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE SENIOR TRUST ADVISOR, THE UNDERWRITERS, THE MORTGAGE LOAN SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

1 Temporary Regulation S Book-Entry Certificate legend.
2 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.
3 Book-Entry Certificate legend.

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PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT.  ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.  ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

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PASS-THROUGH RATE: [ ]%	MASTER SERVICER:	MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

DENOMINATION: $[ ]	SPECIAL SERVICER:	TORCHLIGHT LOAN SERVICES, LLC

DATE OF POOLING AND SERVICING AGREEMENT: AS OF SEPTEMBER 1, 2011	TRUSTEE:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)	PAYING AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CLOSING DATE: SEPTEMBER [__], 2011	SENIOR TRUST ADVISOR:	PENTALPHA SURVEILLANCE LLC

FIRST DISTRIBUTION DATE: [_______], 2011 APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES AS OF THE CLOSING DATE: $[______]	CUSIP NO.: [ ] ISIN NO.: [ ] COMMON CODE NO.: [ ] CERTIFICATE NO.: [A-3-1] [A-3-S-1]

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CLASS A-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans”), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-3 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Paying Agent and the Senior Trust Advisor.  A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1 Certificates.  The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement.  The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.  In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate is a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.  Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.  All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-3 Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date.  Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement.  All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom.  Amounts on deposit in such accounts may be invested in Permitted Investments.  Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor.  The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice has been given pursuant to Section 4.01(i) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto.  If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(i) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

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Subject to the terms of the Pooling and Servicing Agreement, the Class A-3 Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $100,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement.  In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer.  The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders:

(i)     to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (1) an Opinion of Counsel (at the expense of the party requesting such amendment or at the expense of the Trust Fund if the requesting party is the Trustee or the Paying Agent) or (2) Rating Agency Confirmation from each Rating Agency;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust; provided that the Trustee has received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision hereof restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non U.S. Tax Person;

(vi)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect

A-3-6

in any material respect the interests of any Certificateholder not consenting thereto as evidenced by (x) an Opinion of Counsel or (y) receipt of Rating Agency Confirmation from each Rating Agency;

(vii)       to amend or supplement any provision hereof to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from such Rating Agency; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)      to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or the status of the Grantor Trust as a grantor trust, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered Rating Agency Confirmation; and

(ix)       to modify the procedures of this Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such modification does not materially increase the obligations of the Trustee, the Paying Agent, the 17g-5 Information Provider, the Master Servicer or the Special Servicer; and provided, further, that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Trustee shall give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website, and shall, on the second Business Day following the delivery of such notice to the 17g-5 Information Provider, deliver a copy of such notice to the Rating Agencies pursuant to Section 3.15(c).

Notwithstanding the foregoing, no such amendment may change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)     reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Subordinate Interest Holder without the consent of such holder; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding or remove the requirement to obtain the consent of a Subordinate Interest Holder without the consent of such Subordinate Interest Holder, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller; or

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(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders and all the Subordinate Interest Holders, or receipt of Rating Agency Confirmation from each Rating Agency.

Notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Paying Agent, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) remaining in the Trust Fund and the Trust Fund’s portion of each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on or after any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of each REO Loan remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class Z and the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement.  In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.  The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	September [__], 2011

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS A-3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- - -	as tenant in common as tenants by the entireties as joint tenants with rights of survivorship and not as tenants in common	UNIF GIFT MIN ACT __________ Custodian (Cust) Under Uniform Gifts to Minors Act __________________________ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-4

FORM OF CLASS A-SB CERTIFICATE

CLASS A-SB

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2011-C5, CLASS A-SB

[THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE SENIOR TRUST ADVISOR, THE UNDERWRITERS, THE MORTGAGE LOAN SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

1 Temporary Regulation S Book-Entry Certificate legend.
2 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.
3 Book-Entry Certificate legend.

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PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT.  ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.  ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

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PASS-THROUGH RATE: [ ]%	MASTER SERVICER:	MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

DENOMINATION: $[ ]	SPECIAL SERVICER:	TORCHLIGHT LOAN SERVICES, LLC

DATE OF POOLING AND SERVICING AGREEMENT: AS OF SEPTEMBER 1, 2011	TRUSTEE:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)	PAYING AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CLOSING DATE: SEPTEMBER [__], 2011	SENIOR TRUST ADVISOR:	PENTALPHA SURVEILLANCE LLC

FIRST DISTRIBUTION DATE: OCTOBER [__], 2011 APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS G CERTIFICATES AS OF THE CLOSING DATE: $[______]	CUSIP NO.: [ ] ISIN NO.: [ ] COMMON CODE NO.: [ ] CERTIFICATE NO.: [A-SB-1] [A-SB-S-1]

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CLASS A-SB CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans”), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-SB Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Paying Agent and the Senior Trust Advisor.  A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-SB Certificates.  The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement.  The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.  In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate is a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.  Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.  All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-SB Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date.  Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement.  All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom.  Amounts on deposit in such accounts may be invested in Permitted Investments.  Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor.  The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice has been given pursuant to Section 4.01(i) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto.  If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(i) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

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Subject to the terms of the Pooling and Servicing Agreement, the Class A-SB Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $100,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement.  In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer.  The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders:

(i)     to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (1) an Opinion of Counsel (at the expense of the party requesting such amendment or at the expense of the Trust Fund if the requesting party is the Trustee or the Paying Agent) or (2) Rating Agency Confirmation from each Rating Agency;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust; provided that the Trustee has received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision hereof restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non U.S. Tax Person;

(vi)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect

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in any material respect the interests of any Certificateholder not consenting thereto as evidenced by (x) an Opinion of Counsel or (y) receipt of Rating Agency Confirmation from each Rating Agency;

(vii)       to amend or supplement any provision hereof to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from such Rating Agency; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)      to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or the status of the Grantor Trust as a grantor trust, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered Rating Agency Confirmation; and

(ix)       to modify the procedures of this Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such modification does not materially increase the obligations of the Trustee, the Paying Agent, the 17g-5 Information Provider, the Master Servicer or the Special Servicer; and provided, further, that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Trustee shall give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website, and shall, on the second Business Day following the delivery of such notice to the 17g-5 Information Provider, deliver a copy of such notice to the Rating Agencies pursuant to Section 3.15(c).

Notwithstanding the foregoing, no such amendment may change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)     reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Subordinate Interest Holder without the consent of such holder; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding or remove the requirement to obtain the consent of a Subordinate Interest Holder without the consent of such Subordinate Interest Holder, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller; or

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(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders and all the Subordinate Interest Holders, or receipt of Rating Agency Confirmation from each Rating Agency.

Notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Paying Agent, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) remaining in the Trust Fund and the Trust Fund’s portion of each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on or after any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of each REO Loan remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class Z and the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement.  In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.  The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	September [__], 2011

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS A-SB CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- - -	as tenant in common as tenants by the entireties as joint tenants with rights of survivorship and not as tenants in common	UNIF GIFT MIN ACT __________ Custodian (Cust) Under Uniform Gifts to Minors Act __________________________ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-5

FORM OF CLASS X-A CERTIFICATE

CLASS X-A

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2011-C5, CLASS X-A

[THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE SENIOR TRUST ADVISOR, THE UNDERWRITERS, THE MORTGAGE LOAN SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

1 Temporary Regulation S Book-Entry Certificate legend.
2 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.
3 Book-Entry Certificate legend.

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THIS CLASS X-A CERTIFICATE HAS NO PRINCIPAL BALANCE AND WILL NOT RECEIVE ANY DISTRIBUTION OF PRINCIPAL.

THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN CONNECTION WITH THE REDUCTION OF THE CERTIFICATE BALANCES OF THE CLASS A-1, CLASS A-2, CLASS A-3 AND CLASS A-SB CERTIFICATES.  ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X-A CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS.  ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

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PASS-THROUGH RATE: VARIABLE IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT	MASTER SERVICER:	MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

DENOMINATION: $[ ]	SPECIAL SERVICER:	TORCHLIGHT LOAN SERVICES, LLC

DATE OF POOLING AND SERVICING AGREEMENT: AS OF SEPTEMBER 1, 2011	TRUSTEE:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)	PAYING AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CLOSING DATE: SEPTEMBER [__], 2011	SENIOR TRUST ADVISOR:	PENTALPHA SURVEILLANCE LLC

FIRST DISTRIBUTION DATE: OCTOBER [__], 2011 APPROXIMATE AGGREGATE NOTIONAL AMOUNT OF THE CLASS X-A CERTIFICATES AS OF THE CLOSING DATE: $[______]	CUSIP NO.: [ ] ISIN NO.: [ ] COMMON CODE: [ ] CERTIFICATE NO.: [X-A-1] [X-A-2] [X-A-S-1] [X-A-S-2]

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CLASS X-A CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans”), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class X-A Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Paying Agent and the Senior Trust Advisor.  A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class X-A Certificates.  The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement.  The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.  In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate is a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.  Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.  All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-A Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date.  Interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement.  All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom.  Amounts on deposit in such accounts may be invested in Permitted Investments.  Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor.  The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice has been given pursuant to Section 4.01(i) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto.  If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(i) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

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Subject to the terms of the Pooling and Servicing Agreement, the Class X-A Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement.  In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer.  The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders:

(i)     to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (1) an Opinion of Counsel (at the expense of the party requesting such amendment or at the expense of the Trust Fund if the requesting party is the Trustee or the Paying Agent) or (2) Rating Agency Confirmation from each Rating Agency;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust; provided that the Trustee has received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision hereof restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non U.S. Tax Person;

(vi)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect

A-5-6

in any material respect the interests of any Certificateholder not consenting thereto as evidenced by (x) an Opinion of Counsel or (y) receipt of Rating Agency Confirmation from each Rating Agency;

(vii)       to amend or supplement any provision hereof to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from such Rating Agency; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)      to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or the status of the Grantor Trust as a grantor trust, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered Rating Agency Confirmation; and

(ix)       to modify the procedures of this Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such modification does not materially increase the obligations of the Trustee, the Paying Agent, the 17g-5 Information Provider, the Master Servicer or the Special Servicer; and provided, further, that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Trustee shall give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website, and shall, on the second Business Day following the delivery of such notice to the 17g-5 Information Provider, deliver a copy of such notice to the Rating Agencies pursuant to Section 3.15(c).

Notwithstanding the foregoing, no such amendment may change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)     reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Subordinate Interest Holder without the consent of such holder; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding or remove the requirement to obtain the consent of a Subordinate Interest Holder without the consent of such Subordinate Interest Holder, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller; or

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(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders and all the Subordinate Interest Holders, or receipt of Rating Agency Confirmation from each Rating Agency.

Notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Paying Agent, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) remaining in the Trust Fund and the Trust Fund’s portion of each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on or after any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of each REO Loan remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class Z and the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement.  In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.  The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	September [__], 2011

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS X-A CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- - -	as tenant in common as tenants by the entireties as joint tenants with rights of survivorship and not as tenants in common	UNIF GIFT MIN ACT __________ Custodian (Cust) Under Uniform Gifts to Minors Act __________________________ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-6

FORM OF CLASS X-B CERTIFICATE

CLASS X-B

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2011-C5, CLASS X-B

[THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE SENIOR TRUST ADVISOR, THE INITIAL PURCHASER, THE MORTGAGE LOAN SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

1 Temporary Regulation S Book-Entry Certificate legend.
2 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.
3 Book-Entry Certificate legend.

A-6-1

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW.  THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) IN AN “OFFSHORE TRANSACTION” AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CLASS X-B CERTIFICATE HAS NO PRINCIPAL BALANCE AND WILL NOT RECEIVE ANY DISTRIBUTION OF PRINCIPAL.

THE NOTIONAL AMOUNT OF THIS CERTIFICATE WILL BE REDUCED IN CONNECTION WITH THE REDUCTION OF THE CERTIFICATE BALANCES OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS NR CERTIFICATES.  ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X-B CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS.  ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

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PASS-THROUGH RATE: VARIABLE IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT	MASTER SERVICER:	MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

DENOMINATION: $[ ]	SPECIAL SERVICER:	TORCHLIGHT LOAN SERVICES, LLC

DATE OF POOLING AND SERVICING AGREEMENT: AS OF SEPTEMBER 1, 2011	TRUSTEE:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)	PAYING AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CLOSING DATE: SEPTEMBER [__], 2011	SENIOR TRUST ADVISOR:	PENTALPHA SURVEILLANCE LLC

FIRST DISTRIBUTION DATE: OCTOBER [__], 2011 APPROXIMATE AGGREGATE NOTIONAL AMOUNT OF THE CLASS X-B CERTIFICATES AS OF THE CLOSING DATE: $[______]	CUSIP NO.: [ ] ISIN NO.: [ ] COMMON CODE: [ ] CERTIFICATE NO.: [X-B-1] [X-B-S-1]

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CLASS X-B CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans”), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class X-B Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Paying Agent and the Senior Trust Advisor.  A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class X-B Certificates.  The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement.  The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.  In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate is a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.  Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.  All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class X-B Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date.  Interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement.  All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom.  Amounts on deposit in such accounts may be invested in Permitted Investments.  Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor.  The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice has been given pursuant to Section 4.01(i) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto.  If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(i) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

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Subject to the terms of the Pooling and Servicing Agreement, the Class X-B Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $1,000,000 initial Certificate Balance, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement.  In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer.  The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders:

(i)     to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (1) an Opinion of Counsel (at the expense of the party requesting such amendment or at the expense of the Trust Fund if the requesting party is the Trustee or the Paying Agent) or (2) Rating Agency Confirmation from each Rating Agency;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust; provided that the Trustee has received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision hereof restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non U.S. Tax Person;

(vi)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect

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in any material respect the interests of any Certificateholder not consenting thereto as evidenced by (x) an Opinion of Counsel or (y) receipt of Rating Agency Confirmation from each Rating Agency;

(vii)       to amend or supplement any provision hereof to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from such Rating Agency; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)      to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or the status of the Grantor Trust as a grantor trust, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered Rating Agency Confirmation; and

(ix)       to modify the procedures of this Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such modification does not materially increase the obligations of the Trustee, the Paying Agent, the 17g-5 Information Provider, the Master Servicer or the Special Servicer; and provided, further, that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Trustee shall give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website, and shall, on the second Business Day following the delivery of such notice to the 17g-5 Information Provider, deliver a copy of such notice to the Rating Agencies pursuant to Section 3.15(c).

Notwithstanding the foregoing, no such amendment may change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)     reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Subordinate Interest Holder without the consent of such holder; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding or remove the requirement to obtain the consent of a Subordinate Interest Holder without the consent of such Subordinate Interest Holder, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller; or

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(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders and all the Subordinate Interest Holders, or receipt of Rating Agency Confirmation from each Rating Agency.

Notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Paying Agent, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) remaining in the Trust Fund and the Trust Fund’s portion of each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on or after any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of each REO Loan remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class Z and the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement.  In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.  The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	September [__], 2011

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS X-B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- - -	as tenant in common as tenants by the entireties as joint tenants with rights of survivorship and not as tenants in common	UNIF GIFT MIN ACT __________ Custodian (Cust) Under Uniform Gifts to Minors Act __________________________ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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Exhibit A-7

FORM OF CLASS A-S CERTIFICATE

CLASS A-S

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2011-C5, CLASS A-S

[THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE SENIOR TRUST ADVISOR, THE INITIAL PURCHASER, THE MORTGAGE LOAN SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

1 Temporary Regulation S Book-Entry Certificate legend.
2 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.
3 Book-Entry Certificate legend.

A-7-1

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW.  THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) IN AN “OFFSHORE TRANSACTION” AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT  ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT.  ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.  ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

THIS CERTIFICATE IS SUBORDINATED TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS X-A, CLASS X-B AND CLASS A-S CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A-7-2

PASS-THROUGH RATE: [ ]%	MASTER SERVICER:	MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

DENOMINATION: $[ ]	SPECIAL SERVICER:	TORCHLIGHT LOAN SERVICES, LLC

DATE OF POOLING AND SERVICING AGREEMENT: AS OF SEPTEMBER 1, 2011	TRUSTEE:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)	PAYING AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CLOSING DATE: SEPTEMBER [__], 2011	SENIOR TRUST ADVISOR:	PENTALPHA SURVEILLANCE LLC

FIRST DISTRIBUTION DATE: OCTOBER [__], 2011 APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS A-S CERTIFICATES AS OF THE CLOSING DATE: $[______]	CUSIP NO.: [ ] ISIN NO.: [ ] COMMON CODE NO.: [ ] CERTIFICATE NO.: [A-S-1] [A-S-S-1]

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CLASS A-S CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans”), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-S Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Paying Agent and the Senior Trust Advisor.  A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-S Certificates.  The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement.  The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.  In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate is a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.  Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.  All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-S Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date.  Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement.  All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom.  Amounts on deposit in such accounts may be invested in Permitted Investments.  Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor.  The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice has been given pursuant to Section 4.01(i) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto.  If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(i) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

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Subject to the terms of the Pooling and Servicing Agreement, the Class A-S Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $100,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement.  In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer.  The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders:

(i)     to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (1) an Opinion of Counsel (at the expense of the party requesting such amendment or at the expense of the Trust Fund if the requesting party is the Trustee or the Paying Agent) or (2) Rating Agency Confirmation from each Rating Agency;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust; provided that the Trustee has received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision hereof restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non U.S. Tax Person;

(vi)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect

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in any material respect the interests of any Certificateholder not consenting thereto as evidenced by (x) an Opinion of Counsel or (y) receipt of Rating Agency Confirmation from each Rating Agency;

(vii)       to amend or supplement any provision hereof to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from such Rating Agency; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)      to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or the status of the Grantor Trust as a grantor trust, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered Rating Agency Confirmation; and

(ix)       to modify the procedures of this Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such modification does not materially increase the obligations of the Trustee, the Paying Agent, the 17g-5 Information Provider, the Master Servicer or the Special Servicer; and provided, further, that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Trustee shall give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website, and shall, on the second Business Day following the delivery of such notice to the 17g-5 Information Provider, deliver a copy of such notice to the Rating Agencies pursuant to Section 3.15(c).

Notwithstanding the foregoing, no such amendment may change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)     reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Subordinate Interest Holder without the consent of such holder; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding or remove the requirement to obtain the consent of a Subordinate Interest Holder without the consent of such Subordinate Interest Holder, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller; or

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(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders and all the Subordinate Interest Holders, or receipt of Rating Agency Confirmation from each Rating Agency.

Notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Paying Agent, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) remaining in the Trust Fund and the Trust Fund’s portion of each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on or after any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of each REO Loan remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class Z and the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement.  In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.  The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	September [__], 2011

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS A-S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- - -	as tenant in common as tenants by the entireties as joint tenants with rights of survivorship and not as tenants in common	UNIF GIFT MIN ACT __________ Custodian (Cust) Under Uniform Gifts to Minors Act __________________________ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

________________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-8

FORM OF CLASS B CERTIFICATE

CLASS B

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2011-C5, CLASS B

[THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE SENIOR TRUST ADVISOR, THE INITIAL PURCHASER, THE MORTGAGE LOAN SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

1 Temporary Regulation S Book-Entry Certificate legend.
2 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.
3 Book-Entry Certificate legend.

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PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW.  THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) IN AN “OFFSHORE TRANSACTION” AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT  ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT.  ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.  ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

THIS CERTIFICATE IS SUBORDINATED TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS  X-A, CLASS X-B AND CLASS A-S CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

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PASS-THROUGH RATE: [ ]%	MASTER SERVICER:	MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

DENOMINATION: $[ ]	SPECIAL SERVICER:	TORCHLIGHT LOAN SERVICES, LLC

DATE OF POOLING AND SERVICING AGREEMENT: AS OF SEPTEMBER 1, 2011	TRUSTEE:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)	PAYING AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CLOSING DATE: SEPTEMBER [__], 2011	SENIOR TRUST ADVISOR:	PENTALPHA SURVEILLANCE LLC

FIRST DISTRIBUTION DATE: OCTOBER [__], 2011 APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES AS OF THE CLOSING DATE: $[______]	CUSIP NO.: [ ] ISIN NO.: [ ] COMMON CODE NO.: [ ] CERTIFICATE NO.: [B-1] [B-S-1]

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CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans”), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Paying Agent and the Senior Trust Advisor.  A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class B Certificates.  The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement.  The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.  In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate is a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.  Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.  All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class B Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date.  Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement.  All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom.  Amounts on deposit in such accounts may be invested in Permitted Investments.  Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor.  The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice has been given pursuant to Section 4.01(i) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto.  If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(i) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

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Subject to the terms of the Pooling and Servicing Agreement, the Class B Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $100,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement.  In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer.  The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders:

(i)     to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (1) an Opinion of Counsel (at the expense of the party requesting such amendment or at the expense of the Trust Fund if the requesting party is the Trustee or the Paying Agent) or (2) Rating Agency Confirmation from each Rating Agency;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust; provided that the Trustee has received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision hereof restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non U.S. Tax Person;

(vi)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect

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in any material respect the interests of any Certificateholder not consenting thereto as evidenced by (x) an Opinion of Counsel or (y) receipt of Rating Agency Confirmation from each Rating Agency;

(vii)       to amend or supplement any provision hereof to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from such Rating Agency; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)      to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or the status of the Grantor Trust as a grantor trust, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered Rating Agency Confirmation; and

(ix)       to modify the procedures of this Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such modification does not materially increase the obligations of the Trustee, the Paying Agent, the 17g-5 Information Provider, the Master Servicer or the Special Servicer; and provided, further, that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Trustee shall give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website, and shall, on the second Business Day following the delivery of such notice to the 17g-5 Information Provider, deliver a copy of such notice to the Rating Agencies pursuant to Section 3.15(c).

Notwithstanding the foregoing, no such amendment may change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)     reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Subordinate Interest Holder without the consent of such holder; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding or remove the requirement to obtain the consent of a Subordinate Interest Holder without the consent of such Subordinate Interest Holder, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller; or

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(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders and all the Subordinate Interest Holders, or receipt of Rating Agency Confirmation from each Rating Agency.

Notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Paying Agent, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) remaining in the Trust Fund and the Trust Fund’s portion of each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on or after any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of each REO Loan remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class Z and the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement.  In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.  The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	September [__], 2011

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- - -	as tenant in common as tenants by the entireties as joint tenants with rights of survivorship and not as tenants in common	UNIF GIFT MIN ACT __________ Custodian (Cust) Under Uniform Gifts to Minors Act __________________________ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-9

FORM OF CLASS C CERTIFICATE

CLASS C

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2011-C5, CLASS C

[THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE SENIOR TRUST ADVISOR, THE INITIAL PURCHASER, THE MORTGAGE LOAN SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

1 Temporary Regulation S Book-Entry Certificate legend.
2 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.
3 Book-Entry Certificate legend.

A-9-1

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW.  THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) IN AN “OFFSHORE TRANSACTION” AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT  ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT.  ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.  ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

THIS CERTIFICATE IS SUBORDINATED TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS X-A, CLASS X-B, CLASS A-S AND CLASS B CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A-9-2

PASS-THROUGH RATE: VARIABLE IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT	MASTER SERVICER:	MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

DENOMINATION: $[ ]	SPECIAL SERVICER:	TORCHLIGHT LOAN SERVICES, LLC

DATE OF POOLING AND SERVICING AGREEMENT: AS OF SEPTEMBER 1, 2011	TRUSTEE:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)	PAYING AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CLOSING DATE: SEPTEMBER [__], 2011	SENIOR TRUST ADVISOR:	PENTALPHA SURVEILLANCE LLC

FIRST DISTRIBUTION DATE: OCTOBER [__], 2011 APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES AS OF THE CLOSING DATE: $[______]	CUSIP NO.: [ ] ISIN NO.: [ ] COMMON CODE NO.: [ ] CERTIFICATE NO.: [C-1] [C-S-1]

A-9-3

CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans”), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Paying Agent and the Senior Trust Advisor.  A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class C Certificates.  The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement.  The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.  In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate is a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.  Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.  All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class C Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date.  Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement.  All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom.  Amounts on deposit in such accounts may be invested in Permitted Investments.  Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor.  The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice has been given pursuant to Section 4.01(i) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto.  If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(i) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

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Subject to the terms of the Pooling and Servicing Agreement, the Class C Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $100,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement.  In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer.  The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders:

(i)     to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (1) an Opinion of Counsel (at the expense of the party requesting such amendment or at the expense of the Trust Fund if the requesting party is the Trustee or the Paying Agent) or (2) Rating Agency Confirmation from each Rating Agency;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust; provided that the Trustee has received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision hereof restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non U.S. Tax Person;

(vi)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect

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in any material respect the interests of any Certificateholder not consenting thereto as evidenced by (x) an Opinion of Counsel or (y) receipt of Rating Agency Confirmation from each Rating Agency;

(vii)       to amend or supplement any provision hereof to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from such Rating Agency; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)      to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or the status of the Grantor Trust as a grantor trust, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered Rating Agency Confirmation; and

(ix)       to modify the procedures of this Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such modification does not materially increase the obligations of the Trustee, the Paying Agent, the 17g-5 Information Provider, the Master Servicer or the Special Servicer; and provided, further, that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Trustee shall give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website, and shall, on the second Business Day following the delivery of such notice to the 17g-5 Information Provider, deliver a copy of such notice to the Rating Agencies pursuant to Section 3.15(c).

Notwithstanding the foregoing, no such amendment may change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder,  without the consent of the Mortgage Loan Seller.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)     reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Subordinate Interest Holder without the consent of such holder; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding or remove the requirement to obtain the consent of a Subordinate Interest Holder without the consent of such Subordinate Interest Holder, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller; or

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(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders and all the Subordinate Interest Holders, or receipt of Rating Agency Confirmation from each Rating Agency.

Notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Paying Agent, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) remaining in the Trust Fund and the Trust Fund’s portion of each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on or after any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of each REO Loan remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class Z and the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement.  In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.  The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	September [__], 2011

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- - -	as tenant in common as tenants by the entireties as joint tenants with rights of survivorship and not as tenants in common	UNIF GIFT MIN ACT __________ Custodian (Cust) Under Uniform Gifts to Minors Act __________________________ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

______________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-10

FORM OF CLASS D CERTIFICATE

CLASS D

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2011-C5, CLASS D

[THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE SENIOR TRUST ADVISOR, THE INITIAL PURCHASER, THE MORTGAGE LOAN SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

1 Temporary Regulation S Book-Entry Certificate legend.
2 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.
3 Book-Entry Certificate legend.

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PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW.  THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) IN AN “OFFSHORE TRANSACTION” AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT  ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT.  ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.  ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

THIS CERTIFICATE IS SUBORDINATED TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS X-A, CLASS X-B, CLASS A-S, CLASS B AND CLASS C CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A-10-2

PASS-THROUGH RATE: VARIABLE IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT	MASTER SERVICER:	MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

DENOMINATION: $[ ]	SPECIAL SERVICER:	TORCHLIGHT LOAN SERVICES, LLC

DATE OF POOLING AND SERVICING AGREEMENT: AS OF SEPTEMBER 1, 2011	TRUSTEE:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)	PAYING AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CLOSING DATE: SEPTEMBER [__], 2011	SENIOR TRUST ADVISOR:	PENTALPHA SURVEILLANCE LLC

FIRST DISTRIBUTION DATE: OCTOBER [__], 2011 APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES AS OF THE CLOSING DATE: $[______]	CUSIP NO.: [ ] ISIN NO.: [ ] COMMON CODE NO.: [ ] CERTIFICATE NO.: [D-1] [D-S-1]

A-10-3

CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans”), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Paying Agent and the Senior Trust Advisor.  A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class D Certificates.  The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement.  The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.  In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate is a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.  Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.  All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class D Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date.  Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement.  All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom.  Amounts on deposit in such accounts may be invested in Permitted Investments.  Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor.  The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice has been given pursuant to Section 4.01(i) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto.  If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(i) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

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Subject to the terms of the Pooling and Servicing Agreement, the Class D Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $100,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement.  In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer.  The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders:

(i)     to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (1) an Opinion of Counsel (at the expense of the party requesting such amendment or at the expense of the Trust Fund if the requesting party is the Trustee or the Paying Agent) or (2) Rating Agency Confirmation from each Rating Agency;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust; provided that the Trustee has received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision hereof restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non U.S. Tax Person;

(vi)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect

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in any material respect the interests of any Certificateholder not consenting thereto as evidenced by (x) an Opinion of Counsel or (y) receipt of Rating Agency Confirmation from each Rating Agency;

(vii)       to amend or supplement any provision hereof to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from such Rating Agency; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)      to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or the status of the Grantor Trust as a grantor trust, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered Rating Agency Confirmation; and

(ix)       to modify the procedures of this Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such modification does not materially increase the obligations of the Trustee, the Paying Agent, the 17g-5 Information Provider, the Master Servicer or the Special Servicer; and provided, further, that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Trustee shall give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website, and shall, on the second Business Day following the delivery of such notice to the 17g-5 Information Provider, deliver a copy of such notice to the Rating Agencies pursuant to Section 3.15(c).

Notwithstanding the foregoing, no such amendment may change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)     reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Subordinate Interest Holder without the consent of such holder; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding or remove the requirement to obtain the consent of a Subordinate Interest Holder without the consent of such Subordinate Interest Holder, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller; or

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(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders and all the Subordinate Interest Holders, or receipt of Rating Agency Confirmation from each Rating Agency.

Notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Paying Agent, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) remaining in the Trust Fund and the Trust Fund’s portion of each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on or after any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of each REO Loan remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class Z and the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement.  In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.  The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	September [__], 2011

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- - -	as tenant in common as tenants by the entireties as joint tenants with rights of survivorship and not as tenants in common	UNIF GIFT MIN ACT __________ Custodian (Cust) Under Uniform Gifts to Minors Act __________________________ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

A-10-11

EXHIBIT A-11

FORM OF CLASS E CERTIFICATE

CLASS E

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2011-C5, CLASS E

[THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE SENIOR TRUST ADVISOR, THE INITIAL PURCHASER, THE MORTGAGE LOAN SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

1 Temporary Regulation S Book-Entry Certificate legend.
2 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.
3 Book-Entry Certificate legend.

A-11-1

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW.  THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) IN AN “OFFSHORE TRANSACTION” AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY GOVERNMENTAL PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT.  ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.  ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

A-11-2

THIS CERTIFICATE IS SUBORDINATED TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS X-A, CLASS X-B, CLASS A-S, CLASS B, CLASS C AND CLASS D CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A-11-3

PASS-THROUGH RATE: VARIABLE IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT	MASTER SERVICER:	MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

DENOMINATION: $[ ]	SPECIAL SERVICER:	TORCHLIGHT LOAN SERVICES, LLC

DATE OF POOLING AND SERVICING AGREEMENT: AS OF SEPTEMBER 1, 2011	TRUSTEE:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)	PAYING AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CLOSING DATE: SEPTEMBER [__], 2011	SENIOR TRUST ADVISOR:	PENTALPHA SURVEILLANCE LLC

FIRST DISTRIBUTION DATE: OCTOBER [__], 2011 APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES AS OF THE CLOSING DATE: $[______]	CUSIP NO.: [ ] ISIN NO.: [ ] COMMON CODE NO.: [ ] CERTIFICATE NO.: [E-1] [E-S-1]

A-11-4

CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans”), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Paying Agent and the Senior Trust Advisor.  A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class E Certificates.  The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement.  The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.  In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate is a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.  Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.  All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class E Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date.  Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement.  All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom.  Amounts on deposit in such accounts may be invested in Permitted Investments.  Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor.  The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice has been given pursuant to Section 4.01(i) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto.  If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(i) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

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Subject to the terms of the Pooling and Servicing Agreement, the Class E Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $100,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement.  In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer.  The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders:

(i)     to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (1) an Opinion of Counsel (at the expense of the party requesting such amendment or at the expense of the Trust Fund if the requesting party is the Trustee or the Paying Agent) or (2) Rating Agency Confirmation from each Rating Agency;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust; provided that the Trustee has received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision hereof restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non U.S. Tax Person;

(vi)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect

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in any material respect the interests of any Certificateholder not consenting thereto as evidenced by (x) an Opinion of Counsel or (y) receipt of Rating Agency Confirmation from each Rating Agency;

(vii)       to amend or supplement any provision hereof to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from such Rating Agency; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)      to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or the status of the Grantor Trust as a grantor trust, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered Rating Agency Confirmation; and

(ix)       to modify the procedures of this Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such modification does not materially increase the obligations of the Trustee, the Paying Agent, the 17g-5 Information Provider, the Master Servicer or the Special Servicer; and provided, further, that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Trustee shall give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website, and shall, on the second Business Day following the delivery of such notice to the 17g-5 Information Provider, deliver a copy of such notice to the Rating Agencies pursuant to Section 3.15(c).

Notwithstanding the foregoing, no such amendment may change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)     reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Subordinate Interest Holder without the consent of such holder; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding or remove the requirement to obtain the consent of a Subordinate Interest Holder without the consent of such Subordinate Interest Holder, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller; or

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(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders and all the Subordinate Interest Holders, or receipt of Rating Agency Confirmation from each Rating Agency.

Notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Paying Agent, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) remaining in the Trust Fund and the Trust Fund’s portion of each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on or after any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of each REO Loan remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class Z and the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement.  In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.  The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	September [__], 2011

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- - -	as tenant in common as tenants by the entireties as joint tenants with rights of survivorship and not as tenants in common	UNIF GIFT MIN ACT __________ Custodian (Cust) Under Uniform Gifts to Minors Act __________________________ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

A-11-11

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

A-11-12

EXHIBIT A-12

FORM OF CLASS F CERTIFICATE

CLASS F

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2011-C5, CLASS F

[THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE SENIOR TRUST ADVISOR, THE INITIAL PURCHASER, THE MORTGAGE LOAN SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

1 Temporary Regulation S Book-Entry Certificate legend.
2 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.
3 Book-Entry Certificate legend.

A-12-1

PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW.  THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) IN AN “OFFSHORE TRANSACTION” AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY GOVERNMENTAL PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT.  ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.  ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

A-12-2

THIS CERTIFICATE IS SUBORDINATED TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS X-A, CLASS X-B, CLASS A-S, CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A-12-3

PASS-THROUGH RATE: [ ]%	MASTER SERVICER:	MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

DENOMINATION: $[ ]	SPECIAL SERVICER:	TORCHLIGHT LOAN SERVICES, LLC

DATE OF POOLING AND SERVICING AGREEMENT: AS OF SEPTEMBER 1, 2011	TRUSTEE:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)	PAYING AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CLOSING DATE: SEPTEMBER [__], 2011	SENIOR TRUST ADVISOR:	PENTALPHA SURVEILLANCE LLC

FIRST DISTRIBUTION DATE: OCTOBER [__], 2011 APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES AS OF THE CLOSING DATE: $[______]	CUSIP NO.: [ ] ISIN NO.: [ ] COMMON CODE NO.: [ ] CERTIFICATE NO.: [F-1] [F-S-1]

A-12-4

CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans”), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Paying Agent and the Senior Trust Advisor.  A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class F Certificates.  The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement.  The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.  In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate is a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.  Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.  All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class F Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date.  Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement.  All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom.  Amounts on deposit in such accounts may be invested in Permitted Investments.  Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor.  The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice has been given pursuant to Section 4.01(i) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto.  If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(i) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

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Subject to the terms of the Pooling and Servicing Agreement, the Class F Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $100,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement.  In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer.  The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders:

(i)     to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (1) an Opinion of Counsel (at the expense of the party requesting such amendment or at the expense of the Trust Fund if the requesting party is the Trustee or the Paying Agent) or (2) Rating Agency Confirmation from each Rating Agency;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust; provided that the Trustee has received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision hereof restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non U.S. Tax Person;

(vi)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect

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in any material respect the interests of any Certificateholder not consenting thereto as evidenced by (x) an Opinion of Counsel or (y) receipt of Rating Agency Confirmation from each Rating Agency;

(vii)       to amend or supplement any provision hereof to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from such Rating Agency; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)      to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or the status of the Grantor Trust as a grantor trust, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered Rating Agency Confirmation; and

(ix)       to modify the procedures of this Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such modification does not materially increase the obligations of the Trustee, the Paying Agent, the 17g-5 Information Provider, the Master Servicer or the Special Servicer; and provided, further, that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Trustee shall give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website, and shall, on the second Business Day following the delivery of such notice to the 17g-5 Information Provider, deliver a copy of such notice to the Rating Agencies pursuant to Section 3.15(c).

Notwithstanding the foregoing, no such amendment may change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)     reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Subordinate Interest Holder without the consent of such holder; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding or remove the requirement to obtain the consent of a Subordinate Interest Holder without the consent of such Subordinate Interest Holder, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller; or

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(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders and all the Subordinate Interest Holders, or receipt of Rating Agency Confirmation from each Rating Agency.

Notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Paying Agent, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) remaining in the Trust Fund and the Trust Fund’s portion of each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on or after any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of each REO Loan remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class Z and the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement.  In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.  The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	September [__], 2011

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- - -	as tenant in common as tenants by the entireties as joint tenants with rights of survivorship and not as tenants in common	UNIF GIFT MIN ACT __________ Custodian (Cust) Under Uniform Gifts to Minors Act __________________________ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-13

FORM OF CLASS G CERTIFICATE

CLASS G

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2011-C5, CLASS G

[THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE SENIOR TRUST ADVISOR, THE INITIAL PURCHASER, THE MORTGAGE LOAN SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

1 Temporary Regulation S Book-Entry Certificate legend.
2 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.
3 Book-Entry Certificate legend.

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PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW.  THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) IN AN “OFFSHORE TRANSACTION” AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY GOVERNMENTAL PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT.  ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.  ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

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THIS CERTIFICATE IS SUBORDINATED TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS X-A, CLASS X-B, CLASS A-S, CLASS B, CLASS C, CLASS D, CLASS E AND CLASS F CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

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PASS-THROUGH RATE: [ ]%	MASTER SERVICER:	MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

DENOMINATION: $[ ]	SPECIAL SERVICER:	TORCHLIGHT LOAN SERVICES, LLC

DATE OF POOLING AND SERVICING AGREEMENT: AS OF SEPTEMBER 1, 2011	TRUSTEE:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)	PAYING AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CLOSING DATE: SEPTEMBER [__], 2011	S SENIOR TRUST ADVISOR:	PENTALPHA SURVEILLANCE LLC

FIRST DISTRIBUTION DATE: OCTOBER [__], 2011 APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS G CERTIFICATES AS OF THE CLOSING DATE: $[______]	CUSIP NO.: [ ] ISIN NO.: [ ] COMMON CODE NO.: [ ] CERTIFICATE NO.: [G-1] [G-S-1]

A-13-4

CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans”), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Paying Agent and the Senior Trust Advisor.  A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class G Certificates.  The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement.  The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.  In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate is a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.  Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.  All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class G Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date.  Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement.  All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom.  Amounts on deposit in such accounts may be invested in Permitted Investments.  Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor.  The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice has been given pursuant to Section 4.01(i) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto.  If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(i) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

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Subject to the terms of the Pooling and Servicing Agreement, the Class G Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $100,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement.  In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer.  The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders:

(i)     to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (1) an Opinion of Counsel (at the expense of the party requesting such amendment or at the expense of the Trust Fund if the requesting party is the Trustee or the Paying Agent) or (2) Rating Agency Confirmation from each Rating Agency;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust; provided that the Trustee has received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision hereof restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non U.S. Tax Person;

(vi)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect

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in any material respect the interests of any Certificateholder not consenting thereto as evidenced by (x) an Opinion of Counsel or (y) receipt of Rating Agency Confirmation from each Rating Agency;

(vii)       to amend or supplement any provision hereof to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from such Rating Agency; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)      to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or the status of the Grantor Trust as a grantor trust, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered Rating Agency Confirmation; and

(ix)       to modify the procedures of this Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such modification does not materially increase the obligations of the Trustee, the Paying Agent, the 17g-5 Information Provider, the Master Servicer or the Special Servicer; and provided, further, that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Trustee shall give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website, and shall, on the second Business Day following the delivery of such notice to the 17g-5 Information Provider, deliver a copy of such notice to the Rating Agencies pursuant to Section 3.15(c).

Notwithstanding the foregoing, no such amendment may change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)     reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Subordinate Interest Holder without the consent of such holder; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding or remove the requirement to obtain the consent of a Subordinate Interest Holder without the consent of such Subordinate Interest Holder, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller; or

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(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders and all the Subordinate Interest Holders, or receipt of Rating Agency Confirmation from each Rating Agency.

Notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Paying Agent, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) remaining in the Trust Fund and the Trust Fund’s portion of each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on or after any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of each REO Loan remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class Z and the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement.  In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.  The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	September [__], 2011

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- - -	as tenant in common as tenants by the entireties as joint tenants with rights of survivorship and not as tenants in common	UNIF GIFT MIN ACT __________ Custodian (Cust) Under Uniform Gifts to Minors Act __________________________ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-14

FORM OF CLASS NR CERTIFICATE

CLASS NR

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2011-C5, CLASS NR

[THIS CERTIFICATE IS A TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE POOLING AND SERVICING AGREEMENT.]1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

[TRANSFERS OF THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF BENEFICIAL INTERESTS IN THIS BOOK-ENTRY CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW.]3

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE SENIOR TRUST ADVISOR, THE INITIAL PURCHASER, THE MORTGAGE LOAN SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

1 Temporary Regulation S Book-Entry Certificate legend.
2 Legend required as long as DTC is the Depository under the Pooling and Servicing Agreement.
3 Book-Entry Certificate legend.

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PRINCIPAL PAYMENTS IN RESPECT OF THIS CERTIFICATE ARE DISTRIBUTABLE AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE BALANCE SET FORTH BELOW.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW.  THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) IN AN “OFFSHORE TRANSACTION” AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE, UNLESS (A)(I) SUCH PERSON IS AN “INSURANCE COMPANY GENERAL ACCOUNT” WITHIN THE MEANING OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) ALL CONDITIONS OF SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 WILL BE MET WITH RESPECT TO SUCH INSURANCE COMPANY GENERAL ACCOUNT’S ACQUISITION, HOLDING AND DISPOSITION OF THIS CERTIFICATE, OR (B) WITH RESPECT TO THE ACQUISITION, HOLDING OR DISPOSITION OF THIS CERTIFICATE BY ANY GOVERNMENTAL PLAN SUBJECT TO SIMILAR LAW, SUCH ACQUISITION, HOLDING AND DISPOSITION BY SUCH GOVERNMENTAL PLAN WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

THIS CERTIFICATE REPRESENTS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE AND WILL BE INCREASED BY THE PORTION OF CERTIFICATE DEFERRED INTEREST ALLOCABLE TO THIS CERTIFICATE AND BY RECOVERIES ON THE RELATED MORTGAGE LOANS FOR NONRECOVERABLE ADVANCES (PLUS INTEREST THEREON) THAT WERE PREVIOUSLY REIMBURSED FROM PRINCIPAL COLLECTIONS ON THE MORTGAGE LOANS THAT RESULTED IN A REDUCTION OF THE PRINCIPAL DISTRIBUTION AMOUNT.  ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW.  ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT.

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THIS CERTIFICATE IS SUBORDINATED TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS X-A, CLASS X-B, CLASS A-S, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES AS AND TO THE EXTENT SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

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PASS-THROUGH RATE: [ ]%	MASTER SERVICER:	MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

DENOMINATION: $[ ]	SPECIAL SERVICER:	TORCHLIGHT LOAN SERVICES, LLC

DATE OF POOLING AND SERVICING AGREEMENT: AS OF SEPTEMBER 1, 2011	TRUSTEE:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)	PAYING AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CLOSING DATE: SEPTEMBER [__], 2011	SENIOR TRUST ADVISOR:	PENTALPHA SURVEILLANCE LLC

FIRST DISTRIBUTION DATE: OCTOBER [__], 2011 APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF THE CLASS NR CERTIFICATES AS OF THE CLOSING DATE: $[______]	CUSIP NO.: [ ] ISIN NO.: [ ] COMMON CODE NO.: [ ] CERTIFICATE NO.: [NR-1] [NR-S-1]

A-14-4

CLASS NR CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans”), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class NR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Paying Agent and the Senior Trust Advisor.  A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class NR Certificates.  The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement.  The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.  In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate is a “regular interest” in a “real estate mortgage investment conduit”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.  Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.  All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

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Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class NR Pass-Through Rate specified above on the Certificate Balance of this Certificate immediately prior to each Distribution Date.  Principal and interest allocated to this Certificate on any Distribution Date will be in an amount equal to this Certificate’s pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

Collateral Support Deficit, Certificate Deferred Interest and certain other amounts on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement.  All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom.  Amounts on deposit in such accounts may be invested in Permitted Investments.  Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor.  The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice has been given pursuant to Section 4.01(i) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto.  If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(i) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

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Subject to the terms of the Pooling and Servicing Agreement, the Class NR Certificates will be issued in book-entry form through the facilities of DTC in minimum denominations of $100,000, and in integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement.  In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer.  The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders:

(i)     to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (1) an Opinion of Counsel (at the expense of the party requesting such amendment or at the expense of the Trust Fund if the requesting party is the Trustee or the Paying Agent) or (2) Rating Agency Confirmation from each Rating Agency;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust; provided that the Trustee has received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision hereof restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non U.S. Tax Person;

(vi)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect

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in any material respect the interests of any Certificateholder not consenting thereto as evidenced by (x) an Opinion of Counsel or (y) receipt of Rating Agency Confirmation from each Rating Agency;

(vii)       to amend or supplement any provision hereof to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from such Rating Agency; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)      to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or the status of the Grantor Trust as a grantor trust, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered Rating Agency Confirmation; and

(ix)       to modify the procedures of this Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such modification does not materially increase the obligations of the Trustee, the Paying Agent, the 17g-5 Information Provider, the Master Servicer or the Special Servicer; and provided, further, that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Trustee shall give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website, and shall, on the second Business Day following the delivery of such notice to the 17g-5 Information Provider, deliver a copy of such notice to the Rating Agencies pursuant to Section 3.15(c).

Notwithstanding the foregoing, no such amendment may change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)     reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Subordinate Interest Holder without the consent of such holder; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding or remove the requirement to obtain the consent of a Subordinate Interest Holder without the consent of such Subordinate Interest Holder, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller; or

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(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders and all the Subordinate Interest Holders, or receipt of Rating Agency Confirmation from each Rating Agency.

Notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Paying Agent, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) remaining in the Trust Fund and the Trust Fund’s portion of each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on or after any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of each REO Loan remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class Z and the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement.  In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.  The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	September [__], 2011

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS NR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- - -	as tenant in common as tenants by the entireties as joint tenants with rights of survivorship and not as tenants in common	UNIF GIFT MIN ACT __________ Custodian (Cust) Under Uniform Gifts to Minors Act __________________________ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-15

FORM OF CLASS R CERTIFICATE

CLASS R

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2011-C5, CLASS R

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAWS OR THE LAWS OF ANY OTHER JURISDICTION.  NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.  A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE SENIOR TRUST ADVISOR, THE INITIAL PURCHASER, THE MORTGAGE LOAN SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE.

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THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN TWO “REAL ESTATE MORTGAGE INVESTMENT CONDUITS” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN CODE SECTIONS 860G(a)(2) AND 860D.  EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY TO DISQUALIFIED ORGANIZATIONS, “NON-U.S. PERSONS” OR AGENTS OF EITHER, AS SET FORTH IN SECTION 5.03 OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED TRANSFEREE, (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, (C) IT UNDERSTANDS THAT IT MAY INCUR TAX LIABILITIES WITH RESPECT TO THIS CERTIFICATE IN EXCESS OF CASH FLOWS GENERATED HEREBY, (D) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE, (E) IT WILL NOT CAUSE INCOME WITH RESPECT TO THIS CERTIFICATE TO BE ATTRIBUTABLE TO A FOREIGN PERMANENT ESTABLISHMENT OR FIXED BASE, WITHIN THE MEANING OF AN APPLICABLE INCOME TAX TREATY, OF SUCH PERSON OR ANY OTHER U.S. PERSON AND (F) IT WILL NOT TRANSFER THIS CERTIFICATE TO ANY PERSON OR ENTITY THAT DOES NOT PROVIDE A SIMILAR AFFIDAVIT.  ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.  THIS CERTIFICATE REPRESENTS ONE OR MORE “NON-ECONOMIC RESIDUAL INTERESTS”, AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-1(c), AND THEREFORE, TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES.  IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE AND EITHER TO TRANSFER AT A MINIMUM PRICE OR TO AN ELIGIBLE TRANSFEREE AS SPECIFIED IN TREASURY REGULATIONS.

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PERCENTAGE INTEREST EVIDENCED BY THIS CERTIFICATE: 100%	MASTER SERVICER:	MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT: AS OF SEPTEMBER 1, 2011	SPECIAL SERVICER:	TORCHLIGHT LOAN SERVICES, LLC

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)	TRUSTEE:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CLOSING DATE: SEPTEMBER [__], 2011	PAYING AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: OCTOBER [__], 2011	SENIOR TRUST ADVISOR:	PENTALPHA SURVEILLANCE LLC

CLASS R PERCENTAGE INTEREST: 100%	CUSIP NO.: [ ] ISIN NO.: [ ] CERTIFICATE NO.: [R-1]

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CLASS R CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans”), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

is the registered owner of the interest evidenced by this Certificate in the Class R Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Paying Agent and the Senior Trust Advisor.  A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class R Certificates.  The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement.  The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.  In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Class R Certificate represents a “residual interest” in two “real estate mortgage investment conduits”, as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.  Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.  The Holder of the largest Percentage Interest in the Class R Certificates shall be the “tax matters person” for the Upper-Tier REMIC and the Lower-Tier REMIC pursuant to Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby irrevocably designated and shall serve as attorney-in-fact and agent for any such Person that is the “tax matters person”.

Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Paying Agent in an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) and to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered

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as of the related Record Date.  All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom.  Amounts on deposit in such accounts may be invested in Permitted Investments.  Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor.  The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice has been given pursuant to Section 4.01(i) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto.  If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(i) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under Section 5.03(n) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person.  The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:  (A) no Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an “Agent”), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an “ERISA Prohibited Holder”) or a Non-U.S. Tax Person and shall promptly notify the Master Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status; (B) in connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class R Certificate shall be registered until

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the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a “Transferee Affidavit”) from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Tax Person, and that it has reviewed the provisions of Section 5.03(n) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) notwithstanding the delivery of a Transferee Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Tax Person, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected; and (D) each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transferee Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a “Transferor Letter”) certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Tax Person.

The Class R Certificates will be issued in fully registered, certificated form, in minimum percentage interests of 10% and integral multiples of 1% in excess thereof.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement.  In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer.  The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders:

(i)     to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (1) an Opinion of Counsel (at the expense of the party requesting such amendment or at the expense of the Trust Fund if the requesting party is the Trustee or the Paying Agent) or (2) Rating Agency Confirmation from each Rating Agency;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust; provided that the Trustee has received an Opinion

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of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision hereof restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non U.S. Tax Person;

(vi)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by (x) an Opinion of Counsel or (y) receipt of Rating Agency Confirmation from each Rating Agency;

(vii)       to amend or supplement any provision hereof to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from such Rating Agency; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)      to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or the status of the Grantor Trust as a grantor trust, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered Rating Agency Confirmation; and

(ix)       to modify the procedures of this Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such modification does not materially increase the obligations of the Trustee, the Paying Agent, the 17g-5 Information Provider, the Master Servicer or the Special Servicer; and provided, further, that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Trustee shall give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website, and shall, on the second Business Day following the delivery of such notice to the 17g-5 Information Provider, deliver a copy of such notice to the Rating Agencies pursuant to Section 3.15(c).

Notwithstanding the foregoing, no such amendment may change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

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(i)     reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Subordinate Interest Holder without the consent of such holder; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding or remove the requirement to obtain the consent of a Subordinate Interest Holder without the consent of such Subordinate Interest Holder, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller; or

(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders and all the Subordinate Interest Holders, or receipt of Rating Agency Confirmation from each Rating Agency.

Notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Paying Agent, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) remaining in the Trust Fund and the Trust Fund’s portion of each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on or after any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of each REO Loan remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

Following the date on which the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-S Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class Z and the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement.  In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.  The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as

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Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

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IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	September [__], 2011

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- - -	as tenant in common as tenants by the entireties as joint tenants with rights of survivorship and not as tenants in common	UNIF GIFT MIN ACT __________ Custodian (Cust) Under Uniform Gifts to Minors Act __________________________ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

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DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

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EXHIBIT A-16

FORM OF CLASS Z CERTIFICATE

CLASS Z

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2011-C5, CLASS Z

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE SENIOR TRUST ADVISOR, THE UNDERWRITERS, THE INITIAL PURCHASER, THE MORTGAGE LOAN SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES.  NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR FOREIGN SECURITIES LAW.  THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”), OR IS PURCHASING FOR THE ACCOUNT OF A QIB, AND WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE, OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (3) IN AN “OFFSHORE TRANSACTION” AND IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR PLEDGED, SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON THAT IS OR BECOMES AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAW”), OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE THIS CERTIFICATE.

THIS CERTIFICATE REPRESENTS A BENEFICIAL OWNERSHIP OF EXCESS INTEREST AND THE EXCESS INTEREST DISTRIBUTION ACCOUNT.

EACH PURCHASER OF THIS CERTIFICATE SHALL BE REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

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PERCENTAGE INTEREST EVIDENCED BY THIS CERTIFICATE: [100%]	MASTER SERVICER:	MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT: AS OF SEPTEMBER 1, 2011	SPECIAL SERVICER:	TORCHLIGHT LOAN SERVICES, LLC

CUT-OFF DATE: AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT (AS DEFINED HEREIN)	TRUSTEE:	WELLS FARGO BANK, NATIONAL ASSOCIATION

CLOSING DATE: SEPTEMBER [__], 2011	PAYING AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION

FIRST DISTRIBUTION DATE: OCTOBER [__], 2011	SENIOR TRUST ADVISOR:	PENTALPHA SURVEILLANCE LLC

CLASS Z PERCENTAGE INTEREST: [100%]	CUSIP NO.: [ ] ISIN NO.: [ ] COMMON CODE NO.: [ ] CERTIFICATE NO.: [Z-1]

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CLASS Z CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of commercial mortgage loans (the “Mortgage Loans”), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee’s rights under the insurance policies, any Assignment of Leases, and any guaranties or other collateral as security for the Mortgage Loans and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Gain-on-Sale Reserve, the Excess Interest Distribution Account and the REO Accounts, formed and sold by

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class Z Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), among J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. (hereinafter called the “Depositor”, which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Master Servicer, the Special Servicer, the Paying Agent and the Senior Trust Advisor.  A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter.  To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the “Certificates”) and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class Z Certificates.  The Certificates are designated as the J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5 and are issued in the classes as specifically set forth in the Pooling and Servicing Agreement.  The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Paying Agent.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound.  In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

This Certificate represents a beneficial ownership of Excess Interest and the Excess Interest Distribution Account.  Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person’s pro rata share (based on the Percentage Interest represented by this Certificate) of the Excess Interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement.  Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement.  All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

A-16-3

The Certificates are limited in right of payment to, among other things, Excess Interest actually collected on the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, the Certificate Account and the Distribution Accounts will be held on behalf of the Trustee on behalf of the Holders of Certificates specified in the Pooling and Servicing Agreement and the Master Servicer (with respect to the Certificate Account) or the Paying Agent (with respect to the Distribution Accounts) will be authorized to make withdrawals therefrom.  Amounts on deposit in such accounts may be invested in Permitted Investments.  Interest or other investment income earned on funds in the Certificate Account will be paid to the Master Servicer as set forth in the Pooling and Servicing Agreement.  As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Paying Agent with wire instructions in writing at least five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor.  The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate.  If any Certificates as to which notice has been given pursuant to Section 4.01(i) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto.  If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Paying Agent shall, directly or through an agent, take steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate.  The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(i) of the Pooling and Servicing Agreement.

As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register only upon surrender of this Certificate for registration of transfer at the office of the Certificate Registrar or at the office of its transfer agent, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney-in-fact duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized Denominations will be issued to the designated transferee or transferees.

The Class Z Certificates will be issued in full, registered, certificated form, in minimum percentage interests of 10% and integral multiples of 1% in excess thereof.

No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.03 of the Pooling and Servicing Agreement.  In connection with any transfer to an Institutional Accredited Investor, the Transferor shall reimburse the Trust for any costs (including the cost of the Certificate Registrar’s counsel’s review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.03 of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer.  The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

The Trustee, the Master Servicer, the Special Servicer and the Certificate Registrar and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes,

A-16-4

and neither the Trustee, the Master Servicer, the Special Servicer, the Certificate Registrar nor any such agents shall be affected by any notice to the contrary.

The Pooling and Servicing Agreement may be amended from time to time by the parties thereto, without the consent of any of the Certificateholders:

(i)     to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(ii)       to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the Offering Circular with respect to the Certificates, the Trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error;

(iii)       to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account; provided that (a) the Servicer Remittance Date shall in no event be later than the Business Day prior to the related Distribution Date and (b) such change shall not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (1) an Opinion of Counsel (at the expense of the party requesting such amendment or at the expense of the Trust Fund if the requesting party is the Trustee or the Paying Agent) or (2) Rating Agency Confirmation from each Rating Agency;

(iv)       to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the Grantor Trust as a grantor trust at all times that any Certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust that would be a claim against the Trust Fund or either of the Lower-Tier REMIC or the Upper-Tier REMIC or the Grantor Trust; provided that the Trustee has received an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action will not adversely affect in any material respect the interests of any Certificateholder;

(v)       to modify, eliminate or add to the provisions of Section 5.03(n) of the Pooling and Servicing Agreement or any other provision hereof restricting transfer of the Class R Certificates; provided the Depositor has determined that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non U.S. Tax Person;

(vi)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by (x) an Opinion of Counsel or (y) receipt of Rating Agency Confirmation from each Rating Agency;

(vii)       to amend or supplement any provision hereof to the extent necessary to maintain the then-current ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by Rating Agency Confirmation from such Rating Agency; provided that such amendment or supplement shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto as evidenced by an Opinion of Counsel;

(viii)      to modify the provisions of Sections 3.05 and 3.19 of the Pooling and Servicing Agreement (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) if (a) the Depositor, the Master Servicer, the Trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of the Upper-Tier REMIC or the Lower-

A-16-5

Tier REMIC as a REMIC or the status of the Grantor Trust as a grantor trust, as evidenced by an Opinion of Counsel and (c) each Rating Agency has delivered Rating Agency Confirmation; and

(ix)       to modify the procedures of this Agreement relating to compliance with Rule 17g-5 of the Exchange Act; provided that such modification does not materially increase the obligations of the Trustee, the Paying Agent, the 17g-5 Information Provider, the Master Servicer or the Special Servicer; and provided, further, that such amendment shall not adversely affect in any material respects the interests of any Certificateholders, as evidenced by (x) an Opinion of Counsel or (y) if any Certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such Certificates; and provided, further, that the Trustee shall give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s Website, and shall, on the second Business Day following the delivery of such notice to the 17g-5 Information Provider, deliver a copy of such notice to the Rating Agencies pursuant to Section 3.15(c).

Notwithstanding the foregoing, no such amendment may change in any manner any defined term used in the Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller.

The Pooling and Servicing Agreement may also be amended from time to time by the parties thereto with the consent of the Holders of Certificates of each Class affected by such amendment evidencing in the aggregate not less than 51% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)     reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or which are required to be distributed to a Subordinate Interest Holder without the consent of such holder; or

(ii)       reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates of such Class then outstanding or remove the requirement to obtain the consent of a Subordinate Interest Holder without the consent of such Subordinate Interest Holder, as applicable; or

(iii)       adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

(iv)       change in any manner any defined term used in he Mortgage Asset Purchase Agreement or the obligations of the Mortgage Loan Seller under the Mortgage Asset Purchase Agreement or otherwise or change any rights of the Mortgage Loan Seller as a third party beneficiary thereunder, without the consent of the Mortgage Loan Seller; or

(v)       amend the Servicing Standard without the consent of 100% of the Certificateholders and all the Subordinate Interest Holders, or receipt of Rating Agency Confirmation from each Rating Agency.

Notwithstanding the foregoing, none of the Senior Trust Advisor, the Trustee, the Paying Agent, the Depositor, the Master Servicer nor the Special Servicer will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund’s expense) to the effect that such amendment is permitted under the Pooling and Servicing Agreement and that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee, the Paying Agent or any other specified person in accordance with such amendment will not result in the imposition of a tax on any portion of the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

A-16-6

The Holders of the majority of the Controlling Class, the Special Servicer, the Master Servicer or the Holders of the Class R Certificates may, in that order of priority, at their option, upon 60 days’ prior notice given to the Trustee, the Paying Agent and each of the other parties to the Pooling and Servicing Agreement, purchase all, but not less than all, of the Mortgage Loans (and all property acquired through exercise of remedies in respect of any related Mortgage Loan) remaining in the Trust Fund and the Trust Fund’s portion of each REO Property remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on or after any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and the Trust Fund’s portion of each REO Loan remaining in the Trust Fund is reduced to less than 1% of the aggregate Cut-off Date Principal Balance of all the Mortgage Loans.

Following the date on which the Class A-1, Class A-2, Class A-3,  Class A-SB and Class A-S Certificates are retired, the Sole Certificateholder may, at its option exchange all of its Certificates (other than the Class Z and the Class R Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to the terms of the Pooling and Servicing Agreement.

The obligations created by the Pooling and Servicing Agreement and the Trust Fund created thereby (other than the obligation of the Paying Agent to make payments to Certificateholders as provided for in the Pooling and Servicing Agreement), shall terminate upon reduction of the Certificate Balances of all the Certificates to zero (including, without limitation, any such final payment resulting from a termination of the Trust Fund due to a sale of its property) pursuant to the terms of the Pooling and Servicing Agreement.  In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.  The Certificate Registrar has executed this Certificate on behalf of the Trust Fund as Certificate Registrar under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

A-16-7

IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed under this official seal.

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Certificate Registrar under the Pooling and Servicing Agreement

By:
AUTHORIZED SIGNATORY

Dated:	September [__], 2011

CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE CLASS Z CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Authenticating Agent

By:
AUTHORIZED SIGNATORY

A-16-8

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	- - -	as tenant in common as tenants by the entireties as joint tenants with rights of survivorship and not as tenants in common	UNIF GIFT MIN ACT __________ Custodian (Cust) Under Uniform Gifts to Minors Act __________________________ (State)

Additional abbreviations may also be used though not in the above list.

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Please insert Social Security or other identifying number of Assignee)

(Please print or typewrite name and address of assignee)

the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.

Dated:	NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

_____________________________
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange.  Notarized or witnessed signatures are not acceptable.

A-16-9

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of __________________________________ account number _______________ or, if mailed by check, to _______________________________________.  Statements should be mailed to _______________________________________________________________.  This information is provided by assignee named above, or ______________________________, as its agent.

A-16-10

EXHIBIT B

MORTGAGE LOAN SCHEDULE

Loan ID #	Originator/Loan Seller	Mortgagor Name	Property Address	City	State	Zip Code	County	Property Name	Size
1	JPMCB	SHC Michigan Avenue, LLC, New DTRS Michigan Avenue, LLC	505 North Michigan Avenue	Chicago	IL	60611	Cook	InterContinental Hotel Chicago	792
2	JPMCB	Inland American ST Portfolio, L.L.C., Inland American ST Florida Portfolio, L.L.C.	Various	Various	Various	Various	Various	SunTrust Bank Portfolio I	646,399
2.001	JPMCB		3020 Peachtree Road NW	Atlanta	GA	30305	Fulton	3020 Peachtree Road NW	12,940
2.002	JPMCB		1030 Wilmer Avenue	Richmond	VA	23227	Henrico	1030 Wilmer Avenue	78,308
2.003	JPMCB		7500 Wisconsin Avenue	Bethesda	MD	20814	Montgomery	7500 Wisconsin Avenue	11,060
2.004	JPMCB		3300 Northside Parkway NW	Atlanta	GA	30327	Fulton	3300 Northside Parkway NW	9,789
2.005	JPMCB		5898 Roswell Road NE	Atlanta	GA	30328	Fulton	5898 Roswell Road NE	6,853
2.006	JPMCB		152 Main Street	Annapolis	MD	21401	Anne Arundel	152 Main Street	5,900
2.007	JPMCB		100 Crain Highway SW	Glen Burnie	MD	21061	Anne Arundel	100 Crain Highway SW	6,645
2.008	JPMCB		4250 John Marr Drive	Annandale	VA	22003	Fairfax	4250 John Marr Drive	2,440
2.009	JPMCB		160 Garrisonville Road	Stafford	VA	22554	Stafford	160 Garrisonville Road	3,800
2.010	JPMCB		5775 Red Bug Lake Road	Casselberry	FL	32708	Seminole	5775 Red Bug Lake Road	5,465
2.011	JPMCB		4212 Washington Road	Evans	GA	30809	Columbia	4212 Washington Road	9,235
2.012	JPMCB		47 Whitlock Avenue	Marietta	GA	30064	Cobb	47 Whitlock Avenue	8,310
2.013	JPMCB		4110 Brambleton Avenue SW	Roanoke	VA	24018	Roanoke	4110 Brambleton Avenue SW	6,032
2.014	JPMCB		880 East Palmetto Park Road	Boca Raton	FL	33432	Palm Beach	880 East Palmetto Park Road	4,000
2.015	JPMCB		1409 East Atlantic Boulevard	Pompano Beach	FL	33060	Broward	1409 East Atlantic Boulevard	5,200
2.016	JPMCB		3577 Fruitville Road	Sarasota	FL	34237	Sarasota	3577 Fruitville Road	4,684
2.017	JPMCB		827 Joe Frank Harris Parkway	Cartersville	GA	30120	Bartow	827 Joe Frank Harris Parkway	8,992
2.018	JPMCB		1470 West Granada Boulevard	Ormond Beach	FL	32174	Volusia	1470 West Granada Boulevard	5,300
2.019	JPMCB		103 City Circle	Peachtree City	GA	30269	Fayette	103 City Circle	7,166
2.02	JPMCB		110 Mulberry Street NW	Lenoir	NC	28645	Caldwell	110 Mulberry Street NW	11,433
2.021	JPMCB		1331 Johnson Ferry Road	Marietta	GA	30068	Cobb	1331 Johnson Ferry Road	4,911
2.022	JPMCB		8226 North Wickham Road	Melbourne	FL	32940	Brevard	8226 North Wickham Road	9,269
2.023	JPMCB		3620 Six Forks Road	Raleigh	NC	27609	Wake	3620 Six Forks Road	16,491
2.024	JPMCB		1725 Mallory Lane	Brentwood	TN	37027	Williamson	1725 Mallory Lane	5,135
2.025	JPMCB		4290 13th Street	St. Cloud	FL	34769	Osceola	4290 13th Street	5,000
2.026	JPMCB		3800 South Semoran Boulevard	Orlando	FL	32822	Orange	3800 South Semoran Boulevard	5,000
2.027	JPMCB		200 East Fifth Avenue	Mount Dora	FL	32757	Lake	200 East Fifth Avenue	4,908
2.028	JPMCB		1411 Woodward Avenue	Muscle Shoals	AL	35661	Colbert	1411 Woodward Avenue	6,596
2.029	JPMCB		5025 West Colonial Drive	Orlando	FL	32808	Orange	5025 West Colonial Drive	12,340
2.030	JPMCB		214 West Broadway Street	Fort Meade	FL	33841	Polk	214 West Broadway Street	13,320
2.031	JPMCB		5030 Thoroughbred Lane	Brentwood	TN	37027	Davidson	5030 Thoroughbred Lane	4,750
2.032	JPMCB		403 Academy Street	Cambridge	MD	21613	Dorchester	403 Academy Street	4,904
2.033	JPMCB		1900 Queens Chapel Road	Avondale	MD	20782	Prince George's	1900 Queens Chapel Road	4,599
2.034	JPMCB		113 East Granada Boulevard	Ormond Beach	FL	32176	Volusia	113 East Granada Boulevard	4,900
2.035	JPMCB		408 South US Highway 41	Inverness	FL	34450	Citrus	408 South US Highway 41	6,400
2.036	JPMCB		299 Bill France Boulevard	Daytona Beach	FL	32114	Volusia	299 Bill France Boulevard	4,200
2.037	JPMCB		1235 Southlake Circle	Morrow	GA	30260	Clayton	1235 Southlake Circle	10,537
2.038	JPMCB		6300 Central Avenue	St. Petersburg	FL	33707	Pinellas	6300 Central Avenue	3,786
2.039	JPMCB		2503 Lebanon Road	Nashville	TN	37214	Davidson	2503 Lebanon Road	6,600
2.040	JPMCB		2458 North Wickham Road	Melbourne	FL	32935	Brevard	2458 North Wickham Road	4,600
2.041	JPMCB		160 North Nova Road	Ormond Beach	FL	32174	Volusia	160 North Nova Road	4,200
2.042	JPMCB		1301 Northwest Saint Lucie West Boulevard	Port St. Lucie	FL	34986	Saint Lucie	1301 Northwest Saint Lucie West Boulevard	4,000
2.043	JPMCB		1075 Carpenters Way	Lakeland	FL	33809	Polk	1075 Carpenters Way	4,938
2.044	JPMCB		930 Main Street	Conyers	GA	30012	Rockdale	930 Main Street	8,527
2.045	JPMCB		3301 Gulf Breeze Parkway	Gulf Breeze	FL	32563	Santa Rosa	3301 Gulf Breeze Parkway	5,200
2.046	JPMCB		55 Farrs Bridge Road	Greenville	SC	29617	Greenville	55 Farrs Bridge Road	5,000
2.047	JPMCB		314 East Eau Gallie Boulevard	Indian Harbour Beach	FL	32937	Brevard	314 East Eau Gallie Boulevard	3,750
2.048	JPMCB		2300 South Atlantic Avenue	Daytona Beach	FL	32118	Volusia	2300 South Atlantic Avenue	3,600
2.049	JPMCB		9955 Southeast Federal Highway	Hobe Sound	FL	33455	Martin	9955 Southeast Federal Highway	3,400
2.050	JPMCB		5303 Southwest 91st Drive	Gainesville	FL	32608	Alachua	5303 Southwest 91st Drive	4,420
2.051	JPMCB		1610 Woodruff Road	Greenville	SC	29607	Greenville	1610 Woodruff Road	3,832
2.052	JPMCB		5727 Gantt Road	Sarasota	FL	34233	Sarasota	5727 Gantt Road	3,131
2.053	JPMCB		7879 West Commercial Boulevard	Tamarac	FL	33351	Broward	7879 West Commercial Boulevard	4,000
2.054	JPMCB		140 West Main Street	Oxford	NC	27565	Granville	140 West Main Street	5,400
2.055	JPMCB		234 Barton Boulevard	Rockledge	FL	32955	Brevard	234 Barton Boulevard	3,667
2.056	JPMCB		7061 South US Highway 1	Port St. Lucie	FL	34952	Saint Lucie	7061 South US Highway 1	3,200
2.057	JPMCB		204 West Center Street	Mebane	NC	27302	Alamance	204 West Center Street	5,483
2.058	JPMCB		4410 Altama Avenue	Brunswick	GA	31520	Glynn	4410 Altama Avenue	4,600
2.059	JPMCB		1935 Galleria Boulevard	Charlotte	NC	28270	Mecklenburg	1935 Galleria Boulevard	3,188
2.060	JPMCB		4800 Northwest Blichton Road	Ocala	FL	34482	Marion	4800 Northwest Blichton Road	5,586
2.061	JPMCB		7001 Lee Highway	Chattanooga	TN	37421	Hamilton	7001 Lee Highway	5,057
2.062	JPMCB		344 Monument Road	Jacksonville	FL	32225	Duval	344 Monument Road	3,450
2.063	JPMCB		3850 Rockbridge Road	Stone Mountain	GA	30083	Dekalb	3850 Rockbridge Road	7,016
2.064	JPMCB		4142 Sixth Street South	St. Petersburg	FL	33705	Pinellas	4142 Sixth Street South	3,000
2.065	JPMCB		189 South Lowry Street	Smyrna	TN	37167	Rutherford	189 South Lowry Street	5,006
2.066	JPMCB		222 South Main Street	Hendersonville	NC	28792	Henderson	222 South Main Street	4,701
2.067	JPMCB		3720 3rd Street South	Jacksonville Beach	FL	32250	Duval	3720 3rd Street South	2,770
2.068	JPMCB		21744 State Road 54	Lutz	FL	33549	Pasco	21744 State Road 54	3,750
2.069	JPMCB		4041 Rowan Road	New Port Richey	FL	34653	Pasco	4041 Rowan Road	3,638
2.070	JPMCB		4986 North Henry Boulevard	Stockbridge	GA	30281	Henry	4986 North Henry Boulevard	6,211
2.071	JPMCB		62 Market Street	Onancock	VA	23417	Accomack	62 Market Street	6,659
2.072	JPMCB		610 East Derenne Avenue	Savannah	GA	31405	Chatham	610 East Derenne Avenue	3,350
2.073	JPMCB		4125 State Road 60	Vero Beach	FL	32960	Indian River	4125 State Road 60	2,500
2.074	JPMCB		1821 Hillandale Road	Durham	NC	27705	Durham	1821 Hillandale Road	2,955
2.075	JPMCB		180 Gaines School Road	Athens	GA	30605	Clarke	180 Gaines School Road	3,230
2.076	JPMCB		2815 Skidaway Road	Savannah	GA	31404	Chatham	2815 Skidaway Road	3,200
2.077	JPMCB		2100 West Cumberland Street	Dunn	NC	28334	Harnett	2100 West Cumberland Street	4,156
2.078	JPMCB		9601 East Dr. Martin Luther King Junior Boulevard	Tampa	FL	33610	Hillsborough	9601 East Dr. Martin Luther King Junior Boulevard	2,988
2.079	JPMCB		2915 Nolensville Road	Nashville	TN	37211	Davidson	2915 Nolensville Road	3,886
2.080	JPMCB		496 Mclaws Circle	Williamsburg	VA	23185	James City	496 Mclaws Circle	2,211
2.081	JPMCB		201 South Pleasantburg Drive	Greenville	SC	29607	Greenville	201 South Pleasantburg Drive	3,251
2.082	JPMCB		1250 South Church Street	Murfreesboro	TN	37130	Rutherford	1250 South Church Street	5,320
2.083	JPMCB		1104 Gray Highway	Macon	GA	31211	Bibb	1104 Gray Highway	3,532
2.084	JPMCB		3814 Northwest 43rd Street	Gainesville	FL	32606	Alachua	3814 Northwest 43rd Street	2,500
2.085	JPMCB		111 North Causeway	New Smyrna Beach	FL	32169	Volusia	111 North Causeway	2,922
2.086	JPMCB		7804 National Service Road	Greensboro	NC	27409	Guilford	7804 National Service Road	3,076
2.087	JPMCB		201 North Isabella Street	Sylvester	GA	31791	Worth	201 North Isabella Street	13,455
2.088	JPMCB		300 US Highway 43	Killen	AL	35645	Lauderdale	300 US Highway 43	2,912
2.089	JPMCB		272 North Fayetteville Street	Asheboro	NC	27204	Randolph	272 North Fayetteville Street	2,955
2.090	JPMCB		112 McClanahan Street	Roanoke	VA	24014	Roanoke City	112 McClanahan Street	3,164
2.091	JPMCB		200 South State Street	Yadkinville	NC	27055	Yadkin	200 South State Street	4,760
2.092	JPMCB		2843 Panola Road	Lithonia	GA	30058	Dekalb	2843 Panola Road	2,688
2.093	JPMCB		4441 The Plaza	Charlotte	NC	28215	Mecklenburg	4441 The Plaza	3,200
2.094	JPMCB		9627 Dayton Pike	Soddy Daisy	TN	37379	Hamilton	9627 Dayton Pike	3,950
2.095	JPMCB		125 East Virginia Avenue	Bessemer City	NC	28016	Gaston	125 East Virginia Avenue	3,200
2.096	JPMCB		1301 Taft Highway	Signal Mountain	TN	37377	Hamilton	1301 Taft Highway	3,764
2.097	JPMCB		745 South Broad Street	Brooksville	FL	34601	Hernando	745 South Broad Street	3,000
2.098	JPMCB		5980 Imperial Parkway	Mulberry	FL	33860	Polk	5980 Imperial Parkway	2,277
2.099	JPMCB		4601 Jonesboro Road	Union City	GA	30291	Fulton	4601 Jonesboro Road	5,009
2.100	JPMCB		2111 Wade Hampton Boulevard	Greenville	SC	29615	Greenville	2111 Wade Hampton Boulevard	2,279
2.101	JPMCB		658 Main Street	Thomson	GA	30824	McDuffie	658 Main Street	3,182
2.102	JPMCB		414 Wharf Street	Loudon	TN	37774	Loudon	414 Wharf Street	4,100
2.103	JPMCB		4233 West Stone Drive	Kingsport	TN	37660	Hawkins	4233 West Stone Drive	2,560
2.104	JPMCB		234 North Main Street	Walnut Cove	NC	27052	Stokes	234 North Main Street	3,750
2.105	JPMCB		1611 South Miami Boulevard	Durham	NC	27703	Durham	1611 South Miami Boulevard	1,820
2.106	JPMCB		300 South Mock Road	Albany	GA	31705	Dougherty	300 South Mock Road	3,127
2.107	JPMCB		624 West Main Street	Sylva	NC	28779	Jackson	624 West Main Street	2,484
2.108	JPMCB		1213 Greenland Drive	Murfreesboro	TN	37130	Rutherford	1213 Greenland Drive	2,000
2.109	JPMCB		4720 Highway 49 South	Harrisburg	NC	28075	Cabarrus	4720 Highway 49 South	2,166
2.110	JPMCB		4306 North Liberty Street	Winston-Salem	NC	27105	Forsyth	4306 North Liberty Street	2,216
2.111	JPMCB		416 Highway 27 South	Stanley	NC	28164	Gaston	416 Highway 27 South	2,400
2.112	JPMCB		110 West 10th Street	Chattanooga	TN	37402	Hamilton	110 West 10th Street	2,026
2.113	JPMCB		7133 Forest Hill Avenue	Richmond	VA	23225	Richmond City	7133 Forest Hill Avenue	2,600
2.114	JPMCB		4830 Jefferson Davis Highway	Richmond	VA	23234	Chesterfield	4830 Jefferson Davis Highway	2,717
2.115	JPMCB		5716 West Andrew Johnson Highway	Morristown	TN	37814	Hamblen	5716 West Andrew Johnson Highway	2,500
2.116	JPMCB		869 North Lee Highway	Lexington	VA	24450	Rockbridge	869 North Lee Highway	1,600
2.117	JPMCB		7880 Broad Street	Rural Hall	NC	27045	Forsyth	7880 Broad Street	1,800
2.118	JPMCB		400 West Main Street	Radford	VA	24141	Radford	400 West Main Street	2,053
2.119	JPMCB		23364 Front Street	Accomac	VA	23301	Accomack	23364 Front Street	1,157
2.120	JPMCB		4394 South NC Highway 150	Lexington	NC	27295	Davidson	4394 South NC Highway 150	1,100
2.121	JPMCB		33287 Railroad Avenue	Painter	VA	23420	Accomack	33287 Railroad Avenue	1,173
3	JPMCB	Asheville Mall CMBS, LLC	3 South Tunnel Road	Asheville	NC	28805	Buncombe	Asheville Mall	323,832
4	JPMCB	Palmdale Lodging Associates LLC, Osceola Lodging Associates, LLP, Gateway Lodging Associates, LLP, Church St. Lodging Associates, LLP, Ridgefield Park Lodging Associates, LLP	Various	Various	Various	Various	Various	Sun Development and Management Portfolio	637
4.001	JPMCB		39375 5th Street West	Palmdale	CA	93551	Los Angeles	Embassy Suites Palmdale	150
4.002	JPMCB		70 Challenger Road	Ridgefield Park	NJ	7660	Bergen	Hilton Garden Inn Ridgefield Park	140
4.003	JPMCB		706 Church Street	Nashville	TN	37203	Davidson	Homewood Suites Nashville	113
4.004	JPMCB		4971 Calypso Cay Way	Kissimmee	FL	34746	Osceola	Hampton Inn & Suites South Lake Buena Vista	125
4.005	JPMCB		9 Gateway Drive	Hattiesburg	MS	39402	Forrest	Candlewood Suites Hattiesburg	109
5	JPMCB	SRMKJVD, LLC	747, 777, & 787 6th Street South	Kirkland	WA	98033	King	Google Kirkland Campus	194,825
6	JPMCB	24 West 57 APF LLC	24 West 57th Street	New York	NY	10019	New York	24 West 57th Street	110,818
7	JPMCB	KRG Kokomo Project Company, LLC, KRG Hamilton Crossing, LLC, KRG Naperville, LLC, Kite Acworth, LLC	Various	Various	Various	Various	Various	Kite Retail Portfolio	359,373
7.001	JPMCB		US 31 Bypass & East Boulevard Street	Kokomo	IN	46902	Howard	Boulevard Crossing	123,629
7.002	JPMCB		12201 North Meridian Street	Carmel	IN	46032	Hamilton	Hamilton Crossing Center	82,353
7.003	JPMCB		3111 West 111th Street	Naperville	IL	60564	Will	Naperville Marketplace	83,763
7.004	JPMCB		3507 Baker Road	Acworth	GA	30101	Cobb	Publix at Acworth	69,628
8	JPMCB	Inland Orland Park Place, L.L.C.	1 Orland Park Place	Orland Park	IL	60462	Cook	Orland Park Place	598,774
9	JPMCB	Rosemont Atlanta Properties LLC	Various	Various	GA	Various	Various	LaSalle Select Portfolio	399,641
9.001	JPMCB		5707 Peachtree Parkway	Norcross	GA	30092	Gwinnett	5707 Peachtree Parkway	99,142
9.002	JPMCB		3585 Engineering Drive	Norcross	GA	30092	Gwinnett	3585 Engineering Drive	98,092
9.003	JPMCB		6455 East Johns Crossing	Johns Creek	GA	30097	Fulton	6455 East Johns Crossing	98,253
9.004	JPMCB		6625 The Corners Parkway	Norcross	GA	30092	Gwinnett	6625 The Corners Parkway	104,154
10	JPMCB	Denver West Village, L.P.	14225-14401 West Colfax Avenue	Lakewood	CO	80401	Jefferson	Denver West Village	310,150
11	JPMCB	1455 Valley Center PKY, LP, 1510 Valley Center PKY, LP, 1530 Valley Center PKY, LP, 1550 Valley Center PKY, LP, 1560 Valley Center PKY, LP, 1640, 1650, 1660 Valley Center PKY, LP	Various	Bethlehem	PA	18017	Northampton	Lehigh Valley Portfolio	331,026
11.001	JPMCB		1640, 1650 & 1660 Valley Center Parkway	Bethlehem	PA	18017	Northampton	1640-1660 Valley Center Parkway	87,500
11.002	JPMCB		1455 Valley Center Parkway	Bethlehem	PA	18017	Northampton	1455 Valley Center Parkway	54,118
11.003	JPMCB		1560 Valley Center Parkway	Bethlehem	PA	18017	Northampton	1560 Valley Center Parkway	51,400
11.004	JPMCB		1550 Valley Center Parkway	Bethlehem	PA	18017	Northampton	1550 Valley Center Parkway	43,400
11.005	JPMCB		1510 Valley Center Parkway	Bethlehem	PA	18017	Northampton	1510 Valley Center Parkway	48,208
11.006	JPMCB		1530 Valley Center Parkway	Bethlehem	PA	18017	Northampton	1530 Valley Center Parkway	46,400
12	JPMCB	KRG Eddy Street Apartments, LLC, KRG Eddy Street Commons, LLC, KRG Eddy Street Land, LLC, KRG Eddy Street Office, LLC	1234 North Eddy Street	South Bend	IN	46617	St. Joseph	Eddy Street Commons at Notre Dame	169,771
13	JPMCB	Inland American ST Portfolio JP2, L.L.C., Inland American ST Florida Portfolio JP2, L.L.C.	Various	Various	Various	Various	Various	SunTrust Bank Portfolio II	171,209
13.001	JPMCB		4240 West Lake Mary Boulevard	Lake Mary	FL	32746	Seminole	4240 West Lake Mary Boulevard	8,515
13.002	JPMCB		26627 US Highway 19 North	Clearwater	FL	33761	Pinellas	26627 US Highway 19 North	5,335
13.003	JPMCB		597 Solomons Island Road North	Prince Frederick	MD	20678	Calvert	597 Solomons Island Road North	2,664
13.004	JPMCB		4425 Lafayette Street	Marianna	FL	32446	Jackson	4425 Lafayette Street	16,000
13.005	JPMCB		1850 US Highway 1 South	St. Augustine	FL	32084	Saint Johns	1850 US Highway 1 South	6,000
13.006	JPMCB		2150 Cleveland Street	Clearwater	FL	33765	Pinellas	2150 Cleveland Street	4,584
13.007	JPMCB		1605 21st Avenue South	Nashville	TN	37212	Davidson	1605 21st Avenue South	3,500
13.008	JPMCB		111 Southwest 17th Street	Ocala	FL	34471	Marion	111 Southwest 17th Street	6,617
13.009	JPMCB		7319 Spring Hill Drive	Spring Hill	FL	34606	Hernando	7319 Spring Hill Drive	6,028
13.010	JPMCB		10000 Taft Street	Pembroke Pines	FL	33024	Broward	10000 Taft Street	4,000
13.011	JPMCB		6548 Main Street	Gloucester	VA	23061	Gloucester	6548 Main Street	7,613
13.012	JPMCB		3990 Southwest State Road 200	Ocala	FL	34474	Marion	3990 Southwest State Road 200	4,770
13.013	JPMCB		114 West Blue Ridge Street	Stuart	VA	24171	Patrick	114 West Blue Ridge Street	15,430
13.014	JPMCB		240 West Main Street	Lebanon	TN	37087	Wilson	240 West Main Street	8,000
13.015	JPMCB		892 Deltona Boulevard	Deltona	FL	32725	Volusia	892 Deltona Boulevard	4,200
13.016	JPMCB		5370 Peachtree Industrial Boulevard	Chamblee	GA	30341	Dekalb	5370 Peachtree Industrial Boulevard	4,604
13.017	JPMCB		7612 State Road 52	Bayonet Point	FL	34667	Pasco	7612 State Road 52	3,340
13.018	JPMCB		286 Hancock Street	Madison	GA	30650	Morgan	286 Hancock Street	7,604
13.019	JPMCB		100 Flagler Plaza Drive	Palm Coast	FL	32137	Flagler	100 Flagler Plaza Drive	3,741
13.020	JPMCB		7801 Pineville-Matthews Road	Charlotte	NC	28226	Mecklenburg	7801 Pineville-Matthews Road	2,440
13.021	JPMCB		201 South Peterson Avenue	Douglas	GA	31533	Coffee	201 South Peterson Avenue	14,351
13.022	JPMCB		5705 High Point Road	Greensboro	NC	27407	Guilford	5705 High Point Road	3,131
13.023	JPMCB		804 North Madison Boulevard	Roxboro	NC	27573	Person	804 North Madison Boulevard	3,200
13.024	JPMCB		5473 East Mountain Street	Stone Mountain	GA	30083	Dekalb	5473 East Mountain Street	5,191
13.025	JPMCB		5 West Main Street	Liberty	SC	29657	Pickens	5 West Main Street	2,798
13.026	JPMCB		1645 Bradley Park Drive	Columbus	GA	31904	Muscogee	1645 Bradley Park Drive	5,470
13.027	JPMCB		201 South Main Street	Creedmoor	NC	27522	Granville	201 South Main Street	2,847
13.028	JPMCB		3000 Virginia Avenue	Collinsville	VA	24078	Henry	3000 Virginia Avenue	4,268
13.029	JPMCB		88 Hillsboro Street	Pittsboro	NC	27312	Chatham	88 Hillsboro Street	2,268
13.030	JPMCB		426 West Walnut Street	Johnson City	TN	37604	Washington	426 West Walnut Street	2,700
14	JPMCB	Inland Western Houston Sawyer Heights Limited Partnership	1919 Taylor Street	Houston	TX	77007	Harris	Sawyer Heights Village	107,091
15	JPMCB	Inland Diversified Norman University, L.L.C.	1650 24th Avenue NW	Norman	OK	73069	Cleveland	University Town Center	158,516
16	JPMCB	Brookwood Maitland II, LLC, Brookwood Maitland Investors, LLC	2301 Maitland Center Parkway	Maitland	FL	32751	Orange	Maitland 200	204,237
17	JPMCB	Landing Apartments Operating LLC	2314 Kaliste Saloom Road	Lafayette	LA	70508	Lafayette	Landing Apartments	346
18	JPMCB	Inland Diversified Prattville Legends, L.L.C.	2760 Legends Parkway	Prattville	AL	36066	Elmore	Prattville Town Center	168,914
19	JPMCB	Inland Diversified Charlotte Northcrest, L.L.C.	9841 Northlake Centre Parkway	Charlotte	NC	28216	Mecklenburg	Northcrest Shopping Center	133,675
20	JPMCB	Quality Circle Property LL, LLC	475 Quality Circle NW	Huntsville	AL	35806	Madison	Verizon Alabama HQ	152,166
21	JPMCB	MB San Antonio Brooks Limited Partnership	3143 SE Military Drive	San Antonio	TX	78223	Bexar	Brooks Corner	172,927
22	JPMCB	KRG Oldsmar Project Company, LLC	11655 West Hillsborough Avenue	Tampa	FL	33635	Hillsborough	Bayport Commons	97,112
23	JPMCB	Oak Grove Associates	1065-1133 Inman Avenue	Edison	NJ	8820	Middlesex	Inman Grove Shopping Center	118,804
24	JPMCB	114 West Illinois, LLC, 500-508 North Clark LLC	Various	Chicago	IL	60654	Cook	River North Portfolio	68,028
24.001	JPMCB		114 West Illinois Street	Chicago	IL	60654	Cook	114. W. Illinois	35,800
24.002	JPMCB		500 & 508 North Clark Street	Chicago	IL	60654	Cook	500 N. Clark	32,228
25	JPMCB	Fairview Heights Investors LLC	49-79 Ludwig Drive	Fairview Heights	IL	62208	St. Clair	Fairview Heights Plaza	167,491
26	JPMCB	IN-105 Heritage III, LLC	13500 Heritage Parkway	Fort Worth	TX	76177	Tarrant	Heritage Commons III	119,001
27	JPMCB	Inland Western Temple Bird Creek Crossing Limited Partnership	3550 South General Bruce Drive	Temple	TX	76504	Bell	Bird Creek Crossing	124,941
28	JPMCB	Inland Red Top Plaza, L.L.C.	1300-1440 South Milwaukee Avenue	Libertyville	IL	60048	Lake	Red Top Plaza	151,840
29	JPMCB	Appletree Mall Associates LLC	4 Orchard View Drive	Londonderry	NH	3053	Rockingham	Shaw's Londonderry	191,583
30	JPMCB	Kensington Park Limited Partnership	60501 Grand River Avenue	New Hudson	MI	48165	Oakland	Kensington Place MHC	488
31	JPMCB	Franklin Centre Wisconsin LLC, Rawson LLC	7201 South 76th Street	Franklin	WI	53132	Milwaukee	Franklin Centre	120,068
32	JPMCB	Inland Village Ten, L.L.C.	2022-2170 Northdale Boulevard NW	Coon Rapids	MN	55433	Anoka	Village Ten Center	211,472
33	JPMCB	Inland Caton Crossing, L.L.C.	2300 South Route 59	Plainfield	IL	60586	Will	Caton Crossing	83,792
34	JPMCB	340 North Belt, L.P.	340-350 North Sam Houston Parkway East	Houston	TX	77060	Harris	340 North Belt Place	177,781
35	JPMCB	MSC Chapel Hill, LLC	515 South Greensboro Street	Carrboro	NC	27510	Orange	Morningstar of Chapel Hill	725
36	JPMCB	Eagles Landing Statesboro LLC	1818 Chandler Road	Statesboro	GA	30458	Bulloch	The Cove at Southern	358
37	JPMCB	Inland Diversified Lake Mary, L.L.C.	4024 West Lake Mary Boulevard	Lake Mary	FL	32746	Seminole	Lake Mary Plaza	21,370
38	JPMCB	Huntley Creek Crossing, Limited Partnership	1919-1927 Faithon P. Lucas Sr. Boulevard	Mesquite	TX	75181	Dallas	Creek Crossing Shopping Center	70,079
39	JPMCB	Inland Diversified Jacksonville Richlands, L.L.C.	3069 Richlands Highway	Jacksonville	NC	28540	Onslow	Walgreens Plaza	42,219
40	JPMCB	Inland Diversified Conyers Heritage, L.L.C.	1783 Highway 138 SE	Conyers	GA	30013	Rockdale	Heritage Square	22,385
41	JPMCB	TPS Lodging, LLC	7805 Forest Point Boulevard	Charlotte	NC	28217	Mecklenburg	Towneplace Suites Charlotte	94
42	JPMCB	Krishnaguru, Inc.	1453 North Mack Smith Road	East Ridge	TN	37412	Hamilton	Fairfield Inn & Suites East Ridge	79
43	JPMCB	535 US Highway 83 Investors, LLC	535 East Expressway 83	Weslaco	TX	78596	Hidalgo	Academy Sports Weslaco	72,514
44	JPMCB	MSC Virginia Beach, LLC	5684 Haden Road	Virginia Beach	VA	23455	Virginia Beach City	Morningstar of Virginia Beach	519

B-1/5

Loan ID #	Originator/Loan Seller	Mortgagor Name	Measure	Mortgage Rate in Effect at Origination (%)	Net Mortgage Rate in Effect at the Cut-off Date (%)	Original Principal Balance	Cut-off Principal Balance	Original Term	Remaining Term	Maturity/ARD Date	Amortiziation Term	Remaining Amortization Term for Balloon Loans
1	JPMCB	SHC Michigan Avenue, LLC, New DTRS Michigan Avenue, LLC	Rooms	5.61000	5.5028	145,000,000	145,000,000.00	120	119	8/1/2021	360	360
2	JPMCB	Inland American ST Portfolio, L.L.C., Inland American ST Florida Portfolio, L.L.C.	Square Feet	5.42000	5.3128	100,000,000	100,000,000.00	120	118	7/1/2021	0	0
2.001	JPMCB		Square Feet			4,000,380	4,000,380.00	120	118		0
2.002	JPMCB		Square Feet			3,900,371	3,900,370.50	120	118		0
2.003	JPMCB		Square Feet			3,150,299	3,150,299.25	120	118		0
2.004	JPMCB		Square Feet			2,500,238	2,500,237.50	120	118		0
2.005	JPMCB		Square Feet			1,950,185	1,950,185.25	120	118		0
2.006	JPMCB		Square Feet			1,850,176	1,850,175.75	120	118		0
2.007	JPMCB		Square Feet			1,650,157	1,650,156.75	120	118		0
2.008	JPMCB		Square Feet			1,625,154	1,625,154.38	120	118		0
2.009	JPMCB		Square Feet			1,412,634	1,412,634.19	120	118		0
2.010	JPMCB		Square Feet			1,400,133	1,400,133.00	120	118		0
2.011	JPMCB		Square Feet			1,325,126	1,325,125.88	120	118		0
2.012	JPMCB		Square Feet			1,325,126	1,325,125.88	120	118		0
2.013	JPMCB		Square Feet			1,275,121	1,275,121.13	120	118		0
2.014	JPMCB		Square Feet			1,250,119	1,250,118.75	120	118		0
2.015	JPMCB		Square Feet			1,250,119	1,250,118.75	120	118		0
2.016	JPMCB		Square Feet			1,250,119	1,250,118.75	120	118		0
2.017	JPMCB		Square Feet			1,250,119	1,250,118.75	120	118		0
2.018	JPMCB		Square Feet			1,200,114	1,200,114.00	120	118		0
2.019	JPMCB		Square Feet			1,200,114	1,200,114.00	120	118		0
2.02	JPMCB		Square Feet			1,187,613	1,187,612.81	120	118		0
2.021	JPMCB		Square Feet			1,150,109	1,150,109.25	120	118		0
2.022	JPMCB		Square Feet			1,150,109	1,150,109.25	120	118		0
2.023	JPMCB		Square Feet			1,115,106	1,115,105.93	120	118		0
2.024	JPMCB		Square Feet			1,112,606	1,112,605.69	120	118		0
2.025	JPMCB		Square Feet			1,100,105	1,100,104.50	120	118		0
2.026	JPMCB		Square Feet			1,100,105	1,100,104.50	120	118		0
2.027	JPMCB		Square Feet			1,100,105	1,100,104.50	120	118		0
2.028	JPMCB		Square Feet			1,087,603	1,087,603.31	120	118		0
2.029	JPMCB		Square Feet			1,050,100	1,050,099.75	120	118		0
2.030	JPMCB		Square Feet			1,050,100	1,050,099.75	120	118		0
2.031	JPMCB		Square Feet			1,037,599	1,037,598.56	120	118		0
2.032	JPMCB		Square Feet			1,035,098	1,035,098.33	120	118		0
2.033	JPMCB		Square Feet			1,025,097	1,025,097.38	120	118		0
2.034	JPMCB		Square Feet			1,000,095	1,000,095.00	120	118		0
2.035	JPMCB		Square Feet			1,000,095	1,000,095.00	120	118		0
2.036	JPMCB		Square Feet			1,000,095	1,000,095.00	120	118		0
2.037	JPMCB		Square Feet			950,090	950,090.25	120	118		0
2.038	JPMCB		Square Feet			950,090	950,090.25	120	118		0
2.039	JPMCB		Square Feet			925,088	925,087.88	120	118		0
2.040	JPMCB		Square Feet			900,086	900,085.50	120	118		0
2.041	JPMCB		Square Feet			900,086	900,085.50	120	118		0
2.042	JPMCB		Square Feet			900,086	900,085.50	120	118		0
2.043	JPMCB		Square Feet			900,086	900,085.50	120	118		0
2.044	JPMCB		Square Feet			900,086	900,085.50	120	118		0
2.045	JPMCB		Square Feet			850,081	850,080.75	120	118		0
2.046	JPMCB		Square Feet			812,577	812,577.19	120	118		0
2.047	JPMCB		Square Feet			800,076	800,076.00	120	118		0
2.048	JPMCB		Square Feet			800,076	800,076.00	120	118		0
2.049	JPMCB		Square Feet			800,076	800,076.00	120	118		0
2.050	JPMCB		Square Feet			800,076	800,076.00	120	118		0
2.051	JPMCB		Square Feet			787,575	787,574.81	120	118		0
2.052	JPMCB		Square Feet			750,071	750,071.25	120	118		0
2.053	JPMCB		Square Feet			750,071	750,071.25	120	118		0
2.054	JPMCB		Square Feet			750,071	750,071.25	120	118		0
2.055	JPMCB		Square Feet			750,071	750,071.25	120	118		0
2.056	JPMCB		Square Feet			750,071	750,071.25	120	118		0
2.057	JPMCB		Square Feet			725,069	725,068.88	120	118		0
2.058	JPMCB		Square Feet			725,069	725,068.88	120	118		0
2.059	JPMCB		Square Feet			710,067	710,067.45	120	118		0
2.060	JPMCB		Square Feet			700,067	700,066.50	120	118		0
2.061	JPMCB		Square Feet			700,067	700,066.50	120	118		0
2.062	JPMCB		Square Feet			700,067	700,066.50	120	118		0
2.063	JPMCB		Square Feet			700,067	700,066.50	120	118		0
2.064	JPMCB		Square Feet			700,067	700,066.50	120	118		0
2.065	JPMCB		Square Feet			687,565	687,565.31	120	118		0
2.066	JPMCB		Square Feet			687,565	687,565.31	120	118		0
2.067	JPMCB		Square Feet			650,062	650,061.75	120	118		0
2.068	JPMCB		Square Feet			650,062	650,061.75	120	118		0
2.069	JPMCB		Square Feet			650,062	650,061.75	120	118		0
2.070	JPMCB		Square Feet			650,062	650,061.75	120	118		0
2.071	JPMCB		Square Feet			621,559	621,559.04	120	118		0
2.072	JPMCB		Square Feet			600,057	600,057.00	120	118		0
2.073	JPMCB		Square Feet			600,057	600,057.00	120	118		0
2.074	JPMCB		Square Feet			580,055	580,055.10	120	118		0
2.075	JPMCB		Square Feet			580,055	580,055.10	120	118		0
2.076	JPMCB		Square Feet			575,055	575,054.63	120	118		0
2.077	JPMCB		Square Feet			560,053	560,053.20	120	118		0
2.078	JPMCB		Square Feet			550,052	550,052.25	120	118		0
2.079	JPMCB		Square Feet			525,050	525,049.88	120	118		0
2.080	JPMCB		Square Feet			525,050	525,049.88	120	118		0
2.081	JPMCB		Square Feet			525,050	525,049.88	120	118		0
2.082	JPMCB		Square Feet			512,549	512,548.69	120	118		0
2.083	JPMCB		Square Feet			505,048	505,047.98	120	118		0
2.084	JPMCB		Square Feet			500,048	500,047.50	120	118		0
2.085	JPMCB		Square Feet			500,048	500,047.50	120	118		0
2.086	JPMCB		Square Feet			490,047	490,046.55	120	118		0
2.087	JPMCB		Square Feet			480,046	480,045.60	120	118		0
2.088	JPMCB		Square Feet			480,046	480,045.60	120	118		0
2.089	JPMCB		Square Feet			480,046	480,045.60	120	118		0
2.090	JPMCB		Square Feet			475,045	475,045.13	120	118		0
2.091	JPMCB		Square Feet			470,045	470,044.65	120	118		0
2.092	JPMCB		Square Feet			450,043	450,042.75	120	118		0
2.093	JPMCB		Square Feet			450,043	450,042.75	120	118		0
2.094	JPMCB		Square Feet			440,042	440,041.80	120	118		0
2.095	JPMCB		Square Feet			437,542	437,541.56	120	118		0
2.096	JPMCB		Square Feet			420,040	420,039.90	120	118		0
2.097	JPMCB		Square Feet			400,038	400,038.00	120	118		0
2.098	JPMCB		Square Feet			400,038	400,038.00	120	118		0
2.099	JPMCB		Square Feet			400,038	400,038.00	120	118		0
2.100	JPMCB		Square Feet			400,038	400,038.00	120	118		0
2.101	JPMCB		Square Feet			365,035	365,034.68	120	118		0
2.102	JPMCB		Square Feet			355,034	355,033.73	120	118		0
2.103	JPMCB		Square Feet			355,034	355,033.73	120	118		0
2.104	JPMCB		Square Feet			335,032	335,031.83	120	118		0
2.105	JPMCB		Square Feet			330,031	330,031.35	120	118		0
2.106	JPMCB		Square Feet			315,030	315,029.93	120	118		0
2.107	JPMCB		Square Feet			312,530	312,529.69	120	118		0
2.108	JPMCB		Square Feet			312,530	312,529.69	120	118		0
2.109	JPMCB		Square Feet			300,029	300,028.50	120	118		0
2.110	JPMCB		Square Feet			295,028	295,028.03	120	118		0
2.111	JPMCB		Square Feet			295,028	295,028.03	120	118		0
2.112	JPMCB		Square Feet			280,028	280,027.60	120	118		0
2.113	JPMCB		Square Feet			275,026	275,026.13	120	118		0
2.114	JPMCB		Square Feet			262,525	262,524.81	120	118		0
2.115	JPMCB		Square Feet			250,024	250,023.75	120	118		0
2.116	JPMCB		Square Feet			215,020	215,020.43	120	118		0
2.117	JPMCB		Square Feet			215,020	215,020.43	120	118		0
2.118	JPMCB		Square Feet			175,017	175,016.63	120	118		0
2.119	JPMCB		Square Feet			163,516	163,515.53	120	118		0
2.120	JPMCB		Square Feet			120,011	120,011.30	120	118		0
2.121	JPMCB		Square Feet			110,511	110,510.50	120	118		0
3	JPMCB	Asheville Mall CMBS, LLC	Square Feet	5.80000	5.7328	78,000,000	78,000,000.00	120	120	9/1/2021	300	300
4	JPMCB	Palmdale Lodging Associates LLC, Osceola Lodging Associates, LLP, Gateway Lodging Associates, LLP, Church St. Lodging Associates, LLP, Ridgefield Park Lodging Associates, LLP	Rooms	4.86181	4.75461	56,300,000	56,024,502.68	60	57	6/1/2016	300	297
4.001	JPMCB		Rooms			19,400,000	19,305,068.42	60	57		300
4.002	JPMCB		Rooms			13,120,000	13,055,798.85	60	57		300
4.003	JPMCB		Rooms			11,220,000	11,165,096.27	60	57		300
4.004	JPMCB		Rooms			6,850,000	6,816,480.34	60	57		300
4.005	JPMCB		Rooms			5,710,000	5,682,058.80	60	57		300
5	JPMCB	SRMKJVD, LLC	Square Feet	5.90000	5.8328	54,475,000	54,475,000.00	120	120	9/1/2021	300	300
6	JPMCB	24 West 57 APF LLC	Square Feet	5.17900	5.0718	48,850,000	48,850,000.00	60	60	9/1/2016	360	360
7	JPMCB	KRG Kokomo Project Company, LLC, KRG Hamilton Crossing, LLC, KRG Naperville, LLC, Kite Acworth, LLC	Square Feet	5.44200	5.3748	43,400,000	43,400,000.00	120	120	9/1/2021	360	360
7.001	JPMCB		Square Feet			13,650,000	13,650,000.00	120	120		360
7.002	JPMCB		Square Feet			13,050,000	13,050,000.00	120	120		360
7.003	JPMCB		Square Feet			9,600,000	9,600,000.00	120	120		360
7.004	JPMCB		Square Feet			7,100,000	7,100,000.00	120	120		360
8	JPMCB	Inland Orland Park Place, L.L.C.	Square Feet	5.55000	5.4428	42,280,000	42,280,000.00	120	120	9/1/2021	0	0
9	JPMCB	Rosemont Atlanta Properties LLC	Square Feet	5.31340	5.1862	40,125,000	40,085,439.04	120	119	8/1/2021	360	359
9.001	JPMCB		Square Feet			10,565,126	10,554,709.39	120	119		360
9.002	JPMCB		Square Feet			10,265,406	10,255,284.90	120	119		360
9.003	JPMCB		Square Feet			10,115,546	10,105,572.65	120	119		360
9.004	JPMCB		Square Feet			9,178,922	9,169,872.10	120	119		360
10	JPMCB	Denver West Village, L.P.	Square Feet	5.03700	4.9298	28,000,000	28,000,000.00	120	118	7/1/2021	360	360
11	JPMCB	1455 Valley Center PKY, LP, 1510 Valley Center PKY, LP, 1530 Valley Center PKY, LP, 1550 Valley Center PKY, LP, 1560 Valley Center PKY, LP, 1640, 1650, 1660 Valley Center PKY, LP	Square Feet	4.85300	4.7458	26,520,000	26,428,531.59	60	57	6/1/2016	360	357
11.001	JPMCB		Square Feet			7,189,565	7,164,767.95	60	57		360
11.002	JPMCB		Square Feet			4,815,652	4,799,042.65	60	57		360
11.003	JPMCB		Square Feet			4,544,348	4,528,674.39	60	57		360
11.004	JPMCB		Square Feet			4,273,043	4,258,305.13	60	57		360
11.005	JPMCB		Square Feet			3,730,435	3,717,568.60	60	57		360
11.006	JPMCB		Square Feet			1,966,957	1,960,172.87	60	57		360
12	JPMCB	KRG Eddy Street Apartments, LLC, KRG Eddy Street Commons, LLC, KRG Eddy Street Land, LLC, KRG Eddy Street Office, LLC	Square Feet	5.44200	5.3748	25,500,000	25,500,000.00	120	120	9/1/2021	360	360
13	JPMCB	Inland American ST Portfolio JP2, L.L.C., Inland American ST Florida Portfolio JP2, L.L.C.	Square Feet	5.42000	5.3128	25,000,000	25,000,000.00	120	118	7/1/2021	0	0
13.001	JPMCB		Square Feet			2,246,044	2,246,043.90	120	118		0
13.002	JPMCB		Square Feet			1,429,301	1,429,300.66	120	118		0
13.003	JPMCB		Square Feet			1,327,208	1,327,207.76	120	118		0
13.004	JPMCB		Square Feet			1,276,161	1,276,161.31	120	118		0
13.005	JPMCB		Square Feet			1,174,068	1,174,068.40	120	118		0
13.006	JPMCB		Square Feet			1,174,068	1,174,068.40	120	118		0
13.007	JPMCB		Square Feet			1,097,499	1,097,498.72	120	118		0
13.008	JPMCB		Square Feet			1,071,976	1,071,975.50	120	118		0
13.009	JPMCB		Square Feet			1,020,929	1,020,929.05	120	118		0
13.010	JPMCB		Square Feet			969,883	969,882.59	120	118		0
13.011	JPMCB		Square Feet			969,883	969,882.59	120	118		0
13.012	JPMCB		Square Feet			918,836	918,836.14	120	118		0
13.013	JPMCB		Square Feet			847,371	847,371.11	120	118		0
13.014	JPMCB		Square Feet			816,743	816,743.24	120	118		0
13.015	JPMCB		Square Feet			816,743	816,743.24	120	118		0
13.016	JPMCB		Square Feet			816,743	816,743.24	120	118		0
13.017	JPMCB		Square Feet			816,743	816,743.24	120	118		0
13.018	JPMCB		Square Feet			781,011	781,010.72	120	118		0
13.019	JPMCB		Square Feet			714,650	714,650.33	120	118		0
13.020	JPMCB		Square Feet			535,988	535,987.75	120	118		0
13.021	JPMCB		Square Feet			525,778	525,778.46	120	118		0
13.022	JPMCB		Square Feet			525,778	525,778.46	120	118		0
13.023	JPMCB		Square Feet			515,569	515,569.17	120	118		0
13.024	JPMCB		Square Feet			484,941	484,941.30	120	118		0
13.025	JPMCB		Square Feet			484,941	484,941.30	120	118		0
13.026	JPMCB		Square Feet			464,523	464,522.72	120	118		0
13.027	JPMCB		Square Feet			375,191	375,191.42	120	118		0
13.028	JPMCB		Square Feet			352,221	352,220.52	120	118		0
13.029	JPMCB		Square Feet			265,442	265,441.55	120	118		0
13.030	JPMCB		Square Feet			183,767	183,767.21	120	118	7/1/2021	0	0
14	JPMCB	Inland Western Houston Sawyer Heights Limited Partnership	Square Feet	5.00000	4.8928	18,700,000	18,700,000.00	120	118	6/1/2021	0	0
15	JPMCB	Inland Diversified Norman University, L.L.C.	Square Feet	5.47500	5.3678	18,690,000	18,690,000.00	120	117	8/1/2016	360	359
16	JPMCB	Brookwood Maitland II, LLC, Brookwood Maitland Investors, LLC	Square Feet	4.99100	4.8838	17,250,000	17,231,630.28	60	59	7/1/2016	360	358
17	JPMCB	Landing Apartments Operating LLC	Units	4.59400	4.4668	16,000,000	15,962,584.88	60	58	5/1/2021	0	0
18	JPMCB	Inland Diversified Prattville Legends, L.L.C.	Square Feet	5.47500	5.3678	15,930,000	15,930,000.00	120	116	5/1/2021	0	0
19	JPMCB	Inland Diversified Charlotte Northcrest, L.L.C.	Square Feet	5.47500	5.3678	15,780,000	15,780,000.00	120	116	10/1/2018	0	0
20	JPMCB	Quality Circle Property LL, LLC	Square Feet	5.68100	5.5738	15,125,000	15,125,000.00	85	85	6/1/2021	360	357
21	JPMCB	MB San Antonio Brooks Limited Partnership	Square Feet	5.20100	5.0938	14,275,800	14,230,136.51	120	117	9/1/2021	360	360
22	JPMCB	KRG Oldsmar Project Company, LLC	Square Feet	5.44200	5.3748	13,125,000	13,125,000.00	120	120	7/1/2021	360	358
23	JPMCB	Oak Grove Associates	Square Feet	5.80600	5.6988	13,000,000	12,977,278.09	120	118	7/1/2021	360	358
24	JPMCB	114 West Illinois, LLC, 500-508 North Clark LLC	Square Feet	5.30200	5.1948	12,750,000	12,724,731.17	120	118		360
24.001	JPMCB		Square Feet			8,150,000	8,133,847.77	120	118		360
24.002	JPMCB		Square Feet			4,600,000	4,590,883.40	120	118	7/1/2016	360	358
25	JPMCB	Fairview Heights Investors LLC	Square Feet	5.00000	4.8928	12,500,000	12,473,376.29	60	58	7/1/2016	300	298
26	JPMCB	IN-105 Heritage III, LLC	Square Feet	4.70000	4.5528	12,400,000	12,359,612.73	60	58	7/1/2021	0	0
27	JPMCB	Inland Western Temple Bird Creek Crossing Limited Partnership	Square Feet	5.15900	5.0518	11,681,500	11,681,500.00	120	118	9/1/2021	0	0
28	JPMCB	Inland Red Top Plaza, L.L.C.	Square Feet	5.55000	5.4428	11,400,000	11,400,000.00	120	120	9/1/2021	300	300
29	JPMCB	Appletree Mall Associates LLC	Square Feet	5.85000	5.7028	11,000,000	11,000,000.00	120	120	8/1/2021	360	359
30	JPMCB	Kensington Park Limited Partnership	Pads	5.70600	5.5988	9,000,000	8,991,951.24	120	119	7/1/2021	360	358
31	JPMCB	Franklin Centre Wisconsin LLC, Rawson LLC	Square Feet	5.72400	5.6168	8,500,000	8,484,828.92	120	118	6/1/2021	0	0
32	JPMCB	Inland Village Ten, L.L.C.	Square Feet	5.17000	5.0628	8,300,000	8,300,000.00	120	117	6/1/2021	0	0
33	JPMCB	Inland Caton Crossing, L.L.C.	Square Feet	5.19000	5.0828	7,700,000	7,700,000.00	120	117	6/1/2021	336	333
34	JPMCB	340 North Belt, L.P.	Square Feet	5.25000	5.1428	6,685,250	6,660,777.62	120	117	10/1/2016	360	360
35	JPMCB	MSC Chapel Hill, LLC	Units	5.90800	5.7608	6,450,000	6,450,000.00	61	61	9/1/2016	360	360
36	JPMCB	Eagles Landing Statesboro LLC	Beds	5.75000	5.6428	5,850,000	5,850,000.00	60	60	7/1/2021	0	0
37	JPMCB	Inland Diversified Lake Mary, L.L.C.	Square Feet	5.10000	4.9928	5,080,000	5,080,000.00	120	118	8/1/2016	360	359
38	JPMCB	Huntley Creek Crossing, Limited Partnership	Square Feet	5.10000	5.0328	5,040,000	5,034,769.33	60	59	7/1/2021	0	0
39	JPMCB	Inland Diversified Jacksonville Richlands, L.L.C.	Square Feet	5.30400	5.1968	4,650,000	4,650,000.00	120	118	7/1/2021	0	0
40	JPMCB	Inland Diversified Conyers Heritage, L.L.C.	Square Feet	5.10000	4.9928	4,460,000	4,460,000.00	120	118	9/1/2016	300	300
41	JPMCB	TPS Lodging, LLC	Rooms	6.25000	6.1428	4,320,000	4,320,000.00	60	60	9/1/2016	300	300
42	JPMCB	Krishnaguru, Inc.	Rooms	6.25000	6.1428	4,080,000	4,080,000.00	60	60	7/1/2021	360	358
43	JPMCB	535 US Highway 83 Investors, LLC	Square Feet	5.60000	5.5328	3,660,000	3,653,259.87	120	118	10/1/2016	360	360
44	JPMCB	MSC Virginia Beach, LLC	Units	5.90800	5.7608	3,550,000	3,550,000.00	61	61

B-6/10

Loan ID #	Originator/Loan Seller	Mortgagor Name	Monthly Payment	Servicing Fee Rate	Accrual Type	ARD Loan (Y/N)	Revised Rate (%)	Title Type	Crossed Collateralized Loan
1	JPMCB	SHC Michigan Avenue, LLC, New DTRS Michigan Avenue, LLC	833,329.09	0.10000	Actual/360	No		Fee	No
2	JPMCB	Inland American ST Portfolio, L.L.C., Inland American ST Florida Portfolio, L.L.C.	459,194.44	0.10000	Actual/360	Yes
300 basis points plus the greater of i) the Initial Interest Rate (5.420%) or ii) 218.5 basis points plus the 10 year swap yield; but in no event shall the Revised Interest Rate exceed 500 basis points plus the Initial Interest Rate
								Fee	No
2.001	JPMCB							Fee
2.002	JPMCB							Fee
2.003	JPMCB							Fee
2.004	JPMCB							Fee
2.005	JPMCB							Fee
2.006	JPMCB							Fee
2.007	JPMCB							Fee
2.008	JPMCB							Fee
2.009	JPMCB							Fee
2.010	JPMCB							Fee
2.011	JPMCB							Fee
2.012	JPMCB							Fee
2.013	JPMCB							Fee
2.014	JPMCB							Fee
2.015	JPMCB							Fee
2.016	JPMCB							Fee
2.017	JPMCB							Fee
2.018	JPMCB							Fee
2.019	JPMCB							Fee
2.02	JPMCB							Fee
2.021	JPMCB							Fee
2.022	JPMCB							Fee
2.023	JPMCB							Fee
2.024	JPMCB							Fee
2.025	JPMCB							Fee
2.026	JPMCB							Fee
2.027	JPMCB							Fee
2.028	JPMCB							Fee
2.029	JPMCB							Fee
2.030	JPMCB							Fee
2.031	JPMCB							Fee
2.032	JPMCB							Fee
2.033	JPMCB							Fee
2.034	JPMCB							Fee
2.035	JPMCB							Fee
2.036	JPMCB							Fee
2.037	JPMCB							Fee
2.038	JPMCB							Fee
2.039	JPMCB							Fee
2.040	JPMCB							Fee
2.041	JPMCB							Fee
2.042	JPMCB							Fee
2.043	JPMCB							Fee
2.044	JPMCB							Fee
2.045	JPMCB							Fee
2.046	JPMCB							Fee
2.047	JPMCB							Fee
2.048	JPMCB							Fee
2.049	JPMCB							Fee
2.050	JPMCB							Fee
2.051	JPMCB							Fee
2.052	JPMCB							Fee
2.053	JPMCB							Fee
2.054	JPMCB							Fee
2.055	JPMCB							Fee
2.056	JPMCB							Fee
2.057	JPMCB							Fee
2.058	JPMCB							Fee
2.059	JPMCB							Fee
2.060	JPMCB							Fee
2.061	JPMCB							Fee
2.062	JPMCB							Fee
2.063	JPMCB							Fee
2.064	JPMCB							Fee
2.065	JPMCB							Fee
2.066	JPMCB							Fee
2.067	JPMCB							Fee
2.068	JPMCB							Fee
2.069	JPMCB							Fee
2.070	JPMCB							Fee
2.071	JPMCB							Fee
2.072	JPMCB							Fee
2.073	JPMCB							Fee
2.074	JPMCB							Fee
2.075	JPMCB							Fee
2.076	JPMCB							Fee
2.077	JPMCB							Fee
2.078	JPMCB							Fee
2.079	JPMCB							Fee
2.080	JPMCB							Fee
2.081	JPMCB							Fee
2.082	JPMCB							Fee
2.083	JPMCB							Fee
2.084	JPMCB							Fee
2.085	JPMCB							Fee
2.086	JPMCB							Fee
2.087	JPMCB							Fee
2.088	JPMCB							Fee
2.089	JPMCB							Fee
2.090	JPMCB							Fee
2.091	JPMCB							Fee
2.092	JPMCB							Fee
2.093	JPMCB							Fee
2.094	JPMCB							Fee
2.095	JPMCB							Fee
2.096	JPMCB							Fee
2.097	JPMCB							Fee
2.098	JPMCB							Fee
2.099	JPMCB							Fee
2.100	JPMCB							Fee
2.101	JPMCB							Fee
2.102	JPMCB							Fee
2.103	JPMCB							Fee
2.104	JPMCB							Fee
2.105	JPMCB							Fee
2.106	JPMCB							Fee
2.107	JPMCB							Fee
2.108	JPMCB							Fee
2.109	JPMCB							Fee
2.110	JPMCB							Fee
2.111	JPMCB							Fee
2.112	JPMCB							Fee
2.113	JPMCB							Fee
2.114	JPMCB							Fee
2.115	JPMCB							Fee
2.116	JPMCB							Fee
2.117	JPMCB							Fee
2.118	JPMCB							Fee
2.119	JPMCB							Fee
2.120	JPMCB							Fee
2.121	JPMCB							Fee
3	JPMCB	Asheville Mall CMBS, LLC	493,062.50	0.06000	Actual/360	No		Fee	No
4	JPMCB	Palmdale Lodging Associates LLC, Osceola Lodging Associates, LLP, Gateway Lodging Associates, LLP, Church St. Lodging Associates, LLP, Ridgefield Park Lodging Associates, LLP	324,607.26	0.10000	Actual/360	No		Fee/Leasehold	No
4.001	JPMCB							Fee
4.002	JPMCB							Leasehold
4.003	JPMCB							Fee
4.004	JPMCB							Fee
4.005	JPMCB							Fee
5	JPMCB	SRMKJVD, LLC	347,660.79	0.06000	Actual/360	No		Fee	No
6	JPMCB	24 West 57 APF LLC	267,607.30	0.10000	Actual/360	Yes
300 basis points plus the greater of  i) the Initial Interest Rate (5.179%) or ii) the then current 5 year swap yield for the period from the Anticipated Repayment Date through the Maturity Date; but in no event shall the Revised Interest Rate exceed 500 basis points plus the Initial Interest Rate
								Fee	No
7	JPMCB	KRG Kokomo Project Company, LLC, KRG Hamilton Crossing, LLC, KRG Naperville, LLC, Kite Acworth, LLC	244,843.42	0.06000	Actual/360	No		Fee	No
7.001	JPMCB							Fee
7.002	JPMCB							Fee
7.003	JPMCB							Fee
7.004	JPMCB							Fee
8	JPMCB	Inland Orland Park Place, L.L.C.	198,804.08	0.10000	Actual/360	No		Fee	No
9	JPMCB	Rosemont Atlanta Properties LLC	223,150.00	0.12000	Actual/360	No		Fee	No
9.001	JPMCB							Fee
9.002	JPMCB							Fee
9.003	JPMCB							Fee
9.004	JPMCB							Fee
10	JPMCB	Denver West Village, L.P.	150,943.85	0.10000	Actual/360	No		Fee	No
11	JPMCB	1455 Valley Center PKY, LP, 1510 Valley Center PKY, LP, 1530 Valley Center PKY, LP, 1550 Valley Center PKY, LP, 1560 Valley Center PKY, LP, 1640, 1650, 1660 Valley Center PKY, LP	139,992.10	0.10000	Actual/360	No		Fee	No
11.001	JPMCB							Fee
11.002	JPMCB							Fee
11.003	JPMCB							Fee
11.004	JPMCB							Fee
11.005	JPMCB							Fee
11.006	JPMCB							Fee
12	JPMCB	KRG Eddy Street Apartments, LLC, KRG Eddy Street Commons, LLC, KRG Eddy Street Land, LLC, KRG Eddy Street Office, LLC	143,859.61	0.06000	Actual/360	No		Leasehold	No
13	JPMCB	Inland American ST Portfolio JP2, L.L.C., Inland American ST Florida Portfolio JP2, L.L.C.	114,798.61	0.10000	Actual/360	Yes
300 basis points plus the greater of i) the Initial Interest Rate (5.420%) or ii) 218.5 basis points plus the 10 year swap yield; but in no event shall the Revised Interest Rate exceed 500 basis points plus the Initial Interest Rate
								Fee	No
13.001	JPMCB							Fee
13.002	JPMCB							Fee
13.003	JPMCB							Fee
13.004	JPMCB							Fee
13.005	JPMCB							Fee
13.006	JPMCB							Fee
13.007	JPMCB							Fee
13.008	JPMCB							Fee
13.009	JPMCB							Fee
13.010	JPMCB							Fee
13.011	JPMCB							Fee
13.012	JPMCB							Fee
13.013	JPMCB							Fee
13.014	JPMCB							Fee
13.015	JPMCB							Fee
13.016	JPMCB							Fee
13.017	JPMCB							Fee
13.018	JPMCB							Fee
13.019	JPMCB							Fee
13.020	JPMCB							Fee
13.021	JPMCB							Fee
13.022	JPMCB							Fee
13.023	JPMCB							Fee
13.024	JPMCB							Fee
13.025	JPMCB							Fee
13.026	JPMCB							Fee
13.027	JPMCB							Fee
13.028	JPMCB							Fee
13.029	JPMCB							Fee
13.030	JPMCB							Fee
14	JPMCB	Inland Western Houston Sawyer Heights Limited Partnership	79,215.28	0.10000	Actual/360	No		Fee	No
15	JPMCB	Inland Diversified Norman University, L.L.C.	86,694.34	0.10000	Actual/360	No		Fee	No
16	JPMCB	Brookwood Maitland II, LLC, Brookwood Maitland Investors, LLC	92,506.87	0.10000	Actual/360	No		Fee	No
17	JPMCB	Landing Apartments Operating LLC	81,965.74	0.12000	Actual/360	No		Fee	No
18	JPMCB	Inland Diversified Prattville Legends, L.L.C.	73,891.97	0.10000	Actual/360	No		Fee	No
19	JPMCB	Inland Diversified Charlotte Northcrest, L.L.C.	73,196.19	0.10000	Actual/360	No		Fee	No
20	JPMCB	Quality Circle Property LL, LLC	72,797.68	0.10000	Actual/360	No		Fee	No
21	JPMCB	MB San Antonio Brooks Limited Partnership	78,398.79	0.10000	Actual/360	No		Fee	No
22	JPMCB	KRG Oldsmar Project Company, LLC	74,045.39	0.06000	Actual/360	No		Fee	No
23	JPMCB	Oak Grove Associates	76,327.57	0.10000	Actual/360	No		Fee	No
24	JPMCB	114 West Illinois, LLC, 500-508 North Clark LLC	70,817.18	0.10000	Actual/360	No		Fee	No
24.001	JPMCB							Fee
24.002	JPMCB							Fee
25	JPMCB	Fairview Heights Investors LLC	67,102.70	0.10000	Actual/360	No		Fee	No
26	JPMCB	IN-105 Heritage III, LLC	70,338.41	0.14000	Actual/360	Yes
300 basis points plus the greater of i) the Initial Interest Rate (4.700%) or ii) 280 basis points plus the 5-year swap yield; but in no event shall the Revised Interest Rate exceed 500 basis points plus the Initial Interest Rate
								Fee	No
27	JPMCB	Inland Western Temple Bird Creek Crossing Limited Partnership	51,057.73	0.10000	Actual/360	No		Fee	No
28	JPMCB	Inland Red Top Plaza, L.L.C.	53,603.75	0.10000	Actual/360	No		Fee	No
29	JPMCB	Appletree Mall Associates LLC	69,867.98	0.14000	Actual/360	No		Fee	No
30	JPMCB	Kensington Park Limited Partnership	52,270.26	0.10000	Actual/360	No		Fee	No
31	JPMCB	Franklin Centre Wisconsin LLC, Rawson LLC	49,463.39	0.10000	Actual/360	No		Fee	No
32	JPMCB	Inland Village Ten, L.L.C.	36,355.15	0.10000	Actual/360	No		Fee	No
33	JPMCB	Inland Caton Crossing, L.L.C.	33,857.54	0.10000	Actual/360	No		Fee	No
34	JPMCB	340 North Belt, L.P.	38,017.15	0.10000	Actual/360	No		Fee	No
35	JPMCB	MSC Chapel Hill, LLC	38,290.33	0.14000	Actual/360	No		Fee	No
36	JPMCB	Eagles Landing Statesboro LLC	34,139.01	0.10000	Actual/360	No		Fee	No
37	JPMCB	Inland Diversified Lake Mary, L.L.C.	21,949.83	0.10000	Actual/360	No		Fee	No
38	JPMCB	Huntley Creek Crossing, Limited Partnership	27,364.67	0.06000	Actual/360	No		Fee	No
39	JPMCB	Inland Diversified Jacksonville Richlands, L.L.C.	20,895.55	0.10000	Actual/360	No		Fee	No
40	JPMCB	Inland Diversified Conyers Heritage, L.L.C.	19,270.92	0.10000	Actual/360	No		Fee	No
41	JPMCB	TPS Lodging, LLC	28,497.72	0.10000	Actual/360	No		Fee	No
42	JPMCB	Krishnaguru, Inc.	26,914.51	0.10000	Actual/360	No		Fee	No
43	JPMCB	535 US Highway 83 Investors, LLC	21,011.29	0.06000	Actual/360	No		Fee	No
44	JPMCB	MSC Virginia Beach, LLC	21,074.52	0.14000	Actual/360	No		Fee	No

B-11/15

UPFRONT ESCROW

Loan ID #	Originator/Loan Seller	Mortgagor Name	Guarantor	Letter of Credit	Upfront CapEx Reserve	Upfront Eng. Reserve	Upfront Envir. Reserve	Upfront TI/LC Reserve	Upfront RE Tax Reserve	Upfront Ins. Reserve	Upfront Other Reserve
1	JPMCB	SHC Michigan Avenue, LLC, New DTRS Michigan Avenue, LLC	Strategic Hotel Funding L.L.C.	No	0	0	0	0	0	0	0
2	JPMCB	Inland American ST Portfolio, L.L.C., Inland American ST Florida Portfolio, L.L.C.	Inland American Real Estate Trust, Inc.	No	0	0	0	0	0	0	0
2.001	JPMCB
2.002	JPMCB
2.003	JPMCB
2.004	JPMCB
2.005	JPMCB
2.006	JPMCB
2.007	JPMCB
2.008	JPMCB
2.009	JPMCB
2.010	JPMCB
2.011	JPMCB
2.012	JPMCB
2.013	JPMCB
2.014	JPMCB
2.015	JPMCB
2.016	JPMCB
2.017	JPMCB
2.018	JPMCB
2.019	JPMCB
2.02	JPMCB
2.021	JPMCB
2.022	JPMCB
2.023	JPMCB
2.024	JPMCB
2.025	JPMCB
2.026	JPMCB
2.027	JPMCB
2.028	JPMCB
2.029	JPMCB
2.030	JPMCB
2.031	JPMCB
2.032	JPMCB
2.033	JPMCB
2.034	JPMCB
2.035	JPMCB
2.036	JPMCB
2.037	JPMCB
2.038	JPMCB
2.039	JPMCB
2.040	JPMCB
2.041	JPMCB
2.042	JPMCB
2.043	JPMCB
2.044	JPMCB
2.045	JPMCB
2.046	JPMCB
2.047	JPMCB
2.048	JPMCB
2.049	JPMCB
2.050	JPMCB
2.051	JPMCB
2.052	JPMCB
2.053	JPMCB
2.054	JPMCB
2.055	JPMCB
2.056	JPMCB
2.057	JPMCB
2.058	JPMCB
2.059	JPMCB
2.060	JPMCB
2.061	JPMCB
2.062	JPMCB
2.063	JPMCB
2.064	JPMCB
2.065	JPMCB
2.066	JPMCB
2.067	JPMCB
2.068	JPMCB
2.069	JPMCB
2.070	JPMCB
2.071	JPMCB
2.072	JPMCB
2.073	JPMCB
2.074	JPMCB
2.075	JPMCB
2.076	JPMCB
2.077	JPMCB
2.078	JPMCB
2.079	JPMCB
2.080	JPMCB
2.081	JPMCB
2.082	JPMCB
2.083	JPMCB
2.084	JPMCB
2.085	JPMCB
2.086	JPMCB
2.087	JPMCB
2.088	JPMCB
2.089	JPMCB
2.090	JPMCB
2.091	JPMCB
2.092	JPMCB
2.093	JPMCB
2.094	JPMCB
2.095	JPMCB
2.096	JPMCB
2.097	JPMCB
2.098	JPMCB
2.099	JPMCB
2.100	JPMCB
2.101	JPMCB
2.102	JPMCB
2.103	JPMCB
2.104	JPMCB
2.105	JPMCB
2.106	JPMCB
2.107	JPMCB
2.108	JPMCB
2.109	JPMCB
2.110	JPMCB
2.111	JPMCB
2.112	JPMCB
2.113	JPMCB
2.114	JPMCB
2.115	JPMCB
2.116	JPMCB
2.117	JPMCB
2.118	JPMCB
2.119	JPMCB
2.120	JPMCB
2.121	JPMCB
3	JPMCB	Asheville Mall CMBS, LLC	CBL & Associates Properties, Inc.	No	6,771	0	0	40,627	499,538	0	653,820
4	JPMCB	Palmdale Lodging Associates LLC, Osceola Lodging Associates, LLP, Gateway Lodging Associates, LLP, Church St. Lodging Associates, LLP, Ridgefield Park Lodging Associates, LLP	Bharat N. Patel	No	50,485	0	0	0	213,802	0	113,201
4.001	JPMCB
4.002	JPMCB
4.003	JPMCB
4.004	JPMCB
4.005	JPMCB
5	JPMCB	SRMKJVD, LLC	John M. Stone, Suzanne Stone, Bryan P. Stone, et. al	No	2,435	0	672,322	0	232,989	13,881	0
6	JPMCB	24 West 57 APF LLC	Berndt Perl, Kenneth Aschendorf	No	2,325	0	0	20,833	248,377	0	0
7	JPMCB	KRG Kokomo Project Company, LLC, KRG Hamilton Crossing, LLC, KRG Naperville, LLC, Kite Acworth, LLC	Kite Realty Group, L.P.	No	6,000	654,151	0	187,992	0	0	374,129
7.001	JPMCB
7.002	JPMCB
7.003	JPMCB
7.004	JPMCB
8	JPMCB	Inland Orland Park Place, L.L.C.	IN Retail Fund, L.L.C.	No	0	0	0	0	0	0	2,842
9	JPMCB	Rosemont Atlanta Properties LLC	Rosemont Realty, LLC	No	9,658	38,750	0	41,670	511,122	0	1,691,170
9.001	JPMCB
9.002	JPMCB
9.003	JPMCB
9.004	JPMCB
10	JPMCB	Denver West Village, L.P.	The Mills Limited Partnership	No	5,686	0	0	500,000	376,057	0	0
11	JPMCB	1455 Valley Center PKY, LP, 1510 Valley Center PKY, LP, 1530 Valley Center PKY, LP, 1550 Valley Center PKY, LP, 1560 Valley Center PKY, LP, 1640, 1650, 1660 Valley Center PKY, LP	Penncap Properties Portfolio, LP	No	132,415	0	0	1,058,086	459,580	0	0
11.001	JPMCB
11.002	JPMCB
11.003	JPMCB
11.004	JPMCB
11.005	JPMCB
11.006	JPMCB
12	JPMCB	KRG Eddy Street Apartments, LLC, KRG Eddy Street Commons, LLC, KRG Eddy Street Land, LLC, KRG Eddy Street Office, LLC	Kite Realty Group, L.P.	No	2,900	0	0	2,584,273	0	0	654,137
13	JPMCB	Inland American ST Portfolio JP2, L.L.C., Inland American ST Florida Portfolio JP2, L.L.C.	Inland American Real Estate Trust, Inc.	No	0	0	0	0	0	0	0
13.001	JPMCB
13.002	JPMCB
13.003	JPMCB
13.004	JPMCB
13.005	JPMCB
13.006	JPMCB
13.007	JPMCB
13.008	JPMCB
13.009	JPMCB
13.010	JPMCB
13.011	JPMCB
13.012	JPMCB
13.013	JPMCB
13.014	JPMCB
13.015	JPMCB
13.016	JPMCB
13.017	JPMCB
13.018	JPMCB
13.019	JPMCB
13.020	JPMCB
13.021	JPMCB
13.022	JPMCB
13.023	JPMCB
13.024	JPMCB
13.025	JPMCB
13.026	JPMCB
13.027	JPMCB
13.028	JPMCB
13.029	JPMCB
13.030	JPMCB
14	JPMCB	Inland Western Houston Sawyer Heights Limited Partnership	Inland Western Retail Real Estate Trust, Inc.	No	0	0	0	0	0	0	0
15	JPMCB	Inland Diversified Norman University, L.L.C.	Inland Diversified Real Estate Trust, Inc.	No	0	0	0	0	0	0	0
16	JPMCB	Brookwood Maitland II, LLC, Brookwood Maitland Investors, LLC	Thomas W. Brown, Thomas N. Trkla	No	3,095	0	0	2,029,488	250,358	0	710,367
17	JPMCB	Landing Apartments Operating LLC	Rosemont Realty, LLC	No	7,210	21,250	0	0	106,644	0	0
18	JPMCB	Inland Diversified Prattville Legends, L.L.C.	Inland Diversified Real Estate Trust, Inc.	No	0	0	0	0	0	0	0
19	JPMCB	Inland Diversified Charlotte Northcrest, L.L.C.	Inland Diversified Real Estate Trust, Inc.	No	0	0	0	0	0	0	0
20	JPMCB	Quality Circle Property LL, LLC	Mohannad S. Malas	No	3,170	0	0	0	143,000	28,616	0
21	JPMCB	MB San Antonio Brooks Limited Partnership	Minto Builders (Florida), Inc.	No	0	0	0	12,500	0	0	0
22	JPMCB	KRG Oldsmar Project Company, LLC	Kite Realty Group, L.P.	No	1,625	0	0	84,717	0	0	0
23	JPMCB	Oak Grove Associates	Terry F. Spragens, Jeffrey G. Spragens, James M. Ballard	No	1,800,000	11,625	1,214,375	0	146,333	0	300,000
24	JPMCB	114 West Illinois, LLC, 500-508 North Clark LLC	Albert M. Friedman	No	1,150	20,000	0	6,350	113,047	2,917	0
24.001	JPMCB
24.002	JPMCB
25	JPMCB	Fairview Heights Investors LLC	Gregory P. Forester	No	2,485	357,875	0	6,600	217,254	0	1,500,000
26	JPMCB	IN-105 Heritage III, LLC	Macquarie CNL Income, LP	No	1,500	16,066	0	10,250	249,314	0	0
27	JPMCB	Inland Western Temple Bird Creek Crossing Limited Partnership	Inland Western Retail Real Estate Trust, Inc.	No	0	14,383	0	0	0	0	0
28	JPMCB	Inland Red Top Plaza, L.L.C.	INP Retail, L.P.	No	0	0	0	0	0	0	0
29	JPMCB	Appletree Mall Associates LLC	R. Norman Wood	No	3,765	0	125,000	0	103,221	0	0
30	JPMCB	Kensington Park Limited Partnership	Spencer M. Partrich, Mickey Shapiro	No	2,035	0	0	0	21,302	0	0
31	JPMCB	Franklin Centre Wisconsin LLC, Rawson LLC	Mark Lambert, Craig Whitehead	No	2,855	28,206	0	3,200	20,127	0	0
32	JPMCB	Inland Village Ten, L.L.C.	Inland Real Estate Corporation	No	0	0	0	0	0	0	0
33	JPMCB	Inland Caton Crossing, L.L.C.	Inland Real Estate Corporation	No	0	0	0	0	0	0	0
34	JPMCB	340 North Belt, L.P.	Andrew Segal	No	4,150	18,750	0	14,600	89,157	0	0
35	JPMCB	MSC Chapel Hill, LLC	Stephen E. Benson	No	658	0	0	0	11,167	0	0
36	JPMCB	Eagles Landing Statesboro LLC	Harold Rosenblum	No	3,730	0	0	0	41,372	5,178	0
37	JPMCB	Inland Diversified Lake Mary, L.L.C.	Inland Diversified Real Estate Trust, Inc.	No	0	0	0	0	0	0	0
38	JPMCB	Huntley Creek Crossing, Limited Partnership	William L. Huntley	No	1,200	33,876	0	1,525	100,317	4,659	41,889
39	JPMCB	Inland Diversified Jacksonville Richlands, L.L.C.	Inland Diversified Real Estate Trust, Inc.	No	0	0	0	0	0	0	0
40	JPMCB	Inland Diversified Conyers Heritage, L.L.C.	Inland Diversified Real Estate Trust, Inc.	No	0	0	0	0	0	0	0
41	JPMCB	TPS Lodging, LLC	Hiren Desai	No	5,350	20,853	0	0	30,015	0	0
42	JPMCB	Krishnaguru, Inc.	Hiren Desai	No	5,800	0	0	0	31,773	0	0
43	JPMCB	535 US Highway 83 Investors, LLC	Richard C. Dunsay	No	0	0	0	0	0	0	0
44	JPMCB	MSC Virginia Beach, LLC	Stephen E. Benson	No	470	0	0	0	16,672	0	0

B-16/20

PERIODIC ESCROW

Grace Period
Loan ID #	Originator/Loan Seller	Mortgagor Name	Monthly Capex Reserve	Monthly Envir. Reserve	Monthly TI/LC Reserve	Monthly RE Tax Reserve	Monthly Ins. Reserve	Monthly Other Reserve	(Late Payment)	Cash-Management Agreement or Lockbox In-place	General Property Type	Defeasance Permitted	Interest Accrual Period	Final Maturity Date
1	JPMCB	SHC Michigan Avenue, LLC, New DTRS Michigan Avenue, LLC	0	0	0	0	0	0	0	Yes	Hotel	No	Actual/360
2	JPMCB	Inland American ST Portfolio, L.L.C., Inland American ST Florida Portfolio, L.L.C.	0	0	0	0	0	0	0	Yes	Retail	No	Actual/360	07/01/31
2.001	JPMCB										Retail
2.002	JPMCB										Retail
2.003	JPMCB										Retail
2.004	JPMCB										Retail
2.005	JPMCB										Retail
2.006	JPMCB										Retail
2.007	JPMCB										Retail
2.008	JPMCB										Retail
2.009	JPMCB										Retail
2.010	JPMCB										Retail
2.011	JPMCB										Retail
2.012	JPMCB										Retail
2.013	JPMCB										Retail
2.014	JPMCB										Retail
2.015	JPMCB										Retail
2.016	JPMCB										Retail
2.017	JPMCB										Retail
2.018	JPMCB										Retail
2.019	JPMCB										Retail
2.02	JPMCB										Retail
2.021	JPMCB										Retail
2.022	JPMCB										Retail
2.023	JPMCB										Retail
2.024	JPMCB										Retail
2.025	JPMCB										Retail
2.026	JPMCB										Retail
2.027	JPMCB										Retail
2.028	JPMCB										Retail
2.029	JPMCB										Retail
2.030	JPMCB										Retail
2.031	JPMCB										Retail
2.032	JPMCB										Retail
2.033	JPMCB										Retail
2.034	JPMCB										Retail
2.035	JPMCB										Retail
2.036	JPMCB										Retail
2.037	JPMCB										Retail
2.038	JPMCB										Retail
2.039	JPMCB										Retail
2.040	JPMCB										Retail
2.041	JPMCB										Retail
2.042	JPMCB										Retail
2.043	JPMCB										Retail
2.044	JPMCB										Retail
2.045	JPMCB										Retail
2.046	JPMCB										Retail
2.047	JPMCB										Retail
2.048	JPMCB										Retail
2.049	JPMCB										Retail
2.050	JPMCB										Retail
2.051	JPMCB										Retail
2.052	JPMCB										Retail
2.053	JPMCB										Retail
2.054	JPMCB										Retail
2.055	JPMCB										Retail
2.056	JPMCB										Retail
2.057	JPMCB										Retail
2.058	JPMCB										Retail
2.059	JPMCB										Retail
2.060	JPMCB										Retail
2.061	JPMCB										Retail
2.062	JPMCB										Retail
2.063	JPMCB										Retail
2.064	JPMCB										Retail
2.065	JPMCB										Retail
2.066	JPMCB										Retail
2.067	JPMCB										Retail
2.068	JPMCB										Retail
2.069	JPMCB										Retail
2.070	JPMCB										Retail
2.071	JPMCB										Retail
2.072	JPMCB										Retail
2.073	JPMCB										Retail
2.074	JPMCB										Retail
2.075	JPMCB										Retail
2.076	JPMCB										Retail
2.077	JPMCB										Retail
2.078	JPMCB										Retail
2.079	JPMCB										Retail
2.080	JPMCB										Retail
2.081	JPMCB										Retail
2.082	JPMCB										Retail
2.083	JPMCB										Retail
2.084	JPMCB										Retail
2.085	JPMCB										Retail
2.086	JPMCB										Retail
2.087	JPMCB										Retail
2.088	JPMCB										Retail
2.089	JPMCB										Retail
2.090	JPMCB										Retail
2.091	JPMCB										Retail
2.092	JPMCB										Retail
2.093	JPMCB										Retail
2.094	JPMCB										Retail
2.095	JPMCB										Retail
2.096	JPMCB										Retail
2.097	JPMCB										Retail
2.098	JPMCB										Retail
2.099	JPMCB										Retail
2.100	JPMCB										Retail
2.101	JPMCB										Retail
2.102	JPMCB										Retail
2.103	JPMCB										Retail
2.104	JPMCB										Retail
2.105	JPMCB										Retail
2.106	JPMCB										Retail
2.107	JPMCB										Retail
2.108	JPMCB										Retail
2.109	JPMCB										Retail
2.110	JPMCB										Retail
2.111	JPMCB										Retail
2.112	JPMCB										Retail
2.113	JPMCB										Retail
2.114	JPMCB										Retail
2.115	JPMCB										Retail
2.116	JPMCB										Retail
2.117	JPMCB										Retail
2.118	JPMCB										Retail
2.119	JPMCB										Retail
2.120	JPMCB										Retail
2.121	JPMCB										Retail
3	JPMCB	Asheville Mall CMBS, LLC	6,771	0	40,627	62,442	0	0	15	Yes	Retail	Yes	Actual/360
4	JPMCB	Palmdale Lodging Associates LLC, Osceola Lodging Associates, LLP, Gateway Lodging Associates, LLP, Church St. Lodging Associates, LLP, Ridgefield Park Lodging Associates, LLP	3% of Gross Income from Operations	0	0	79,999	0	0	0	Yes	Hotel	No	Actual/360
4.001	JPMCB										Hotel
4.002	JPMCB										Hotel
4.003	JPMCB										Hotel
4.004	JPMCB										Hotel
4.005	JPMCB										Hotel
5	JPMCB	SRMKJVD, LLC	2,435	0	0	46,598	4,627	0	0	Yes	Office	No	Actual/360
6	JPMCB	24 West 57 APF LLC	2,325	0	25,000	82,792	0	0	0	Yes	Mixed Use	No	Actual/360	09/01/18
7	JPMCB	KRG Kokomo Project Company, LLC, KRG Hamilton Crossing, LLC, KRG Naperville, LLC, Kite Acworth, LLC	6,000	0	22,500	0	0	0	0	Yes	Retail	No	Actual/360
7.001	JPMCB										Retail
7.002	JPMCB										Retail
7.003	JPMCB										Retail
7.004	JPMCB										Retail
8	JPMCB	Inland Orland Park Place, L.L.C.	0	0	0	0	0	0	0	Yes	Retail	No	Actual/360
9	JPMCB	Rosemont Atlanta Properties LLC	9,658	0	41,670	49,692	0	0	0	Yes	Office	Yes	Actual/360
9.001	JPMCB										Office
9.002	JPMCB										Office
9.003	JPMCB										Office
9.004	JPMCB										Office
10	JPMCB	Denver West Village, L.P.	5,686	0	0	125,353	0	0	5	Yes	Retail	Yes	Actual/360
11	JPMCB	1455 Valley Center PKY, LP, 1510 Valley Center PKY, LP, 1530 Valley Center PKY, LP, 1550 Valley Center PKY, LP, 1560 Valley Center PKY, LP, 1640, 1650, 1660 Valley Center PKY, LP	Springing 5,520 if the balance<100,000	0	0	59,171	0	0	0	Yes	Office	No	Actual/360
11.001	JPMCB										Office
11.002	JPMCB										Office
11.003	JPMCB										Office
11.004	JPMCB										Office
11.005	JPMCB										Office
11.006	JPMCB										Office
12	JPMCB	KRG Eddy Street Apartments, LLC, KRG Eddy Street Commons, LLC, KRG Eddy Street Land, LLC, KRG Eddy Street Office, LLC	2,900	0	10,700	0	0	18,750	0	Yes	Mixed Use	No	Actual/360
13	JPMCB	Inland American ST Portfolio JP2, L.L.C., Inland American ST Florida Portfolio JP2, L.L.C.	0	0	0	0	0	0	0	Yes	Retail	No	Actual/360	07/01/31
13.001	JPMCB										Retail
13.002	JPMCB										Retail
13.003	JPMCB										Retail
13.004	JPMCB										Retail
13.005	JPMCB										Retail
13.006	JPMCB										Retail
13.007	JPMCB										Retail
13.008	JPMCB										Retail
13.009	JPMCB										Retail
13.010	JPMCB										Retail
13.011	JPMCB										Retail
13.012	JPMCB										Retail
13.013	JPMCB										Retail
13.014	JPMCB										Retail
13.015	JPMCB										Retail
13.016	JPMCB										Retail
13.017	JPMCB										Retail
13.018	JPMCB										Retail
13.019	JPMCB										Retail
13.020	JPMCB										Retail
13.021	JPMCB										Retail
13.022	JPMCB										Retail
13.023	JPMCB										Retail
13.024	JPMCB										Retail
13.025	JPMCB										Retail
13.026	JPMCB										Retail
13.027	JPMCB										Retail
13.028	JPMCB										Retail
13.029	JPMCB										Retail
13.030	JPMCB										Retail
14	JPMCB	Inland Western Houston Sawyer Heights Limited Partnership	0	0	0	0	0	0	0	Yes	Retail	No	Actual/360
15	JPMCB	Inland Diversified Norman University, L.L.C.	0	0	0	0	0	0	0	Yes	Retail	No	Actual/360
16	JPMCB	Brookwood Maitland II, LLC, Brookwood Maitland Investors, LLC	3,095	0	16,000	25,036	0	0	0	Yes	Office	No	Actual/360
17	JPMCB	Landing Apartments Operating LLC	7,210	0	0	13,331	0	0	0	Yes	Multifamily	Yes	Actual/360
18	JPMCB	Inland Diversified Prattville Legends, L.L.C.	0	0	0	0	0	0	0	Yes	Retail	No	Actual/360
19	JPMCB	Inland Diversified Charlotte Northcrest, L.L.C.	0	0	0	0	0	0	0	Yes	Retail	No	Actual/360
20	JPMCB	Quality Circle Property LL, LLC	3,100	0	0	11,000	1,908	0	0	Yes	Office	Yes	Actual/360
21	JPMCB	MB San Antonio Brooks Limited Partnership	0	0	12,500	0	0	0	0	Yes	Retail	No	Actual/360
22	JPMCB	KRG Oldsmar Project Company, LLC	1,625	0	6,072	0	0	0	0	Yes	Retail	No	Actual/360
23	JPMCB	Oak Grove Associates	2,033	0	4,200	48,778	0	0	0	Yes	Retail	No	Actual/360
24	JPMCB	114 West Illinois, LLC, 500-508 North Clark LLC	1,150	0	6,350	22,609	583	0	0	Yes	Mixed Use	No	Actual/360
24.001	JPMCB										Mixed Use
24.002	JPMCB										Mixed Use
25	JPMCB	Fairview Heights Investors LLC	2,485	0	6,600	24,139	0	0	0	Yes	Retail	No	Actual/360
26	JPMCB	IN-105 Heritage III, LLC	1,500	0	10,250	35,616	0	0	0	Yes	Office	No	Actual/360	12/01/18
27	JPMCB	Inland Western Temple Bird Creek Crossing Limited Partnership	0	0	0	0	0	0	0	Yes	Retail	No	Actual/360
28	JPMCB	Inland Red Top Plaza, L.L.C.	0	0	0	0	0	0	0	Yes	Retail	No	Actual/360
29	JPMCB	Appletree Mall Associates LLC	3,765	0	0	25,786	0	0	0	Yes	Retail	No	Actual/360
30	JPMCB	Kensington Park Limited Partnership	2,035	0	0	21,302	0	0	0	No	Manufactured Housing	No	Actual/360
31	JPMCB	Franklin Centre Wisconsin LLC, Rawson LLC	2,855	0	3,200	10,063	0	0	0	Yes	Retail	No	Actual/360
32	JPMCB	Inland Village Ten, L.L.C.	0	0	0	0	0	0	0	Yes	Retail	No	Actual/360
33	JPMCB	Inland Caton Crossing, L.L.C.	0	0	0	0	0	0	0	Yes	Retail	No	Actual/360
34	JPMCB	340 North Belt, L.P.	4,150	0	14,600	14,860	0	0	0	Yes	Office	No	Actual/360
35	JPMCB	MSC Chapel Hill, LLC	658	0	0	5,583	0	0	0	Yes	Self Storage	No	Actual/360
36	JPMCB	Eagles Landing Statesboro LLC	3,730	0	0	5,172	1,294	0	0	Yes	Multifamily	No	Actual/360
37	JPMCB	Inland Diversified Lake Mary, L.L.C.	0	0	0	0	0	0	0	Yes	Retail	No	Actual/360
38	JPMCB	Huntley Creek Crossing, Limited Partnership	1,200	0	1,525	14,331	932	0	0	Yes	Retail	No	Actual/360
39	JPMCB	Inland Diversified Jacksonville Richlands, L.L.C.	0	0	0	0	0	0	0	Yes	Retail	No	Actual/360
40	JPMCB	Inland Diversified Conyers Heritage, L.L.C.	0	0	0	0	0	0	0	Yes	Retail	No	Actual/360
41	JPMCB	TPS Lodging, LLC	1/12 of 4% of Gross Income, Not < 5,350	0	0	3,335	0	0	0	Yes	Hotel	No	Actual/360
42	JPMCB	Krishnaguru, Inc.	1/12 of 4% of Gross Income, Not < 5,800	0	0	4,539	0	0	0	Yes	Hotel	No	Actual/360
43	JPMCB	535 US Highway 83 Investors, LLC	0	0	0	0	0	0	5	Yes	Retail	Yes	Actual/360
44	JPMCB	MSC Virginia Beach, LLC	470	0	0	3,334	0	0	0	Yes	Self Storage	No	Actual/360

B-21/25

EXHIBIT C

FORM OF INVESTMENT REPRESENTATION LETTER

Wells Fargo Bank, National Association
  as Trustee and as Paying Agent
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:	Corporate Trust Services (CMBS) – J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2011-C5

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 31st Floor
New York, New York 10179
Attention:  Real Estate Structured Finance – Securitization Group

Re:	Transfer of J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5

Ladies and Gentlemen:

This letter is delivered pursuant to Section 5.03 of the Pooling and Servicing Agreement, dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and as Paying Agent, and Pentalpha Surveillance LLC, as Senior Trust Advisor, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5 (the “Certificates”) in connection with the transfer by _________________ (the “Seller”) to the undersigned (the “Purchaser”) of $_______________ aggregate Certificate Balance of Class ___ Certificates (the “Certificate”).  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:

1.           Check one of the following:*

☐
The Purchaser is not purchasing a Class R Certificate and the Purchaser is an institutional “accredited investor” (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) and has such knowledge and experience in

* Purchaser must include one of the following two certifications.

Exhibit C-1

financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser’s or such account’s investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

☐
The Purchaser is a “qualified institutional buyer” within the meaning of Rule 144A (“Rule 144A”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

2.           The Purchaser’s intention is to acquire the Certificate (a) for investment for the Purchaser’s own account or (b) for resale (i) to “qualified institutional buyers” in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof, (ii) (other than with respect to a Class R Certificate) to institutional “accredited investors” meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act or (iii) (other than with respect to a Class R Certificate) pursuant to any other exemption from the registration requirements of the Securities Act, subject in the case of clauses (ii) and (iii) above to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act and other applicable laws and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer.  The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

3.           The Purchaser has reviewed the Prospectus and the Prospectus Supplement relating to the Offered Certificates (collectively, the “Prospectus”) (and, with respect to Offered Private Certificates, the Preliminary Private Placement Memorandum and the Final Private Placement Memorandum related to such Offered Private Certificates) and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Prospectus.

4.           The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

Exhibit C-2

5.           The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a “Certificateholder”), in all respects as if it were a signatory thereto.  This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

6.           The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section 5.03 of the Pooling and Servicing Agreement.

7.           Check one of the following:**

☐	The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service (“IRS”) Form W-9 (or successor form).

☐
The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Paying Agent (or its agent) with respect to distributions to be made on the Certificate.  The Purchaser has attached hereto [(i) a duly executed IRS Form W-8BEN (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person, (ii) IRS Form W-8IMY (with all appropriate attachments) or (iii)]*** two duly executed copies of IRS Form W-8ECI (or successor form), which identify such Purchaser as the beneficial owner of the Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business.  The Purchaser agrees to provide to the Certificate Registrar updated [IRS Form W-8BEN, IRS Form W-8IMY or]*** IRS Form W-8ECI, [as the case may be,]*** any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

For this purpose, “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

** Each Purchaser must include one of the two alternative certifications.
*** Does not apply to a transfer of Class R Certificates.

Exhibit C-3

8.             Please make all payments due on the Certificates:****

☐	(a)	by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

Bank:
ABA #:
Account #:
Attention:

☐	(b)	by mailing a check or draft to the following address:

9.             If the Purchaser is purchasing a Class R Certificate, the Purchaser is not a partnership (including any entity treated as a partnership for U.S. federal income tax purposes), any interest in which is owned, directly or indirectly, through one or more partnerships, trusts or other pass-through entities by a non-U.S. Person.

Very truly yours,

[The Purchaser]

By:
Name:
Title:

Dated:

**** Only to be filled out by Purchasers of Definitive Certificates. Please select (a) or (b). For holders of Definitive Certificates, wire transfers are only available if such holder’s Definitive Certificates have an aggregate Certificate Balance or Notional Amount, as applicable, of at least U.S. $5,000,000.

Exhibit C-4

EXHIBIT D-1

FORM OF TRANSFEREE AFFIDAVIT

Wells Fargo Bank, National Association,
  as Certificate Registrar
Marquette Avenue and Sixth Street
Minneapolis, Minnesota 55479-0113
Attention:  CMBS – JPMorgan Chase, 2011-C5

Re:
J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5 Commercial Mortgage Pass-Through Certificates, Series 2011-C5 (the “Certificates”) issued pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of September 1, 2011, by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and as Paying Agent, and Pentalpha Surveillance LLC, as Senior Trust Advisor

STATE OF	)
	)	ss.:
COUNTY OF	)

I, [______], under penalties of perjury, declare that, to the best of my knowledge and belief, the following representations are true, correct and complete, and being first sworn, depose and say that:

1.           I am a [______] of [______] (the “Purchaser”), on behalf of which I have the authority to make this affidavit.

2.           The Purchaser is acquiring Class R Certificates representing [__]% of the residual interest in each of the real estate mortgage investment conduits (each, a “REMIC”) designated as the (i)  “Lower-Tier REMIC” and (ii) “Upper-Tier REMIC,” respectively, relating to the Certificates for which an election is to be made under Section 860D of the Internal Revenue Code of 1986 (the “Code”).

3.           The Purchaser is not a “Disqualified Organization” (as defined below), and that the Purchaser is not acquiring the Class R Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified Organization.  For the purposes hereof, a Disqualified Organization is any of the following:  (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v) any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a “disqualified organization” by relevant legislation amending the REMIC Provisions and in

Exhibit D-1-1

effect at or proposed to be effective as of the time of determination.  In addition, a corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax (except for the Federal Home Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit.  The terms “United States” and “international organization” shall have the meanings set forth in Section 7701 of the Code.

4.           The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Class R Certificates to a Disqualified Organization.

5.           The Purchaser is a Permitted Transferee and, to the extent applicable, the Purchaser’s U.S. taxpayer identification number is [__________].

6.           No purpose of the acquisition of the Class R Certificates is to impede the assessment or collection of tax.

7.           The Purchaser will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Purchaser or any other person.

8.           Check the applicable paragraph:

           The present value of the anticipated tax liabilities associated with holding the Class R Certificate, as applicable, does not exceed the sum of:

(i)           the present value of any consideration given to the Purchaser to acquire such Class R Certificate;

(ii)           the present value of the expected future distributions on such Class R Certificate; and

(iii)           the present value of the anticipated tax savings associated with holding such Class R Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Purchaser is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Purchaser has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Purchaser.

           The transfer of the Class R Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

Exhibit D-1-2

(i)           the Purchaser is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Class R Certificate will only be taxed in the United States;

(ii)           at the time of the transfer, and at the close of the Purchaser’s two fiscal years preceding the year of the transfer, the Purchaser had gross assets for financial reporting purposes (excluding any obligation of a person related to the Purchaser within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)           the Purchaser will transfer the Class R Certificate only to another “eligible corporation,” as defined in Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Treasury Regulations Section 1.860E-1(c)(5); and

(iv)           the Purchaser determined the consideration paid to it to acquire the Class R Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Purchaser) that it has determined in good faith.

           None of the above.

9.           The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class R Certificates as they become due.

10.           The Purchaser understands that it may incur tax liabilities with respect to the Class R Certificate in excess of any cash flows generated by such Certificate.

11.           The Purchaser is aware that the Certificate Registrar will not register any transfer of a Class R Certificate by the Transferor unless the Purchaser, or such Purchaser’s agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement.  The Purchaser expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

12.           The Purchaser represents that it is not acquiring the Class R Certificate as a nominee, trustee or agent for any person that is not a Permitted Transferee and that for so long as it retains its interest in the Class R Certificate, it will endeavor to remain a Permitted Transferee.

13.           The Purchaser consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

14.           The Purchaser has reviewed the provisions of Section 5.03 of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Class R

Exhibit D-1-3

Certificates; and the Purchaser expressly agrees to be bound by and to comply with such provisions.

15.           The Purchaser consents to the designation of the Paying Agent as the agent of the “tax matters person” of the (i)  Lower-Tier REMIC and (ii) the Upper-Tier REMIC pursuant to Section 10.01 of the Pooling and Servicing Agreement.

Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this ___day of _________, 20__.

By:
Name:
Title:

By:
Name:
Title:

On this ____ day of _______20__, before me, the undersigned, a Notary Public in and for the State of _______________, duly commissioned and sworn, personally appeared ______________________ and ________________________, known or proved to me to be the same persons who executed the foregoing instrument and to be _____________________________ and ___________________________, respectively, of the Purchaser, and acknowledged to me that they executed the same as their respective free acts and deeds and as the free act and deed of the Purchaser.

NOTARY PUBLIC in and for the State of _______________

[SEAL]

My commission expires:

Exhibit D-1-4

EXHIBIT D-2

FORM OF TRANSFEROR LETTER

[Date]

Wells Fargo Bank, National Association,
  as Certificate Registrar
Marquette Avenue and Sixth Street
Minneapolis, Minnesota 55479-0113
Attention:  CMBS – JPMorgan Chase, 2011-C5

Re:	J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5 Commercial Mortgage Pass-Through Certificates, Series 2011-C5 (the “Certificates”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by [______] (the “Transferor”) to [______] (the “Transferee”) of Class R Certificates evidencing a [__]% Percentage Interest in such Class (the “Residual Certificates”).  The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and as Paying Agent, and Pentalpha Surveillance LLC, as Senior Trust Advisor.  All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.  The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

(1)           No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

(2)           The Transferor understands that the Transferee has delivered to you a Transferee Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit D-1.  The Transferor does not know or believe that any representation contained therein is false.

(3)           The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future.  The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable

Exhibit D-2-1

for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

Very truly yours,

(Transferor)

By:
Name:
Title:

Exhibit D-2-2

EXHIBIT E

FORM OF REQUEST FOR RELEASE

(for Trustee)

Loan Information
Name of Mortgagor:
[Master Servicer] [Special Servicer] Loan No.:
Trustee
Name:	Wells Fargo Bank, National Association
Address:	9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: CMBS – JPMorgan Chase, 2011-C5
Custodian/Trustee Mortgage File No.:
Depositor
Name:	J.P. Morgan Chase Commercial Mortgage Securities Corp.
Address:	383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: Joseph E. Geoghan
Certificates:	J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5

The undersigned [Master Servicer] [Special Servicer] hereby acknowledges that it has received from Wells Fargo Bank, National Association, as trustee (the “Trustee”), for the Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5 Commercial Mortgage Pass-Through Certificates, Series 2011-C5, the documents referred to below (the “Documents”).  All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of September 1, 2011, by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wells Fargo Bank, National Association as Trustee and as Paying Agent and Pentalpha Surveillance LLC, as Senior Trust Advisor (the “Pooling and Servicing Agreement”).

Exhibit E-1

( )	___________________________

( )	___________________________

( )	___________________________

( )	___________________________

The undersigned [Master Servicer] [Special Servicer] hereby acknowledges and agrees as follows:

(1)           The [Master Servicer] [Special Servicer] shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Pooling and Servicing Agreement.

(2)           The [Master Servicer] [Special Servicer] shall not cause or permit the Documents to become subject to, or encumbered by, any claims, liens, security interests, charges, writs of attachment or other impositions nor shall the [Master Servicer] [Special Servicer] assert or seek to assert any claims or rights of set-off to or against the Documents or any proceeds thereof except as otherwise provided in the Pooling and Servicing Agreement.

(3)           The [Master Servicer] [Special Servicer] shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loans have been liquidated or the Mortgage Loans have been paid in full and the proceeds thereof have been remitted to the Certificate Account except as expressly provided in the Pooling and Servicing Agreement.

(4)           The Documents, coming into the possession or control of the [Master Servicer] [Special Servicer] shall at all times be earmarked for the account of the Trustee, and the [Master Servicer] [Special Servicer] shall keep the Documents separate and distinct from all other property in the [Master Servicer’s] [Special Servicer’s] possession, custody or control.

[____________]

By:
Name:
Title:

Date:  _________

Exhibit E-2

EXHIBIT F-1

FORM OF ERISA REPRESENTATION
LETTER REGARDING ERISA RESTRICTED CERTIFICATES

Wells Fargo Bank, National Association
  as Trustee and as Paying Agent
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113
Attention:	Corporate Trust Services (CMBS) – J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2011-C5

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 8th Floor
New York, New York 10179
Attention:  Real Estate Structured Finance-Securitization Group

Re:	Transfer of J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5

Ladies and Gentlemen:

The undersigned (the “Purchaser”) proposes to purchase US$[____] aggregate Certificate Balance in the J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5 Commercial Mortgage Pass-Through Certificates, Series 2011-C5, Class [E][F][G][NR] Certificates issued pursuant to that certain Pooling and Servicing Agreement dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and as Paying Agent, and Pentalpha Surveillance LLC, as Senior Trust Advisor.  Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

1.           The Purchaser is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental plan (as defined in Section 3(32) of ERISA) or a church plan (as defined in Section 3(33) of ERISA) for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a “Plan”) or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such a Plan or Plans and the application of Department of Labor Regulation § 2510.3-101), other than an insurance company using the

Exhibit F-1-1

assets of its “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60) under circumstances whereby the purchase and holding of Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of PTCE 95-60.

2.           The Purchaser understands that if the Purchaser is a Person referred to in 1(a) or (b) above, such Purchaser is required to provide to the Trustee and Paying Agent an Opinion of Counsel in form and substance satisfactory to the Trustee or Paying Agent and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not constitute or result in a “prohibited transaction” within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Initial Purchaser, the Underwriters, the Senior Trust Advisor or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Initial Purchaser, the Underwriters, the Senior Trust Advisor or the Trust Fund.

IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___ day of _____________, 20__.

Very truly yours,

[The Purchaser]

By:
Name:
Title:

Date:  _________

Exhibit F-1-2

EXHIBIT F-2

FORM OF ERISA REPRESENTATION LETTER
REGARDING CLASS R AND CLASS Z CERTIFICATES

[Date]

Wells Fargo Bank, National Association,
  as Certificate Registrar
Marquette Avenue and Sixth Street
Minneapolis, Minnesota 55479-0113
Attention:  CMBS – JPMorgan Chase, 2011-C5

Wells Fargo Bank, National Association,
  as Trustee and as Paying Agent
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  CMBS – JPMorgan Chase, 2011-C5

[Transferor]
[______]
[______]
Attention:  [______]

Re:	J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5 Commercial Mortgage Pass-Through Certificates, Series 2011-C5

Ladies and Gentlemen:

The undersigned (the “Purchaser”) proposes to purchase [__]% Percentage Interest in the J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5 Commercial Mortgage Pass-Through Certificates, Series 2011-C5, Class [R][Z] Certificates (the “Class [R][Z] Certificate”)] issued pursuant to that certain Pooling and Servicing Agreement dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), by and among by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and as Paying Agent, and Pentalpha Surveillance LLC, as Senior Trust Advisor.  Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

In connection with such transfer, the undersigned hereby represents and warrants to you that, with respect to the Class [R][Z] Certificate, the Purchaser is not an employee benefit plan or other plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law that is, to a material extent, similar to the

Exhibit F-2-1

foregoing provisions of ERISA or the Code (“Similar Law”) (each, a “Plan”), or any person acting on behalf of any such plan or using the assets of a Plan to purchase such Class [R][Z] Certificate.

IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___ day of _____, ____.

Very truly yours,

[The Purchaser]

By:
Name:
Title:

Exhibit F-2-2

EXHIBIT G

FORM OF STATEMENT TO CERTIFICATEHOLDERS

See Annex B to the Prospectus Supplement dated September 16, 2011

Exhibit G-1

EXHIBIT H

FORM OF OMNIBUS ASSIGNMENT

[NAME OF CURRENT ASSIGNOR] having an address at [ADDRESS OF CURRENT ASSIGNOR] (the “Assignor”) for good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby sells, transfers, assigns, delivers, sets over and conveys, without recourse, representation or warranty, express or implied, unto “Wells Fargo Bank, National Association, as Trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5” (the “Assignee”), having an office at 9062 Old Annapolis Road, Columbia, Maryland  21045-1951, Attn:  J.P. Morgan Commercial Mortgage Securities Corp., Series 2011-C5, its successors and assigns, all right, title and interest of the Assignor in and to:

That certain mortgage and security agreement, deed of trust and security agreement, deed to secure debt and security agreement, or similar security instrument (the “Security Instrument”), and that certain Promissory Note (the “Mortgage Note”), for each of the Mortgage Loans shown on the Mortgage Loan Schedule attached hereto as Exhibit B, and that certain assignment of leases and rents given in connection therewith and all of the Assignor’s right, title and interest in any claims, collateral, insurance policies, certificates of deposit, letters of credit, escrow accounts, performance bonds, demands, causes of action and any other collateral arising out of and/or executed and/or delivered in or to or with respect to the Security Instrument and the Mortgage Note, together with any other documents or instruments executed and/or delivered in connection with or otherwise related to the Security Instrument and the Mortgage Note.

IN WITNESS WHEREOF, the Assignor has executed this instrument under seal to be effective as of the [__] day of [_____________], 20[__].

[NAME OF CURRENT ASSIGNOR]

By:
Name:
Title:

Exhibit H-1

EXHIBIT I

FORM OF TRANSFER CERTIFICATE
FOR RULE 144A BOOK-ENTRY CERTIFICATE
TO TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE
DURING RESTRICTED PERIOD

(Exchanges or transfers pursuant to
Section 5.03(c) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association,
  as Certificate Registrar
Marquette Avenue and Sixth Street
Minneapolis, Minnesota 55479-0113
Attention:	CMBS – JPMorgan Chase, 2011-C5

Re:	J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5 Commercial Mortgage Pass-Through Certificates, Series 2011-C5, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and as Paying Agent, and Pentalpha Surveillance LLC, as Senior Trust Advisor.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Rule 144A Book-Entry Certificate of such Class (CUSIP No. [______]) with the Depository in the name of [insert name of Transferor] (the “Transferor”).  The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Temporary Regulation S Book-Entry Certificate of such Class (CINS No. [______] and ISIN No. [______]) to be held with the Depository in the name of [Euroclear] [Clearstream]* (Common Code No. [______]).

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)           the offer of the Certificates was not made to a person in the United States;

* Select appropriate depository.

Exhibit I-1

[(2)           at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;]**

[(2)           the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]**

(3)           no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Paying Agent, the Senior Trust Advisor, the Master Servicer, the Special Servicer and the Initial Purchaser.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  _______

cc:  J.P. Morgan Chase Commercial Mortgage Securities Corp.

** Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit I-2

EXHIBIT J

FORM OF TRANSFER CERTIFICATE
FOR RULE 144A BOOK-ENTRY CERTIFICATE
TO REGULATION S BOOK-ENTRY CERTIFICATE AFTER RESTRICTED PERIOD

(Exchange or transfers pursuant to
Section 5.03(d) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association,
  as Certificate Registrar
Marquette Avenue and Sixth Street
Minneapolis, Minnesota 55479-0113
Attention:	CMBS – JPMorgan Chase, 2011-C5

Re:	J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5 Commercial Mortgage Pass-Through Certificates, Series 2011-C5, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and as Paying Agent, and Pentalpha Surveillance LLC, as Senior Trust Advisor.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Rule 144A Book-Entry Certificate of such Class (CUSIP No. [______]) with the Depository in the name of [insert name of Transferor] (the “Transferor”).  The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Regulation S Book-Entry Certificate of such Class (CINS No. [______], ISIN No. [______], and Common Code No. [______]).

In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1)           the offer of the Certificates was not made to a person in the United States,

Exhibit J-1

[(2)           at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States,]*

[(2)           the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,] *

(3)           no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates are being transferred in a transaction permitted by Rule 144 under the Securities Act.**

We understand that this certificate is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Paying Agent, the Senior Trust Advisor, the Master Servicer, the Special Servicer and the Initial Purchaser.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  ________

cc:  J.P. Morgan Chase Commercial Mortgage Securities Corp.

* Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.
** Select (i) or (ii), as applicable.

Exhibit J-2

EXHIBIT K

FORM OF TRANSFER CERTIFICATE
FOR TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE
TO RULE 144A BOOK-ENTRY CERTIFICATE DURING RESTRICTED PERIOD

(Exchange or transfers pursuant to
Section 5.03(e) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association,
  as Certificate Registrar
Marquette Avenue and Sixth Street
Minneapolis, Minnesota 55479-0113
Attention:	CMBS – JPMorgan Chase, 2011-C5

Re:	J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5 Commercial Mortgage Pass-Through Certificates, Series 2011-C5, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and as Paying Agent, and Pentalpha Surveillance LLC, as Senior Trust Advisor.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount]of the Class [__] Certificates (the “Certificates”) which are held in the form of a beneficial interest in the Temporary Regulation S Book-Entry Certificate of such Class (CINS No. [______] and ISIN No. [______]) with [Euroclear] [Clearstream]* (Common Code [______]) through the Depository in the name of [insert name of transferor] (the “Transferor”).  The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Rule 144A Book-Entry Certificate of such Class (CUSIP No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being exchanged or transferred in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account, or for one or more accounts with respect to which the transferee exercises sole investment discretion, and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

* Select appropriate depository.

Exhibit K-1

We understand that this certificate is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Trustee, the Paying Agent, the Senior Trust Advisor, the Master Servicer, the Special Servicer and the Initial Purchaser.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  _______

cc:  J.P. Morgan Chase Commercial Mortgage Securities Corp.

Exhibit K-2

EXHIBIT L

FORM OF TRANSFER CERTIFICATE
FOR TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE
TO REGULATION S BOOK-ENTRY CERTIFICATE AFTER RESTRICTED PERIOD

(Exchanges pursuant to
Section 5.03(f) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association,
  as Certificate Registrar
Marquette Avenue and Sixth Street
Minneapolis, Minnesota 55479-0113
Attention:	CMBS – JPMorgan Chase, 2011-C5

Re:	J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5 Commercial Mortgage Pass-Through Certificates, Series 2011-C5, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and as Paying Agent, and Pentalpha Surveillance LLC, as Senior Trust Advisor.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

[For purposes of acquiring a beneficial interest in a Regulation S Book-Entry Certificate of the Class specified above after the expiration of the Restricted Period,] [For purposes of receiving payments under a Temporary Regulation S Book-Entry Certificate of the Class specified above,]* the undersigned holder of a beneficial interest in a Temporary Regulation S Book-Entry Certificate of the Class specified above issued under the Pooling and Servicing Agreement certifies that it is not a U.S. Person as defined by Regulation S under the Securities Act of 1933, as amended.

We undertake to advise you promptly by facsimile on or prior to the date on which you intend to submit your corresponding certification relating to the Certificates of the Class specified above held by you for our account if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

We understand that this certificate is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we

* Select, as applicable.

Exhibit L-1

irrevocably authorize you to produce this certificate to any interested party in such proceeding.  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Senior Trust Advisor and the Initial Purchaser.

Dated:______________

By:
as, or as agent for, the holder of a beneficial interest in the Certificates to which this certificate relates.

Exhibit L-2

EXHIBIT M

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO TEMPORARY REGULATION S BOOK-ENTRY CERTIFICATE

(Exchanges or transfers pursuant to
Section 5.03(g) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association,
  as Certificate Registrar
Marquette Avenue and Sixth Street
Minneapolis, Minnesota 55479-0113
Attention:	CMBS – JPMorgan Chase, 2011-C5

Re:	J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5 Commercial Mortgage Pass-Through Certificates, Series 2011-C5, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and as Paying Agent, and Pentalpha Surveillance LLC, as Senior Trust Advisor.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of Transferor] (the “Transferor”).  The Transferor has requested an exchange or transfer of such Non-Book Entry Certificates for a beneficial interest in the Temporary Regulation S Book-Entry Certificate of such Class (CINS No. [______] and ISIN No. [______]) to be held with [Euroclear] [Clearstream]* (Common Code [______]) through the Depository.

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly the Transferor does hereby certify that:

(1)           the offer of the Certificates was not made to a person in the United States;

 * Select appropriate depository.

Exhibit M-1

[(2)           at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States;]**

[(2)           the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;]**

(3)           no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

We understand that this certificate is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Senior Trust Advisor and the Initial Purchaser.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  ________

cc:  J.P. Morgan Chase Commercial Mortgage Securities Corp.

 ** Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.

Exhibit M-2

EXHIBIT N

FORM OF TRANSFER CERTIFICATE
 FOR NON-BOOK ENTRY CERTIFICATE
TO REGULATION S BOOK-ENTRY CERTIFICATE

(Exchange or transfers pursuant to
Section 5.03(g) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association,
  as Certificate Registrar
Marquette Avenue and Sixth Street
Minneapolis, Minnesota 55479-0113
Attention:  CMBS – JPMorgan Chase, 2011-C5

Re:	J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5 Commercial Mortgage Pass-Through Certificates, Series 2011-C5, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and as Paying Agent, and Pentalpha Surveillance LLC, as Senior Trust Advisor.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of Transferor] (the “Transferor”).  The Transferor has requested an exchange or transfer of such Non-Book Entry Certificates for a beneficial interest in the Regulation S Book-Entry Certificate (CINS No. [______], ISIN No. [______], and Common Code No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such exchange or transfer has been made in compliance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), the Transferor does hereby certify that:

(1)           the offer of the Certificates was not made to a person in the United States,

Exhibit N-1

[(2)           at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed and believes that the transferee was outside the United States,]*

[(2)           the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States,] *

(3)           no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable, and

(4)           the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates are being transferred in a transaction permitted by Rule 144 under the Securities Act.**

We understand that this certificate is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.  This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Senior Trust Advisor and the Initial Purchaser.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  _______

cc:  J.P. Morgan Chase Commercial Mortgage Securities Corp.

 *    Insert one of these two provisions, which come from the definition of “offshore transaction” in Regulation S.
 ** Select (i) or (ii), as applicable.

Exhibit N-2

EXHIBIT O

FORM OF TRANSFER CERTIFICATE
FOR NON-BOOK ENTRY CERTIFICATE
TO RULE 144A BOOK-ENTRY CERTIFICATE

(Exchange or transfers pursuant to
Section 5.03(g) of the Pooling and Servicing Agreement)

Wells Fargo Bank, National Association,
  as Certificate Registrar
Marquette Avenue and Sixth Street
Minneapolis, Minnesota 55479-0113
Attention:  CMBS – JPMorgan Chase, 2011-C5

Re:	J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5 Commercial Mortgage Pass-Through Certificates, Series 2011-C5, Class [__]

Reference is hereby made to the Pooling and Servicing Agreement dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and as Paying Agent, and Pentalpha Surveillance LLC, as Senior Trust Advisor.  Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

This letter relates to US $[______] aggregate [Certificate Balance] [Notional Amount] of the Class [__] Certificates (the “Certificates”) which are held in the form of Non-Book Entry Certificates of such Class (CUSIP No. [______]) in the name of [insert name of transferor] (the “Transferor”).  The Transferor has requested an exchange or transfer of such beneficial interest for a beneficial interest in the Rule 144A Book-Entry Certificate of such Class (CUSIP No. [______]).

In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being exchanged or transferred in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account, or for one or more accounts with respect to which the transferee exercises sole investment discretion, and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction.

We understand that this certificate is required in connection with certain securities laws of the United States.  In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceeding.

Exhibit O-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Senior Trust Advisor and the Initial Purchaser.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  _______

cc:  J.P. Morgan Chase Commercial Mortgage Securities Corp.

Exhibit O-2

EXHIBIT P-1

FORM OF INVESTOR CERTIFICATION

[Date]

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  CMBS – JPMorgan Chase, 2011-C5

Re:	J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5 Commercial Mortgage Pass-Through Certificates, Series 2011-C5, Class Certificates

In accordance with the Pooling and Servicing Agreement, dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and as Paying Agent, and Pentalpha Surveillance LLC, as Senior Trust Advisor, with respect to the certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.  The undersigned is a certificateholder, beneficial owner or prospective purchaser of the Class [__] Certificates.

2.           In the case that the undersigned is a certificateholder, beneficial owner or prospective purchaser of an Offered Certificate, the undersigned has received a copy of the Prospectus.

3.           The undersigned is not a Borrower, a manager of a Mortgaged Property, an Affiliate of any of the foregoing or an agent of any Mortgagor.

4.           The undersigned is requesting access pursuant to the Pooling and Servicing Agreement to certain information (the “Information”) on the Trustee’s website and/or is requesting the information identified on the schedule attached hereto (also, the “Information”) pursuant to the provisions of the Pooling and Servicing Agreement.  In consideration of the disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the “Representatives”) in any manner whatsoever, in whole or in part; provided, however, that the obligations of the undersigned to keep any such information confidential shall expire one year following the date that the undersigned is no longer a Certificateholder or a beneficial owner of the Class of Certificates

Exhibit P-1-1

referenced above.  The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

4.           The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

5.           The undersigned shall be deemed to have recertified to the provisions herein each time it accesses the Information on the Trustee’s website.

6.           Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

Exhibit P-1-2

EXHIBIT P-2

FORM OF CERTIFICATION FOR NRSROs

[Date]

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  CMBS – JPMorgan Chase, 2011-C5

Attention:	J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass Through Certificates, Series 2011-C5

In accordance with the requirements for obtaining certain information pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and as Paying Agent, and Pentalpha Surveillance LLC, as Senior Trust Advisor, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.	The undersigned is a Rating Agency hired by the Depositor to provide ratings on the Certificates; or

2.	The undersigned, a Nationally Recognized Statistical Rating Organization (“NRSRO”);

a.           has provided the Depositor with the appropriate certifications under Exchange Act 17g-5(e);

b.           has access to the Depositor's 17g-5 website; and

c.            agrees that any confidentiality agreement applicable to the undersigned with respect to information obtained from the Depositor's 17g-5 website shall also be applicable to information obtained from the 17g-5 Information Provider's website.

The undersigned shall be deemed to have recertified to the provisions herein each time it accesses the Information on the Trustee’s website.

Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

Exhibit P-2-1

EXHIBIT P-3

ONLINE MARKET DATA PROVIDER CERTIFICATION

Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:  CMBS – JPMorgan Chase, 2011-C5

Attention:	J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass Through Certificates, Series 2011-C5

This Certification has been prepared for provision of information to the market data providers listed in Paragraph 1 below pursuant to the direction of the Depositor.  If you represent a Market Data Provider not listed herein and would like access to the information, please contact CTSLink at 866-846-4526, or at ctslink.customerservice@wellsfargo.com.

In accordance with the requirements for obtaining certain information pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and as Paying Agent, and Pentalpha Surveillance LLC, as Senior Trust Advisor, with respect to the above-referenced certificates (the “Certificates”), the undersigned hereby certifies and agrees as follows:

1.
The undersigned is an employee or agent of Bloomberg L.P., Intex Solutions, Inc., Trepp, LLC, BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc. or Markit, a market data provider that has been given access to the Statements to Certificateholders, CREFC Reports and supplemental notices on www.ctslink.com (“CTSLink”) by request of the Depositor.

2.	The undersigned agrees that each time it accesses CTSLink, the undersigned is deemed to have recertified that the representation above remains true and correct.

3.
The undersigned acknowledges and agrees that the provision to it of information and/or reports on CTSLink is for its own use only, and agrees that it will not disseminate or otherwise make such information available to any other person without the written consent of the Depositor.

4.
The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee, the Paying Agent, the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

Exhibit P-3-1

5.	Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement.

BY ITS CERTIFICATION HEREOF, the undersigned has made the representations above and shall be deemed to have caused its name to be signed hereto by its duly authorized signatory, as of the date certified.

Exhibit P-3-2

EXHIBIT Q

TRUSTEE CERTIFICATION/EXCEPTION REPORT

[DATE]

To the Persons Listed on the attached Schedule A

Re:	J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5

Ladies and Gentlemen:

In accordance with Section 2.02 of the Pooling and Servicing Agreement, dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and as Paying Agent, and Pentalpha Surveillance LLC, as Senior Trust Advisor, the undersigned, as Trustee, hereby certifies that, except as noted on the attached Trustee Exception Report, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or for which a Liquidation Event has occurred) the Trustee has, subject to Section 2.02(e) of the Pooling and Servicing Agreement, reviewed the documents delivered to it pursuant to Section 2.01 of the Pooling and Servicing Agreement and has determined that (i) all documents specified in clauses (i) through (v), (ix) through (xii) and (xvi) (or, with respect to clause (xvi), a copy of such letter of credit and the required officer’s certificate), if any, of the definition of “Mortgage File,” as applicable, with respect to the Mortgage Loans are in its possession, (ii) the foregoing documents delivered or caused to be delivered by the Mortgage Loan Seller have been reviewed by it or by a Custodian on its behalf and appear regular on their face and appear to be executed and to relate to such Mortgage Loan and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (iv), (vi) and (viii)(c) in the definition of “Mortgage Loan Schedule” is correct.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

Exhibit Q-1

SCHEDULE A

JPMorgan Chase Bank, National Association
270 Park Avenue
New York, New York 10017-2070

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 31st Floor
New York, New York 10179

Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210

Moody’s Investors Service, Inc.
7 World Trade Center
250 Greenwich Street
New York, New York  10007

Fitch, Inc.
One State Street Plaza
New York, New York  10004

Morningstar Credit Ratings, LLC
410 Horsham Road, Suite A
Horsham, Pennsylvania  19044
Attention:  CMBS Surveillance

Exhibit Q-2

EXHIBIT R

[Reserved]

Exhibit R-1

EXHIBIT S

[Reserved]

Exhibit S-1

EXHIBIT T

[Reserved]

Exhibit T-1

EXHIBIT U

FORM OF NOTICE AND CERTIFICATION
REGARDING DEFEASANCE OF MORTGAGE LOAN

To:	Moody’s Investors Service, Inc.
7 World Trade Center
250 Greenwich Street
New York, New York 10007

Fitch, Inc.
One State Street Plaza
New York, New York 10004

Morningstar Credit Ratings, LLC
410 Horsham Road, Suite A
Horsham, Pennsylvania 19044
Attention: CMBS Surveillance

From:
Midland Loan Services, a Division of PNC Bank, National Association, in its capacity as Master Servicer under the Pooling and Servicing Agreement dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and as Paying Agent, and Pentalpha Surveillance LLC, as Senior Trust Advisor.

Date:	_________, 20___

Re:	J.P. Morgan Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5

Mortgage Loan (the “Mortgage Loan”) identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:____________________

____________________

Reference is made to the Pooling and Servicing Agreement described above.  Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

As Servicer under the Pooling and Servicing Agreement, we hereby:

Exhibit U-1

(a)      Notify you that the Mortgagor has consummated a defeasance of the Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

____           a full defeasance of the entire principal balance of the Mortgage Loan; or

____           a partial defeasance of a portion of the principal balance of the Mortgage Loan that represents and, an allocated loan amount of $____________ or _______% of the entire principal balance of the Mortgage Loan;

(b)      Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing Standards, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

(i)       The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

(ii)      The defeasance was consummated on __________, 20__.

(iii)     The defeasance collateral consists of securities that (i) constitute “government securities” as defined in Section 2(a)(16) of the Investment Company Act of 1940 as amended (15 U.S.C. 80A1), (ii) are listed as “Qualified Investments for ‘AAA’ Financings” under Paragraphs 1, 2 or 3 of “Cash Flow Approach” in Standard & Poor’s Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) if they include a principal obligation, the principal due at maturity cannot vary or change, and (iv) are not subject to prepayment, call or early redemption.

(iv)     The Master Servicer received an opinion of counsel (from counsel approved by the Servicer in accordance with the Servicing Standard) that the defeasance will not result in an Adverse REMIC Event.

(v)      The Master Servicer determined that the defeasance collateral will be owned by an entity (the “Defeasance Obligor”) that is a Single-Purpose Entity (as defined in Standard & Poor’s Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the “S&P Criteria”)) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

(vi)     The Master Servicer received written confirmation of the crediting of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by a securities intermediary and has been pledged to the Trustee.

(vii)    The agreements executed in connection with the defeasance (i) grant control of the pledged securities account to Trustee, (ii) require the securities intermediary to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer’s collection account in the

Exhibit U-2

amounts and on the dates specified in the Mortgage Loan documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan documents (the “Scheduled Payments”), (iii) permit reinvestment of proceeds of the defeasance collateral only in Permitted Investments (as defined in the S&P Criteria), (iv) permit release of surplus defeasance collateral and earnings on reinvestment from the pledged securities account only after the Mortgage Loan has been paid in full, if any such release is permitted, (v) prohibit transfers by the Defeasance Obligor of the defeasance collateral and subordinate liens against the defeasance collateral, and (vi) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor.

(viii)   The Master Servicer received written confirmation from a firm of independent certified public accountants, who were approved by the Master Servicer in accordance with the Servicing Standard stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the Defeasance Obligor in any calendar or fiscal year will not exceed such Defeasance Obligor’s interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

(ix)      The Mortgage Loan is not among the ten (10) largest loans in the pool.  The entire principal balance of the Mortgage Loan as of the date of defeasance was less than both $[______] and five percent of pool balance, which is less than [__]% of the aggregate Certificate Balance of the Certificates as of the date of the most recent Trustee’s Statement to Certificateholders received by us (the “Current Report”).

(x)      The Master Servicer has received opinions of counsel stating that the Trustee possesses a valid, perfected first priority security interest in the defeasance collateral and that the documents executed in connection with the defeasance are enforceable in accordance with their respective terms.

(xi)       The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $__________________, which is _____% of the aggregate Certificate Balance of the Certificates as of the date of the Current Report.

(c)           Certify that Exhibit B hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance.

Exhibit U-3

(d)           Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a Servicing Officer as of the date of the defeasance described above.

(e)           Agree to provide copies of all items listed in Exhibit B to you upon request.

Exhibit U-4

IN WITNESS WHEREOF, the Master Servicer has caused this Notice and Certification to be executed as of the date captioned above.

[____________]

By:
Name:
Title:

Exhibit U-5

EXHIBIT V

FORM OF SENIOR TRUST ADVISOR ANNUAL REPORT1

Report Date:  After the occurrence and during the continuance of a Control Event, this report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement.
Transaction:  J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2011-C5
Senior Trust Advisor:  Pentalpha Surveillance LLC
Special Servicer:  Torchlight Loan Services, LLC
Directing Certificateholder:  Torchlight Investors LLC

I.         Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Senior Trust Advisor that [●] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.
Asset Status Reports were issued with respect to [●] of such Specially Serviced Mortgage Loans.  This report is based only on the Specially Serviced Mortgage Loans in respect of which an Asset Status Report has been issued.  The Asset Status Reports may not yet be fully implemented.

II.         Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Senior Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard and the Senior Trust Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement.  Based on such limited review, the Senior Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement.  In addition, the Senior Trust Advisor notes the following:  [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Senior Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

Exhibit V-1

In connection with the assessment set forth in this report, the Senior Trust Advisor:

1.
Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction calculations and [LIST OTHER REVIEWED INFORMATION] for the following ● Specially Serviced Mortgage Loans:  [List applicable Mortgage Loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement.

a.
The Senior Trust Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction calculations) related to the Specially Serviced Mortgage Loans should be considered a limited investigation and not be considered a full or limited audit.  For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property, visit the Special Servicer, visit the Directing Certificateholder or interact with the borrower.

b.
During the discussion with the Special Servicer, the Senior Trust Advisor referenced mortgage loans from other assignments (where applicable) unrelated to this Trust to explore techniques or approaches that may be useful to the Special Servicer’s activities with respect to certain of the Specially Serviced Mortgage Loans.  Other than general procedural benchmarking, all opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool.  Confidentiality and other provisions prohibit the Senior Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

III.         Specific Items of Review

1.	The Senior Trust Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.
During the prior year, the Senior Trust Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans:  [LIST].  The Senior Trust Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.  The Special Servicer [agreed with/did not agree with] the material recommendations made by the Senior Trust Advisor.  Such recommendations generally included the following:  [LIST].

Exhibit V-2

3.	Appraisal Reduction calculations and net present value calculations:

a.
The Senior Trust Advisor [did/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the special servicer.

b.
The senior trust advisor [does/does not] agree with the [mathematical calculations] [and/or] [the application of the applicable non discretionary portions of the formula] required to be utilized for such calculation.

c.
After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

4.	The following is a general discussion of certain concerns raised by the Senior Trust Advisor discussed in this report: [LIST CONCERNS].

5.	In addition to the other information presented herein, the Senior Trust Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Senior Trust Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Mortgage Loan.  The Senior Trust Advisor does not have authority to speak with the Directing Certificateholder directly.  As such, the Senior Trust Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement.  The Senior Trust Advisor has no responsibility or authority to alter such standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Senior Trust Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement.  As a result, this report may not reflect all the relevant information that the Senior Trust Advisor is given access to by the Special Servicer.

Exhibit V-3

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans.  These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc.  The Senior Trust Advisor does not participate in any of those discussions.  As such, Senior Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.
The Senior Trust Advisor is not empowered to speak with any investors directly.  If the investors have questions regarding this report, they should address such questions to the trustee through the trustee’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of September 1, 2011.

Exhibit V-4

EXHIBIT W

FORM OF NOTICE FROM SENIOR TRUST ADVISOR RECOMMENDING REPLACEMENT OF SPECIAL SERVICER

Wells Fargo Bank, National Association
  as Trustee and as Paying Agent
9062 Old Annapolis Road
Columbia, Maryland  21045-1951
Attention:  Corporate Trust Services (CMBS) – J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2011-C5

Torchlight Loan Services, LLC
  as Special Servicer
230 Park Avenue, 12th Floor
New York, New York  10169
Attention:  Steve Altman/JPMCC 2011-C5

Re:	J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5, Recommendation of Replacement of Special Servicer

• Ladies and Gentlemen:

This letter is delivered pursuant to Section 7.01(d) of the Pooling and Servicing Agreement, dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and as Paying Agent, and Pentalpha Surveillance LLC, as Senior Trust Advisor, on behalf of the holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5 (the “Certificates”) regarding the replacement of the Special Servicer.  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

Based upon our review of the Special Servicer’s operational practices conducted pursuant to and in accordance with Section 3.33 of the Pooling and Servicing Agreement, it is our assessment that Torchlight Loan Services, LLC, in its current capacity as Special Servicer, is not [performing its duties under the Pooling and Servicing Agreement][acting in accordance with the Servicing Standard].  The following factors support our assessment:  [________].

Based upon such assessment, we further hereby recommend that Torchlight Loan Services, LLC be removed as Special Servicer and that [________] be appointed its successor in such capacity.

Exhibit W-1

Very truly yours,

[The Senior Trust Advisor]

By:
Name:
Title:

Dated:

Exhibit W-2

EXHIBIT X

FORM OF CONFIDENTIALITY AGREEMENT

Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin Street
Overland Park, Kansas  66210
Attention:  President

Torchlight Loan Services, LLC
230 Park Avenue, 12th Floor
New York, New York  10169
Attention:  Steve Altman/JPMCC 2011-C5

Re:	Access to Certain Information Regarding J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5

Ladies and Gentlemen:

Reference is hereby made to that certain Pooling and Servicing Agreement dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), among the J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as servicer, Torchlight, as special servicer, Wells Fargo Bank, National Association, as trustee and paying agent, and Pentalpha Surveillance LLC, as senior trust advisor.  Defined terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.

[Midland Loan Services, a Division of PNC Bank, National Association / Torchlight Loan Services, LLC] (“[Midland]”/“[Torchlight]”) understands that [____] (the “Company”) is requesting certain confidential or non-public information relating to the Mortgage Loans to which the Company has continuing rights as a Certificateholder.  The Company is requesting such information for the purpose of analyzing asset performance and evaluating any continuing rights the Company may have under the Trust (the “Permitted Purpose”).  The Company agrees that the Permitted Purpose shall not include the use or disclosure of the Confidential Information (as defined below) in any manner that violates any applicable law, the Pooling and Servicing Agreement or the related mortgage loan documents.

[Midland/Torchlight] will provide the Company with certain confidential, non-public servicing information (the “Confidential Information”) pertaining to the Mortgage Loans and the related Mortgaged Properties and borrowers.  The Company acknowledges that the Confidential Information (a) includes or may be based upon information provided to [Midland/Torchlight] by third parties, (b) may not have been verified by [Midland/Torchlight], and (c) may be incomplete or contain inaccuracies.  The Company agrees that [Midland/Torchlight], the [“Servicer”/“Special Servicer”] (as defined in the Pooling and Servicing Agreement) and their respective Representatives (as defined below) shall not have any liability to the Company or its

Exhibit X-1

[____][__], 20[__]

Representatives resulting from (x) any inaccuracies or omissions in the Confidential Information, (y) any use of the Confidential Information, or (z) [Midland/Torchlight]’s failure or inability to provide the Confidential Information to the Company for any reason.  Notwithstanding the foregoing, the following will not constitute “Confidential Information” for purposes of this letter agreement:  (a) information that was already in Company’s possession prior to its receipt from [Midland/Torchlight]; (b) information that is obtained by Company from a third person who, insofar as is known to Company, is not prohibited from transmitting the information to Company by a contractual, legal or fiduciary obligation to [Midland/Torchlight]; (c) information that is or becomes publicly available through no fault of Company; and (d) information that is independently developed by Company.  The term “Representatives” with respect to any entity shall mean the officers, directors, general partners, employees, agents, affiliates, auditors and legal counsel (which may be internal counsel) of that entity.

The Company may have access to the Confidential Information through (at [Midland/Torchlight]’s election):  (i) responses to reasonable written inquiries received from the Company, (ii) conference calls conducted on a reasonably scheduled basis with [Midland/Torchlight]’s surveillance group, or (iii) direct on-line access (read-only capacity) to the information available on the applicable [____] system or any successor or replacement system (“System”).  [Midland/Torchlight] may cease or defer providing the Company with Confidential Information in the event that (a) the Company or its Representatives violate any provision hereof, or (b) [Midland/Torchlight] determines (in its sole discretion) that such termination is necessary for any reason, including its determination that such action is required pursuant to the terms of the Pooling and Servicing agreement, the related Mortgage Loan documents, or any applicable law.  [Midland/Torchlight] shall cease to provide the Company with Confidential Information if [Midland/Torchlight] has actual knowledge that the Company or its Representatives are affiliates of any borrower under the Mortgage Loan documents and [Midland/Torchlight] determines that the provision, notice or access to such Confidential Information would violate the accepted servicing practices or servicing standards as defined in the Pooling and Servicing Agreement.  The Company’s obligations and the restrictions applicable to the protection of the Confidential Information hereunder shall survive the termination of the Company’s access to the Confidential Information.  [Midland/Torchlight]’s remedies hereunder, at law or at equity, are cumulative and may be combined.

The Company agrees that it will not, and it shall not permit its Representatives, to disclose the Confidential Information in any manner whatsoever to any other person or entity, other than its Representatives (but only to the extent necessary to accomplish the Permitted Purpose) who have a need to know the information, or as otherwise required by applicable law, court order or any governmental agency or regulator.  The Company acknowledges (i) its obligations under the U.S. federal securities laws, and (ii) that any disclosure of the Confidential Information by it or its Representatives for any purpose other than a Permitted Purpose, in addition to being a breach of this letter agreement, may constitute a violation of federal and state securities laws.  The Company will take reasonable measures to ensure that each Representative is advised of this letter agreement and agrees to keep the Confidential Information confidential.  The Company shall be liable for any breach of this letter agreement by its Representatives.  Notwithstanding the foregoing, the Company may subsequently provide all or any part of such Confidential Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity confirms such ownership interest

Exhibit X-2

[____][__], 20[__]

or prospective ownership interest and provided that, prior to the delivery of such Confidential Information, such persons shall have executed and delivered to the Company an agreement that is substantially similar in form and substance to this Agreement.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without the application of conflict of laws principles.  Anything herein to the contrary notwithstanding, [Midland/Torchlight] intends at all times to comply with the terms and provisions of the Pooling and Servicing Agreement and nothing in this letter agreement should be construed to limit or qualify any of [Midland/Torchlight]’s rights or obligations under the Pooling and Servicing Agreement.  This letter agreement may be executed in counterparts and by facsimile/Portable Document Format (PDF); each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute one agreement.

This agreement shall terminate one year after the Company ceases to be a Certificateholder.  Company agrees that this letter agreement supersedes and replaces and survives any click-through agreement regarding confidentiality of Confidential Information agreed to in connection with accessing the System whether agreed to in accessing the System before or after signing this letter agreement.

Exhibit X-3

Please have an authorized signatory countersign in the space provided below to indicate the Company’s confirmation of and agreement to the matters set forth herein.

Very truly yours,

[MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:]

Very truly yours,

[TORCHLIGHT LOAN SERVICES, LLC

By:
Name:
Title:]

CONFIRMED AND AGREED TO:

[COMPANY NAME]

By:
Name:
Title:

Exhibit X-4

EXHIBIT Y

FORM CERTIFICATION TO BE PROVIDED WITH FORM 10-K

CERTIFICATION

J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5
Commercial Mortgage Pass-Through Certificates Series 2011-C5 (the “Trust”)

I, [identifying the certifying individual], the President and Chief Executive Officer of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor into the above-referenced Trust, certify that:

1.
I have reviewed this report on Form 10-K, and all reports on Form 10-D required to be filed in respect of period covered by this report on Form 10-K, of the Trust (the “Exchange Act Periodic Reports”);

2.
Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

4.
Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act Periodic Reports, the Master Servicer and the Special Servicer have fulfilled their obligations under the Pooling and Servicing Agreement in all material respects; and

5.
All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report.  Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Midland Loan Services, a Division of PNC Bank, National Association, Torchlight Loan Services, LLC, Wells Fargo Bank, National Association and Pentalpha Surveillance LLC.

Exhibit Y-1

Date:           _________________________

______________________________________

President and Chief Executive Officer
J.P. Morgan Chase Commercial Mortgage Securities Corp.
(Senior officer in charge of the securitization of the depositor)

Exhibit Y-2

EXHIBIT Z-1

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY PAYING AGENT

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 31st Floor
New York, New York  10179
Attention:  Chief Executive Officer

Re:
J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass Through Certificates, Series 2011 C5, issued pursuant to the Pooling and Servicing Agreement dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Torchlight Loan Services, LLC, as special servicer, Wells Fargo Bank, National Association, as trustee and paying agent, and Pentalpha Surveillance LLC, as senior trust advisor.

I, [identity of certifying individual], hereby certify to the Depositor and its officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Trust to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.           I (or an officer under my supervision) have reviewed the annual report on Form 10-K for the period ended December 31, 20[__] (the “Form 10-K”) and all reports on Form 10-D and Form 8-K filed in respect of the period covered by the Form 10-K of the Trust (collectively, with the Form 10-K, the “Reports”);

2.           Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

3.           Based on my knowledge, all of the distribution and other information required to be provided by the Paying Agent under the Pooling and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Reports and all of the distribution, servicing and other information provided to the Paying Agent by the trustee, the custodian, the master servicer, the special servicer and the senior trust advisor under the Pooling and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Reports;

Exhibit Z-1-1

4.           I (or an officer under my supervision) am responsible for reviewing the activities performed by the Paying Agent under the Pooling and Servicing Agreement and based on my knowledge and the compliance review conducted in preparing the Paying Agent compliance statement required to be delivered under Article XI of the Pooling and Servicing Agreement for inclusion in the Form 10-K under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Paying Agent has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

5.           All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Paying Agent or any Servicing Function Participant retained by the Paying Agent (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant Servicing Criteria required to be included in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to the Form 10-K.  Any material instances of noncompliance described in such reports have been disclosed in the Form 10-K and such assessment of compliance is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Paying Agent responsible for reviewing the activities performed by the Paying Agent under the Pooling and Servicing Agreement.

Dated:  ____________________________

Name:
Title:

Exhibit Z-1-2

EXHIBIT Z-2

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY MASTER SERVICER

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 31st Floor
New York, New York  10179
Attention:  Chief Executive Officer

Re:
J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass Through Certificates, Series 2011-C5, issued pursuant to the Pooling and Servicing Agreement dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Torchlight Loan Services, LLC, as special servicer, Wells Fargo Bank, National Association, as trustee and paying agent, and Pentalpha Surveillance LLC, as senior trust advisor.

I, [identity of certifying individual], hereby certify to the Depositor and its officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Trust to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.           I (or Servicing Officers under my supervision) have reviewed the servicing and other information required to be provided by the Master Servicer in accordance with the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K for the period ended December 31, 20[__] (“Form 10-K”) and all information required to be provided by the Master Servicer in accordance with the Pooling and Servicing Agreement for inclusion in all reports on Form 10-D and Form 8-K required to be filed in respect of the period covered by the Form 10-K of the Trust (collectively, with the Form 10-K, the “Reports”) (such information provided by the Master Servicer, collectively, the “Master Servicer Periodic Information”);

2.           Based on my knowledge, the Master Servicer Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

3.           Based on my knowledge, all of servicing and other information required to be provided by the Master Servicer under the Pooling and Servicing Agreement for inclusion in the

Exhibit Z-2-1

Reports for the period covered by the Form 10-K is included in the Master Servicer Periodic Information;

4.           I (or Servicing Officers under my supervision) am responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement and based on my knowledge and the compliance review conducted in preparing the Master Servicer compliance statement required to be delivered under Article XI of the Pooling and Servicing Agreement for inclusion in the Form 10-K under Item 1123 of Regulation AB, and except as disclosed in the Master Servicer Periodic Information, the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects;

5.           The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Master Servicer with respect to the Trust’s fiscal year _____ have been provided all information relating to the Master Servicer’s assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

6.           All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Master Servicer or any Servicing Function Participant retained by the Master Servicer (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant Servicing Criteria required under the Pooling and Servicing Agreement to be delivered for inclusion in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18, have been delivered in accordance with the Pooling and Servicing Agreement.  All material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports and such assessment of compliance is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Master Servicer responsible for reviewing the activities performed by the Master Servicer under the Pooling and Servicing Agreement.

Dated: ____________________________

Name:
Title:

Exhibit Z-2-2

EXHIBIT Z-3

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY SPECIAL SERVICER

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 31st Floor
New York, New York  10179
Attention:  Chief Executive Officer

Re:
J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass Through Certificates, Series 2011-C5, issued pursuant to the Pooling and Servicing Agreement dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Torchlight Loan Services, LLC, as special servicer, Wells Fargo Bank, National Association, as trustee and paying agent, and Pentalpha Surveillance LLC, as senior trust advisor.

I, [identity of certifying individual], hereby certify to the Depositor and its officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Trust to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.           I (or Servicing Officers under my supervision) have reviewed the servicing and other information required to be provided by the Special Servicer in accordance with the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K for the period ended December 31, 20[__] (“Form 10-K”) and all information required to be provided by the Special Servicer in accordance with the Pooling and Servicing Agreement for inclusion in all reports on Form 10-D and Form 8-K required to be filed in respect of the period covered by the Form 10-K of the Trust (collectively with the Form 10-K, the “Reports”) (such information provided by the Special Servicer, collectively, the “Special Servicer Periodic Information”);

2.           Based on my knowledge, the Special Servicer Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

3.           Based on my knowledge, all servicing and other information required to be provided by the Special Servicer under the Pooling and Servicing Agreement for inclusion in the

Exhibit Z-3-1

Reports for the period covered by the Form 10-K is included in the Special Servicer Periodic Information;

4.           I (or Servicing Officers under my supervision) am responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the Special Servicer’s compliance statement required to be delivered under Article XI of the Pooling and Servicing Agreement for inclusion in the Form 10-K under Item 1123 of Regulation AB, and except as disclosed in the Special Servicer Periodic Information, the Special Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects;

5.           The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Special Servicer with respect to the Trust’s fiscal year _____ have been provided all information relating to the Special Servicer’s assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

6.           All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Special Servicer or any Servicing Function Participant retained by the Special Servicer (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant Servicing Criteria required under the Pooling and Servicing Agreement to be delivered for inclusion in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18, have been delivered in accordance with the Pooling and Servicing Agreement.  All material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports and such assessment of compliance with servicing criteria is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Special Servicer responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement.

Dated: ____________________________

Name:
Title:

Exhibit Z-3-2

EXHIBIT Z-4

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY TRUSTEE

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 31st Floor
New York, New York  10179
Attention:  Chief Executive Officer

Re:
J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass Through Certificates, Series 2011-C5, issued pursuant to the Pooling and Servicing Agreement dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Torchlight Loan Services, LLC, as special servicer, Wells Fargo Bank, National Association, as trustee and paying agent, and Pentalpha Surveillance LLC, as senior trust advisor.

I, [identity of certifying individual], hereby certify to the Depositor and its officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Trust to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.           I (or officers under my supervision) have reviewed the information required to be provided by the Trustee in accordance with the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K for the period ended December 31, 20[__] (“Form 10-K”) and all information required to be provided by the Trustee in accordance with the Pooling and Servicing Agreement for inclusion in the reports on Form 10-D and Form 8-K required to be filed in respect of the period covered by the Form 10-K of the Trust (collectively with the Form 10-K, the “Reports”) (such information provided by the Trustee, collectively, the “Trustee Periodic Information”);

2.           Based on my knowledge, the Trustee Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

Exhibit Z-4-1

3.           Based on my knowledge, all information required to be provided by the Trustee under the Pooling and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Trustee Periodic Information;

4.           I (or officers under my supervision) am responsible for reviewing the activities performed by the Trustee under the Pooling and Servicing Agreement, and based on my knowledge and the compliance review conducted in preparing the Trustee’s compliance statement to be delivered under Article XI of the Pooling and Servicing Agreement required for inclusion in the Form 10-K under Item 1123 of Regulation AB, and except as disclosed in the Trustee Periodic Information, the Trustee has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

5.           All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Trustee or any Servicing Function Participant retained by the Trustee (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant Servicing Criteria required under the Pooling and Servicing Agreement to be delivered for inclusion in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18, have been delivered in accordance with the Pooling and Servicing Agreement. All material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports and such assessment of compliance with servicing criteria is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Trustee responsible for reviewing the activities performed by the Trustee under the Pooling and Servicing Agreement.

Dated: ____________________________

Name:
Title:

Exhibit Z-4-2

EXHIBIT Z-5

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY SENIOR TRUST ADVISOR

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 31st Floor
New York, New York  10179
Attention:  Chief Executive Officer

Re:
J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass Through Certificates, Series 2011-C5, issued pursuant to the Pooling and Servicing Agreement dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Torchlight Loan Services, LLC, as special servicer, Wells Fargo Bank, National Association, as trustee and paying agent, and Pentalpha Surveillance LLC, as senior trust advisor.

I, [identity of certifying individual], hereby certify to the Depositor and its officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Trust to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.           I (or officers under my supervision) have reviewed the servicing and other information required to be provided by the Senior Trust Advisor in accordance with the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K for the period ended December 31, 20[__] (“Form 10-K”) and all information required to be provided by the Senior Trust Advisor in accordance with the Pooling and Servicing Agreement for inclusion in all reports on Form 10-D and Form 8-K required to be filed in respect of the period covered by the Form 10-K of the Trust (collectively with the Form 10-K, the “Reports”) (such information provided by the Senior Trust Advisor, collectively, the “Senior Trust Advisor Periodic Information”);

2.           Based on my knowledge, the Senior Trust Advisor Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

3.           Based on my knowledge, all servicing and other information required to be provided by the Senior Trust Advisor under the Pooling and Servicing Agreement for inclusion

Exhibit Z-5-1

in the Reports for the period covered by the Form 10-K is included in the Senior Trust Advisor Periodic Information;

4.           The accountants that are to deliver the annual attestation report on assessment of compliance with the Relevant Servicing Criteria in respect of the Senior Trust Advisor with respect to the Trust’s fiscal year _____ have been provided all information relating to the Senior Trust Advisor’s assessment of compliance with the Relevant Servicing Criteria in order to enable them to conduct a review in compliance with the standards for attestation engagements issued or adopted by the PCAOB; and

5.           All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Senior Trust Advisor or any Servicing Function Participant retained by the Senior Trust Advisor (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant Servicing Criteria required under the Pooling and Servicing Agreement to be delivered for inclusion in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18, have been delivered in accordance with the Pooling and Servicing Agreement.  All material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports and such assessment of compliance with servicing criteria is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Senior Trust Advisor responsible for reviewing the activities performed by the Senior Trust Advisor under the Pooling and Servicing Agreement.

Dated: ____________________________

Name:
Title:

Exhibit Z-5-2

EXHIBIT Z-6

FORM OF CERTIFICATION TO BE PROVIDED
TO DEPOSITOR BY CUSTODIAN

J.P. Morgan Chase Commercial Mortgage Securities Corp.
383 Madison Avenue, 31st Floor
New York, New York  10179
Attention:  Chief Executive Officer

Re:
J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass Through Certificates, Series 2011-C5, issued pursuant to the Pooling and Servicing Agreement dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Torchlight Loan Services, LLC, as special servicer, Wells Fargo Bank, National Association, as trustee and paying agent, and Pentalpha Surveillance LLC, as senior trust advisor.

I, [identity of certifying individual], hereby certify to the Depositor and its officers, directors and Affiliates (collectively, the “Certification Parties”) as follows, with the knowledge and intent that the Certification Parties will rely on this Certification in connection with the certification concerning the Trust to be signed by an officer of the Depositor and submitted to the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002:

1.           I (or officers under my supervision) have reviewed the information required to be provided by the Custodian in accordance with the Pooling and Servicing Agreement for inclusion in the annual report on Form 10-K  for the period ended December 31, 20[__] (“Form 10-K”) and all information required to be provided by the Custodian in accordance with the Pooling and Servicing Agreement for inclusion in all reports on Form 10-D and Form 8-K required to be filed in respect of the period covered by the Form 10-K of the Trust (collectively with the Form 10-K, the “Reports”) (such information provided by the Custodian, collectively, the “Custodian Periodic Information”);

2.           Based on my knowledge, the Custodian Periodic Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Form 10-K;

Exhibit Z-6-1

3.           Based on my knowledge, all information required to be provided by the Custodian under the Pooling and Servicing Agreement for inclusion in the Reports for the period covered by the Form 10-K is included in the Custodian Periodic Information; and

4.           All of the reports on assessment of compliance with servicing criteria for asset-backed securities applicable to the Custodian or any Servicing Function Participant retained by the Custodian (the “Relevant Servicing Criteria”) and their related attestation reports on assessment of compliance with the Relevant Servicing Criteria required under the Pooling and Servicing Agreement to be delivered for inclusion in the Form 10-K in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18, have been delivered in accordance with the Pooling and Servicing Agreement.  All material instances of noncompliance with the Relevant Servicing Criteria have been disclosed in such reports and such assessment of compliance with servicing criteria is fairly stated in all material respects.

This Certification is being signed by me as an officer of the Custodian responsible for reviewing the activities performed by the Custodian under the Pooling and Servicing Agreement.

Dated: ____________________________

Name:
Title:

Exhibit Z-6-2

EXHIBIT AA

SERVICING CRITERIA
TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the referenced party shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria” applicable to such party, as such criteria may be updated or limited by the Commission or its staff (including, without limitation, not requiring the delivery of certain of the items set forth on this Exhibit based on interpretive guidance provided by the Commission or its staff relating to Item 1122 of Regulation AB).  For the avoidance of doubt, for purposes of this Exhibit AA, other than with respect to Item 1122(d)(2)(iii), references to Servicer below shall include any Sub-Servicer engaged by a Servicer or Special Servicer.

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Paying Agent Master Servicer Special Servicer
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Paying Agent Master Servicer Special Servicer
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	N/A
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
Master Servicer Special Servicer Custodian (as applicable)
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
Paying Agent Master Servicer Special Servicer
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Paying Agent
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
Master Servicer Special Servicer Trustee
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
Paying Agent Master Servicer Special Servicer
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Exchange Act.
Paying Agent Master Servicer Special Servicer

Exhibit AA-1

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Paying Agent Master Servicer Special Servicer
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Paying Agent Master Servicer Special Servicer
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Reporting Servicer.
Paying Agent Senior Trust Advisor
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Paying Agent
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Paying Agent
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Paying Agent
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Custodian Master Servicer Special Servicer
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	Custodian
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Trustee Master Servicer Special Servicer
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
Master Servicer Special Servicer
1122(d)(4)(v)	The Reporting Servicer’s records regarding the mortgage loans agree with the Reporting Servicer’s records with respect to an obligor’s unpaid principal balance.	Master Servicer
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
Master Servicer Special Servicer
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
Special Servicer Senior Trust Advisor

Exhibit AA-2

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
Master Servicer Special Servicer
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Master Servicer
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts):  (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
Master Servicer
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
Master Servicer
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
Master Servicer
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
Master Servicer
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Master Servicer
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	N/A

At all times that the Paying Agent and the Trustee are the same entity, the Paying Agent and Trustee may provide a combined assessment of compliance in respect of their combined responsibilities under Section 1122 of Regulation AB.

Exhibit AA-3

EXHIBIT BB

ADDITIONAL FORM 10-D DISCLOSURE

The parties identified in the “Party Responsible” column are obligated pursuant to Section 11.04 of the Pooling and Servicing Agreement to disclose to the Depositor and the Paying Agent any information described in the corresponding Form 10-D Item described in the “Item on Form 10-D” column to the extent such party has knowledge (and in the case of net operating income information, financial statements, annual operating statements, budgets and/or rent rolls required to be provided in connection with Item 6 below, possession) of such information (other than information as to itself).  Each of the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to rely on the accuracy of the Prospectus Supplement (other than information with respect to itself that is set forth in or omitted from the Prospectus Supplement), in the absence of specific notice to the contrary from the Depositor or a Mortgage Loan Seller.  Each of the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no “significant obligor” other than a party or property identified as such in the Prospectus Supplement and to assume that no other party or property will constitute a “significant obligor” after the Cut-off Date.  In no event shall the Master Servicer or the Special Servicer be required to provide any information for inclusion in a Form 10-D that relates to any Mortgage Loan for which the Master Servicer or the Special Servicer is not the Master Servicer or the Special Servicer, as the case may be.  For this Series 2011-C5 Pooling and Servicing Agreement, each of the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB.

Item on Form 10-D	Party Responsible
Item 1A: Distribution and Pool Performance Information: • Item 1121(a)(13) of Regulation AB	• Paying Agent
Item 1B: Distribution and Pool Performance Information: • Item 1121(a)(14) of Regulation AB	• Paying Agent • Depositor
Item 2: Legal Proceedings: • Item 1117 of Regulation AB (it being acknowledged that such Item 1117 requires disclosure only of proceedings described therein that are material to security holders)	• Master Servicer (as to itself) • Special Servicer (as to itself) • Paying Agent (as to itself) • Trustee (as to itself)

Exhibit BB-1

•  Depositor (as to itself)

•  Senior Trust Advisor (as to itself)

•  Any other Reporting Servicer (as to itself)

•  Trustee/Paying Agent/Master Servicer/Depositor/Special Servicer as to the Trust (whichever of them is in principal control of the proceedings)

•  Each Mortgage Loan Seller as sponsor (as defined in Regulation AB)

•  Originators under Item 1110 of Regulation AB

•  Party under Item 1100(d)(1) of Regulation AB

Item 3: Sale of Securities and Use of Proceeds	• Depositor
Item 4: Defaults Upon Senior Securities	• Paying Agent • Trustee
Item 5: Submission of Matters to a Vote of Security Holders	• Paying Agent • Trustee
Item 6:  Significant Obligors of Pool Assets:

•  Item 1112(b) of Regulation AB provided, however, that all of the following conditions shall apply:

(a) information shall be required to be reported only with respect to a party or property (if any) identified as a “significant obligor” in the Prospectus Supplement;

(b) the information to be reported shall consist of such quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property or REO Property (as applicable), and quarterly and annual financial statements of the related Borrower (except in the case of an REO Property), received or prepared by the “Party
• Master Servicer (excluding information for which the Special Servicer is the “Party Responsible”) • Special Servicer (as to REO Properties)

Exhibit BB-2

Responsible” pursuant to its obligations under Section 3.12(b) of this Pooling and Servicing Agreement; provided, however, that for a significant obligor under item 1101(k)(2) of Regulation AB, only net operating income for the most recent fiscal year and interim period is required and, if such information for a prior period was required but not previously reported, such information for such prior period; and

(c) the information shall be reportable in the Form 10-D that relates to the Distribution Date that immediately follows the Collection Period in which the information was received or prepared by the “Party Responsible” as described in clause (b) above.

Item 7: Significant Enhancement Provider Information: • Item 1114(b)(2) and Item 1115(b) of Regulation AB	• Depositor
Item 8:  Other Information, but only to the extent of any information that meets all the following conditions:  (a) such information constitutes “Additional Form 8-K Disclosure” pursuant to Exhibit DD, (b) such information is required to be reported as “Additional Form 8-K Disclosure” during the period to which the Form 10-D relates, and (c) such information was not previously reported as “Additional Form 8-K Disclosure”.
• Paying Agent, Trustee, Master Servicer and/or Special Servicer, in each case to the extent that such party is the “Party Responsible” with respect to such information pursuant to Exhibit DD.
Item 9: Exhibits (no. 3): Articles of incorporation and by-laws (Exhibit No. 3(i) and 3(ii) of Item 601 of Regulation S-K)	• Depositor
Item 9: Exhibits (no. 4): With respect to instruments defining the rights of security holders (Exhibit No. 4 of Item 601 of Regulation S-K)	• Trustee • Paying Agent · Depositor provided, in each case, that this shall in no event be construed to make such party responsible for the

Exhibit BB-3

initial filing of this Pooling and Servicing Agreement
provided further, in each case, that in the event any reportable agreement is executed by the Depositor and the Trustee or Paying Agent, then the Depositor shall be the responsible party.

Item 9: Exhibits (no. 10): Material contracts (Exhibit No. 10 of Item 601 of Regulation S-K)
•  Paying Agent, Trustee, Master Servicer and/or Special Servicer, in each case to the extent of any contract that satisfies all the following conditions:  (a) such contract relates to the Trust or one or more Mortgage Loans or REO Mortgage Loans, and (b) such contract is a contract to which such party (or a subcontractor or vendor engaged by such party) is a party or that such party (or a subcontractor or vendor engaged by such party) has caused to have been executed on behalf of the Trust.

Item 9:  Exhibits (no. 22):

Published Report Regarding Matters Submitted to a Vote of Security Holders (Exhibit No. 22 of Item 601 of Regulation S-K), but only if the party that is the “Party Responsible”  with respect to Item 5 above elects to publish a report containing the information required by such Item 5 above and also elects to report the information on Form 10-D by means of filing the published report and answering Item 5 by referencing the published report.
• The applicable party that is the “Party Responsible” with respect to Item 5 as set forth above.
Item 9:  Exhibits (no. 23):

Consents of Experts and Counsel (Exhibit No. 23(ii) of Item 601 of Regulation S-K), where the filing of a written consent is required with respect to material (in the Form 10-D) that is incorporated by reference in the Depositor’s registration statement.
• Depositor
Item 9:  Exhibits (no. 24)

Power of Attorney (Exhibit No. 24 of Item 601 of Regulation S-K), but only if the name of any party signing the Form 10-D, or the name of any officer signing the Form 10-D on behalf of a party, is signed pursuant to a
• Trustee

Exhibit BB-4

power of attorney.
Item 9: Exhibits (no. 99) Additional exhibits (Exhibit No. 99 of Item 601 of Regulation S-K)	• Not Applicable.
Item 9: Exhibits (no. 100) XBRL-Related Documents (Exhibit No. 100 of Item 601 of Regulation S-K).	• Not Applicable.
Item 9:  Exhibits (By Operation of Item 8 Above), but only to the extent of any document that meets all the following conditions:  (a) such document constitutes “Additional Form 8-K Disclosure” pursuant to Item 9.01(d) of Exhibit DD, (b) such document is required to be reported as “Additional Form 8-K Disclosure” during the period to which the Form 10-D relates, and (c) such document was not previously reported as “Additional Form 8-K Disclosure”.

•  Paying Agent, Depositor and Trustee, in each case only to the extent that such party is the “Party Responsible” for the exhibit pursuant to Item 9(d) of Exhibit DD (it being acknowledged that none of the Master Servicer or the Special Servicer constitutes a “Party Responsible” under Exhibit DD with respect to any exhibits to a Form 10-K); provided, in each case, that in the event any reportable agreement is executed by the Depositor and the Trustee or Paying Agent, then the Depositor shall be the responsible party for this Item 9.

Exhibit BB-5

EXHIBIT CC

ADDITIONAL FORM 10-K DISCLOSURE

The parties identified in the “Party Responsible” column are obligated pursuant to Section 11.05 of the Pooling and Servicing Agreement to disclose to the Depositor and the Paying Agent any information described in the corresponding Form 10-K Item described in the “Item on Form 10-K” column to the extent such party has knowledge (and in the case of net operating income information, financial statements, annual operating statements, budgets and/or rent rolls required to be provided in connection with 1112(b) below, possession) of such information (other than information as to itself).  Each of the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to rely on the accuracy of the Prospectus Supplement (other than information with respect to itself that is set forth in or omitted from the Prospectus Supplement), in the absence of specific notice to the contrary from the Depositor or a Mortgage Loan Seller.  Each of the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no “significant obligor” other than a party or property identified as such in the Prospectus Supplement and to assume that no other party or property will constitute a “significant obligor” after the Cut-off Date.  In no event shall the Master Servicer or the Special Servicer be required to provide any information for inclusion in a Form 10-K that relates to any Mortgage Loan for which the Master Servicer or the Special Servicer is not the applicable Master Servicer or Special Servicer, as the case may be.  For this Series 2011-C5 Pooling and Servicing Agreement, each of the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB.

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	• Depositor
Item 9B:  Other Information, but only to the extent of any information that meets all the following conditions:

(a) such information constitutes “Additional Form 8-K Disclosure” pursuant to Exhibit DD,

(b) such information is required to be reported as “Additional Form 8-K Disclosure” during the period to which the Form 10-K relates, and

(c) such information was not previously reported as “Additional Form 8-K Disclosure” or as “Additional Form 10-D
• Paying Agent, Trustee, Master Servicer and/or Special Servicer, in each case to the extent that such party is the “Party Responsible” with respect to such information pursuant to Exhibit DD.

Exhibit CC-1

Disclosure”
Item 15: Exhibits, Financial Statement Schedules (SEE BELOW)	SEE BELOW
Instruction J(2)(b) (Significant Obligors of Pool Assets) – Part 1 of 3 Parts:

•  Item 1112(b) of Regulation AB, but only to the extent that (i) such information was required to have been set forth in the Prospectus Supplement, (ii) such information was not so set forth and (iii) the applicable Master Servicer has not previously reported such information as “Additional Form 10-D Information”.

• The applicable Mortgage Loan Seller.
Instruction J(2)(b) (Significant Obligors of Pool Assets) – Part 2 of 3 Parts:

•  Item 1112(b) of Regulation AB, but only to the extent that (i) such information was set forth in the Prospectus Supplement and (ii) the applicable Master Servicer has not previously reported such information or updated versions thereof as “Additional Form 10-D Information”.

• The Depositor
Instruction J(2)(b) (Significant Obligors of Pool Assets) – Part 3 of 3 Parts:

•  Item 1112(b) of Regulation AB; provided, however, that all of the following conditions shall apply:

(a) information shall be required to be reported only with respect to a party or property (if any) identified as a “significant obligor” in the Prospectus Supplement;

(b) the information to be reported shall consist of such quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property or REO Property (as applicable), and quarterly and
• Master Servicer (excluding information for which the Special Servicer is the “Party Responsible”) • Special Servicer (as to REO Properties)

Exhibit CC-2

annual financial statements of the related Borrower (except in the case of an REO Property), received or prepared by the “Party Responsible” pursuant to its obligations under Section 3.12(b) of this Pooling and Servicing Agreement; provided, however, that for a significant obligor described under item 1101(k)(2) of Regulation AB, only net operating income for the most recent fiscal year and interim period is required and, if such information for a prior period was required but not previously reported, such information for such prior period; and

(c) the information shall be reportable only to the extent that is has not previously been reported as “Additional Form 10-D Information”.

Instruction J(2)(c) (Significant Enhancement Provider Information): • Items 1114(b)(2) and 1115(b) of Regulation AB	• Depositor
Instruction J(2)(d) (Legal Proceedings):

•  Item 1117 of Regulation AB (it being acknowledged that such Item 1117 requires disclosure only of proceedings described therein that are material to security holders)

•  Master Servicer (as to itself)

•  Special Servicer (as to itself)

•  Paying Agent (as to itself)

•  Trustee (as to itself)

•  Depositor (as to itself)

•  Trustee/Paying Agent /Master Servicer/Depositor/Special Servicer as to the Trust (whichever of them is in principal control of the proceedings)

•  Each Mortgage Loan Seller as sponsor (as defined in Regulation AB)

•  Originators under Item 1110 of Regulation AB

Exhibit CC-3

• Party under Item 1100(d)(1) of Regulation A
Instruction J(2)(e) (Affiliations and Certain Relationships and Related Transactions) – Part 1 of 2 Parts:

1119(a) of Regulation AB,

but only the existence and (if existent) how there is (that is, the nature of) any affiliation between itself (that is, the particular “Party Responsible”), on the one hand, and any one or more of the following, on the other:  (1) the Depositor, (2) any Mortgage Loan Seller, (3) the Trust and (4) any other party listed under this item as a “Party Responsible”; provided, however, that an affiliation need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the Prospectus Supplement or if it was previously reported as “Additional Form 10-K Disclosure”.

and

•  1119(b) of Regulation AB,

but only the existence and (if existent) the general character of any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party (apart from the Series 201[_]-[_] transaction) between itself (that is, the particular “Party Responsible”) or any of  its affiliates, on the one hand, and any one or more of the following, on the other:  (1) the Depositor, (2) any Mortgage Loan Seller, and (3) the Trust; provided, however, that a relationship, agreement, arrangement, transaction or understanding (A) must be reported only if it then exists or existed within the two prior years, (B) need not be reported if it is not material to an investor’s

•  Master Servicer
•  Special Servicer
•  Paying Agent
•  Trustee
•  Each party (other than a Mortgage Loan Seller), if any, that is identified in the Prospectus Supplement as an “originator” of one or more Mortgage Loans, if the Prospectus Supplement specifically states that the applicable Mortgage Loans were 10% or more of the assets of the Trust at the date of the Prospectus Supplement (provided that such a party shall no longer constitute a “Party Responsible” under this item from and after the date (if any) when the Depositor notifies the parties to this Agreement to the effect that such party no longer constitutes an originator of 10% or more of the assets of the Trust).
•  Each party (other than a Mortgage Loan Seller), if any, that is specifically identified as an “originator of 10% or more of the assets of the Trust for purposes of Regulation AB and the upcoming Form 10-K” in a written notice delivered to the parties to this Pooling and Servicing Agreement, which notice is delivered not later than February 15 of the year in which the Form 10-K is due.
•  Each party (if any) that is identified in the Prospectus Supplement as an “other material party to the securities or transaction” (or substantially similar phrasing); provided, however, that such a party shall no longer constitute a “Party Responsible” under this item from and after the date (if any) when the Depositor notifies the parties to this Agreement to the effect that such party no longer constitutes a material party for purposes of Regulation AB.
•  Each party (if any) that that is specifically identified as an “other material party to the securities or transaction for purposes of Regulation AB and the upcoming Form 10-K” (or substantially similar phrasing) in a

Exhibit CC-4

understanding of the Certificates and (C) need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the Prospectus Supplement or if it was previously reported as “Additional Form 10-K Disclosure”.

and

•  1119(c) of Regulation AB,

but only the existence and (if existent) a description (including the terms and approximate dollar amount) of any specific relationship involving or related to the Series 201[_]-[_] transaction or the Mortgage Loans between itself (that is, the particular “Party Responsible”) or any of  its affiliates, on the one hand, and any one or more of the following, on the other:  (1) the Depositor, (2) any Mortgage Loan Seller, and (3) the Trust; provided, however, that a relationship (A) must be reported only if it then exists or existed within the two prior years, (B) need not be reported if it is not material to an investor’s understanding of the Certificates and (C) need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the Prospectus Supplement or if it was previously reported as “Additional Form 10-K Disclosure”.

written notice delivered by the Depositor to the parties to this Pooling and Servicing Agreement, which notice is delivered not later than February 15 of the year in which the Form 10-K is due.
Instruction J(2)(e) (Affiliations and Certain Relationships and Related Transactions) – Part 2 of 2 Parts:

1119(a) of Regulation AB,

But only the existence and (if existent) how there is any affiliation between itself (that is, the particular “Party Responsible”), on the one hand, and any one or more of the parties listed under the preceding item as a “Party Responsible”, on the other; provided, however, that an affiliation need not be disclosed for purposes of the applicable Form
• The Depositor • Each Mortgage Loan Seller

Exhibit CC-5

10-K if it was disclosed in the Prospectus Supplement or if it was previously reported as “Additional Form 10-K Disclosure”.

and

•  1119(b) of Regulation AB,

but only the existence and (if existent) the general character of any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party (apart from the Series 201[_]-[_] transaction) between itself (that is, the particular “Party Responsible”), on the one hand, and any one or more of the parties listed under the preceding item as a “Party Responsible”, on the other;  provided, however, that a relationship, agreement, arrangement, transaction or understanding (A) must be reported only if it then exists or existed within the two prior years, (B) need not be reported if it is not material to an investor’s understanding of the Certificates and (C) need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the Prospectus Supplement or if it was previously reported as “Additional Form 10-K Disclosure”.

and

•  1119(c) of Regulation AB,

but only the existence and (if existent) a description (including the terms and approximate dollar amount) of any specific relationship involving or related to the Series 201[_]-[_] transaction or the Mortgage Loans between itself (that is, the particular “Party Responsible”) or any of  its affiliates, on the one hand, and any one or more of the parties listed under the preceding item as a “Party

Exhibit CC-6

Responsible”, on the other; provided, however, that a relationship (A) must be reported only if it then exists or existed within the two prior years, (B) need not be reported if it is not material to an investor’s understanding of the Certificates and (C) need not be disclosed for purposes of the applicable Form 10-K if it was disclosed in the Prospectus Supplement or if it was previously reported as “Additional Form 10-K Disclosure”.

Item 15: Exhibits (no. 2): Plan of acquisition, reorganization, arrangement, liquidation or succession (Exhibit No. 2 of Item 601 of Regulation S-K)	• Depositor
Item 15: Exhibits (no. 3): Articles of incorporation and by-laws (Exhibit No. 3(i) and 3(ii) of Item 601 of Regulation S-K)	• Depositor
Item 15: Exhibits (no. 4): With respect to instruments defining the rights of security holders (Exhibit No. 4 of Item 601 of Regulation S-K)
•  Trustee
•  Paying Agent
·  Depositor

provided, in each case, that this shall in no event be construed to make such party responsible for the initial filing of this Pooling and Servicing Agreement provided further, in each case, that in the event any reportable agreement is executed by the Depositor and the Trustee or Paying Agent, then the Depositor shall be the responsible party.

Item 15: Exhibits (no. 10): Material contracts (Exhibit No. 10 of Item 601 of Regulation S-K)
•  Paying Agent, Trustee, Master Servicer and/or Special Servicer, in each case to the extent of any contract that satisfies all the following conditions:  (a) such contract relates to the Trust or one or more Mortgage Loans or REO Mortgage Loans, and (b) such contract is a contract to which such party (or a subcontractor or vendor engaged by such party) is a party or that such party (or a subcontractor or vendor engaged by such party) has caused to have been executed on behalf of the Trust.

Exhibit CC-7

Item 15: Exhibits (no. 11): Statement regarding computation of per share earnings (Exhibit No. 11 of Item 601 of Regulation S-K)	• Not Applicable
Item 15: Exhibits (no. 12): Statement regarding computation of ratios (Exhibit No. 12 of Item 601 of Regulation S-K)	• Not Applicable.
Item 15: Exhibits (no. 13): Annual report to security holders, Form 10-Q and Form 10-QSB, or quarterly report to security holders (Exhibit No. 13 of Item 601 of Regulation S-K)	• Not Applicable
Item 15: Exhibits (no. 14): Code of Ethics (Exhibit No. 14 of Item 601 of Regulation S-K)	• Not Applicable.
Item 15: Exhibits (no. 16): Letter re change in certifying accountant (Exhibit No. 16 of Item 601 of Regulation S-K)	• Not Applicable
Item 15: Exhibits (no. 18): Letter re change in accounting principles (Exhibit No. 18 of Item 601 of Regulation S-K)	• Not Applicable.
Item 15: Exhibits (no. 21): Subsidiaries of registrant (Exhibit No. 18 of Item 601 of Regulation S-K)	• Depositor.
Item 15: Exhibits (no. 22): Published Report Regarding Matters Submitted to a Vote of Security Holders (Exhibit No. 22 of Item 601 of Regulation S-K).	• Not applicable.
Item 15: Exhibits (no. 23) – Part 1 of 2 Parts: Consents of Experts and Counsel (Exhibit No. 23(ii) of Item 601 of Regulation S-K), where (a) the filing of a written consent is	• Depositor

Exhibit CC-8

required with respect to material (in the Form 10-D) that is incorporated by reference in the Depositor’s registration statement and (b) the consent is not the consent of a registered public accounting firm in connection with an attestation delivered pursuant to Section 11.13 of this Pooling and Servicing Agreement.

Item 15:  Exhibits (no. 23) – Part 2 of 2 Parts:

Consents of Experts and Counsel (Exhibit No. 23(ii) of Item 601 of Regulation S-K), but the required shall consist of a consent of the registered public accounting firm for purposes of any attestation report rendered with respect to the particular “Party Responsible” pursuant to Section 11.13 of this Pooling and Servicing Agreement.

•  Master Servicer
•  Special Servicer
•  Trustee
•  Depositor
•  Any other Servicing Function Participant

provided, however, in each case, that such party shall have the duty to report or deliver, or cause the reporting or delivery, of such consent only to the extent that such party is required to deliver or cause the delivery of the related attestation report.

Item 15:  Exhibits (no. 24)

Power of Attorney (Exhibit No. 24 of Item 601 of Regulation S-K), but only if the name of any party signing the Form 10-D, or the name of any officer signing the Form 10-D on behalf of a party, is signed pursuant to a power of attorney.
• Trustee
Item 15: Exhibits (no. 31(i)) Rule 13a-14(a)/15d-14(a) Certifications (Exhibit No. 31(i) of Item 601 of Regulation S-K).	• Not Applicable
Item 15: Exhibits (no. 31(ii)) Rule 13a-14(d)/15d-14(d) Certifications (Exhibit No. 31(ii) of Item 601 of Regulation S-K).	• Delivery of this exhibit (Sarbanes-Oxley certification and backup certifications) is governed by Section 11.08 (and Section 11.07) of this Pooling and Servicing Agreement.
Item 15: Exhibits (no. 32) Section 1350 Certifications (Exhibit No. 32 of Item 601 of Regulation S-K).	• Not Applicable.
Item 15: Exhibits (no. 33) Report on assessment of compliance with servicing criteria for asset-backed securities (Exhibit No. 33 of Item 601 of Regulation S-	• Delivery of this exhibit (annual compliance assessment) is governed by Section 11.12 (and Section 11.07) of this Pooling and Servicing Agreement.

Exhibit CC-9

K).
Item 15: Exhibits (no. 34) Attestation report on assessment of compliance with servicing criteria for asset-backed securities (Exhibit No. 34 of Item 601 of Regulation S-K).	• Delivery of this exhibit (annual accountants’ attestation report) is governed by Section 11.13 (and Section 11.07) of this Pooling and Servicing Agreement.
Item 15: Exhibits (no. 35) Servicer compliance statement (Exhibit No. 35 of Item 601 of Regulation S-K).	• Delivery of this exhibit (annual servicer compliance statements) is governed by Section 11.10 (and Section 11.07) of this Pooling and Servicing Agreement.
Item 15: Exhibits (no. 99) Additional exhibits (Exhibit No. 99 of Item 601 of Regulation S-K)	• Not Applicable.
Item 15: Exhibits (no. 100) XBRL-Related Documents (Exhibit No. 100 of Item 601 of Regulation S-K).	• Not Applicable.
Item 15:  Exhibits (By Operation of Item 9B Above), but only to the extent of any document that meets all the following conditions:  (a) such document constitutes “Additional Form 8-K Disclosure” pursuant to Item 9.01(d) of Exhibit DD, (b) such document is required to be reported as “Additional Form 8-K Disclosure” during the period to which the Form 10-K relates, and (c) such document was not previously reported as “Additional Form 8-K Disclosure”.

•  Paying Agent, Depositor and Trustee, in each case only to the extent that such party is the “Party Responsible” for the exhibit pursuant to Item 9(d) of Exhibit DD (it being acknowledged that none of the Master Servicer or the Special Servicer constitutes a “Party Responsible” under Exhibit DD with respect to any exhibits to a Form 10-K).

Exhibit CC-10

EXHIBIT DD

FORM 8-K DISCLOSURE INFORMATION

The parties identified in the “Party Responsible” column are obligated pursuant to Section 11.07 of the Pooling and Servicing Agreement to report to the Depositor and the Paying Agent the occurrence of any event described in the corresponding Form 8-K Item described in the “Item on Form 8-K” column to the extent such party has knowledge of such information (other than information as to itself).  Each of the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to rely on the accuracy of the Prospectus Supplement (other than information with respect to itself that is set forth in or omitted from the Prospectus Supplement), in the absence of specific notice to the contrary from the Depositor or a Mortgage Loan Seller.  Each of the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no “significant obligor” other than a party or property identified as such in the Prospectus Supplement and to assume that no other party or property will constitute a “significant obligor” after the Cut-off Date.  In no event shall the Master Servicer or the Special Servicer be required to provide any information for inclusion in a Form 8-K that relates to any Mortgage Loan for which the Master Servicer or the Special Servicer is not the applicable Master Servicer or Special Servicer, as the case may be.  For this Series 2011-C5 Pooling and Servicing Agreement, each of the Paying Agent, the Trustee, the Master Servicer and the Special Servicer (in its capacity as such) shall be entitled to assume that there is no provider of credit enhancement, liquidity or derivative instruments within the meaning of Items 1114 or 1115 of Regulation AB.

Item on Form 8-K	Party Responsible
Item 1.01: Entry into a Material Definitive Agreement
•  Depositor, except as described in the next bullet (it being acknowledged that Item 601 of Regulation S-K requires filing of material contracts to which the registrant or a subsidiary thereof is a party).

•  Paying Agent, Trustee, Master Servicer and/or Special Servicer (it being acknowledged that Instruction 3 to Item 1.01 of Form 8-K requires disclosure regarding the entry into or an amendment of a definitive agreement that is material to the asset-backed securities transaction, even if the registrant is not a party to such agreement), in each case to the extent of any amendment or definitive agreement that satisfies all the following conditions:  (a) such

Exhibit DD-1

amendment or definitive agreement relates to the Trust or one or more Mortgage Loans or REO Mortgage Loans, and (b) such amendment or definitive agreement is a amendment or definitive agreement to which such party (or a subcontractor or vendor engaged by such party) is a party or that such party (or a subcontractor or vendor engaged by such party) has caused to have been executed on behalf of the Trust; provided, however, that the Paying Agent shall be the “Party Responsible” in connection with any amendment to this Pooling and Servicing Agreement.

Item 1.02: Termination of a Material Definitive Agreement– Part 1 of 2 Parts
•  Paying Agent, Trustee, Master Servicer and/or Special Servicer, in each case to the extent of any contract that satisfies all the following conditions:  (a) such contract relates to the Trust or one or more Mortgage Loans or REO Mortgage Loans, and (b) such contract is a contract to which such party (or a subcontractor or vendor engaged by such party) is a party or that such party (or a subcontractor or vendor engaged by such party) has caused to have been executed on behalf of the Trust; provided, however, that the Paying Agent shall be the “Party Responsible” in connection with any amendment to this Pooling and Servicing Agreement.

Item 1.02: Termination of a Material Definitive Agreement– Part 2 of 2 Parts	• Depositor, to the extent of any material agreement not covered in the prior item
Item 1.03: Bankruptcy or Receivership	• Depositor
Item 2.04: Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	• Depositor • Paying Agent
Item 3.03: Material Modification to Rights of Security Holders	• Paying Agent • Trustee
Item 5.03: Amendments of Articles of	• Depositor

Exhibit DD-2

Incorporation or Bylaws; Change of Fiscal Year
Item 6.01: ABS Informational and Computational Material	• Depositor
Item 6.02 (Part 1 of 3 Parts): Change of Servicer or Trustee, but only to the extent related to a change in trustee	• Trustee • Depositor
Item 6.02 (Part 2 of 3 Parts): Change of Servicer or Trustee, but only to the extent related to a change in Master Servicer or Special Servicer	• Paying Agent • Master Servicer or Special Servicer, as the case may be (in each case, as to itself)
Item 6.02 (Part 3 of 3 Parts):  Change of Servicer or Trustee , but only to the extent related to a servicer (other than a party to the Pooling and Servicing Agreement) appointed by the particular “Party Responsible”.
• Master Servicer • Special Servicer • Paying Agent • Trustee • Depositor
Item 6.03: Change in Credit Enhancement or External Support	• Depositor • Paying Agent
Item 6.04: Failure to Make a Required Distribution	• Paying Agent
Item 6.05: Securities Act Updating Disclosure	• Depositor
Item 7.01: Regulation FD Disclosure	• Depositor
Item 8.01: Other Events	• Depositor
Item 9.01(d): Exhibits (no. 1): Underwriting agreement (Exhibit No. 1 of Item 601 of Regulation S-K)	• Not applicable
Item 9.01(d): Exhibits (no. 2): Plan of acquisition, reorganization, arrangement, liquidation or succession (Exhibit No. 2 of Item 601 of Regulation S-K)	• Depositor
Item 9.01(d): Exhibits (no. 3): Articles of incorporation and by-laws (Exhibit No. 3(i) and 3(ii) of Item 601 of Regulation S-K)	• Depositor
Item 9.01(d): Exhibits (no. 4): With respect to instruments defining the rights of security holders (Exhibit No. 4 of Item 601 of Regulation S-K)	• Trustee • Paying Agent provided, in each case, that this shall in no event be construed to make such party responsible for the initial filing of this

Exhibit DD-3

Pooling and Servicing Agreement
Item 9.01(d):  Exhibits (no. 7):

Correspondence from an independent accountant regarding non-reliance on a previously issued audit report or completed interim review. (Exhibit No. 7 of Item 601 of Regulation S-K)
• Not Applicable
Item 9.01(d): Exhibits (no. 14): Code of Ethics (Exhibit No. 14 of Item 601 of Regulation S-K)	• Not Applicable
Item 9.01(d): Exhibits (no. 16): Letter re change in certifying accountant (Exhibit No. 16 of Item 601 of Regulation S-K)	• Not Applicable
Item 9.01(d): Exhibits (no. 17): Correspondence on departure of director (Exhibit No. 17 of Item 601 of Regulation S-K)	• Not Applicable
Item 9.01(d): Exhibits (no. 20): Other documents or statements to security holders (Exhibit No. 20 of Item 601 of Regulation S-K)	• Not Applicable
Item 9.01(d):  Exhibits (no. 23):

Consents of Experts and Counsel (Exhibit No. 23(ii) of Item 601 of Regulation S-K), where the filing of a written consent is required with respect to material (in the Form 10-D) that is incorporated by reference in the Depositor’s registration statement.
• Depositor
Item 9.01(d):  Exhibits (no. 24)

Power of Attorney (Exhibit No. 24 of Item 601 of Regulation S-K), but only if the name of any party signing the Form 10-D, or the name of any officer signing the Form 10-D on behalf of a party, is signed pursuant to a power of attorney.
• Trustee
Item 15: Exhibits (no. 99) Additional exhibits (Exhibit No. 99 of Item	• Not Applicable.

Exhibit DD-4

601 of Regulation S-K)
Item 15: Exhibits (no. 100) XBRL-Related Documents (Exhibit No. 100 of Item 601 of Regulation S-K).	• Not Applicable.

Exhibit DD-5

EXHIBIT EE

ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA FAX TO [410-715-2380] AND VIA EMAIL TO [cts.sec.notifications@wellsfargo.com] AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW**

Wells Fargo Bank, National Association, as Paying Agent
9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attn:  Corporate Trust Services (CMBS) Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2011-C5—SEC REPORT PROCESSING

RE:  **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section [11.04] [11.05] [11.07] of the Pooling and Servicing Agreement, dated as of September 1, 2011 (the “Pooling and Servicing Agreement”), by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as Depositor (the “Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Paying Agent, Pentalpha Surveillance LLC, as Senior Trust Advisor, the undersigned, as [          ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                       ], phone number:  [         ]; email address:  [                   ].

[NAME OF PARTY], as [role]

By:
Name: Title:

cc:  Depositor

Exhibit EE-1

EXHIBIT FF

SERVICING AND SUBSERVICING AGREEMENTS

Exhibit FF-1

EXHIBIT GG

SERVICING FUNCTION PARTICIPANTS

1. KeyCorp Real Estate Capital Markets, Inc.

Exhibit GG-1

EXHIBIT HH

FORM OF ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5
Commercial Mortgage Pass-Through Certificates
Series 2011-C5 (the “Trust”)

I, [identifying the certifying individual], on behalf of [Midland Loan Services, a Division of PNC Bank, National Association, as master servicer][Torchlight Loan Services, LLC, as special servicer][Wells Fargo Bank, National Association, as trustee and paying agent] (the “Certifying Servicer”), certify to J.P. Morgan Chase Commercial Mortgage Securities Corp. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.
I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities during the preceding calendar year or portion thereof and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

2.
To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout such year or portion thereof.  [To my knowledge, the Certifying Servicer has failed to fulfill the following obligations under the Pooling and Servicing Agreement:  [SPECIFY EACH SUCH FAILURE AND THE NATURE AND STATUS THEREOF]].

Date:

[MIDLAND LOAN SERVICES, A DIVISION OF PNC BANK, NATIONAL ASSOCIATION]
[TORCHLIGHT LOAN SERVICES, LLC]
[WELLS FARGO BANK, NATIONAL ASSOCIATION]

By:
Name:
Title:

Exhibit HH-1

EXHIBIT II

FORM OF REPORT ON ASSESSMENT OF
COMPLIANCE WITH SERVICING CRITERIA

1.
[Name of Reporting Servicer] (the “Reporting Servicer”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 20[__] (the “Reporting Period”), as set forth in Exhibit AA to the Pooling and Servicing Agreement.  The transactions covered by this report include asset-backed securities transactions [for which the Reporting Servicer acted as [a master servicer, special servicer, trustee, paying agent] involving commercial mortgage loans [other than __________________1] (the “Platform”);

2.
The Reporting Servicer has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the “Vendors”) to perform specific, limited or scripted activities, and the Reporting Servicer elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities as set forth on Schedule A;

3.
Except as set forth in paragraph 4 below, the Reporting Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4.
The criteria listed in the column titled “Inapplicable Servicing Criteria” on Schedule A hereto are inapplicable to the Reporting Servicer based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5.
The Reporting Servicer has complied, in all material respects, with the applicable servicing criteria as of December 31, 20[__] and for the Reporting Period with respect to the Platform taken as a whole[, except as described on Schedule B hereto];

6.
The Reporting Servicer has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 20[__] and for the Reporting Period with respect to the Platform taken as a whole[, except as described on Schedule B hereto];

7.
The Reporting Servicer has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 20[__] and for the Reporting Period with respect to the Platform taken as a whole[, except as described on Schedule B hereto]; and

8.	[____], a registered public accounting firm, has issued an attestation report on the Reporting Servicer’s assessment of compliance with the applicable servicing criteria for the Reporting Period.

Exhibit II-1

1 Describe any permissible exclusions, including those permitted under telephone interpretation 17.04 (i.e. transactions registered prior to compliance with Regulation AB, transactions involving an offer and sale of asset-backed securities that were not required to be issued), if applicable.

[Date of Certification]

[NAME OF REPORTING SERVICER]

By:
Name: Title:

Exhibit II-2

SCHEDULE 1

MORTGAGE LOANS WITH ADDITIONAL DEBT

Schedule 1-1

SCHEDULE 2

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

See Annex E to the Prospectus Supplement.

Schedule 2-1